Exhibit 10.31

Execution Version

TERM LOAN CREDIT AND GUARANTY AGREEMENT

dated as of November 1, 2017

among

FAIRMOUNT SANTROL INC.,

as Borrower,

FMSA INC.,

as Holdings,

CERTAIN SUBSIDIARIES OF FAIRMOUNT SANTROL INC.,

as Guarantors,

VARIOUS LENDERS,

BARCLAYS BANK PLC,

as Sole Lead Arranger and Sole Bookrunner,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

and

PNC Capital Markets LLC,

as Syndication Agent and Documentation Agent

$700,000,000 Senior Secured Term Loan

2

3

4

SCHEDULES:	1.01(a)	Term Loan Commitments
	1.01(d)	Notice Addresses
	4.01	Jurisdictions of Organization and Qualification
	4.02	Equity Interests and Ownership
	4.13	Real Estate Assets
	4.16	Material Contracts
	5.18	Post-Closing Date Obligations
	6.01	Certain Indebtedness
	6.02	Certain Liens
	6.06	Certain Investments

EXHIBITS:	A-1	Borrowing Notice
	A-2	Conversion/Continuation Notice
	B	Term Loan Note
	C	Compliance Certificate
	D	[Reserved]
	E	Assignment Agreement
	F	U.S. Tax Compliance Certificate
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Landlord Waiver and Consent Agreement
	L	Intercompany Note
	M	[Reserved]
	N	Form of ABL Intercreditor Agreement

5

TERM LOAN CREDIT AND GUARANTY AGREEMENT

This TERM LOAN CREDIT AND GUARANTY AGREEMENT, dated as of November 1, 2017, is entered into by and among FAIRMOUNT SANTROL INC., a Delaware corporation (the “Borrower”), FMSA INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors, the Lenders party hereto from time to time, BARCLAYS BANK PLC (“Barclays Bank”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”), PNC Capital Markets LLC, as Syndication Agent (together with its permitted successors in such capacity, the “Syndication Agent”), and PNC Capital Markets LLC, as Documentation Agent (together with its permitted successors in such capacity, the “Documentation Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Borrower has requested that the Lenders extend Term Loans, which, on the Closing Date, shall be in an aggregate principal amount of $700,000,000;

WHEREAS, the ABL Borrowers have requested that the ABL Lenders provide ABL Commitments which, on the Closing Date, shall be in an aggregate amount of up to $125,000,000 pursuant to that certain Revolving Credit and Guaranty Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “ABL Loan Agreement”), by and among the ABL Borrowers, the lenders party thereto from time to time and the ABL Agent;

WHEREAS, the Borrower intends to use the proceeds of the Initial Term Loans (as defined below) (i) to refinance certain existing Indebtedness of the Borrower and its subsidiaries (including all Indebtedness under the Borrower’s existing Second Amended and Restated Credit and Guaranty Agreement, dated as of September 5, 2013, as previously amended, supplemented or otherwise modified prior to the date hereof (the “Existing Credit Agreement”)), (ii) to pay the Transaction Costs and (iii) for working capital and general corporate purposes of the Borrower;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the equity interests of each of its Domestic Subsidiaries, all of the equity interests of each of its Foreign Subsidiaries (other than Excluded Foreign Subsidiaries), 66.0% of all of the voting equity interests of each of its Excluded Foreign Subsidiaries and all of the non-voting equity interests of each of its Excluded Foreign Subsidiaries; and

WHEREAS, the Guarantors have agreed to guarantee the Obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the equity interests of each of their respective Domestic Subsidiaries (including a pledge by Holdings of all of its interests in the Borrower), all of the equity interests of each of their Foreign Subsidiaries (other than Excluded Foreign Subsidiaries), 66.0% of all of the voting equity interests of each of their respective Excluded Foreign Subsidiaries and all of the non-voting equity interests of each of their respective Excluded Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“ABL Agent” means the agent under the ABL Loan Agreement and related collateral documents, and any successor or new collateral agent thereunder. As of the Closing Date, PNC Bank, National Association is the ABL Agent.

“ABL Borrowers” means “Borrowers” as defined in the ABL Loan Agreement as in effect on the date hereof.

“ABL Commitments” means the “Commitments” as defined in the ABL Loan Agreement as in effect on the date hereof.

“ABL Documents” means “Loan Documents” as defined in the ABL Loan Agreement as in effect on the date hereof.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement substantially in the form attached hereto as Exhibit N, dated as of the date hereof, among the Collateral Agent and PNC Bank, National Association.

“ABL Lenders” means the lenders, from time to time, party to the ABL Loan Agreement.

“ABL Loan Agreement” has the meaning specified in the preamble hereto.

“ABL Loans” means “Loans” as defined in the ABL Loan Agreement as in effect on the date hereof.

“ABL Priority Collateral” has the meaning specified in the ABL Intercreditor Agreement.

“Adjusted Eurodollar Rate” means, for any Interest Period as to any Eurodollar Rate Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Adjusted Eurodollar Rate will be deemed to be zero.

Each calculation by the Administrative Agent of Adjusted Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, the Adjusted Eurodollar Rate with respect to Initial Term Loans will be deemed not to be less than 1.00% per annum.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” has the meaning set forth in Section 2.18(b).

“Affected Loans” has the meaning set forth in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, that no Agent or Lender shall be deemed to be an Affiliate of any Loan Party.

“Agent” means each of the Administrative Agent, the Syndication Agent, the Collateral Agent and the Documentation Agent.

“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).

“Aggregate Amounts Due” has the meaning set forth in Section 2.17.

“Aggregate Payments” has the meaning set forth in Section 7.02.

“Agreement” means this Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.24.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount (“OID”), upfront fees or Adjusted Eurodollar Rate or Base Rate “floor”; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include prepayment premiums, customary arrangement fees, syndication and commitment fees or other fees not generally paid to the providers of such Indebtedness.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.

“Applicable Margin” means for any day, with respect to (a) Term Loans that are Eurodollar Rate Loans, 6.00% per annum and (b) Term Loans that are Base Rate Loans, 5.00% per annum.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 10.01(b).

“Arranger” means Barclays Bank in its capacity as sole lead arranger.

“Asset Sale” means a sale, sale and leaseback, assignment, transfer or other disposition to, or any exchange of property with (or any lease or sub-lease (as lessor or sublessor) or exclusive license (as licensor or sublicensor) having substantially the same effect as any of the foregoing), any Person (other than the Borrower or any Wholly-Owned Subsidiary Guarantor), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) dispositions of Cash and Cash Equivalents in the ordinary course of business and (iii) sales, leases or licenses out of other assets for aggregate consideration of less than $15,000,000 with respect to any transaction or series of related transactions.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Assignment Effective Date” has the meaning set forth in Section 10.06(b).

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease, the amount of Indebtedness represented thereby will be determined in accordance with GAAP.

“Available Amount” means, as of any date, the sum, without duplication, of: (i) the aggregate cumulative amount of any Consolidated Excess Cash Flow to the extent not otherwise required to be applied pursuant to Section 2.14(e), beginning with the Fiscal Year ending December 31, 2017, (ii) the net cash proceeds received after the Closing Date and on or prior to the date of such determination of the Available Amount, of any sale of Equity Interests by, or capital contribution to, the Borrower (which, in the case of any such sale of Equity Interests is not Disqualified Equity Interests, are not issued in connection with the Transactions, used to make Capital Expenditures or consummate Permitted Acquisitions) and (iii) an amount equal to any returns (including dividends, interest, distributions, returns on principal, profits on sale, repayments, income and similar amounts) actually received in cash and Cash Equivalents by any Loan Party in respect of any Investments made pursuant to Section 6.06(j), less, the sum of any Available Amount used to make (w) Restricted Junior Payments pursuant to Section 6.04(f), (x) Investments permitted by Section 6.06(m), (y) Permitted Acquisitions pursuant to Section 6.08(f) and (z) below par purchases of Term Loans in accordance with Section 2.13(c).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Barclays Bank” has the meaning specified in the preamble hereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1.00%, (iii) 2.00% and (iv) the Adjusted Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month Interest Period plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Lender and Lender Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Big Boy Letter” means a letter from a Lender acknowledging that (1) an assignee may have Excluded Information, (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Loans to such assignee pursuant to Section 10.06(c)(iv) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such assignee, Holdings, the Borrower and the Subsidiaries of the Borrower with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunner” means Barclays Bank, in its capacity as the sole bookrunner.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing Notice” means a notice substantially in the form of Exhibit A-1.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means for any period, the aggregate of all expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries; provided, that Capital Expenditures shall not include any expenditures which constitute a Permitted Acquisition permitted under Section 6.06 or Section 6.08. For the avoidance of doubt, Capital Expenditures shall include, without limitation, payments with respect to mineral interests (including, without limitation, payments with respect to leasehold interests therein).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the Closing Date, be considered a “Capital Lease” as a result of any changes in GAAP subsequent to the Closing Date.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) certificates of deposit, time deposits or bankers’ acceptances maturing within six (6) months after such date and issued or accepted by any Lender or by any commercial bank organized under or licensed by the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 and (c) has a rating of at least AA- from S&P and Aa3 from Moody’s; (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $2,000,000,000 and (c) has the highest rating obtainable from either S&P or Moody’s; and (v) in the case of Foreign Subsidiaries, Investments made locally of a type comparable to those described in clauses (i) through (iv) of this definition.

“Cash Management Account” has the meaning set forth in Section 5.15(a).

“Cash Management Bank” has the meaning set forth in Section 5.15(a).

“Change in Law” has the meaning set forth in Section 2.19(a).

“Change of Control” means, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Investors (a)(x) shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting interests in the Equity Interests of FML Holdings and (y) shall have acquired beneficial ownership or control of voting interests in the Equity Interests of FML Holdings in excess of those interests owned and controlled by the Permitted Investors at such time or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of FML Holdings; (ii) FML Holdings shall cease to beneficially own and control, free and clear of all Liens (other than any inchoate tax liens and Liens in favor of the Collateral Agent for the benefit of Secured Parties), directly or indirectly, 100.0% on a fully diluted basis of the economic and voting interest in the Equity Interests of the Borrower; or (iii) any “change of control” (or similar event, however denominated) shall occur under and as defined in the ABL Loan Agreement or any other indenture or agreement in respect of Material Indebtedness, to which Holdings or any of its Subsidiaries is a party.

“China Joint Venture” means Santrol (Yixing) Proppant Co., Ltd., a Chinese company.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Initial Term Loan Exposure, (b) Lenders having Incremental Term Loan Exposure of each applicable Series and (c) Lenders having Extended Term Loan Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Initial Term Loans, (b) each Series of Incremental Term Loans and (c) Extended Term Loans.

“Closing Date” means November 1, 2017.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” means, as of the Closing Date, all Real Estate Assets listed on Schedule 5.18, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Co-Manager” means PNC Capital Markets LLC.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commitment” means any Term Loan Commitment.

“Commodities Account” has the meaning set forth in the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for FML Holdings on a consolidated basis equal to (i) Consolidated Net Income for such period, plus, to the extent reducing Consolidated Net Income in such period, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, profits or capital, (c) total depreciation and depletion expense, (d) total amortization expense, (e) fees and reimbursement of out-of-pocket expenses paid to (i) directors of FML Holdings and its Subsidiaries and (ii) the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries, (f) costs, fees and expenses incurred in connection with the Transactions and any related transactions in an aggregate amount not to exceed $50,000,000, (g) all other non-recurring expenses or losses reducing Consolidated Net Income for such period, (h) transaction costs, fees, losses and expenses (including rationalization, legal, tax and structuring fees, costs and expenses) incurred in connection with the incurrence of indebtedness, disposition of assets, the making of Permitted Acquisitions or other Investments or transactions permitted hereunder (in each case whether or not consummated), including any equity offering, Restricted Junior Payment, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties or similar transactions) or any amendment or other modification of the Loans and the ABL Loans, including (x) such fees, expenses or charges (including rating agency fees and costs) related to the Loans, the ABL Loans and the transactions contemplated hereby and thereby, (y) letter of credit fees and (z) commissions, discounts, yield and other fees and charges, (i) transaction costs, fees and expenses in connection with equity issuances by FML Holdings, (j) other non-Cash charges reducing Consolidated Net Income for such period including (i) any write offs or write downs, (ii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iii) all losses from investments recorded using the equity method (other than to the extent funded with cash) and (iv) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge, loss or expense in the current period or (B) to the extent the Borrower does decide to add back such non-cash charge, loss, or expense, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (k) Public Company Costs, (l) charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any casualty or similar event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated Adjusted EBITDA pursuant to this clause (l) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated Adjusted EBITDA during the next measurement period), (m) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, (n) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Adjusted EBITDA or net income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clauses (ii) through (iv) below for any previous period and not added back, (o) stock option and other equity-based compensation expenses, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income, minus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), minus (iii) amounts distributed to Holdings pursuant to Section 6.04(c)(i) and minus (iv) all non-recurring gains increasing Consolidated Net Income for such period.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(i)

the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-Cash charges reducing Consolidated Net Income, including for depreciation and amortization and depletion (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus (c) the Consolidated Working Capital Adjustment, minus

(ii)

the sum, without duplication, of (a) to the extent not already reducing Consolidated Net Income, the amounts for such period paid in cash from operating cash flow of (1) scheduled repayments of Indebtedness for borrowed money (excluding repayments of ABL Loans except to the extent the ABL Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Capital Expenditures, (3) fees and out-of-pocket expenses paid to directors of FML Holdings and its Subsidiaries, (4) fees and out-of-pocket expenses paid to the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries and (5) without duplication, the amount of any Restricted Junior Payments actually made to FML Holdings pursuant to Section 6.04(c)(i) and (ii), plus (b) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period).

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax non-Cash gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness) determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Borrower and its Subsidiaries over Consolidated Current Liabilities of the Borrower and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 7.02.

“Control Agreement” means a Securities Account Control Agreement, a Deposit Account Control Agreement or a Commodities Account Control Agreement, each as defined in the Pledge and Security Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Loan Party pursuant to Section 5.10(a).

“Covered Entity” shall mean (a) the Borrower, its Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.10.

“Defaulting Lender” means any Lender that has (a) notified the Borrower, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations hereunder and generally under agreements in which it commits to extend credit, (b) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (c) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, examiner, liquidator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (d) become the subject of a Bail-in Action, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof; provided, further, that if the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date, except, in the case of clause (i), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Payment in Full of all Obligations.

“Disqualified Institution” means those banks, financial institutions and institutional investors (i) that have been separately identified in writing by the Borrower to the Administrative Agent on or prior to October 18, 2017, (ii) those persons who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower to the Administrative Agent from time to time (which shall not apply to retroactively disqualify any person who previously acquired, and continues to hold, any Term Loans and (iii) in the case of clauses (i) and (ii), any of their Affiliates (excluding in the case of clause (ii) bona fide debt fund affiliates) that are either (a) identified in writing by the Borrower from time to time, which shall not apply to retroactively disqualify any person who previously acquired, and continues to hold, any Term Loans or (b) readily identifiable on the basis of such Affiliate’s name.

“Documentation Agent” has the meaning set forth in the preamble.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means (i) any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia and (ii) any Subsidiary treated as a disregarded entity for U.S. federal income tax purposes which is directly owned by the Borrower, a Guarantor or a Subsidiary described in clause (i) or this clause (ii).

“Earn Out Indebtedness” has the meaning set forth in Section 6.01(d).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, that no Loan Party nor any or its Subsidiaries shall be an Eligible Assignee except pursuant to Section 2.13(c) or (iii) the Sponsor, so long as the Sponsor is an “accredited investor” (as defined under Regulation D of the Securities Act); provided that in no event shall “Eligible Assignee” include a Disqualified Institution.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, litigation, cause of action, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other

Person, directly or indirectly, arising (i) pursuant to or otherwise related to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, including any Governmental Authorizations issued pursuant to Environmental Law, (iii) in connection with any Hazardous Material, including the generation, use, handling, transportation, storage, treatment, disposal, presence, threatened Release or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) the use, operation, development, mining, closure or reclamation of any surface or underground mines or (iv) occupational and other human safety and health (with respect to exposure to Hazardous Materials), industrial hygiene, land use or the protection of natural resources, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the rules and regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue

Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a receipt by Holdings from any Multiemployer Plan of notice that such Multiemployer Plan has been determined to be or is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (vi) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (xi) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xii) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; (xiii) the failure of any foreign pension schemes sponsored or maintained by any of the Borrower or any of its Subsidiaries to be maintained in accordance with the requirements of applicable foreign law; (xiv) the occurrence of a non-exempt “prohibited transaction” with respect to which Holdings or any of its Subsidiaries is a “disqualified person” or a “party of interest” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, respectively) which could reasonably be expected to result in liability in to Holdings or any of its Subsidiaries or (xv) any other event or condition with respect to an Employee Benefit Plan with respect to which Holdings or any of its Subsidiaries is likely to incur material liability other than in the ordinary course.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means any of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” has the meaning set forth in Section 5.15.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary in respect of which either (a) the pledge of greater than 66.0% of the voting Equity Interests of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations is reasonably likely to, in the good faith judgment of the Borrower, now or in the future, result in adverse tax consequences to Holdings and its Subsidiaries as a result of Section 956 of the Internal Revenue Code.

“Excluded Information” shall mean any non-public information with respect to Holdings, the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Loans or a purchasing Lender’s decision to purchase Loans.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. Federal withholding tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment under Section 2.21) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) any withholding Taxes attributable to a Lender’s failure (other than as a result of a Change in Law after the date on which such Lender became a party to this Agreement) to comply with Section 2.20(c) and (e) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Lenders” means the Lenders pursuant to the Existing Credit Agreement immediately prior to the Closing Date.

“Exposure” means, with respect to any Lender, such Lender’s Initial Term Loan Exposure, Incremental Term Loan Exposure or Extended Term Loan Exposure, as applicable.

“Extended Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Extended Term Loans of such Lender.

“Extended Term Loans” means any Initial Term Loans or portion thereof extended pursuant to an amendment under Section 10.05(e).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” has the meaning set forth in Section 7.02.

“Fair Share Contribution Amount” has the meaning set forth in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“FCPA” has the meaning set forth in Section 4.24(a)

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or vice president of Finance of the Borrower that such financial statements fairly present, in all material respects, the financial condition of FML Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning set forth in Section 5.01(h).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“FML Holdings” means Fairmount Santrol Holdings, Inc., a Delaware corporation.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” has the meaning set forth in Section 7.02.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 7.01.

“Guarantor” means with respect to the Obligations of the Borrower, each of Holdings and each Subsidiary of Holdings (other than the Borrower, the China Joint Venture and any Excluded Foreign Subsidiary).

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to human health and safety or to the indoor or outdoor environment, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, and polychlorinated biphenyls (“PCBs”).

“Hedge Agreement” means a Swap Contract entered into with a Lender, ABL Lender, Agent or ABL Agent or any of their respective Affiliates.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means (i) the audited financial statements of FML Holdings and its Subsidiaries, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Years ending December 31, 2016 and December 31, 2015 and (ii) the unaudited financial statements of FML Holdings and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Quarter ending June 30, 2017, in each case delivered to the Administrative Agent prior to the Closing Date.

“Holdings” has the meaning specified in the preamble hereto.

“Increased Amount Date” has the meaning set forth in Section 2.24.

“Increased-Cost Lenders” has the meaning set forth in Section 2.23.

“Incremental Term Loan Commitments” has the meaning set forth in Section 2.24.

“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender.

“Incremental Term Loan Lender” has the meaning set forth in Section 2.24.

“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise (it being understood that pursuant to Section 2.24 the applicable Incremental Term Loan Maturity Date of each Series shall be no shorter than the latest of the final maturity of the Initial Term Loans).

“Incremental Term Loans” has the meaning set forth in Section 2.24.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) all Attributable Indebtedness and that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and any such obligations incurred under ERISA), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another that would otherwise constitute Indebtedness hereunder; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee of any Indebtedness that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Swap Contract in each case, whether entered into for hedging or speculative purposes. In no event will obligations in respect of Equity Interests constitute Indebtedness hereunder except as provided in clause (vii) above.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response or remedial action related to the Release or presence of any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Loan Party, its Affiliates (including Subsidiaries) or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the fee letter (or subsequent letter agreements entered into by any of the Borrower with the Arranger or Bookrunner) delivered by any Agent or any Lender to any of the Borrower with respect to the transactions contemplated by this Agreement; (iii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries; (iv) any Loan or the use of proceeds thereof; or (v) any of the Transactions.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(a).

“Initial Term Loans” has the meaning set forth in Section 2.01(a)(i).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Schedule 1.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $700,000,000.

“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided, that at any time prior to the making of the Initial Term Loans, the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment.

“Initial Term Loan Maturity Date” means the earlier of (i) the Stated Maturity Date for the Initial Term Loans and (ii) the date on which all Initial Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Installment” has the meaning set forth in Section 2.12.

“Installment Date” has the meaning set forth in Section 2.12.

“Intellectual Property” has the meaning set forth in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Loan Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning set forth in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit L evidencing Indebtedness owed among Loan Parties and their Subsidiaries.

“Intercreditor Agreements” means any Market Intercreditor Agreement and the ABL Intercreditor Agreement, as the context may require.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, that in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or, if available to all of the Lenders, twelve months), as selected by the Borrower in the applicable Borrowing Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s applicable Stated Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Closing Date, or any successor provision of law.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:

(i)	the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and

(ii)	the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan,

(iii)	each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other

Person (other than a Subsidiary Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Subsidiary Guarantor), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRB Loan Agreement” means that certain loan agreement dated September 1, 2007, by and between the Town of Red Cedar, Wisconsin and Wisconsin Industrial Sand Company, L.L.C. relating to the $10,000,000 Town of Red Cedar, Wisconsin Variable Rate Demand Industrial Development Revenue Bonds (Fairmount Minerals, Ltd. Project), Series 2007.

“Joinder Agreement” means an agreement in form and substance reasonably acceptable to the Borrower and the Administrative Agent.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Judgment Currency” has the meaning set forth in Section 10.24.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property which is a Material Real Estate Asset, a letter, certificate or other instrument in writing from the lessor under the related lease if required pursuant to the terms of such lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Loan Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by the Collateral Agent.

“Leasehold Property” means any material leasehold interest of any Loan Party as lessee under any lease of real property.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.

“Lender Counterparty” has the meaning set forth in the Pledge and Security Agreement.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt (net of Unrestricted Cash) as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal-Quarter period ending on such date. For the avoidance of doubt, for the purposes of determining the Leverage Ratio, “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

“LIBO Rate” has the meaning set forth in the definition of “Adjusted Eurodollar Rate”.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Lien Waiver Agreement” means an agreement which is executed in favor of Collateral Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to Administrative Agent and includes any Landlord Personal Property Collateral Access Agreement.

“Loan Document” means any of this Agreement, the Notes, if any, the ABL Intercreditor Agreement and any other Intercreditor Agreement entered into in connection herewith, the Security Documents and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent or any Lender in connection herewith on or after the Closing Date, including without limitation any amendment to this Agreement (other than any such document, instrument or agreements that have been terminated).

“Loan Party” means each of the Borrower and each Guarantor. For the avoidance of doubt, FML Holdings shall not be a Loan Party for any purpose under this Agreement or any of the other Loan Documents.

“Loans” means a Term Loan.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Market Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Obligations a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Material Adverse Effect” means any event, change, effect, development, circumstance or condition that has caused or could reasonably be expected to cause a material adverse change, material adverse effect on and/or material adverse developments with respect to (i) the business, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Loan Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Loan Document.

“Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of Holdings, the Borrower or any Subsidiary in an individual principal amount (or Net-Mark-to-Market Exposure) of $15,000,000 or more.

“Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $5,000,000 per annum or (ii) any Real Estate Asset that the Arranger has determined prior to the Closing Date is material to the business operations or the financial condition for Holdings or any Subsidiary thereof.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means one or more instruments of mortgage or leasehold mortgage, in each case, substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means (i) each Closing Date Mortgaged Property and (iii) any Material Real Estate Asset that becomes a Mortgaged Property after the Closing Date pursuant to Section 5.11.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (1) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that, in the case of a Loan Party, is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (3) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale or for any other liabilities retained by the Borrower or any of its Subsidiaries associated with such Asset Sale, (4) bona fide selling fees, costs, commissions and expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes) and (5) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale; provided that, to the extent such Cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such Cash proceeds shall constitute Net Cash Proceeds; (b) (i) any Cash payments or proceeds received by the Borrower or any of its Subsidiaries in excess of $5,000,000 (1) under any casualty insurance policy in respect of a covered loss thereunder or (2) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (1) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the collection, adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, and (2) any bona fide direct costs incurred in connection with any sale of such assets as referred to in preceding clause (i)(2), including income taxes paid or payable as a result of any gain recognized in connection therewith and the costs and expenses incurred in connection with the preparation of assets for transfer upon a taking or condemnation; and (c) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Contracts or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming the Swap Contract or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming such Swap Contract or such other Indebtedness were to be terminated as of that date).

“Non-Consenting Lender” has the meaning set forth in Section 2.23.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-U.S. Lender” has the meaning set forth in Section 2.20(c).

“Note” means a Term Loan Note.

“Notice” means a Borrowing Notice or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to Agents (including former Agents), the Arranger, the Bookrunner and Lenders or any of them, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligee Guarantor” has the meaning set forth in Section 7.07.

“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement and (iv) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, transfer, court or documentary Taxes, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising directly or indirectly from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, including any such Taxes directly or indirectly imposed on or with respect to any reserve, deposit, insurance or other similar requirement that, as a result of a Change in Law, applies or is otherwise related to the Loan, this Agreement or any other Loan Document.

“Participant Register” has the meaning set forth in Section 10.06(g)(iv).

“PATRIOT Act” has the meaning set forth in Section 3.01(m).

“Payment in Full” or “Paid in Full” means the payment in full of all Obligations (other than contingent obligations not yet due and payable) and termination of all Commitments to lend under this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Section 302 or Section 303 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Permitted Acquisition” means any acquisition by Holdings or any of its Wholly-Owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, that:

(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)

in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition shall be owned 100.0% by the Borrower or a Subsidiary Guarantor, and the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)

after giving effect to such acquisition as of the last date of the Fiscal Quarter most recently ended, the Borrower and its Subsidiaries shall, pro forma for such acquisition, have a Leverage Ratio (calculated on a pro forma basis) not exceeding 4.75:1.00;

(v)

the Borrower shall have delivered to the Administrative Agent (A) at least five (5) Business Days prior to such proposed acquisition, (i) a Compliance Certificate evidencing compliance with clause (iv) above and (ii) all other relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with clause (iv) above and (B) promptly upon request by the Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by the Administrative Agent) and (ii) quarterly and annual financial statements (if available or, if unavailable, such other financial or operational information reasonably acceptable to the Administrative Agent) of the Person whose Equity Interests or assets are being acquired for the twelve-month period immediately prior to such proposed Permitted Acquisition, including any audited financial statements that are available;

(vi)

any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which the Borrower and/or its Subsidiaries are engaged as of the Closing Date or similar or related businesses; and

(vii)	the aggregate unused portion of the ABL Commitments at such time (after giving effect to the consummation of the respective acquisition and any financing thereof) shall equal or exceed $15,000,000.

“Permitted Investors” means the Sponsor and each other holder of Equity Interests of FML Holdings on the Closing Date.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination); (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (e) the original obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the only obligors thereon; (f) if the Indebtedness being refinanced was (or was required to be) subject to an Intercreditor Agreement, the holders of such Permitted Refinancing (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to an equivalent Intercreditor Agreement; and (g) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, are not materially less favorable to the

Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” has the meaning set forth in Section 5.01(m).

“Pledge and Security Agreement” means the U.S. Pledge and Security Agreement substantially in the form attached hereto as Exhibit I, entered into by the Borrower and each Guarantor on the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Office” means, for the Administrative Agent, such Person’s “Principal Office” as set forth on Schedule 1.01(d), or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower and the Administrative Agent.

“Projections” has the meaning set forth in Section 4.08.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Exposure of that Lender by (b) the aggregate Initial Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans of a particular Series, the percentage obtained by dividing (a) the Incremental Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate Incremental Term Loan Exposure of all Lenders with respect to that Series and (iii) with respect to all payments, computations and other matters relating to the Extended Term Loans of any Lender, the percentage obtained by dividing (a) the Extended Term Loan Exposure of that Lender by (b) the aggregate Extended Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure, Extended Term Loan Exposure and the Incremental Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Initial Term Loan Exposure, Extended Term Loan Exposure and the aggregate Incremental Term Loan Exposure of all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange.

“Real Estate Asset” means, at any time of determination, any interest (fee or leasehold) then owned by any Loan Party in any real property.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property which is a Material Real Estate Asset with respect to which a Record Document has been recorded in all places necessary or desirable, in the Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

“Refinanced Term Loans” has the meaning set forth in Section 10.05(d).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any

Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” has the meaning set forth in Section 2.23.

“Replacement Term Loans” has the meaning set forth in Section 10.05(d).

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required Lenders” means one or more Lenders (other than Defaulting Lenders) having or holding Initial Term Loan Exposure, Extended Term Loan Exposure and/or Incremental Term Loan Exposure and representing more than 50.0% of the sum of (i) the aggregate Initial Term Loan Exposure of all Lenders (other than Defaulting Lenders), (ii) the aggregate Incremental Term Loan Exposure of all Lenders (other than Defaulting Lenders) and (iii) the aggregate Extended Term Loan Exposure of all Lenders (other than Defaulting Lenders).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, the Borrower or any of its Subsidiaries (or any direct or indirect parent of the Borrower or Holdings) now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or the Borrower or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, the Borrower or any of its Subsidiaries (or any direct or indirect parent of the Borrower or Holdings) now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“S&P” means Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism

Law.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.

“Secured Leverage Ratio” means as of any date of determination the ratio as of such day of (a) Consolidated Total Debt (net of Unrestricted Cash) as of such day that is secured by a Lien on any asset or property of Holdings or any Subsidiary to (b) Consolidated Adjusted EBITDA for the most recent four-Fiscal Quarter period for which financial statements are available. For the avoidance of doubt, for the purposes of determining the Secured Leverage Ratio, “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

“Secured Obligations” has the meaning set forth in the Pledge and Security Agreement.

“Secured Parties” has the meaning set forth in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” has the meaning set forth in the UCC.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Lien Waiver Agreements (including any Landlord Personal Property Collateral Access Agreements), if any, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any assets or property of that Loan Party as security for the Obligations, including UCC financing statements and amendments thereto and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

“Series” has the meaning set forth in Section 2.24.

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (i) (a) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets, which for this purpose shall include rights of contribution in respect of obligations for which such Loan Party has provided a guarantee; (b) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means American Securities LLC or any of its Affiliates (but excluding any operating portfolio companies of the foregoing).

“Stated Maturity Date” means (i) with respect to the Initial Term Loans, November 1, 2022 and (ii) with respect to the Incremental Term Loans, the date specified in the applicable Joinder Agreement; provided, that if any such day is not a Business Day, such Stated Maturity Date shall be the immediately preceding Business Day.

“Subordinated Indebtedness” means any Indebtedness that by its terms is subordinated in right of payment to any of the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Guarantor” means each Guarantor other than Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International

Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Syndication Agent” has the meaning set forth in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding), and interest, fines, penalties and additions related thereto, imposed by any Governmental Authority.

“Technology Acquisition” shall mean the acquisition of all of the equity interests of any Technology Entity.

“Technology Acquisition Claw-Back” shall mean any right of the seller of any Technology Entity to repurchase all or a portion of the equity interests in a Technology Entity if certain “earn-out” thresholds with respect to the underlying Technology Acquisition have not been met.

“Technology Entity” shall mean any entity acquired by any Loan Party the material assets of which consist of Intellectual Property and which at the time of such acquisition generated no cash flow (positive or negative).

“Term Lender” has the meaning set forth in Section 2.13(c)(i).

“Term Loan” means, the Initial Term Loans, any Extended Term Loan, and any Incremental Term Loan.

“Term Loan Commitment” means the Initial Term Loan Commitments or any Incremental Term Loan Commitments of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Maturity Date” means the Initial Term Loan Maturity Date and, if such Incremental Term Loans constitute a separate Series of Loans, the Incremental Term Loan Maturity Date of such Series of Incremental Term Loans.

“Term Loan Note” means a promissory note substantially in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Register” has the meaning set forth in Section 2.07(b).

“Terminated Lender” has the meaning set forth in Section 2.23.

“Test Period” means, at any time, the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

“Title Company” has the meaning set forth in Section 5.11(b)(3).

“Title Policy” has the meaning set forth in Section 5.11(b)(3).

“Transactions” means (i) the Borrowing of the Initial Term Loans hereunder on the Closing Date, (ii) the repayment and termination (including by cash-less roll) of all Indebtedness under the Existing Credit Agreement, and (iii) the payment of fees, commissions, costs and expenses incurred in by the Loan Parties in connection with the foregoing.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, the Borrower or any of the Borrower’s Subsidiaries on or before the Closing Date in connection with the Loan Documents, the ABL Loans and the transactions contemplated hereby and thereby.

“Type of Loan” means with respect to Term Loans, a Base Rate Loan, or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of Holdings and its Subsidiaries that are not “restricted” for purposes of GAAP; provided, however, that the aggregate amount of Unrestricted Cash shall not (i) include any cash or Cash Equivalents that are subject to a Lien (other than any Lien in favor of the Collateral Agent or the ABL Agent) or (ii) include any cash or Cash Equivalents that are restricted by contract, law or material adverse tax consequences from being applied to repay any funded Indebtedness.

“U.S. Lender” has the meaning set forth in Section 2.20(c).

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or through other wholly-owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary Guarantor” means any Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.01(a), 5.01(b) and 5.01(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.01(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements; provided that if a change in GAAP would materially change the calculation of the standards or terms of this Agreement, (i) the Borrower shall provide prompt notice of such change to the Administrative Agent and (ii) the Borrower or the Administrative Agent may request that such calculations continue to be made in accordance with GAAP without giving effect to such change (in which case the Borrower, the Administrative Agent and the Lenders agree to negotiate in good faith to amend the provisions hereof to eliminate the effect of such change in GAAP, but until such amendment is entered into, the calculations shall be made in accordance with those used to prepare the Historical Financial Statements of the Borrower without giving effect to such change).

Section 1.03    Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document.

ARTICLE II.

LOANS

Section 2.01    Term Loans. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a term loan (each, an “Initial Term Loan”) to the Borrower in an amount equal to such Lender’s Initial Term Loan Commitment. The Borrower may make only one borrowing under the Initial Term Loan Commitments, which shall be on the Closing Date. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Initial Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Initial Term Loan Commitment on such date.

(b)        Borrowing Mechanics for Term Loans. Upon satisfaction or waiver of the conditions precedent specified herein, each Lender with an Initial Term Loan Commitment shall make its Initial Term Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon receipt thereof, the Administrative Agent shall make the proceeds of the Initial Term Loans available to the Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.02    [Reserved].

Section 2.03    [Reserved].

Section 2.04    [Reserved].

Section 2.05    Pro Rata Shares; Availability of Funds.

(a)        Pro Rata Shares. All Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(b)        Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06    Use of Proceeds. The proceeds of the Term Loans made on the Closing Date shall be applied by the Borrower to consummate the Transactions, to pay the Transaction Costs and for working capital and general corporate purposes. The proceeds of any Incremental Term Loans incurred after the Closing Date shall be applied by the Borrower for general corporate purposes, including Permitted Acquisitions. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.07    Evidence of Debt; Registers; Notes.

(a)        Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof.

(b)        Registers. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names, addresses of, and the principal and stated interest owing to, the Lenders and the Term Loans of each Lender from time to time (the “Term Loan Register”). The Term Loan Register shall be available for inspection by the Administrative Agent, the Borrower or any Lender (but solely with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Term Loan Register, the Term Loans in accordance with the provisions of Section 10.06, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Term Loan Register as provided in this Section 2.07, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c)        Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Initial Term Loan and Incremental Term Loan, as the case may be.

Section 2.08    Interest on Loans.

(a)        Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)        if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)        if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

(b)        The basis for determining the rate of interest with respect to any Loan and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be; provided, that until the date on which the Arranger notifies the Borrower that the primary syndication of the Term Loans has been completed, as determined by the Arranger, the Term Loans shall be maintained as Base Rate Loans. If on any day a Loan is outstanding with respect to which a Borrowing Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)        In connection with Term Loans that are Eurodollar Rate Loans there shall be no more than seven (7) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Dollar denominated Eurodollar Rate Loan) shall be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after determination of the interest rate applicable to any Interest Period for Eurodollar Rate Loans, the Administrative Agent shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

(d)        Interest payable pursuant to Section 2.08(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)        Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided, that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

Section 2.09    Conversion/Continuation.

(a)        Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:

(i)        to convert at any time all or any part of any Term Loan equal to $1,000,000 (or, in the case of a conversion to a Base Rate Loan, $500,000) and integral multiples of $1,000,000 (or, in the case of a conversion to a Base Rate Loan, $100,000) in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii)        upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b)        The Borrower shall deliver an irrevocable Conversion/Continuation Notice to the Administrative Agent no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to and from a Base Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to or from, or a continuation of, a Eurodollar Rate Loan).

Section 2.10    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), (f), (g) or (i), amounts not paid when due (which, in the case of interest payments, will be to the extent permitted by applicable law) shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate (the “Default Rate”) that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans; provided, that in the case of Eurodollar Rate Loans, upon the expiration of the Interest

Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.11    Fees.

(a)        The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement extending Initial Term Loans as a Lender on the Closing Date, as compensation for the extension of such Lender’s Initial Term Loan, a closing fee in an amount equal to 1.50% of the stated principal amount of such Lender’s Initial Term Loans payable to such Lender on the Closing Date. Such fees shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(b)        In addition to the foregoing fees, the Borrower agrees to pay to Arranger and Co-Manager the fees in the amounts and on the dates previously agreed to in writing by the Borrower, Arranger and Co-Manager.

(c)        In addition to any of the foregoing fees, the Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

Section 2.12        Scheduled Payments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the dates set forth below (each, an “Installment Date”), commencing March 31, 2018:

Amortization Date	Initial Term Loan Installments
March 31, 2018	$4,375,000
June 30, 2018	$4,375,000
September 30, 2018	$4,375,000
December 31, 2018	$4,375,000
March 31, 2019	$4,375,000
June 30, 2019	$4,375,000
September 30, 2019	$4,375,000
December 31, 2019	$4,375,000
March 31, 2020	$4,375,000
June 30, 2020	$4,375,000
September 30, 2020	$8,750,000
December 31, 2020	$8,750,000
March 31, 2021	$8,750,000
June 30, 2021	$8,750,000
September 30, 2021	$8,750,000

Amortization Date	Initial Term Loan Installments
December 31, 2021	$8,750,000
March 31, 2022	$8,750,000
June 30, 2022	$8,750,000
September 30, 2022	$8,750,000
Initial Term Loan Stated Maturity Date	$577,500,000

provided, that in the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date as set forth in the applicable Joinder Agreement (including, if such Incremental Term Loans are documented as an increase in an existing Class of Term Loans).

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the applicable Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable; (y) Initial Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Initial Term Loan Maturity Date; and (z) Incremental Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Incremental Term Loan Maturity Date.

Section 2.13    Voluntary Prepayments.

(a)        Voluntary Prepayments.

(i)        Any time and from time to time (1) with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; and (2) with respect to Eurodollar Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii)        All such prepayments shall be made (1) upon not less than one (1) Business Day’s prior written notice in the case of Base Rate Loans; and (2) upon not less than three (3) Business Days’ prior written notice in the case of Eurodollar Rate Loans. Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a). Any notice in respect of a prepayment of the Term Loans (an “Optional Prepayment Notice”) may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower by providing notice to the Administrative Agent on or prior to the date of prepayment as specified in such Optional Prepayment Notice, and the failure to make a prepayment pursuant to such an Optional Prepayment Notice shall not constitute an Event of Default under Section 8.01(a).

(b)        [Reserved].

(c)        Below-Par Purchases. Notwithstanding anything to the contrary contained in this Section 2.13 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Term Loans of the Borrower and its Subsidiaries or the rights of any Term Lender (as defined below) to receive payments of the Term Loans at par value, so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase outstanding Term Loans pursuant to this Section 2.13(c) on the following basis:

(i)        (i)         The Borrower may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Term Loans (such Term Loans, the “Offer Loans”), provided that, (A) the Borrower delivers notice of its intent to make such Offer to the Administrative Agent at least five (5) Business Days in advance of the launch of any proposed Offer, (B) upon the launch of such proposed Offer, the Borrower delivers an irrevocable notice of such Offer to the Administrative Agent (and upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly notify each Lender holding a Term Loan (each such Lender, a “Term Lender”) thereof) indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of such Offer and (3) the repurchase price per dollar of principal amount of such Offer Loans at which the Borrower is willing to repurchase such Offer Loans (which price shall be below par), (C) the maximum dollar amount of each Offer shall be an amount reasonably determined by the Borrower in consultation with the Administrative Agent prior to the making of any such Offer; (D) the Borrower shall hold such Offer open for a minimum period of days to be reasonably determined by the Administrative Agent and the Borrower prior to the making of any such Offer; (E) a Term Lender who elects to participate in the Offer may choose to sell all or part of such Term Lender’s Offer Loans; (F) such Offer shall be made to all Term Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount then due and owing to the Term Lenders; provided, further that, if any Term Lender elects not to participate in the Offer, either in whole or in part, the amount of such Term Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans and (G) such Offer shall be conducted pursuant to such procedures the Administrative Agent may establish in consultation with the Borrower (which shall be consistent with this Section 2.13(c)) and that a Lender must follow in order to have its Offer Loans repurchased, which procedures may include a requirement that that the Borrower represent and warrant that it does not have any material non-public information with respect to any Loan Party (or its Subsidiaries) that could be material to a Lender’s decision to participate in such Offer;

(ii)        (ii)         With respect to all repurchases made by the Borrower such repurchases shall be deemed to be voluntary prepayments pursuant to this Section 2.13 in an amount equal to the aggregate principal amount of such Term Loans, provided that such repurchases shall not be subject to the provisions of paragraphs (a) and (b) of this Section 2.13 or Section 2.17;

(iii)        Upon the purchase by the Borrower of any Term Loans, (A) automatically and without the necessity of any notice or any other action, all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and shall be cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents (and in connection with any Term Loan purchased pursuant to this Section 2.13(c), the Administrative Agent is authorized to make appropriate entries in the Term Loan Register to reflect such cancellation) and (B) the Borrower will promptly advise the Administrative Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer;

(iv)        Failure by the Borrower to make any payment to a Lender required by an agreement permitted by this Section 2.13(c) shall not constitute an Event of Default under Section 8.01(a);

(v)        All amounts used to purchase Offer Loans shall be deemed to be a use of the Available Amount;

(vi)        The amount of such repurchases (based on the face value of the Term Loans purchased thereby) shall be applied on a pro rata basis to reduce the remaining Installments on the applicable Class of Term Loans pursuant to Section 2.12; and

(vii)        At the time of any purchase of Offer Loans, with respect to the Borrower and its Subsidiaries, the sum of (i) all Cash not subject to any Lien (other than Liens in favor of the Collateral Agent) and (ii) the then available ABL Commitments shall be no less than $35,000,000 in the aggregate.

(d)        Term Loan Call Protection. In the event that (i) all or any portion of the Initial Term Loan is repriced, effectively refinanced through any amendment of the Initial Term Loans or refinanced with the proceeds of other Indebtedness bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Initial Term Loans or (ii) a Lender is replaced as a result of the mandatory assignment of its Initial Term Loans in the circumstances described in Section 2.23 following the failure of such Lender to consent to an amendment of this Agreement that would have the effect of reducing the “effective” interest rate with respect to the Initial Term Loans of such Lender for any reason (other than any repricing, refinancing or mandatory assignment in connection with any transformative acquisition or similar Investment or Change of Control not permitted hereunder) prior to the twelve-month anniversary of the Closing Date, such repricings, effective refinancings, refinancings or, solely with respect to such replaced Lender, mandatory assignments, will be made at 102.0% of the amount repriced, effectively refinanced, refinanced or mandatorily assigned, and if such repricings, refinancings or mandatory assignments occur on or after the twelve-month anniversary of the Closing Date but prior to the twenty-four month anniversary of the Closing Date, such repricings, effective refinancings, refinancings or, solely with respect to such replaced Lender, mandatory assignments, will be made at 101.0% of the amount repriced, effectively refinanced, refinanced or mandatorily assigned .

Section 2.14    Mandatory Prepayments.

(a)        Asset Sales. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds in respect of any Asset Sale, the Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the notice described below or at the proposed time of the investment of such Net Cash Proceeds described below, the Borrower shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries, to invest such Net Cash Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of the Loan Parties and their Subsidiaries (provided that if, prior to the expiration of such two hundred seventy (270) day period, the Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional two hundred seventy (270) day period, such two hundred seventy (270) day period shall be extended to the date provided for such investment in such binding agreement); provided, further, that the Net Cash Proceeds of any Asset Sale with respect to any ABL Priority Collateral shall be applied first as may be required pursuant to the ABL Loan Agreement prior to application hereunder.

(b)        Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries, or the Administrative Agent as loss payee, of any Net Cash Proceeds of the type described in clause (b) of the definition thereof, the Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the notice described below or at the proposed time of the investment of such Net Cash Proceeds described below, the Borrower shall have the option, upon written notice to the Administrative Agent, directly or through one or more of its Subsidiaries to invest such Net Cash Proceeds within two hundred seventy (270) days of receipt thereof in assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof (provided that if, prior to the expiration of such two hundred seventy (270) day period, the Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of a two hundred seventy (270) day period, such two hundred seventy (270) day period shall be extended to the date provided for such investment in such binding agreement) and provided further that the Net Cash Proceeds of a casualty or similar event with respect to any ABL Priority Collateral shall be applied first as may be required pursuant to the ABL Loan Agreement prior to application hereunder.

(c)        [Reserved].

(d)        Issuance or Incurrence of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from the issuance or incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), the Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100.0% of such Net Cash Proceeds.

(e)        Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2017), the Borrower shall, no later than one-hundred twenty (120) days after the end of such Fiscal Year, prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to (i) 75% of such Consolidated Excess Cash Flow; provided, that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 3.50:1.00 and greater than 2.50:1.00, such percentage shall be reduced to 50% and if less than or equal to 2.50:1.00 and greater than 2.00:1.00, such percentage shall be reduced to 25% minus (ii) (A) voluntary repayments of the Term Loans made pursuant to Section 2.13 during such Fiscal Year or after such Fiscal Year and prior to the time the prepayment required by this section is due as provided below (provided that such reduction as a result of prepayments pursuant to clause (c) thereof shall be limited to the actual amount of such cash prepayment) (including, with respect to the Fiscal Year ending December 31, 2017, voluntary prepayments of the term loans under the Existing Credit Agreement made in the amount of $132,654,976.35) and (B) voluntary repayments of ABL Loans during such Fiscal Year or after such Fiscal Year and prior to the time the prepayment required by this section is due (provided that such reduction shall be limited to the extent the ABL Commitments are correspondingly and permanently reduced) (in each case, excluding from this clause (ii) all such prepayments funded with the proceeds of other Indebtedness (other than revolving Indebtedness, except to the extent that revolving Indebtedness is replacing or refinancing revolving Indebtedness)).    Notwithstanding the foregoing, if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 2.00:1.00, the Borrower shall not be required to make a prepayment of such Consolidated Excess Cash Flow.

(f)        [Reserved].

(g)        Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to Sections 2.14(a) through 2.14(e), the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Section 2.15    Application of Prepayments.

(a)        Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by or on behalf of the Borrower in the applicable notice of prepayment; provided that any voluntary prepayment pursuant to this Section 2.15(a) must be applied pro rata to all Term Loans of the same Class (but may be applied to (x) any Class of Term Loans (and, for the avoidance of doubt, prepayments of the Term Loans do not have to be applied to all Classes of Term Loan) and (y) the Installments thereof, in each case as specified by the Borrower); and provided further, that in the event the Borrower fails to specify the Class of Term Loans to which any such prepayment shall be applied, such prepayment shall be applied to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof), and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Initial Term Loans and the Incremental Term Loans, as applicable, in direct order of maturity.

(b)        Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied to prepay to the next four (4) scheduled Installments of the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and thereafter applied on a pro rata basis to the remaining scheduled Installments of principal of the Term Loans on a pro rata basis (in accordance with respective outstanding principal amounts thereby).

(c)        Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.18(c).

Section 2.16    General Provisions Regarding Payments.

(a)        All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by the Administrative Agent for the account of the applicable Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b)        All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Base Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)        The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d)        Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)        Except as expressly set forth herein, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

(f)        The Borrower hereby authorizes the Administrative Agent to charge the Borrower’s respective accounts, with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g)        The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(h)        If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by the Administrative Agent or the Collateral Agent hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.

Section 2.17    Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross-action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

Section 2.18    Making or Maintaining Eurodollar Rate Loans.

(a)        Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Borrowing Notice or Conversion/Continuation Notice given by the Borrower with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

(b)        Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by electronic means or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other applicable Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Required Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Borrowing Notice or Conversion/Continuation Notice as to all Lenders by giving notice (including by electronic means) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(c)        Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Borrowing Notice, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower. Such Lender shall deliver to the Borrower a written statement setting forth in reasonable detail any amount or amounts such Lender is entitled to receive under this Section 2.18(c), which statement shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such statement within five (5) Business Days after the Borrower’s receipt of such statement.

(d)        Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)        Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

Section 2.19    Increased Costs; Capital Adequacy.

(a)        Compensation For Increased Costs and Taxes. In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty, rule, regulation or order, or any change therein or in the interpretation, administration, implementation or application thereof (including the introduction of any new law, treaty, rule, regulation or order), or the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any court or governmental authority, in each case that is adopted or becomes effective after the Closing Date (a “Change in Law”), or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate) or (ii) imposes any other condition, cost or expense (other than Taxes) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender (or its applicable lending office) with respect thereto (whether of principal, interest or any other amount); then, in any such case, the Borrower shall within five (5) Business Days after receipt of the statement referred to in the next sentence, pay such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost incurred or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Any demand for compensation made by any Lender pursuant to this Section 2.19(a) shall be made only to the extent such Lender (as determined by such Lender in good faith) is making similar demand with respect to its similarly situated commercial borrowers where such Lender has the legal right to make such demand.

(b)        Capital Adequacy Adjustment. In the event that any Lender shall have determined that a Change in Law after the Closing Date regarding capital adequacy, liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case, after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy or liquidity requirements), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Any demand for compensation made by any Lender pursuant to this Section 2.19(b) shall be made only to the extent such Lender is making similar demand with respect to its similarly situated commercial borrowers where such Lender has the legal right to make such demand.

(c)        Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)        Dodd-Frank Act. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith shall be deemed to have been adopted and gone into effect after the Closing Date regardless of when adopted, enacted or issued.

(e)        Basel III. Notwithstanding anything herein to the contrary, all requests, rules, publications, orders, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and gone into effect after the Closing Date regardless of when adopted, enacted or issued.

Section 2.20    Taxes; Withholding, Etc.

(a)        Payments to Be Free and Clear. All sums payable by or on behalf of any Loan Party hereunder and under any other Loan Document shall (except to the extent required by applicable law) be paid free and clear of, and without any deduction or withholding for or on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b)        Withholding of Taxes. If any Loan Party or any other Person is required by applicable law (as determined in the good faith discretion of an applicable withholding agent) to make any deduction or withholding for or on account of any Tax from any sum paid or payable by or on behalf of any Loan Party to the Administrative Agent or any Lender under any of the Loan Documents: (i) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (ii) the Borrower or applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; (iii) the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of any deduction, withholding or payment (including any deduction, withholding or payment on such increased amount) with respect to any Indemnified Tax, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) as soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c)        Evidence of Exemption From Withholding Tax. Each Lender shall deliver to the Borrower and the Administrative Agent, on or before the date such Lender becomes a party to this Agreement and thereafter when reasonably requested by either Borrower or the Administrative Agent, such forms, documentation and other information as such Lender is legally entitled to provide and as will permit payments to such Lender hereunder to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower, on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two (2) copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming benefits of an applicable tax treaty), W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), as applicable, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender under any of the Loan Documents or (ii) if such Lender is relying on the so-called “portfolio interest exception,” a U.S. Tax Compliance Certificate together with two (2) copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), properly completed and duly executed by such Lender, and such other documentation and information required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender under any of the Loan Documents. To the extent a Non-U.S. Lender is not the beneficial owner, such Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue

Service Form W-8ECI, Internal Revenue Service Form W-8BEN (or Internal Revenue Service Form W-8BEN-E), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two (2) copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall, to the extent it is legally entitled to do so, promptly deliver to the Administrative Agent for transmission to the Borrower two (2) new copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a U.S. Tax Compliance Certificate and two (2) copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation and information required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. Furthermore, if a payment made to a Lender under any Loan Document would be subject to tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)        Without limiting the provisions of Section 2.20(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)        The Borrower and Holdings shall jointly and severally indemnify the Administrative Agent and any Lender, within 10 days after demand thereof, for the full amount of Indemnified Taxes (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by the Administrative Agent or Lender or any of their respective Affiliates or required to be withheld or deducted from a payment to the Administrative Agent or Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error.

(f)        If a Lender or the Administrative Agent, in good faith and in its sole discretion, receives a refund of any Indemnified Taxes (including any additions to tax, interest and penalties) with respect to which a Borrower has paid additional amounts under this Section 2.20, it shall pay over such refund to the Borrower (including any additions to tax, interest or penalties received with respect thereto), but only to the extent of additional amounts paid by the Borrower under this Section 2.20 with respect to the Indemnified Taxes giving rise to such refund, and net of all reasonable out-of-pocket expenses of such Lender or Agent (including any Taxes imposed with respect to such refund); provided that the Borrower, upon the request of such Lender or Agent, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to a Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Lender or the Administrative Agent be required to pay any amount to a Borrower pursuant to this paragraph (f) the payment of which would place the Lender or the Administrative Agent in a less favorable net after-Tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(f) shall not be construed to require any Lender or Agent to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(g)        Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.21    Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

Section 2.22    [Reserved].

Section 2.23    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) is or becomes an Affected Lender or is or becomes entitled to receive payments under Section 2.18, 2.19 or 2.20 (and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21), and (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect; or (b) (i) any Lender shall become a Defaulting Lender, (ii) such Defaulting Lender’s default shall remain in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days thereafter; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06 and the Borrower shall pay the expenses and fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender, and a Defaulting Lender and the Borrower shall pay the expenses and fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13(c), 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment; (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; and (4) in the case of any such assignment resulting from a claim for compensation under Section 2.20 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter. Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a Non-Consenting Lender, Defaulting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.

Section 2.24    Incremental Facilities. The Borrower may by written notice to the Administrative Agent elect to request the increase in or the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”), by an amount not in excess of the greater of (i) $50,000,000 in the aggregate and not less than $10,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between $50,000,000 and all such Incremental Term Loan Commitments obtained prior to such date) and (ii) up to an additional amount of Incremental Term Loans so long as the Secured Leverage Ratio (calculated on a pro forma basis and excluding for netting purposes the cash proceeds of any then proposed Incremental Term Loans) is no more than 3.00:1.00. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Term Loan Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Incremental Term Loan Lender”) to whom the Borrower proposes any portion of such Incremental Term Loan Commitments be allocated and the amounts of such allocations and any Lender approached to provide all or a portion of the Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Term Loan Commitment. Such Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Term Loan Commitments; (2) both before and after giving effect to the making of any Incremental Term Loans, each of the conditions set forth in Section 3.02 shall be satisfied or waived; (3) the Incremental Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Incremental Term Loan Lenders and the Administrative Agent, and each of which shall be recorded in the Term Loan Register and each Incremental Term Loan Lender shall be subject to the requirements set forth in Section 2.20(c); (4) the Borrower shall make (or cause to be made) any payments required pursuant to Section 2.18(c) in connection with the Incremental Term Loan Commitments, as applicable; (5) the Borrower shall deliver or cause to be delivered any legal opinions or other documents (including modifications of Mortgages and title insurance endorsements or policies) reasonably requested by the Administrative Agent in connection with any such transaction; and (6) all other terms of such Incremental Term Loans, if not consistent with the terms of the applicable existing Term Loans, shall be on terms and conditions that are customary market terms as of the date of incurrence thereof so long as such terms and conditions are no more favorable (when taken as a whole) to the Lenders providing such Incremental Term

Loans than the terms and conditions of the existing Term Loans (except to the extent such terms are applicable only after the Term Loan Maturity Date applicable to the then-existing Term Loans or such more favorable provisions are provided to the then-existing Term Loans). Any Incremental Term Loans made on an Increased Amount Date may be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement or, if requested by the Borrower and reasonably acceptable to the Administrative Agent, may be designated as an increase to an existing Class of Term Loans. If such Incremental Term Loans are designated as an increase to an existing Class of Term Loans, the terms and provisions of such Incremental Term Loans shall be identical to the Class of Term Loans so increased. Notwithstanding anything to the contrary in this Section 2.24 or in any other provision of any Loan Document, if the proceeds of any Incremental Term Loans are intended to be applied to finance an acquisition or other Investment and the Lenders providing such Incremental Term Loans so agree, the availability thereof shall not be subject to the requirements set forth in clauses (1) or (2) above or clauses (ii) or (iii) of Section 3.02, but shall be subject to customary “SunGard” or “certain funds” conditionality.

On any Increased Amount Date on which any Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof the Incremental Term Loan Commitments and the Incremental Term Loan Lenders.

The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans of the same Class (other than Incremental Term Loans). In any event (i) the Weighted Average Life to Maturity of all Incremental Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of the then-existing Terms Loans (whichever is longer (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination)), (ii) the applicable Incremental Term Loan Maturity Date of each Series shall be no shorter than the latest of the final maturity of the then-existing Term Loans, and (iii) the All-In Yield applicable to the Incremental Term Loans of each Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that if the All-In Yield of any such Incremental Term Loans incurred after the Closing Date exceeds the All-In Yield applicable to any then-existing Term Loans by more than 0.50% per annum, the interest margins for the applicable existing Term Loans will automatically be increased to the extent necessary so that the All-In Yield on the applicable existing Term Loans is 0.50% less than the All-In Yield on such Incremental Term Loans (it being agreed that any increase in the All-In Yield applicable to any existing Term Facility required due to the application of an Adjusted Eurodollar Rate or Base Rate “floor” on any Incremental Facility will be effected solely through an increase in such “floor” (or an implementation thereof, as applicable)). Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan

Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.24 (including that such Joinder Agreement may elect to have the Incremental Term Loans constitute part of the same Class as those Term Loans made on the Closing Date and the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all such Incremental Term Loans be treated as the same Class as those Term Loans made on the Closing Date for all purposes under the Loan Documents (including to ensure that such Incremental Term Loans share ratably in each payment made with respect to the Term Loans)).

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01    Conditions to the Closing Date. The obligation of each Lender to make an Initial Term Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Closing Date:

(a)        Loan Documents and ABL Loan Documents. The Administrative Agent shall have received (i) each Loan Document identified by it to be delivered on the Closing Date, duly executed and delivered by each applicable Loan Party and (ii) the ABL Loan Agreement, duly executed and delivered by each applicable Loan Party and the other parties party thereto and all material documents, instruments and agreements executed in connection therewith.

(b)        Organizational Documents; Incumbency. The Administrative Agent shall have received (1) copies of the Organizational Documents of each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (2) signature and incumbency certificates of each such Person of each Loan Party executing the Loan Documents to which it is a party; (3) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and (4) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date (except with respect to any jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect).

(c)        Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, after giving effect to the Transactions, shall be as set forth on Schedule 4.01.

(d)        Reserved.

(e)        Existing Indebtedness. Concurrently with the borrowing of the Initial Term Loans on the Closing Date, the Borrower shall have repaid all principal, premium, if any, interest, fees and other amounts due or outstanding with respect to the Loans and Commitments

(under and as defined in the Existing Credit Agreement) and terminated all Commitments thereunder held by the Existing Lenders; provided that the foregoing requirement shall not limit the ability of Existing Lenders to engage in a cash-less roll of such Term Loans in accordance with procedures approved by the Administrative Agent.

(f)        Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Loan Party shall have delivered to the Collateral Agent a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby.

(g)        Financial Statements. The Administrative Agent shall have received the Historical Financial Statements from the Borrower.

(h)    Opinions of Counsel to Loan Parties. The Agents and the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Arnold & Porter Kaye Scholer LLP, Calfee, Halter & Griswold LLP, Varnum, as special Michigan counsel to the Loan Parties, DLA Piper LLP (U.S.), as special Texas counsel for the Loan Parties and Gray Plant Mooty, as special Minnesota counsel for the Loan Parties, and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(i)        [Reserved].

(j)        Solvency; Solvency Certificate. (i) After giving effect to the consummation of the Transactions and any rights of contribution, Holdings and its Subsidiaries, on a consolidated basis, is and shall be Solvent, and (ii) the Administrative Agent shall have received a fully executed Solvency Certificate.

(k)        Closing Date Certificate. Holdings and the Borrower shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto, and which shall include certifications to the effect that each of the conditions precedent described in this Section 3.01 and Section 3.02 will be satisfied on the Closing Date (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter).

(l)        Flow of Funds; Letter of Direction. The Administrative Agent shall have received a funds flow memorandum and a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Initial Term Loans made on such date.

(m)        Bank Regulatory Information. At least ten (10) days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, supplemented or modified from time to time, the “PATRIOT Act”).

(n)        Lien and Judgment Searches. The Collateral Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Permitted Liens or liens to be discharged on or prior to the Closing Date.

(o)        Borrowing Notice. The Borrower shall have delivered to the Administrative Agent a fully executed Borrowing Notice no later than one (1) Business Day prior to the Closing Date. Promptly upon receipt by the Administrative Agent of such Borrowing Notice, the Administrative Agent as applicable, shall notify each Lender of the proposed borrowing.

(p)        Insurance. The Administrative Agent shall have received in form and substance reasonably satisfactory to the Administrative Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by the Borrower’s insurance broker containing such information regarding the Borrower’s casualty and liability insurance policies as the Administrative Agent shall request and naming the Administrative Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by the Borrower’s insurer naming the Administrative Agent as lenders loss payee and mortgagee, as applicable.

Section 3.02    Conditions to Each Credit Extension.

(a)        Conditions Precedent. Subject to the last sentence of the first paragraph of Section 2.24, the obligation of each Lender to make any Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i)        the Administrative Agent shall have received a fully executed and delivered Borrowing Notice;

(ii)        as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; and

(iii)        as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.

(b)        Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to each Lender, on the Closing Date and on each Credit Date that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

Section 4.01    Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdictions, as of the Closing Date are identified on Schedule 4.01), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (c) is qualified to do business and in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations except to the extent failure to be to qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 4.02    Equity Interests and Ownership. The outstanding Equity Interests of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and, to the extent applicable, non-assessable. Except as set forth on Schedule 4.02, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional Equity Interests of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of Holdings or any of its Subsidiaries. Schedule 4.02 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the Transactions.

Section 4.03    Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other organizational action on the part of each Loan Party that is a party thereto.

Section 4.04    No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries except with respect to performance of the Loan Documents only, as would not be material to the operation of the Loan Parties or the rights of the Secured Parties, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Closing Date and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

Section 4.05    Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date, (ii) for those approvals, consents, exemptions, registrations, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and (iii) with respect to performance only, approvals, consents, exemptions, registrations, authorizations, actions, notices or filings, which are not material to the operation of the Loan Parties or the rights of the Secured Parties.

Section 4.06    Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.07    Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to Holdings and its Subsidiaries taken as a whole.

Section 4.08    Projections. On and as of the Closing Date, the projections of the Borrower and its Subsidiaries for the period of Fiscal Year 2018 through and including Fiscal Year 2024 (the “Projections”) were prepared in good faith based upon accounting principles materially consistent with the historical audited financial statements of the Borrower and upon assumptions that are believed by the preparer thereof to be reasonable at the time prepared and on the Closing Date; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of the Borrower believed that the Projections were reasonable and attainable.

Section 4.09    No Material Adverse Change. Since December 31, 2016, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10    [Reserved].

Section 4.11    Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.12    Payment of Taxes. Except as otherwise permitted under Section 5.03, all income Tax returns and material non-income Tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all material assessments, fees, Taxes and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed Tax assessment against Holdings or any of its Subsidiaries which is not being diligently contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.13    Properties.

(a)        Title. Each of Holdings and its Subsidiaries (as applicable) has (i) good, insurable title to each parcel of land that is material to the operation of the business (in the case of fee interests in real property), (ii) valid leasehold interests in each parcel of land that is material to the operation of the business (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other material personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.07 and in the most recent financial statements delivered pursuant to Section 5.01, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08. Except as permitted by this Agreement, including Permitted Liens, all such properties and assets are free and clear of Liens.

(b)        Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases

(together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. To the knowledge of Holdings or its Subsidiaries, each agreement listed in clause (ii) of the immediately preceding sentence for which Holdings or its Subsidiaries pays at least $5,000,000 in rent per annum is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)        Flood Zone Properties. As of the Closing Date, no Mortgaged Property is located in a Flood Zone (except any such property as to which flood insurance has been obtained and is in full force and effect as required by this Agreement).

Section 4.14    Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) Holdings and each of its Subsidiaries is in compliance with, and have no liability under, any Environmental Law, and any past noncompliance has been fully resolved without any pending, on-going or future obligation or cost; (b) Holdings and each of its Subsidiaries has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to any Environmental Law for the current and reasonably anticipated future operation of their respective business and to own, lease, mine or operate their respective assets; (c) there are and, to each of Holdings’ and the Borrower’s knowledge, are, and have been, no conditions, circumstances, activities, occurrences, violations of Environmental Law, or presence or Releases of, or exposure to, Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against, or require any investigation, remediation, remedial action or cleanup by, Holdings or any of its Subsidiaries or related to any Real Estate Assets; (d) there are no pending or, to the Borrower’s knowledge, threatened Environmental Claims against Holdings or any of its Subsidiaries, and neither Holdings nor any of its Subsidiaries has received any written notification of any alleged violation of, or liability pursuant to, any Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; (e) Holdings and each of its Subsidiaries possess all bonds, guarantees, surety or other financial assurances or security requirements required pursuant to any Environmental Law or by any Governmental Authority to own, lease, mine or operate their respective assets; (f) neither Holdings nor any of its Subsidiaries is conducting, funding or otherwise responsible for any investigation, remediation, remedial action or cleanup of any Hazardous Materials and (g) no Lien imposed pursuant to any Environmental Law has attached to any Collateral and, to the knowledge of Holdings and the Borrower, no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral.

Section 4.15    No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.16    Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

Section 4.17    Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.18    Margin Stock. Neither Holdings nor any of its Subsidiaries owns any Margin Stock.

Section 4.19    Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and the Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and the Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries and (c) to the best knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and the Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 4.20    Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified or is maintained pursuant to a prototype or volume submitter plan for which it relies on the IRS opinion or advisory letter and to the knowledge of Holdings and its Subsidiaries nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to any Employee Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no liability exists under any Employee Benefit Plan that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates except for liabilities that could not reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan except when such excess could not reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete or partial withdrawal from all Multiemployer Plans could not reasonably be expected to result in a Material Adverse Effect. Except for instances of non-compliance or default which could not reasonably be expected to result in a Material Adverse Effect, Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Section 4.21    Solvency. Holdings and its Subsidiaries, on a consolidated basis, is and, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, shall be, Solvent.

Section 4.22    Compliance with Statutes, Etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property (including compliance with Environmental Law with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under any Environmental Law with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.23    Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or the Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 4.24    Anti-Terrorism Laws.

(a)        The Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b)        The Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Term Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 4.25    Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Loan Parties owns, or is licensed to use, all Intellectual Property necessary for or used in the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the ownership, registration or use of any Intellectual Property of the Loan Parties or the validity or effectiveness of any Intellectual Property of the Loan Parties, nor does any Loan Party know of any valid basis for any such claim and (iii) the use of Intellectual Property by each of the Loan Parties does not infringe on the rights of any Person in any material respect.

ARTICLE V.

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall, and shall cause each of its Subsidiaries to:

Section 5.01    Financial Statements and Other Reports. In the case of the Borrower, deliver to the Administrative Agent (which shall furnish to each Lender):

(a)        Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, (i) the consolidated balance sheets of FML Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of FML Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and (ii) a discussion and analysis by management with respect to the current quarterly and year-to-date results compared to the same periods in the prior year;

(b)        Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurred, (i) the consolidated and consolidating balance sheets of FML Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of FML Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (ii) a discussion and analysis by management with respect to the current annual results compared to the annual results in the prior year; and (iii) with respect to such consolidated financial statements of such Fiscal Year a report thereon of PricewaterhouseCoopers LLP, or other independent certified public accountants of recognized national standing selected by FML Holdings, and reasonably satisfactory to the Administrative Agent, (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit (except for any such qualification pertaining to impending debt maturities of any Indebtedness occurring within 12 months of such audit or any breach of any financial covenant), and shall state that such consolidated financial statements of such Fiscal Year fairly present, in all material respects, the consolidated financial position of FML Holdings and its Subsidiaries as at the date(s) indicated and the results of their operations and their cash flows for the period(s) indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c)        Compliance Certificate. Together with each delivery of financial statements of FML Holdings and its Subsidiaries pursuant to Sections 5.01(a) and 5.01(b), a duly executed and completed Compliance Certificate;

(d)        Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of FML Holdings and its Subsidiaries delivered pursuant to Section 5.01(a) or 5.01(b) shall differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(e)        Notice of Default. Promptly upon any officer of Holdings or the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or the Borrower with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(f)        Notice of Litigation. Promptly upon any officer of Holdings or the Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any Loan Document written notice thereof together with such other information as may be reasonably available to Holdings or the Borrower to enable the Lenders and their counsel to evaluate such matters;

(g)        ERISA. (i) Promptly upon the occurrence of or upon any officer of Holdings or the Borrower becoming aware of the forthcoming occurrence of (A) any ERISA Event other than the ERISA Event in subsection (v), (x), (xiii), (xiv) or (xv) of the definition thereof, (B) any ERISA Event in subsection (x), (xiv) or (xv) of the definition thereof which could reasonably be expected to result in a Material Adverse Effect or any ERISA Event in subsection (v) or (xiii) of the definition thereof which could reasonably be expected to result in a material liability to the Borrower and (C) the adoption of an amendment to a Pension Plan if such amendment results in a material increase in benefits or unfunded liabilities, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan as the Administrative Agent shall reasonably request; (B) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(h)        Financial Plan. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such

Fiscal Year (a “Financial Plan”), including (1) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of FML Holdings and its Subsidiaries for such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (2) forecasted consolidated statements of income and cash flows of FML Holdings and its Subsidiaries for each fiscal quarter of such Fiscal Year;

(i)        [Reserved];

(j)        Information Regarding Collateral.

(i)        the Borrower shall furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate name, (B) in any Loan Party’s identity or corporate structure, (C) in any Loan Party’s jurisdiction of organization or (D) in any Loan Party’s Federal Taxpayer Identification Number or state organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents; and

(ii)        the Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(k)        Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(c), the Borrower shall deliver to the Collateral Agent a certificate of its Authorized Officer either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(l)        Management Letters. Promptly after the receipt thereof by Holdings or the Borrower or any of their respective Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(m)        Certification of Public Information. Holdings and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Holdings, its Subsidiaries and their securities;

(n)        Defaults Under Material Contracts. Promptly upon any officer of Holdings or any of its Subsidiaries receiving written notice of a default or event of default under any Material Contract that would reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence of such condition or event and the nature of such claimed default or event of default, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(o)        Other Information. (A) Promptly upon their becoming available, copies of (i) all regular and periodic reports and all registration statements and prospectuses, if any, filed by FML Holdings, Holdings or the Borrower with any securities exchange or with the SEC or any governmental or private regulatory authority, (ii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries and (iii) copies of all material notices from the lenders or agents under the ABL Loan Agreement, including any Permitted Refinancing thereof and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Documents required to be delivered pursuant to Sections 5.01(a), (b), (d) or (o) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the FML Holdings website as provided to the Administrative Agent; or (ii) on which such documents are posted on the Borrower’s behalf on a website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02    Existence. Except as otherwise permitted under Section 6.08, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, that no Loan Party (other than the Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.03    Payment of Taxes and Claims. Pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid to the extent it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Loan Party shall, nor shall it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

Section 5.04    Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof.

Section 5.05    Insurance.

(a)        In the case of Holdings, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such Persons. Without limiting the generality of the foregoing, Holdings shall maintain or cause to be maintained (i) flood insurance that covers each Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, that is located in a Flood Zone in each case, in compliance with the applicable regulations of the Board of Governors and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and (iii) provide that the insurer affording coverage (with respect to property and liability insurance) will provide for at least thirty (30) days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy.

(b)        In addition to the foregoing, Holdings and its Subsidiaries shall maintain insurance coverage with at least $27,000,000 as the minimum threshold amount remaining in reasonably expected insurance recoverables to pay defense, settlement and indemnity costs in connection with product liability claims alleging personal injury caused by exposure to silica and/or silica-containing products.

Section 5.06    Books and Records; Inspections. Maintain proper books of record and accounts in which full, true and correct entries shall be made of all financial transactions and matters involving its assets and business, in a form in which financial statements conforming with GAAP can be generated. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that in the case of any meeting with any independent public accountants, representatives of the Loan Parties may be present; provided, further, that in the absence of an Event of Default, no more than two such visit for the Lenders will be permitted in any Fiscal Year. The Lenders will use commercially reasonable efforts to coordinate any visits or inspections made pursuant to this Section 5.06 so as to minimize inconvenience to the Loan Parties.

Section 5.07    Lenders’ Meetings. In the case of each of Holdings and the Borrower, upon the request of the Administrative Agent, participate in a quarterly telephonic conference call with the Administrative Agent and the Lenders, such telephonic conference call to be held at such time as may be agreed to by the Borrower and the Administrative Agent but in any event no later than sixty (60) days after the end of any Fiscal Quarter.

Section 5.08    Compliance with Laws. Comply, and cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09    Environmental.

(a)        In the case of Holdings, deliver to the Administrative Agent:

(i)        as soon as practicable following receipt thereof, copies of all environmental assessments, audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by any independent consultants, Governmental Authorities or other Persons, that identifies any failure to comply with Environmental Laws or any other matter that would reasonably be expected to result in an Environmental Claim, which failure to comply or Environmental Claim would reasonably be expected to result in Holdings or any of its Subsidiaries incurring any cost, loss or liability that could reasonably be expected to result in a Material Adverse Effect;

(ii)        promptly upon the occurrence or receipt thereof, written notice relating to (1) any Release of Hazardous Materials which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (B) any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (3) Holdings or the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (4) the imposition or written threat of any imposition of any Lien on any Collateral pursuant to any Environmental Law;

(iii)        as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to any Release of Hazardous Materials or any actual or threatened Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect;

(iv)        prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or other property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) adversely affect the ability of Holdings or any of its Subsidiaries to maintain compliance with Environmental Laws to a degree that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (B) any proposed material modification by Holdings or any of its Subsidiaries to current operations that could reasonably be expected to result in additional capital and operating costs related to compliance with Environmental Laws for any one year that could reasonably be expected to result in a Material Adverse Effect at any individual Facility; and

(v)        with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a) or otherwise related to compliance with, or liability pursuant to, any Environmental Law by such Loan Party or any of its Subsidiaries.

(b)        Promptly take any and all actions necessary to (i) cure any violation of any Environmental Law by such Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conduct any investigative or remedial action that may be required pursuant to any Environmental Law by such Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)        Use and operate all of its Facilities in compliance with all Environmental Laws, obtain and maintain in full force and effect all necessary Governmental Authorizations required pursuant to any Environmental Laws, and cause all lessees, contractors and other Persons that are agents or invitees of a Loan Party operating or occupying any property owned or leased by any Loan Party to comply in all material respects, with all Environmental Law, in each case except where the failure to comply, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

Section 5.10    Subsidiaries.

(a)        In the case of the Borrower, in the event that any Person becomes a Subsidiary of the Borrower (other than an Excluded Foreign Subsidiary) after the Closing Date, (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b), 3.01(f), 3.01(h), 3.01(n), Section 5.11(b) (if applicable) and Section 5.12.

(b)        In the case of the Borrower, with respect to any new Excluded Foreign Subsidiary created or acquired, as the case may be, after the Closing Date by the Borrower or any of its Subsidiaries, promptly execute deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b)(1), and the Borrower shall take all of the actions referred to in Section 5.12 necessary to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in the Equity Interests of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 66.0% of the voting Equity Interests and 100% of the non-voting Equity Interests of any new Excluded Foreign Subsidiary be required to be so pledged).

(c)        With respect to each new Subsidiary, the Borrower shall promptly send to the Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of the Borrower and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of the Borrower; and such written notice shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof.

Section 5.11    Additional Material Real Estate Assets.   (a) Subject to the provisions of Section 5.17, in the event that any Loan Party acquires a Real Estate Asset that constitutes a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset as a result of improvements upon such property, and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Collateral Agent, for the benefit of Secured Parties, at the time of the acquisition thereof (or within a reasonable time after the completion of the construction of the improvements), such Loan Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Section 5.11(b) with respect to each such Material Real Estate Asset, that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such Material Real Estate Assets; provided, however, that if the Material Real Estate Asset is a Leasehold Property, and the lease with respect to such Leasehold Property requires lessor consent to effectuate a Mortgage, such Loan Party shall use commercially reasonable efforts to obtain such consent, and, in addition, in the case of any Material Real Estate Asset which is a Leasehold Property for which a memorandum of such Leasehold Property is not recorded, such Loan Party shall use commercially reasonable efforts to obtain fully executed and notarized Record Documents for such Leasehold Property, in proper form for recording in all appropriate places in all applicable jurisdictions. The inability of such Loan Party to obtain a landlord’s consent and/or a Record Document following commercially reasonable efforts to do so, and the concurrent inability of such Loan Party to deliver a Mortgage encumbering such Material Real Estate Asset which is a Leasehold Property shall not be deemed to be a failure to satisfy this Section 5.11(a). In addition to the foregoing, in the case of the Borrower, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which the Collateral Agent has been granted a Lien and any environmental site assessments or reports that the Administrative Agent or Collateral Agent reasonably request with respect to such Material Real Estate Assets; provided, however, environmental site assessments shall not be required more than once in any twelve (12) month period, unless Collateral Agent has a good faith belief that there is a violation of Environmental Laws or a release of Hazardous Materials at the Real Estate Asset.

(b)        In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in a Material Real Estate Asset as required by Section 5.11(a), the applicable Loan Party shall promptly take such actions, and execute and deliver, or cause to be executed and delivered the following, in each case, to the extent reasonably requested by the Administrative Agent:

(i)        a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset, subject to the proviso in the first sentence of Section 5.11(a);

(ii)        an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in each jurisdiction in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such jurisdiction and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(iii)        ALTA mortgagee title insurance policies or unconditional commitments therefor issued by Chicago Title Insurance Company or another title company reasonably acceptable to the Collateral Agent (the “Title Company”) with respect to each such Material Real Estate Asset (each, a “Title Policy”), in amounts as reasonably agreed by the Collateral Agent and the Borrower insuring the fee simple title to or leasehold interest in, as applicable (and available), each of the Material Real Estate Assets vested in the applicable Loan Party and insuring the Collateral Agent that the relevant Mortgage creates a valid and enforceable First Priority mortgage Lien on such Material Real Estate Asset encumbered thereby, each which Title Policy, (A) shall include all endorsements reasonably requested by the Collateral Agent and available in each respective jurisdiction and (B) shall provide for affirmative insurance and such reinsurance as the Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; and evidence satisfactory to the Collateral Agent that the applicable Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the applicable Title Policy and (ii) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages with respect to such Material Real Estate Asset in the applicable real property records; together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the date of the creation of the Mortgage on such Material Real Estate Asset and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent; and

(iv)        (A) with the cooperation of the Administrative Agent, a completed Flood Certificate with respect to each Material Real Estate Asset improved with buildings and improvements, which Flood Certificate shall (i) be addressed to the Collateral Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; (B) evidence describing whether the community in which each such Material Real Estate Asset is located participates in the Flood Program; (C) if any Flood Certificate states that such Material Real Estate Asset is located in a Flood Zone, the Borrower’s written acknowledgement of receipt of written notification from the Collateral Agent (i) as to the existence of each such Material Real Estate Asset, and (ii) as to whether the community in which each such Material Real Estate Asset is located is participating in the Flood Program; and (D) if any such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Loan Party has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors.

Section 5.12    Additional Collateral. With respect to any assets or property acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any assets or property described in Section 5.10 or Section 5.11, (y) any assets or property subject to a Lien expressly permitted by Section 6.02 and (z) assets or property acquired by an Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected First Priority Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Pledge and Security Agreement or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected First Priority Lien in such assets or property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured

Parties, a perfected First Priority Lien in such assets or property, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Pledge and Security Agreement or by law or as may be requested by the Collateral Agent.

Section 5.13    Interest Rate Protection. In the case of the Borrower, no later than one hundred and eighty (180) days following the Closing Date and at all times thereafter until the third anniversary of the Closing Date, obtain and cause to be maintained protection against fluctuations in interest rates pursuant to one or more Interest Rate Agreements in form and substance reasonably satisfactory to the Administrative Agent, in order to ensure that no less than 25% of the aggregate principal amount of the total Indebtedness for borrowed money of Holdings and its Subsidiaries then outstanding is either (i) subject to such Interest Rate Agreements or (ii) Indebtedness that bears interest at a fixed rate.

Section 5.14    Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents or to more fully perfect or renew the rights of the Administrative Agent or the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Equity Interests of the Borrower and its Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries). Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which required any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may be required to obtain from Holdings or any of its Subsidiaries for such consent, approval, recording, qualification or authorization.

Section 5.15    Control Accounts; Approved Deposit Accounts.

(a)        The Borrower and each Loan Party that is a Domestic Subsidiary of the Borrower shall use commercially reasonable efforts to enter into Control Agreements with respect to each of its Deposit Accounts, Securities Accounts and Commodities Accounts unless such account is an Excluded Account (each such blocked account, a “Cash Management Account” with the account bank with respect to such Cash Management Account (each such bank, a “Cash Management Bank”). For purposes of this Section 5.15 “Excluded Accounts” shall mean: (v) each zero-balance account and other similar accounts maintained for the purpose of managing local disbursements so long as funds are not held in such accounts for more than a one (1) day period, (w) payroll, employee benefit, trust, withholding tax and other fiduciary accounts, (x) accounts of any Loan Party with any bank for the purposes of holding any cash collateral permitted by the definition of Permitted Lien (y) all accounts of Wisconsin Industrial Sand Company, L.L.C. for so long as the IRB Loan Agreement remains in effect; provided that such accounts do not have an aggregate balance in excess of $250,000 at any one time and (z) any other accounts as long as the balance for all such Loan Parties in all such other accounts does not exceed $500,000 individually or $1,000,000 in the aggregate at any time. Nothing in this Section 5.15 shall prohibit or restrict the Loan Parties’ right to make pledges or cash deposits permitted by Section 6.02.

(b)        If the agreement governing the maintenance of any existing Deposit Account, Securities Account or Commodities Account is terminated by such Loan Party, such Loan Party shall have 45 days (or such longer period as the Collateral Agent may approve) following such termination to establish a new Deposit Account, Securities Account or Commodity Account, as applicable.

Section 5.17    Maintenance of Ratings. In the case of the Borrower, at all times use commercially reasonable efforts to maintain public ratings issued by Moody’s and S&P with respect to its senior secured debt.

Section 5.18    Post-Closing Date Obligations. Execute and deliver to the Administrative Agent the documents and complete the tasks set forth on Schedule 5.18 hereto, within the time periods set forth therein, unless otherwise reasonably agreed by the Administrative Agent in respect of any such document or task.

ARTICLE VI.

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall not, nor shall it cause or permit any of its Subsidiaries to:

Section 6.01    Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)        the Obligations (including, without limitation, with respect to Incremental Term Loans);

(b)        Indebtedness of any Subsidiary owed to the Borrower or to any other Subsidiary, or of the Borrower owed to any Subsidiary; provided, that (i) all such Indebtedness shall be evidenced by the Intercompany Note, and, if owed to a Loan Party, shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the Payment in Full of the Obligations pursuant to the terms of the Intercompany Note, (iii) any payment by any such Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) such Indebtedness is permitted as an Investment under Section 6.06(d);

(c)        Unsecured Indebtedness that (i) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Stated Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (ii) hereof), (ii) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower than the terms and conditions customary at the time for high-yield debt securities issued in a public offering (or if applicable, high-yield subordinated debt securities so issues) and (iii) is incurred by the Borrower or a Guarantor; provided, that both immediately prior and after giving effect to the incurrence thereof, (x) no Default or Event of Default shall exist or result therefrom and (y) as of the last day of the most recent Fiscal Quarter for which financial statements are available, the Borrower shall be in compliance with a Leverage Ratio (calculated on a pro forma basis) not exceeding 4.75:1.00;

(d)        Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including, Indebtedness consisting of the deferred purchase price of assets or property acquired in a Permitted Acquisition, “Earn Out Indebtedness”), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(e)        Indebtedness which may be deemed to exist pursuant to any workers’ compensation claims, self-insurance obligations, bankers’ acceptances, bids, guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f)        Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g)        guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;

(h)        guaranties by the Borrower of Indebtedness of a Subsidiary Guarantor or guaranties by a Subsidiary Guarantor of Indebtedness of the Borrower or another Subsidiary Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i)        Indebtedness described in Schedule 6.01 and any Permitted Refinancing thereof;

(j)        Indebtedness of the Borrower and its Subsidiaries with respect to Capital Leases and Attributable Indebtedness in an aggregate amount not to exceed at any time $25,000,000;

(k)        purchase money Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $25,000,000; provided, that any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such

Indebtedness, and (ii) shall constitute not more than 80.0% of the aggregate consideration paid with respect to such asset;

(l)        (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, provided, that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Holdings or any of its Subsidiaries (other than by any such person that so becomes a Subsidiary) and (ii) any Permitted Refinancing thereof; provided, that (1) the direct and contingent obligors with respect to such Indebtedness are not changed and (2) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(m)        Indebtedness of the type described in clause (xi) of the definition thereof incurred in the ordinary course of business; provided that in each case such Indebtedness shall not have been entered into for speculative purposes;

(n)        Indebtedness incurred by the Borrower or any of its Subsidiaries owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(o)        Indebtedness of the Loan Parties incurred under the ABL Loan Agreement and the other ABL Documents (and Permitted Refinancing thereof); provided that the aggregate outstanding principal and committed amount of all such Indebtedness shall not exceed the sum of (x) $125,000,000 plus (y) the aggregate amount of ABL Incremental Facilities (as defined in the ABL Loan Agreement), in each case permitted to be incurred under the ABL Loan Agreement as in effect on the date hereof;

(p)        [Reserved];

(q)        [Reserved];

(r)        Indebtedness supported by a Letter of Credit (as defined in the ABL Loan Agreement) in a principal amount not to exceed the face amount of such Letter of Credit (as defined in the ABL Loan Agreement);

(s)        Indebtedness consisting of customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased, or otherwise in connection with services rendered, in the ordinary course of business;

(t)        Without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted hereunder;

(u)        [Reserved]; and

(v)        other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $60,000,000.

Section 6.02    Liens. Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a)        Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b)        Liens for Taxes to the extent obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

(c)        statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)        Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)        easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries and that, in the aggregate, do not materially detract from the value of the property subject thereto;

(f)        any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder and covering only the assets so leased;

(g)        Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)        purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property, consignments and similar arrangements entered into in the ordinary course of business;

(i)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)        any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property and do not impair the use or value of the Real Estate Assets;

(k)        non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Holdings or such Subsidiary;

(l)        Liens described in Schedule 6.02 or on a title report delivered pursuant to Section 5.17(b) and any refinancings, renewals or extensions thereof; provided that (i) no additional property is covered thereby, (ii) the amount secured or benefitted thereby is not increased (except, in connection with any refinancing, refunding, renewal or extension thereof, by an amount equal to accrued interest, a reasonable premium paid in connection with such renewal, replacement, extension or refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith) and (iii) if such Lien secures Indebtedness, such Indebtedness is a refinancing, renewal or extension of Indebtedness permitted by Section 6.01(i);

(m)        Liens securing Indebtedness permitted pursuant to Section 6.01(j) and (k); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n)        Liens securing Indebtedness permitted by Section 6.01(l), provided, that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by the Borrower or its Subsidiaries;

(o)        Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.01(h);

(p)        Liens arising by virtue of any statutory, contractual or common law provision relating to rights of set-off or similar rights relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness;

(q)        Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(r)        Liens on specific items of inventory or other goods arising under Article 2 of the UCC in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in any case covering only goods actually sold;

(s)        Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted hereunder;

(t)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business and consistent with the past practices of such Loan Party;

(u)        Liens on the equity interests of any Technology Entity pursuant to any Technology Acquisition Claw-Back;

(v)        Liens on the Collateral securing Indebtedness incurred under Section 6.01(o); provided that such Indebtedness shall be subject to the ABL Intercreditor Agreement; and

(w)        other Liens on assets other than the Collateral securing Indebtedness (including Indebtedness incurred pursuant to Section 6.01(s)), in an aggregate amount not to exceed $30,000,000.

Section 6.03    No Further Negative Pledges. Except with respect to (a) this Agreement and the other Loan Documents, (b) specific assets or property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (c) Liens permitted by Section 6.02(e), (m), (n) and (o) or any document or agreement governing such Liens; provided that such restrictions are limited by the assets and/or property securing such Lien and (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the assets or property secured by such Liens or the assets or property subject to such leases, licenses or similar agreements, as the case may be), enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

Section 6.04    Restricted Junior Payments. Directly or indirectly through any manner or means nor shall it permit any of its Affiliates directly or indirectly through any manner or means, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) any Subsidiary of the Borrower may declare and pay dividends or make other distributions ratably to the Borrower or any Wholly-Owned Subsidiary Guarantor; (b) the Borrower may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued; (c) the Borrower may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings (i) to the extent necessary to permit FML Holdings to pay general administrative costs and expenses attributable to its ownership of Holdings and the Borrower incurred in the ordinary course of business, determined in accordance with GAAP and (ii) so long as such Loan Party is a member of a group with FML Holdings as the common parent filing a consolidated or combined income tax return, to the extent necessary to permit FML Holdings to discharge the consolidated or combined income tax liabilities of FML Holdings and its Subsidiaries, in each case so long as FML Holdings applies the amount of any such Restricted Junior Payment for such purpose; provided, that the amount of such Restricted Junior Payment shall not exceed the lesser of (A) the amount of such taxes that would have been payable by Holdings and its Subsidiaries that are members of such group if Holdings and such Subsidiaries were a stand-alone group for such tax purposes and (B) the actual tax liability of FML Holdings’ consolidated or combined group, reduced by any such payments paid or to be paid directly by Holdings or its Subsidiaries; (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings in an aggregate amount not to exceed $15,000,000 to permit FML Holdings to purchase common stock or common stock options of FML Holdings from shareholders (including, without limitation, present or former officers or employees of FML Holdings or any of Holdings’ Subsidiaries upon the death, disability or termination of employment of such officer or employee); (e) the Borrower may pay, or make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings to allow it to pay fees and reimbursement obligations to directors of FML Holdings and its Subsidiaries and the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries; provided, that upon the occurrence of a Default or an Event of Default and during the continuance thereof, no payment of any management fees or similar distributions to the Sponsor or any of its Affiliates shall be permitted under this Section 6.04(e); (f) the Borrower may pay, or make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings to allow it to pay transaction costs, fees and expenses in connection with equity issuances by FML Holdings; (g) so long as no Default or Event of Default shall have occurred or shall be caused thereby, the Borrower may make Restricted Junior Payments to allow FML Holdings to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person; (h) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, other Restricted Junior Payments in an aggregate amount not to exceed, if the Leverage Ratio (calculated on a pro forma basis) is less than 3.50:1.00, an amount equal to the Available Amount; provided that, notwithstanding the foregoing clause (h), if the Leverage Ratio (calculated on a pro forma basis) is greater than or equal to 3.50:1.00, the Borrower may make distributions of up to $15,000,000 per Fiscal Year to Holdings and Holdings may make Restricted Junior Payments to FML Holdings to enable FML Holdings to purchase common stock or common stock options of FML Holdings from shareholders, so long as such amount distributed does not exceed the Available Amount and no Default or Event of Default shall have occurred and be continuing and; provided, further that, in each case, after giving effect to any Restricted Junior Payment described in this Section 6.04(h), the Leverage Ratio (calculated on a pro forma basis) shall not exceed 4.75:1.00 and (i) the Borrower may make, or make Restricted Junior Payments to Holdings, and Holdings may make Restricted Junior Payments to FML Holdings to allow it to make payments or distributions to dissenting stockholders as required by applicable law in connection with a merger, consolidation or transfer of assets permitted by this Agreement.

Section 6.05    Restrictions on Subsidiary Distributions. Except as provided herein and in the ABL Loan Agreement and the other ABL Documents, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Borrower or any other Subsidiary of the Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (d) transfer, lease or license any of its property or assets to a Borrower or any other Subsidiary of a Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.01(k) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business or (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement.

Section 6.06    Investments. Directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a)        Investments in Cash and Cash Equivalents;

(b)        equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in the Borrower and any Wholly-Owned Subsidiary Guarantor;

(c)        Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) consisting of accounts receivables, deposits, prepayments and other trade credits to suppliers created, acquired or made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d)        intercompany loans to the extent permitted under Section 6.01(b) and other Investments in Subsidiaries which are not Wholly-Owned Subsidiary Guarantors, provided that such Investments (including through intercompany loans and any Permitted Acquisition) in Subsidiaries other than Wholly-Owned Subsidiary Guarantors shall not exceed at any time an aggregate amount $50,000,000;

(e)        Capital Expenditures with respect to the Borrower and the Guarantors;

(f)        loans and advances to employees, officers and directors of FML Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000;

(g)        Permitted Acquisitions permitted pursuant to Section 6.08;

(h)        Investments described in Schedule 6.06;

(i)        Hedge Agreements which constitute Investments;

(j)        loans by the Borrower or any of its Subsidiaries to the employees, officers or directors of FML Holdings, the Borrower or any of their respective Subsidiaries in connection with management incentive plans; provided that such loans represent cashless transactions pursuant to which such employees, officers or directors directly invest the proceeds of such loans in Equity Interests issued by FML Holdings;

(k)        Investments in the Net Cash Proceeds from Asset Sales and of the type described in clause (b) of the definition thereof, to the extent permitted under Section 2.14(a) or (b), respectively;

(l)        Investments arising directly out of the receipt by the Borrower or any Subsidiary of non-cash consideration for any sale of assets permitted under Section 6.08(d); provided that such non-cash consideration shall in no event exceed 25% of the total consideration received for such sale;

(m)        so long as no Default or Event of Default shall have occurred and the Leverage Ratio (calculated on a pro forma basis) is less than 3.50:1.00, Investments an amount equal to the Available Amount; and

(n)        other Investments in an aggregate amount not to exceed the sum of (i) $40,000,000 and (ii) the amount of any cash returns actually received by the Borrower or any Guarantor with regard to any such Investments during the term of this Agreement.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.04.

Section 6.07    [Reserved].

Section 6.08    Fundamental Changes; Disposition of Assets; Acquisitions. Merge or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)        any Subsidiary of the Borrower may be merged with or into the Borrower or any Wholly-Owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Wholly-Owned Subsidiary Guarantor; provided, that in the case of such a merger, the Borrower or such Wholly-Owned Subsidiary Guarantor, as applicable shall be the continuing or surviving Person;

(b)        any Subsidiary of the Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly-Owned Subsidiary Guarantor;

(c)        sales or other dispositions of assets that do not constitute Asset Sales;

(d)        Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $40,000,000; provided, that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied as required by Section 2.14(a);

(e)        disposals of damaged, obsolete, worn out or surplus property;

(f)        Permitted Acquisitions; provided that in respect of acquisition targets not domiciled within the United States, the consideration for such Persons or assets shall be limited to the Available Amount;

(g)        an exchange or “swap” of fixed tangible assets of the Loan Parties or any of their Subsidiaries for similar fixed tangible assets of a Person (other than another Loan Party or its Subsidiaries) or for credit against such similar assets in the ordinary course of business and consistent with past business practices; provided that such Loan Party (or its subsidiary) received reasonable equivalent value for such assets; and provided further that the fair market value of all such assets (as determined in good faith and in accordance with customary valuation techniques by the chief financial officer or vice president of Finance of the Borrower) exchanged or swapped does not exceed $15,000,000 per Fiscal Year;

(h)        any disposition of real property to a Governmental Authority that results in Net Cash Proceeds applied in accordance with Section 2.14(b);

(i)        the abandonment, cancellation or other disposition of Intellectual Property that is not material or is no longer used or useful in any material respect in the operation of the Borrower and its Subsidiaries or the disposition of any equity interest in a Technology Entity pursuant to a Technology Acquisition Claw-Back;

(j)        the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables); and

(k)        Investments made in accordance with Section 6.06 and Restricted Junior Payments made in accordance with Section 6.04.

Section 6.09    Disposal of Subsidiary Interests. Except for any sale or other disposition of all of its interests in the Equity Interests of any of its Subsidiaries permitted by the provisions of Section 6.08 and any Lien on or disposition of equity interests in a Technology Entity pursuant to a Technology Acquisition Claw-Back, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.10    Sales and Lease-Backs. Directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease, except for (i) any such arrangement to the extent that the sale of such property is fair market value and in compliance with Section 6.08(d) and the Attributable Indebtedness or Indebtedness with respect thereto is permitted by Section 6.01(j) or (o) and (ii) any such arrangement with respect to railcars in the ordinary course of business.

Section 6.11    Transactions with Shareholders and Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained in a comparable arm’s length transaction at the time from a Person who is not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to (a) any transaction between the Borrower and any Wholly-Owned Subsidiary Guarantor; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of FML Holdings and its Subsidiaries; (c) the payment of amounts to the Sponsor in its capacity as consultants; (d) the issuance or sale of Equity Interests of the Loan Parties to FML Holdings or any Loan Party, to the extent not prohibited by the terms of this Agreement; and (e) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business.

Section 6.12    Conduct of Business. Engage in any business (either directly or through a Subsidiary) other than the businesses engaged in by such Loan Party on the Closing Date and businesses which are reasonably related, ancillary or complementary thereto or are reasonable extensions thereof.

Section 6.13    Permitted Activities of Holdings. In the case of Holdings, (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents and the ABL Documents; (b) create or suffer to exist any Lien upon any assets or property now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Security Documents to which it is a party or permitted pursuant to Section 6.02; (c) engage in any business or activity or own any assets other than (i) holding 100.0% of the Equity Interests of the Borrower, (ii) performing its obligations and activities incidental thereto under the Loan Documents and the ABL Documents; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries except to the extent expressly permitted by this Agreement; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than the Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.14    Amendments or Waivers of Organizational Documents and Certain Indebtedness. Effect (a) any material amendment, restatement, supplement or other modification to, waiver of or termination of (other than in accordance with the regularly scheduled termination date) any of its Organizational Documents if such amendment, restatement, supplement or other modification or termination would be materially adverse to the Lenders or (b) any amendment, restatement, supplement, waiver or other modification changing the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment, restatement, supplement, waiver or other modification thereto, if the effect of such amendment, restatement, supplement, waiver or other modification is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment, restatement, supplement, waiver or other modification, together with all other amendments, restatements, supplements, waivers and other modifications made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to any Loan Party or Lenders.

Section 6.15    Fiscal Year. Change its Fiscal Year-end from December 31, or change its method of determining Fiscal Quarters.

ARTICLE VII.

GUARANTY

Section 7.01    Guaranty of the Obligations. Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual Payment in Full of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). For the avoidance of doubt, in no event shall any Excluded Foreign Subsidiary guaranty the Secured Obligations of the Borrower or of any other Domestic Subsidiary that is a Loan Party.

Section 7.02    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03    Payment by Guarantors. Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors shall upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for a Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against any the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.04    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Secured Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)        this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)        the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c)        the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(d)        payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)        any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements; and

(f)        this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Secured Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than Payment in Full of the Secured Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.06    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Secured Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Secured Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Secured Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07    Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 7.08    Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Secured Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09    Authority of Guarantors or the Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10    Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents and Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

Section 7.11    Bankruptcy, Etc.

(a)        So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)        Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)        In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12    Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01    Events of Default. If any one or more of the following conditions or events occur:

(a)        Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b)        Default Under Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of the ABL Loan Agreement (or any Permitted Refinancing thereof) or one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in an individual principal amount of $25,000,000 or more or with an aggregate principal amount of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above (including, for the avoidance of doubt, the ABL Loan Agreement) or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that clause (ii) of this Section 8.01(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary disposition of the property or assets securing such Indebtedness, if such disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such disposition; or

(c)        Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.06, Sections 5.01(a), 5.01(b) or 5.01(c), 5.01(d) and 5.01(f), Section 5.02, Section 5.17 or Article VI; or

(d)        Breach of Representations, Etc. (i) Any representation or warranty in Article IV, was inaccurate as of the Closing Date in any material respect (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified by materiality or material adverse effect in the text thereof); provided further that such inaccuracy will not be an Event of Default hereunder if within 30 days of the Closing Date, reasonable steps are being taken so as to remedy such Default within such period and such inaccuracy is remedied within such period and (ii) at any time after the Closing Date, any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made or, to the extent that any such representation, warranty, certification or other statement is already qualified by materiality or material adverse effect in the text thereof, such representation, warranty, certification or other statement shall be false in any respect as of the date made or deemed made; or

(e)        Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Loan Party becoming aware of such default or (ii) receipt by the Borrower of written notice from the Administrative Agent or any Lender of such default; or

(f)        Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, conservator, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, conservator or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)        Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, conservator or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or

(h)        Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $25,000,000 or (ii) in the aggregate at any time an amount in excess of $25,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i)        Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

(j)        Employee Benefit Plans. There shall occur (i) one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect or (ii) the ERISA Event described in clause (ii) of the definition thereof; or

(k)        Change of Control. A Change of Control occurs; or

(l)        Guaranties, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of the Obligations being Paid in Full, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Obligations being Paid in Full) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(m)        Subordinated Indebtedness. Any Subordinated Indebtedness permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Loan Parties hereunder, as provided in the indenture governing such Subordinated Indebtedness, or any Loan Party, any Affiliate of any Loan Party, the agent of trustee in respect of any such Subordinated Indebtedness or the holders of at least 25.0% in aggregate principal amount of such Subordinated Indebtedness shall so assert; or

(n)        (i) FML Holdings shall own any material assets other than the shares of Holdings or the net cash proceeds from equity issuances by FML Holdings of shares in FML Holdings or (ii) any material portion of Consolidated Adjusted EBITDA shall be derived from operations other than the operations of Holdings and its Subsidiaries;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of or with the consent of the Required Lenders, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; (B) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; and (C) the Administrative Agent and the Collateral Agent may exercise on behalf of themselves, the Lenders and the other Secured Parties all rights and remedies available to the Administrative Agent the Collateral Agent and the Lenders under the Loan Documents or under applicable law or in equity.

ARTICLE IX.

AGENTS

Section 9.01    Appointment of Agents. PNC Capital Markets, LLC is hereby appointed the Syndication Agent hereunder, and each Lender hereby authorizes PNC Capital Markets, LLC to act as the Syndication Agent in accordance with the terms hereof and the other Loan Documents. Barclays Bank is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Barclays Bank to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents. PNC Capital Markets, LLC is hereby appointed the Documentation Agent hereunder, and each Lender hereby authorizes PNC Capital Markets, LLC to act as the Documentation Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. The Syndication Agent and each of the Documentation Agent, without consent of or notice to any party hereto, may assign any and all of their respective rights or obligations hereunder to any of their respective Affiliates. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arranger, the Bookrunner, the Syndication Agent and the Documentation Agent are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arranger, the Bookrunner, Syndication Agent and the Documentation Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Article IX. Without limitation of the foregoing, none of the Arranger, the Bookrunner, the Syndication Agent nor the Documentation Agent in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

Section 9.02    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes the Administrative Agent to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to the Administrative Agent. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.03    General Immunity.

(a)        No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any Lien, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Holdings or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)        Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan

Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c)        Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent or, as applicable and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d)        Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

Section 9.04    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

Section 9.05    Lenders’ Representations, Warranties and Acknowledgment.

(a)        Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)        Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Loans on the Closing Date, or by the funding of any Incremental Term Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Loans.

Section 9.06        Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 9.07    Successor Administrative Agent and Collateral Agent.

(a)        The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower, and, if the Administrative Agent is deemed insolvent or becomes the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding, or if the Administrative Agent or any substantial part of its property becomes the subject of an appointment of a receiver, intervenor or conservator, or a trustee or similar officer becomes the subject of a bankruptcy under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, the Administrative Agent may be removed at any time thereafter by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by Required Lenders. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor the Administrative Agent by the Borrower and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation or any such removal, if a successor the Administrative Agent has not already been appointed by the retiring the Administrative Agent, the Required Lenders shall have the right, upon five (5) Business Days’ notice to the Borrower, to appoint a successor the Administrative Agent; provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower. If neither Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent; provided, that until a successor the Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower and Required Lenders, may retain its role as the Collateral Agent under any Security Document. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor the Administrative Agent, that successor the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed the Administrative Agent and the retiring or removed the Administrative Agent shall promptly (i) transfer to such successor the Administrative Agent all sums, Securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor the Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor the Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor the Administrative Agent of the security interests created under the Security Documents, whereupon such retiring or removed the Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of Barclays Bank or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Barclays Bank or its successor as the Collateral Agent. After any retiring or removed the Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Any successor the Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor the Collateral Agent for all purposes hereunder. If

Barclays Bank or its successor as the Administrative Agent pursuant to this Section has resigned as the Administrative Agent but retained its role as the Collateral Agent and no successor the Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays Bank or its successor may resign as the Collateral Agent upon notice to the Borrower and Required Lenders at any time.

(b)        In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Borrower and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

Section 9.08    Security Documents and Guaranty.

(a)        Agents under Security Documents and Guaranty. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Security Documents; provided, that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Secured Obligations with respect to any Hedge Agreement. Subject to Section 10.05, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented.

(b)        Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)        Rights under Swap Contracts. No Swap Contract shall create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in Section 10.05(c)(v) of this Agreement and Section 9.2 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)        Release of Collateral and Guarantees, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been Paid in Full, upon request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 9.09    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made by the Administrative Agent to any Lender without the applicable withholding Tax being withheld and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. The Administrative Agent may set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.09.

Section 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

ARTICLE X.

MISCELLANEOUS

Section 10.01    Notices.

(a)        Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Schedule 1.01(d) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 1.01(d) or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, sent by electronic means or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic means, ordinary or registered post, or three (3) Business Days after depositing it in ordinary or prepaid post or United States or Canadian mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided, further, that any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent from time to time.

(b)        Electronic Communications.

(i)        Notices and other communications to the Administrative Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)        Each Loan Party understands that the distribution of material through an electronic medium by the Administrative Agent or a Lender is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of such Administrative Agent or a Lender, as applicable, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)        The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct or damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet, except to the extent the liability of any such Person if found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct or (B) indirect, special, incidental or consequential damages. No Agent or Agent Affiliate shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Agent or Agent Affiliate (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(iv)        Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)        All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi)        Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.

(c)        Change of Address. Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.

Section 10.02    Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay promptly (and without duplication) (a) all the actual and reasonable and documented out-of-pocket costs and expenses incurred by the Agents in connection with the arrangement, syndication, negotiation, preparation and execution of the Loan Documents, any consents, amendments, supplements, waivers or other modifications thereto and due diligence efforts; (b) all the costs of furnishing all opinions by counsel for the Borrower and the other Loan Parties; (c) the reasonable fees, out-of-pocket expenses, disbursements and other charges of attorneys and advisors to the Agents (in each case excluding allocated costs of internal counsel), together with any sales use or similar taxes (including additions to such taxes, if any) (in each case, for the avoidance of doubt, without duplication of any amounts owing pursuant to other provisions of this Agreement) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other actual and reasonable costs and out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments; and (g) all actual costs and expenses, (including the reasonable fees, disbursements and other charges of (i) a single firm of counsel for the Administrative Agent, (ii) a single firm of counsel for the other Agents and Lenders, (iii) local and/or special counsel in each applicable jurisdiction and (iv) in the case of any actual or perceived conflict of interest (as determined by the applicable indemnified person) separate firms of counsel to such Agent or Lender, if necessary) and costs of settlement, incurred by any Agent or Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents. All amounts due under this Section 10.02 shall be due and payable within ten (10) days after demand therefor.

Section 10.03    Indemnity.

(a)        In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify upon demand, pay and hold harmless, each Agent, the Arranger, the Bookrunner and Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents, sub-agents and Affiliates of each of the Agents, the Arranger, the Bookrunner and Lender, as well as the respective heirs, successors and assigns of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise (i) from the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnitee with respect to the credit facilities hereunder (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment), (iii) from or out of any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Collateral Agent, the Arranger, the Bookrunner or any other agent or co-agent (if any) designated by the Arranger with respect to the credit facilities hereunder, in each case in their respective capacities as such, or the Arranger or any Bookrunner, solely in connection with its syndication activities as contemplated hereunder) that a court of competent jurisdiction has determined in a final and non-appealable decision did not involve an act or omission of the Loan

Parties or (iv) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld). Without limiting the foregoing, and to the extent permitted by applicable law, each Loan Party agrees not to assert and hereby waives all rights for contribution or any other rights of recovery against any Indemnitee with respect to all Indemnified Liabilities relating to or arising out of any Environmental Claim or related to any actual or alleged presence, release of, or exposure to, any Hazardous Materials; provided, that any Loan Party (i) shall not have any obligation to any Indemnitee hereunder and (ii) may assert and does not waive any rights for contribution or recovery with respect to any Indemnified Liabilities or Environmental Claim arising from or related to any Release of Hazardous Materials on, upon or into real property, to the extent such Liabilities arise and are incurred as a result of any Indemnitee’s gross negligence or willful misconduct following foreclosure or deed in lieu or other similar transfer of such real property and are attributable solely to acts of such Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)        To the extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against each Loan Party, Agent, the Arranger, the Bookrunner and Lender and their respective Affiliates, officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and sub-agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the transmission of information through the Internet, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Indemnitee (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)        No Indemnitee will be responsible or liable to the Borrower or any other person or entity for damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent such damages are found by a final, non-appealable judgment of a court to arise from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(d)        All amounts due under this Section 10.03 shall be due and payable within ten (10) days after demand therefor.

Section 10.04    Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender (other than a Defaulting Lender except to the extent prohibited by law) is hereby authorized by each Loan Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived to the fullest extent permitted by applicable law, to set off and to appropriate and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, including all claims of any nature or description arising out of or connected hereto, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.05    Amendments and Waivers.

(a)        Required Lenders’ Consent. Subject to the additional requirements of Sections 10.05(b) and 10.05(c) and except as provided in Section 2.24 and Sections 10.05(d) and (e), no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders and the Borrower (delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof).

(b)        Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:

(i)        extend the scheduled final maturity of any Term Loan or Note;

(ii)        waive, reduce or postpone any scheduled repayment (but not prepayment) of principal;

(iii)        reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder (it being understood that only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.10 or to waive any obligation of the Borrower to pay interest at the Default Rate);

(iv)        waive or extend the time for payment of any such interest, fees or premiums;

(v)        reduce or forgive the principal amount of any Loan;

(vi)        amend, modify, terminate or waive any provision of Section 2.13(b)(ii), the requirement to make Offer Loans to all Lenders under Section 2.13(c), Section 2.16(c), Section 2.17, this Section 10.05(b), Section 10.05(c), Section 9.2 of the Pledge and Security Agreement or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii)        amend the definition of “Required Lenders” or amend Section 10.05(a) in a manner that has the same effect as an amendment to such definition or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date, as applicable;

(viii)        release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents;

(ix)        consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document; or

(x)        change the stated currency in which the Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vii), (viii), (ix) and (x).

(c)        Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i)        alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50.0% of the aggregate Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(ii)        [reserved];

(iii)        amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

(iv)        (x) increase or extend the Commitment or Loan of any Defaulting Lender, nor may the principal of any Loan of a Defaulting Lender be reduced, in each case without the consent of such Lender and (y) in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms, affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each such Defaulting Lender; or

(v)        amend, modify or waive this Agreement, the Pledge and Security Agreement or any Security Document so as to alter the ratable treatment of Secured Obligations, Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Obligations,” “Hedge Agreement”, “Secured Obligations” or “Hedging Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Lender Counterparty with Secured Obligations then outstanding without the written consent of any such Lender Counterparty or release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents without the written consent of each Lender Counterparty with Secured Obligations then outstanding.

(d)        Refinancing Amendments. In addition, notwithstanding Sections 10.05(a), (b) and (c), this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of a tranche (“Refinanced Term Loans”) with a replacement term loan (“Replacement Term Loans”) hereunder; provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the Applicable Margin for such Refinanced Term Loans (or similar interest rate spread applicable to such Refinanced Term Loans) immediately prior to such refinancing, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing (and, without limiting the foregoing, the Administrative Agent and Collateral Agent are authorized to amend any Security Document to the extent necessary to ensure that all such Term Loans are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Obligations).

(e)        Extensions of Maturity. In addition and notwithstanding Sections 10.05(a), (b) and (c), the Agreement may be amended to extend the maturity date of any Term Loan hereunder; in each case with the consent solely of the Administrative Agent, Collateral Agent and Lenders providing such extended Term Loans; provided that such extended Term Loans otherwise meet the requirements set forth in clauses (i), (iii) and (iv) of the preceding clause (d) (and, without limiting the foregoing, the Administrative Agent and the Collateral Agent are authorized to amend any Security Document to the extent necessary to ensure that all such Term

Loans (including as so extended) are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Obligations). For the avoidance of doubt, the Applicable Margin with respect to any such extended Term Loans may be greater than the Applicable Margin applicable to non-extended Term Loans and such extended Term Loans may be deemed to constitute a separate Class of Term Loans.

(f)        [Reserved]

(g)        Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, the parties hereto shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event Default, or impair any right consequent thereon. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Notwithstanding anything to the contrary contained in this Section 10.05, if the Administrative Agent and the Borrower shall have jointly identified an obvious or manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. In addition, notwithstanding anything to the contrary provided herein, no consent of any Lender shall be required in connection with the marking of any amendment to any Loan Document of the type described in Section 2.24 hereof which states in such Section that no consent of any Lender, other than the applicable Incremental Term Loan Lender, is required.

Section 10.06     Successors and Assigns; Participations.

(a)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void).

(b)        Register. The Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Term Loan Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and notwithstanding anything else herein, no assignment or transfer of any such Commitment or

Loan shall be effective, in each case, unless and until recorded in the Term Loan Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d). Each assignment shall be recorded in the Term Loan Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Term Loan Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)        Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan ):

(i)        to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Administrative Agent;

(ii)        to any Person meeting the criteria of clause (ii) or (iii) of the definition of the term of “Eligible Assignee”, upon giving of notice to the Borrower and the Administrative Agent, and, in each case, with the prior written consent of the Borrower (provided that (A) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, (B)such consent by the Borrower shall not be unreasonably withheld or delayed and (C) no such consent by the Borrower shall be required at any time an Event of Default has occurred and is continuing); provided, further that each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Initial Term Loans or with respect to Incremental Term Loans constituting a separate tranche, such Incremental Term Loans of such tranche of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts;

(iii)        [Reserved]; and

(iv)        to Holdings or the Borrower on a non-pro rata basis pursuant to open market purchases, subject to the following limitations:

(A)        immediately and automatically, without any further action on the part of Holdings, the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a

Lender to the Borrower, such Term Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment;

(B)        the Borrower shall not use the proceeds of any ABL Loans for any such assignment;

(C)        no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment; and

(D)        each Lender that assigns any Loans to Holdings or the Borrower pursuant to this clause (iv) shall deliver to the Administrative Agent and the Borrower a customary Big Boy Letter.

(d)        Mechanics. Assignments and assumptions of Term Loans and Term Loan Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Barclays Bank or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)        Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date, as applicable, that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)        Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the applicable Register(s) and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender. Subject to Section 10.06(b), any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g). Any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g)        Participations.

(i)        Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii)        The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.

(iii)        The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, that (x) a participant shall not be entitled to receive any greater payment under Section 2.18(c), 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, unless the sale of the participation to such participant is made with the Borrower’s prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.20 such participant agrees, for the benefit of the Borrower, to comply with Section 2.20 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(iv)        Each Lender that sells a participation shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Commitments, Loans and other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)        Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may assign and/or pledge (without the consent of the Borrower or any Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

Section 10.07    Independence of Covenants, Etc.. All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension as long as the Obligations shall not have been Paid in Full. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.18(c), 2.19, 2.20, 10.02 and 10.03 and the agreements of Lenders set forth in Sections 2.17, 9.03(b), 9.06, 9.09 and 10.04 shall survive the payment of the Loans and the termination hereof.

Section 10.09    No Waiver; Remedies Cumulative. No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.

Section 10.10    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11    Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 10.12    Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13    Table of Contents and Headings. The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.

Section 10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 10.15 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW

YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Section 10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE

HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17    Confidentiality. Each Agent and each Lender shall hold all non-public information regarding the Loan Parties and their Subsidiaries and their businesses identified as such by the Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to their respective officers, directors, employees, representatives, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided that prior to any disclosure, such Affiliates, Related Funds, officers, directors, employees, representatives, agents and advisors and other persons are instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, (C) any bona fide or potential direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or (D) any direct or indirect investor or prospective investor in a Related Fund; provided, that such pledgees, assignees, transferees, participants, counterparties, advisors and investors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosure to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document, (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to such disclosure) and (vi) disclosure to the extent requested or required by regulatory authorities (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to such disclosure); provided, that unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

Section 10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

Section 10.19    Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

Section 10.20    Effectiveness; Entire Agreement; No Third Party Beneficiaries. This Agreement and the other Loan Documents represent the entire agreement of Holdings and its Subsidiaries, the Agents, the Arranger, the Bookrunner and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent, the Arranger or the Bookrunner or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement or the other Loan Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 10.21    PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender, the Administrative Agent to identify such Loan Party in accordance with the PATRIOT Act.

Section 10.22    Electronic Execution of Assignments and other Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.23    No Fiduciary Duty. Each Agent, each Lender, the Arranger, the Bookrunner and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent each deemed appropriate and that each is responsible for making its own respective independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

Section 10.24    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given. The obligation of the Borrower in respect of such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-in Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.26 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)        none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)        no fee or other compensation is being paid directly to the Administrative Agent or the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)        The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FAIRMOUNT SANTROL INC., as Borrower

By: /s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Executive Vice President, Chief Financial
Officer, Assistant Secretary and Treasurer

FMSA INC., as Holdings

By: /s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Executive Vice President, Chief Financial
Officer, Assistant Secretary and Treasurer

[Signature Page to Fairmount Term Loan Agreement]

BEST SAND CORPORATION,

BEST SAND OF PENNSYLVANIA, INC.,

CHEYENNE SAND CORP.,

CONSTRUCTION AGGREGATES

    CORPORATION OF MICHIGAN, INC.,

FAIRMOUNT WATER SOLUTIONS, LLC,

MINERAL VISIONS INC.,

SPECIALTY SANDS, INC., STANDARD SAND CORPORATION,

TECHNIMAT LLC,

TECHNISAND, INC.,

WEDRON SILICA COMPANY,

WEXFORD SAND CO.,

WISCONSIN INDUSTRIAL SAND

    COMPANY, L.L.C.,

WISCONSIN SPECIALTY SANDS, INC.,

ALPHA RESINS, LLC,

BLACK LAB LLC,

FAIRMOUNT MINERALS, LLC,

FML SAND, LLC,

FML RESIN, LLC,

FML TERMINAL LOGISTICS, LLC,

FML ALABAMA RESIN, INC.,

SELF-SUSPENDING PROPPANT LLC,

SHAKOPEE SAND LLC, and

FAIRMOUNT LOGISTICS LLC, each as a

Guarantor

By: /s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Executive Vice President, Chief Financial
Officer, Assistant Secretary and Treasurer
of each of the entities set forth above

[Signature Page to Fairmount Term Loan Agreement]

BARCLAYS BANK PLC,
as Administrative Agent, Collateral Agent and a Lender

By: /s/ May Huang
Name: May Huang
Title: Assistant Vice President

[Signature Page to Fairmount Term Loan Agreement]

SCHEDULE 1.01(a)

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Initial Term Loan Commitments

[ON FILE WITH ADMINISTRATIVE AGENT]

SCHEDULE 1.01(d)

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Notice Addresses

If to any Loan Party:

Fairmount Santrol Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

Attn: David Crandall

Facsimile: (440) 279-0202

in each case, with a copy to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attn: Sheryl Gittlitz, Esq.

Facsimile: (212) 836-8119

SCHEDULE 4.01

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Jurisdictions of Organization and Qualification

Name of Entity	Jurisdiction of Organization
Alpha Resins, LLC	Ohio
Best Sand Corporation	Ohio
Best Sand of Pennsylvania, Inc.	Ohio
Black Lab LLC	Ohio
Cheyenne Sand Corp.	Michigan
Construction Aggregates Corporation of Michigan, Inc.	Michigan
Fairmount Logistics LLC	Texas
Fairmount Minerals, LLC	Ohio
Fairmount Water Solutions, LLC	Ohio
FMSA Inc. (f/k/a Fairmount Minerals Holdings, Inc.)	Delaware
Fairmount Santrol Inc. (f/k/a Fairmount Minerals, Ltd.)	Delaware
FML Sand, LLC	Ohio
FML Resin, LLC	Ohio
FML Terminal Logistics, LLC	Ohio
FML Alabama Resin, Inc.	Ohio
Mineral Visions Inc.	Ohio
Self-Suspending Proppant LLC	Delaware
Shakopee Sand LLC	Minnesota
Specialty Sands, Inc.	Michigan
Standard Sand Corporation	Michigan
Technimat LLC	Ohio
TechniSand, Inc.	Delaware
Wedron Silica Company	Ohio
Wexford Sand Co.	Michigan
Wisconsin Industrial Sand Company, L.L.C.	Delaware
Wisconsin Specialty Sands, Inc.	Texas
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	Mexico
Lake Shore Sand Company (Ontario) Ltd.	Ontario, Canada
Santrol de Mexico, S. de R.L. de C.V.	Mexico
Santrol Europe ApS	Denmark
Santrol (Yixing) Proppant Co., Ltd.	China
Technisand Canada Sales Ltd.	British Columbia

Schedule 4.01 - 2

Schedule 4.01 - 2

SCHEDULE 4.02

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Equity Interests and Ownership

   Ownership Interests:

   Fairmount Santrol Inc.:

Stockholder	Ownership Percentage
FMSA Inc.	100%

   Lake Shore Sand Company (Ontario) Ltd.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

   Best Sand Corporation:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

   Best Sand of Pennsylvania, Inc.:

Shareholder	Ownership Percentage
Best Sand Corporation	100%

   Cheyenne Sand Corp.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

   Standard Sand Corporation:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

   Construction Aggregates Corporation of Michigan, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

   Fairmount Logistics LLC:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Schedule 4.02 - 1

   Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

   Wedron Silica Company:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

   Wexford Sand Co.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

   Mineral Visions Inc.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

   Fairmount Water Solutions, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

   TechniSand, Inc.:

Stockholder	Ownership Percentage
Fairmount Santrol Inc.	100%

   Wisconsin Industrial Sand Company, L.L.C.:

Member	LLC Interests
TechniSand, Inc.	100%

   Wisconsin Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Wisconsin Industrial Sand Company, L.L.C.	100%

   Technimat LLC:

Member	Membership Interests
TechniSand, Inc.	90%

   Fairmount Minerals, LLC:

Schedule 4.02 - 2

Member	Membership Interests
Fairmount Santrol Inc.	100%

   Alpha Resins, LLC:

Member	Membership Interests
Technisand, Inc.	100%

   Black Lab LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

   Self-Suspending Proppant LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%***

   ***Fairmount Santrol Inc.’s share ownership could be reduced in the event certain earn-out calculation    thresholds are not met in the future.

   Shakopee Sand LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

   FML Sand, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

   FML Resin, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

   FML Terminal Logistics, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

   FML Alabama Resin, Inc.:

Member	Ownership Percentage
Fairmount Santrol Inc.	100%

Schedule 4.02 - 3

   Santrol (Yixing) Proppant Company, Ltd.:

Shareholder	Interests
Technimat LLC	70%

   Fairmount Minerals Sales de Mexico, S. de R.L. de C.V. :

Shareholder	Quota in the Capital
Fairmount Santrol Inc.	99.67%
TechniSand, Inc.	.33%

   Santrol de Mexico, S. de R.L. de C.V. :

Shareholder	Series A Equity Quota (fixed and variable)	Series B Equity Quota (fixed)
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	99.985%	---
Fairmount Santrol Inc.	---	0.015%

   Santrol Europe ApS:

Shareholder	Interests
Technisand, Inc.	100%

   Technisand Canada Sales Ltd.:

Shareholder	Ownership Percentage
Technisand, Inc.	100%

Schedule 4.02 -4

SCHEDULE 4.13

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Real Estate Assets

Owned Real Property:

See attached.

Schedule 4.16 - 1

Owned Real Property

A.	Best Sand Corporation (f/k/a Walter C. Best, Inc.)

1.	Geauga County, Ohio (11830 Ravenna Road, Chardon, Oh, 44024 - Munson Township, and Claridon Township)

a.	Warranty Deed (Vol. 667, Page 1137) Trinity Lutheran Seminary to Walter C. Best, Inc. Sublots 36 & 37 in Section L of the Clifton Investment Company’s Division No. 1 Parcel Nos. 21-057700 & 21-057800

b.	Warranty Deed (Vol. 683, Page 912) Walter C. Best to Bestone, Inc. Part of Lots 4 & 10 in the East Division of Tract 1; Parcel No. 21-017150

c.	Quit-Claim Deed (Vol. 693, Page 1386) Ruth I. Dietz to Walter C. Best, Inc., All of Sublots Nos. 15 & 16 in the Clifton Investment Company’s Mayfield Garden No. 1, being a Subdivision of part of Original Munson Township Lot No. 4, Tract No. 1; Parcel No. 21-051700

d.	Warranty Deed (Vol. 693, Page 869) Thomas & Carol Bevington to Walter C. Best, Inc., Parts of Lots Nos. 10 & 4 in Great Lot No. 4 in the East Division of Tract No. 1; Parcel No. 21-031600

e.	Deed of Executrix (Vol. 1004, Page 974) Jean C. Richardson, Exec. of Estate of Howard Alan Richardson to Best Sand Corporation, Part of Original Lot No. 2; Parcel No. 21-136700

f.	Warranty Deed (Vol. 1004, Page 970) Howard S. Richardson to Best Sand Corporation, Part of Lot No. 2, Tract No. 2 - Parcel No. 21-176358

g.	Warranty Deed (Vol. 895, Page 683) Thomas McMaster Exec. of Estate of Florence McMaster to Best Sand Corporation, Part of Lot No. 5, Section No. 4,Tract No. 1 East Division Parcel No. 21-111100

h.	Warranty Deed (Vol. 895, Page 681) William G. & Louise McMaster to Best Sand Corporation Part of Lot 5 in Great Lot No. 4, East Division of Tract 1Parcel No. 21-111100 (this is the same property as described in the above item g)

i.	Executor’s Deed Under a Will (Vol. 773, Pg. 1157) Timmy Chambers, Exec. of Estate of Gertrude Chambers to Best Sand Corporation, Part of Lot No. 3, East Division of Tract No. 1 - Parcel No. 043100

j.	Warranty Deed recorded March 25, 1946 (Vol. 221, Pg. 128) May Whitelaw to Walter C. Best, Inc., Part of Range No. 8, Tract 1, Lot No. 4, Sub Lot No. 5, Part of Parcel No. 21-019200

47

k.	Warranty Deed recorded April 12, 1950 (Vol. 233, Pg. 467) Bass Lake Community, Inc. to Walter C. Best, Inc., Lot No. 5, Section No. 4, East Division of Tract No. 1, Part of Parcel No. 21-019200

l.

Warranty Deed recorded February 29, 1944 (Vol. 217, Pg. 502) William J. Taylor to Walter C. Best, Inc., Part of Lots. Nos. 4 and 5 in Section No. 4 East Division of Tract No. 1 - Part of Parcel No. 21-019200

m.

Sheriff’s Deed recorded February 28, 1951 (Vol. 243, Pg. 243) S. M. Harland, Sheriff of Geauga County to Walter C. Best, Inc., Part of Lots 4 and 10, Great Lot 4, East Division of Tract No. 1 - Part of Parcel No. 21- 019200

n.

Warranty Deed recorded December 5, 1962 (Vol. 423, Page 510) Bass Lake Community, Inc. to Walter C. Best, Inc., Part of Lots Nos. 4 and 10 in East Division of Tract No. 1 and Part of Lots Nos. 6 and 7 in Tract No. 2, Part of Parcel No. 21-019200

o.

Warranty Deed recorded December 5, 1962 (Vol. 423, Pg. 518) Charles M. Evans and Marjory K. Evans to Walter C. Best, Inc., Part of Lot No. 4 of the East Division of Tract No. 1 - Part of Parcel No. 21-019200

p.	Warranty Deed recorded December 5, 1962 (Vol. 423, Pg. 520) Martin L. Evans and Rita B. Evans to Walter C. Best, Inc. Part of Lot No. 6, Tract No. 2, Part of Parcel No. 21-019200

q.

Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 594) Walter C. Best to Walter C. Best, Inc., Part of Lot No. 4 in Section No. 4 of the East Division of Tract 1 and Lot No. 1 of Tract No. 2, Parcel No. 21-017853

r.

Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 597) Walter C. Best to Walter C. Best, Inc., Part of Lot No. 4 in Section No. 4 of the East Division of Tract 1 and Lot No. 1 of Tract No. 2, Parcel No. 21-017852

s.

Warranty Deed recorded October 11, 1978 (Vol. 631, Pg. 599) Walter C. Best to Walter C. Best, Inc., Part of Lot Nos. 4 and 10 in Section No. 4 of the East Division of Tract No. 1 and Lot Nos. 6 and 7 in Tract No. 2, Parcel No. 21-017851

t.

Warranty Deed recorded May 8, 1979 (Vol. 643, Pg. 3) Esther Eldred, nka Esther Burns to Walter C. Best, Inc. Sublots 7 and 8 in Section L of the Clifton Investment Company’s Subdivision # 1, Parcel Nos. 21-054600 (SL 7) and 21-054700 (SL 8)

u.

Deed on Decree or Order of Sale recorded March 20, 1980 (Vol. 663, Pg. 547) Carl E. Henderson, Sheriff to Walter C. Best, Inc. Sublot Nos. 3, 10, 18, 19, 20 in Section K; Sublot Nos. 38 and 39 in Section L; and Sublot Nos. 38 and 39 in Section M in the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1 - Parcel Nos. 21-045600, 21-045700, 21-163500, 21-083300, 21-083200, 21-095400, 21-095500, 21-151100 and 21-151200

48

v.	Deed on Decree or Order of Sale recorded June 26, 1980 (Vol. 665, Pg. 872) Carl E. Henderson, Sheriff to Walter C. Best, Inc. Sublot No. 4 in Mayfield Gardens Subdivision No. 1, Parcel No. 21-159600

w.	Warranty Deed recorded October 25, 1982 (Vol. 690, Pg. 1156) Louise Kiefer, Trustee to Walter C. Best, Inc. Sublots 17 and 18 in Section M - Parcel Nos. 21-091100 & 21-091000

x.	Quit-Claim Deed recorded July 30, 1986 (Vol. 764, Pg. 280) Gertrude E. Adams to Best Sand Corporation Part of Lot No. 2 and 3 in East Division of Tract No. 1, Parcel No. 21-047510

y.	Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 687) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Part of Lot No. 4 in Section No. 4 - Parcel No. 21-176537

z.

Trustees’ Deed recorded July 13, 1992 (Vol. 909, Pg. 697) Sandra M. Davis and Robert W. Best, Successor-Trustees to Best Sand Corporation Sublots Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 in Section “A”, Sublots Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 12, 13, 14, 15, 16, 23 and 24 in Section “B” and Sublots Nos. 6, 7, 9, 10, 18, 19, 20, 21, 22 and 23 in Section “C” - Parcel No. 21-017155

aa.

Warranty Deed recorded August 19, 1998 (Vol. 1161/page 685) Betty Jean Mlcoch aka Bette Jean Mlcoch to Best Sand Corporation Sublot No. 10 in Section B of the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1- Parcel No. 21-116200

bb.

Warranty Deed recorded February 26, 1999 (Vol. 1219, Pg. 940) Lawrence L. Berkebile and Elaine S. Berkebile to Best Sand Corporation Sublots Nos. 11 and 12 in Section C of the Clifton Investment Company’s Subdivision No. 1- Parcel No. 21-016000

cc.

Warranty Deed recorded October 31, 2000 (Vol. 1324, Pg. 70) Donald L. Hamilton and Agnes W. Hamilton, Trustees to Best Sand Corporation Sublot 9, Section B of the Clifton Investment Company Mayfield Gardens Allotment lot 4 East Division of Tract 1 and Lots 1 and 2 of Tract 2 in Munson Township, Geauga County, Ohio- Parcel No. 21-110-800

dd.

Warranty Deed recorded January 24, 1997 (Vol. 1089, Pg. 340) Charles M. Loya and Donna J. Loya to Best Sand Corporation Sublots Nos. 11 and 12 in Section A of Clifton Investment Company’s Subdivision No. 1- Parcel No. 21-139500

ee.

Warranty Deed recorded January 31, 1997 (Vol. 1090, Pg. 211) Jon W. Hough and Darlene A. Hough to Best Sand Corporation Lot No. 4 of the East Division of Tract No. 1 in Munson Township- Parcel No. 21-015900

ff.

Warranty Deed recorded September 26, 1996 (Vol. 1071, Pg. 1020) Raymond Pogorzelski to Best Sand Corporation Sublots Nos. 24 and 25 in Section “C” of the Clifton Investment Company’s Subdivision No. 1-Parcel Nos. 21-130200 and 21-130300

49

gg.

Warranty Deed recorded January 24, 1997 (Vol. 1089, Pg. 338) Vivian C. Reid to Best Sand Corporation Sublot No. 8 in Section “C” of the Clifton Investment Company’s Mayfield Gardens Subdivision No. 1- Parcel No. 21-092800

hh.

Warranty Deed recorded June 26, 1997 (Vol. 1110, Pg. 1026) Robert W. Best to Best Sand Corporation Sublots No. 1, 2, 3, 4, 5, 13, 14, 15, 16 and 17 in Section “C” of the Clifton Investment Company’s Mayfield Garden Subdivision- Parcel Nos. 21-016800 and 21-016900

ii.

Warranty Deed recorded May 29, 1997 (Vol. 1106, Pg. 577) Bette J. Mlcoch to Best Sand Corporation Sublot No. 22 in Section “B” of the Clifton Investment Company’s Subdivision No. 1 -Parcel No. 21-116100

jj.

Warranty Deed recorded October 3, 1997 (Vol. 1124, Pg. 380) Bette J. Wozniak and Thomas F. Wozniak to Best Sand Corporation Sublot No. 18 in Section “B” of the Clifton Investment Company’s Subdivision No. 1 and Sublot No. 19 in Section “B” of the Clifton Investment Company’s Subdivision No. 1- Parcel Nos. 21050500 and 21-173230

kk.

Warranty Deed recorded January 24, 1986 (Vol. 752 Pg. 65 from The Grand River Hardwood Company to Best Sand Corporation, property located on Aquilla Road Lot 8 Section 8, Claridon Township, Ohio; PPN 13-015564

ll.

General Warranty Deed recorded December 28, 2007 as Instrument No. 200700773342 from Richard C. Bertleff and Susan M. Bertleff to Best Sand Corporation, property located at 12296 Harvard Road, Munson Township, Ohio PPN 21-120400

mm.

General Warranty Deed recorded October 25, 2013 as Instrument No. 201300869137 (Book 1962 Page 2918) from Mark A. Taylor and Glen E. Taylor to Best Sand Corporation, located in the Township of Munson, County of Geauga as being part of lot 2 in tract 2 of said Township. PPN(s): 21-158500; 21-158501; 21-176356 and 21-064200 Owner’s Policy No. 504131004

nn.

Limited Warranty Deed recorded July 15, 2014 as Instrument No. 201400878230 from ACO Polymer Products, Inc. to Best Sand Corporation, 12080 Ravenna Road, Chardon, located in Township of Munson, County of Geauga as being part of Lot 1 in Tract No. 2 within said Township. PPN 21-017000

oo.

Warranty Deed recorded June 30, 1987 as Instrument No. 352844, Volume 789 Page 750 from Paul W. Houghton and Sue Ann Houghton to Best Sand Corporation, 11875 Bass Lake Road, Chardon, located in township of Munson, County of Geauga as being parts of Lots Nos. 4 and 10, Tract No. 1. PPN: 21-083430

pp.

General Warranty Deed recorded September 9, 2015 as Instrument No. 201500895506, Bk. 1997 Pg. 977, from Allen T. Wozniak to Best Sand Corporation, located at 12254 Harvard Drive, Chardon, Township of Munson, County of Geauga as being part of Sublot No. 17 in Section “B” of the Clifton Investment Company’s Sub Division No. 1, PPN: 21-162700

50

qq.

General Warranty Deed recorded September 25, 2015 as Instrument No. 201500896229, Bk. 1998 Pg. 468, from Mary Lou Harris, widower to Best Sand Corporation, located at 11940 Ravenna Rd., Chardon, Township of Munson, County of Geauga as being part of Lots 11 and 12 in Section “A” of the Clifton Investment Company’s Mayfield Gardens Allotment, PPN: 21-077130

Affidavit of Surviving Spouse or Joint Survivor recorded September 25, 2015 as Instrument No. 201500896228, Bk. 1998 Pg. 465, reporting the death of Thomas Harris and the survivor, Mary Lou Harris as the fee simple owner

rr.	Bob Best PA, missing PIN’s 21-017154 (Bass Lake Rd), 21-051600 (MFG), 21-116200 (MFG), 21-176395 (140 acres in existing quarry)

2.	Beaver, Jackson Township, Pike County, Ohio (No mailing address, raw mining land only)

a.

General Warranty Deed recorded October 4, 1994 (Vol. 35, Page 149), from Melvin Schrader and Barbara Schrader to Best Sand Corporation, property located in the Township of Jackson, County of Pike and State of Ohio - Parcel No. 05-053900

b.

General Warranty Deed, recorded October 4, 1994 (Vol. 35, Page 153) from Pamela J. Smith to Best Sand Corporation property located in the Township of Jackson, County of Pike and State of Ohio - Parcel No. 05-063400

3.	3535 Whiskey Run Road, Vigo Road and Wiles Lane, Richmond Dale, Jefferson Township, Ross County, Ohio, 43673

a.

Warranty Deeds, recorded April 12, 1995 (Vol. 560, Pages 555, 557 and 559) from Southern Silica, Inc. to Best Sand Corporation, part of Section 13 and Section 14 of Jefferson Township, County of Ross, and State of Ohio - Parcel Nos. 18-0510037.000, 18-0505052.000, 18-050310038.000

B.	Wedron Silica Company

1.	3450 E. 2056th Road, Wedron, Illinois, 60557

a.

Warranty Deed, recorded February 5, 1991 (Vol. 91-01295, Page 1), from Martin Marietta Corp. to Wedron Silica Company--new Warranty Deed recorded to correct legal description, dated June 14, 1991 in Vol. 91-07714, Page 1 (Property in LaSalle County, Illinois Parcel Nos. 15 03 404 000, 15 09 200 000, 15 09 201 000, 15 09 423 000, 15 10 101 000, 15 10 102 000, 15 10 203 000, 15 09 401 000, 15 09 402 000, 14 09 219 003, 14 09 213 005, 14 09 214 004, 14 09 229 000, 14 09 230 000, 14 09 231 000, 14 09 205 009, 14 09 211 003, 14 09 212 004, 14 04 403 000, 14 16 108 000, 14 17 206 000, 14 08 202 000,14 08 403 000, 14 09 104 000, 14 09 209 012, 14 09 217 009, 14 09 218 009, 14 09 308 000, 14 09 404 000, 14 17 403 000, 15 09 400 002, 15 09 432 000, 14 09 104 026 and part of 14 09 213 009).

b.	Warranty Deed, recorded December 6, 1988 (Vol. 88-14038, Page 1) from Waters Edge Farm, Inc. to Wedron Silica Company, property located in the

51

County of LaSalle and State of Illinois - Index Nos. 14-20-201-000, 14-17-205-000, 14-21-100-000 and 14-16-301-000

c.

Warranty Deed, recorded October 31, 1991 (Vol. 91-14817, Page 1) from LaSalle County Farm Supply to Wedron Silica Company, Lots 1 and 2 in Block 15 in Bellrose Addition, LaSalle County, Illinois - Index Nos. 14-09 219-002 and 14-09-219-005

d.

Warranty Deed, recorded October 1, 1987 (Vol. 87-11114, Page 1) from Charles J. Zemaitis, Executor of the Estate of Charles A. Zemaitis, Deceased to Wedron Silica Company, Lots 6, 7 and 8 in Block 12 in Bellrose’s Addition, Wedron, LaSalle County, Illinois - Part of Index No. 14-09-213-009

2.	E. 1951st. Road, Wedron, Illinois 60557

a.

Warranty Deed recorded March 13, 2012 as document number 2012-05294 from Joseph Temple, to Wedron Silica Company, approximately 36 acres that lie south of the center line of the east-west public highway know as East 1951st. Road: the Northwest Quarter of the Northeast Quarter of Section 17, Township 34 North, Range 4 East of the Third Meridian, Wedron, LaSalle County, Illinois Permanent Index No. 14-17-208-000

b.

Trustee’s Deed recorded March 13, 2012 as document number 2012-05297 from Bradley A. Temple, as Trustee of the Mercedes W. Temple Testamentary Trust to Wedron Silica Company, approximately 40 acres the Northeast Quarter of the Northwest Quarter of Section 17, Township 34 North, Range 4 East of the Third Principal Meridian, Wedron, LaSalle County, Illinois Permanent Index No. 14-17-101-000

c.

Warranty Deed recorded March 13, 2012 as document number 2012-05302 from Bradley Temple and Betty J. Lowe to Wedron Silica Company, approximately 124 acres which contain two parcels: Parcel 1: The West Half of the Southeast Quarter of Section 8 and the East Half of the East Half of the Southwest Quarter of Section 8, Township 34 North, Range 4 East of the Third Principal Meridian; Parcel 2: which lies north of the center line of the east-west public highway know as East 1951st. Road: the Northwest Quarter of the Northeast Quarter of Section 17, Township 34 North, Range 4 East of the Third Principal Meridian, Wedron, LaSalle County, Illinois Permanent Index No. 14-08-400-000

3.	776 Centennial Drive, Ottawa, Illinois 61350

a.

Warranty Deed recorded June 29, 2012 as document number 2012-14077 from Thomas A. Schnabel and Lorraine M. Schnabel (husband & wife) and Thomas A. Schnabel, Jr. and Eileen K. Schnabel (husband & wife) to Wedron Silica Company, approximately 4.513 acres which contain two parcel numbers: 14-36-416-014 & 14-36-416-016: Lots 5,6,7 and the East 35 feet of lot 8, in Etna Plaza subdivision #1, a Subdivision of part of the South Half of Section 36, Township 34 North, Range 3, East of the Third Principal Meridian, according to the Plat recorded July 15, 1976 in Plat Book 2, Pages 91, 92, 93, and 94 as Document #629474, in LaSalle County, Illinois

52

4.	3444 E. 19th. Rd., Ottawa, Illinois 61350

a.

Warranty Deed recorded December 31, 2012 in the LaSalle County Recorder’s Offices as Document No. 2012-28371 from David Lee Hite to Wedron Silica Company. Parcel Index No(s): 14-08-300-000; 14-08-301-000 and 14-17-100-000. Approximately 160 acres

5.	Lot 8 Centennial Drive, Ottawa, Illinois

a.

Warranty Deed recorded January 7, 2015 in the LaSalle County Recorder’s Office as Document No. 2015-00288 from Robert A. Smith and Dennis E. Enstrom to Wedron Silica Company. Permanent Index Number 14-36-416-015. Approximately 0.004 acres

6.	2179th Road, Ottawa, Illinois, Vacant Farm Land

a.

Warranty Deed recorded January 6, 2015 in LaSalle County Recorder’s Office as Document No. 2015-00182 from Pamela S. Holsten, to Wedron Silica Company. Permanent Index Number(s) 15-03-400-000 & 15-03-301-000

7.	3469 E. 2056th. Road, Wedron, IL. (Residential Property)

a.	Warranty Deed recorded April 30, 2015 in LaSalle County Recorder’s Office as Document No. 2015-08270 from Ryan and Casey Stafford to Wedron Silica Company. Permanent Index Number 14-09-209-007

8.	3471 E. 2056th. Road, Wedron, IL. (Residential Property)

a.	Warranty Deed recorded May 13, 2015 in LaSalle County Recorder’s Office as Document No. 2015-09016 from William R. and Angela K. Stafford to Wedron Silica Company. Permanent Index Number 14-09-205-010

9.	3467 E. 2056th. Road, Wedron, IL. (Residential Property)

a.	Warranty Deed recorded May 27, 2015 in LaSalle County Recorder’s Office as Document No. 2015-09942 from Douglas and Dayle Stafford to Wedron Silica Company. Permanent Index Number 14-09-209-009

10.	3405 E. 2062 Road, Ottawa, Illinois (Residential Property)

a.	Warranty Deed recorded June 5, 2015 in LaSalle County Recorder’s Office as Document No. 2015-10655 from Bruce P. Bauer to Wedron Silica Company. Permanent Index Number 15-09-416-000

11.	2066 - 2070 N. 3462nd. Road, Wedron, Illinois (Residential Property)

a.

Warranty Deed recorded July 30, 2015 in LaSalle County Recorder’s Office as Document No. 2015-14464; 2 Parcel(s) by and between Larry W. Kiest and Billie J. Kiest to Wedron Silica Company. Parcel 1, Permanent Index Number 14-09-215-007 and Parcel 2, Permanent Index Number 14-09-215-005 and 14-09-215-006. Parcel 1: Lot 3 & 4 in Block 6 of Belrose’s

53

addition to Wedron, except the North 92 feet thereof and Parcel 2: Lots 5 & 6 in Block 6 of Belrose’s addition to Wedron, subject to permitted encumbrances: rights of public, State and municipality in and to part for the land, if any taken or used for road purposes and right of way for drainage tiles, ditches, feeders, laterals and underground pipes

12.	2059 N. 3462nd Road, Wedron, Illinois (Church Property)

a.

Warranty Deed recorded January 17, 2017 in LaSalle County Recorder’s Office as Document No. 2017-00757; 2 Parcel(s) by and between The Trustees of the Serena United Methodist Church Formerly The Wedron United Methodist Church to Wedron Silica Company. Permanent Index Number 14-09-210-001 & 14-09-210-006

13.	2067 N. 3458th Rd., Wedron, Illinois

Warranty Deed recorded March 22, 2017 in LaSalle County Recorder’s Office as Document No. 2017-03976; Parcel 1 Lot 6 in Block 10 in the Belrose Addition to Wedron by and between Equity One Investment Fund LLC and Wedron Silica Company. Permanent Index Number 14-09-215-002

14.	East 19th Rd., Ottawa, Illinois

Trustee’s Deed recorded August 1, 2017 in LaSalle County Recorder’s Office as Document No. 2017-11442; the Northeast Quarter and the North 52 acres of South Half of Section 18 from Community Consolidated School District No. 210 (Milton Pope Trust) to Wedron Silica Company. Permanent Index Number(s): 14-18-201-000; 14-18-301-000 and 14-18-408-000

15.	2132 N 3450th Rd., Wedron, Illinois (no deed)

154.14 acres of farm land with building in Rutland Township. Permanent Index Number 15-10-301-000 – Pit 5

16.	No Street Address, Wedron, Illinois (no deed)

40.22 acres of farm land without buildings in Rutland Township, Legal - E FR N1/2 NW1/4 (ex 100’ E of River) Permanent Parcel Number 15-10-106-000 – Pit 4

17.	No Street Address, Wedron, Illinois (no deed)

7.10 acres of farm land without buildings in Rutland Township, Legal – NW1/4 NW1/4 S of Fox River (ex 100’ E of River) Permanent Index Number 15-10-105-000 – Pit 4

18.	No Street Address, Wedron, Illinois (no deed)

Holsten - 7.56 acres of industrial land in Rutland Township, Legal – 100’ E of Fox River in SW1/4 Sec 3, Permanent Index Number 15-03-302-000

54

19.	No Street Address, Wedron, Illinois (no deed)

Holsten – 27.12 acres of industrial land in Rutland Township, Legal – SW Frac  1⁄4 (ex pt NW of River) (ex 2 AC Tract SW of River) & (ex 100 ’ Strip SW of River 99-06880) Permanent Index Number 15-03-303-000

20.	E 1951 St. Rd., Wedron, Illinois (no deed)

Hite - 4.44 acres of farm land without buildings in Dayton Township, Legal – NW NE LYG N C/L RD Permanent Index Number 14-17-207-000

21.	E 1951 St. Rd., Wedron, Illinois (no deed)

Hite - 40.0 acres of farm land without buildings in Dayton Township, Legal – E1/2 E1/2 SW1/4 Permanent Index Number 14-08-302-000

22.	3473 E 19th Rd, Ottawa, Illinois (no deed)

Al Way - 2.41 acres of farm land without buildings in Dayton Township, Legal – Tract 2 Sub S 50AC W1/2 NW1/4 As Desc 540 793 Permanent Index Number 14-08-115-000

23.	3465 E 19th Rd, Ottawa, Illinois (no deed)

Ardeth Hadley - 2.10 acres of residential in Dayton Township, Legal SW 4A S 50A W1/2 NW1/4 Permanent Index Number 14-08-102-000

24.	No Street Address, Wedron, Illinois (no deed)

35.33 acres farm land without building in Rutland Township Legal – SW1/4 NW1/4 (ex 100’ E of River) Permanent Index Number 15-10-107-000 – Pit 4

C.	TechniSand, Inc.

1.	Michigan (Van Buren and Allegan County property have no mailing address, they are raw mining land only. Berrien County address is 3840 and 3739 Livingston Road, Berrien County, Michigan, 49106)

a.

Warranty Deed, dated November 20, 1995 (Vol. 1061, Page 41), from Fairmount Minerals, Ltd. to TechniSand, Inc. property located in Covert Township, County of Van Buren, Michigan, Tax Parcel No. 80 07-086-010-03 and 80-07-086-013-00

b.

Warranty Deed, recorded August 1, 1991 (Vol. 0915, Page 027), from Manley Bros. of Indiana, Inc. to TechniSand, Inc., 9 sites located in the Township of Covert, County of Van Buren and State of Michigan - Note: certain sites were sold in 2003 and other tax parcels have been consolidated. The following is a list of the Tax Roll Nos. (parcel nos. are subject to change, 80-07-086-002-01, 80-07-086-009-00, 80-07-086-013-00

55

c.

Warranty Deed, recorded August 1, 1991 (Vol. 1470, Page 569), from Manley Bros. of Indiana, Inc. to TechniSand, Inc., 10 sites situated in the Townships of Lake, Lincoln, and Hagar, County of Berrien and State of Michigan -Parcel Nos. 11-11-0005-0028-03-1, 11-11-0005-0028-02-3, 11-11-0005-0028-01-5, 11-11-0005-0028-13-9, 11-11-0005-0027-00-1, 11-11-0005-0037-00-6, 11-11-0005-0029-00-3, 11-12-0031-0005-01-9,11-11-0018-0002-26-3, 11-11-0018-0002-50-6, 11-110018-0002-47-6, 11-10-0001-0012-00-6, 11-10-0001-0001-03-9, 11-10-0001-0014-00-9, 11-11-0008-0008-00-1, 11-11-0008-0008-01-9, 11-11-0008-0007-01-2 and 11-0008-0015-06-6, parcel nos. subject to change; 3 parcels to be conveyed to State of Michigan: 11-11-0018-0002-26-3, 11-11-0018-0002-50-6, 11-11-0018-0002-47-6

d.

Warranty Deed from Dolores Coe and Genevieve Wymer, survivors of Josephine M. Livengood, deceased, to Technisand, Inc. recorded May 27, 2010 (Liber 2922, Page 780) 3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1

e.

Quit-Claim Deed from John Maier, spouse of Genevieve Wymer, to Technisand, Inc. recorded May 27, 2010 (Liber 2922, page 777) 3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1

f.

Quit-Claim Deed from Vernon Coe, spouse of Delores Coe, to Technisand, Inc. recorded May 27, 2010 (Liber 2922, page 778) 3739 Livingston Road, Bridgman, Berrien County, Michigan; Tax ID 11-11-0008-0007-02-1

2.	Montana

a.	Warranty Deed from United Grain Corporation of Oregon to Technisand, Inc. recorded on March 29, 2013 in Roosevelt County Montana, as document number 398518

3.	Texas

a.

General Warranty Deed recorded March 1, 1994 (Vol. 2628, Page 1378), from Strataprop, Inc. to TechniSand, Inc. 5.242 acres located at 2727 FM 521, Fort Bend County, Texas, 77545 - Tax ID No. 0169-00-000-3653-907

Lease Agreement dated July 26, 2002 between TechniSand, Inc., as Lessor, and Black Lab Corporation, as Lessee, for certain portions of the property as listed in 3(a)(1)

b.

Warranty Deed, recorded February 25, 1994 (Vol. 550, Page 528), from Strataprop, Inc. to TechniSand, Inc. (Property situated at the intersection of Kempe and Goliad Streets, Jim Wells County, Texas -Tax Account No. 12650-041-000-00)

c.

Quit-Claim Deed, recorded February 25, 1994 (Vol. 550, Page 525), from Strataprop, Inc. to TechniSand, Inc. (a strip of land 10 feet in width in the City of Alice, Jim Wells County, Texas - this property is included in tax account no. listed above)

56

4.	Oklahoma

a.	Wynnewood Road, Roff, Oklahoma, 74865 - Terminal & Processing Warranty Deed, recorded July 31, 1991 (Book 1370, Page 220), from BESCO Products, Inc. to TechniSand, Inc. (Parcel Nos. 0000-26-002-004-0-005-000, 0000-26-002-004-0012-000, 0000-26-002-004-0-013-000 and 1130-00-182-003-0000-000)

b.

Warranty Deed recorded May 23, 1995 (Book 1448, Page 682), from Ruby Williams, now Jennings, Gene Jennings and Judy and Jodie Young to TechniSand, Inc. (property located in Pontotoc County, State of Oklahoma)

c.	Warranty Deed recorded May 17, 1993 (Book 1406, Page 761), from Frances Lucille Hendrix to TechniSand, Inc. (Lots 3, 4, 5 and 6 in Block 182, Roff, Oklahoma)

d.	Warranty Deed recorded August 4, 2008 (Book 2293, Page 149) from Janice M. King to Technisand, Inc.

5.	633 W. Pontotoc Ave., Roff, Oklahoma

a.

633 W. Pontotoc Ave., Roff, Oklahoma Warranty Deed recorded October 12, 2010 (Book 2482, Page 160) from Oklahoma Heritage Bank f/k/a Pontotoc County Bank to TechniSand, Inc. (Lots 3-4, Block 181; Parcel No. 1130-00-181-003-0-000-00)

6.

NW/4 NE/4 NE/4 and NW/4 and that part of the W/2 lying East of the center line of the Burlington Northern Railroad, all in Section 35, Township 2 North, Range 4 East, containing 66.6 acres more or less

a.	Warranty Deed recorded December 31, 2012 (Book 2708, Pg: 289) from Joe Don and Mary L. Ray, husband and wife to Technisand, Inc.

7.	SE/4 SW/4 of Section 26, Township 2 North, Range 4 East, less the railroad right-of way

a.	Warranty Deed recorded December 31, 2012 (Book 2708, Pg: 288) from Michael Wyche

8.

NE/4 SW/4 of Section 26, Township 2 North Range 4 East of the I.B.M., lying East of the center line of the Burlington Northern Santa Fe Railroad right-of-way, more particularly described as follows: Beginning at the Northeast Corner of the NE/4 SW/4 of said Section 26; thence South 00°35’46” East, along the East line of said NE/4 SW/4, a distance of 1321.55 feet; thence South 89°14’05” West, along the South line of said NE/4 SW/4, a distance of 530.72 feet to a point on the center line of the Burlington Northern Santa Fe Railroad; thence Northerly along said center line on a curve to the right, having a radius of 5731.85 feet, for a distance of 1360.46 feet (chord bearing of N 12°20’40” E and a chord distance of 1357.27 feet) to a point on the North line of said NE/4 SW/4; thence North 89°19’27” East, a distance of 226.77 feet to the point of beginning, containing 12.33 acres, of which 1.56 acres lies within the railroad right-of-way.

57

a.	Warranty Deed recorded April 11, 2013 (Book 2739, Pg: 70) from Joseph Lee Morrow and Monica Ruth Morrow, husband and wife, to Technisand, Inc. Parcel Identification No. 0000-26-002-004-0-011-00

9.	533 South 14th. Street, Roff

a.

Warranty Deed recorded May 26, 2015 with the Pontotoc County Clerk as Document No. I-2015-002662, Book 2934 Pg: 214 from Rhonda Jo Miller to Technisand, Inc., All of Lots 5 and 6 in Block 181 of the Town of Roff, Pontotoc County, Oklahoma, per the recorded Plat

D.	Wisconsin Industrial Sand Company, L.L.C. (successor by merger to Wisconsin Frac Sand, Inc.)

1.	W3302 Highway 35 S, Pierce County, Wisconsin

a.	Warranty Deed, recorded September 3, 1996, (Volume 334, Page 257) from Dean A. Holden and Mary L. Holden to Wisconsin Frac Sand, Inc., property located in Pierce County, Wisconsin, Parcel Identification Nos. 151- 01003-9000 and 016-1101-0900

b.	Warranty Deed, recorded January 25, 1995 (Volume 308, Page 415) from Jama Edge Lumber, Inc. to Wisconsin Frac Sand, Inc., property located in Pierce County, Wisconsin

c.	Mineral Deed, recorded July 11, 2001 as Instrument No. 415668 from Eldon Duncan to Wisconsin Frac Sand, Inc., property located in Pierce County, Wisconsin

2.	E5610 US Highway 12/State Road 29, Dunn County, Menomonie, Wisconsin

a.	Gary L. Brandt and Vicky L. Brandt, recorded April 17, 2007 as Document No. 542830, Parcel Identification No. 241-08-703000

3.	N1467 770th Street, Town of Trenton, Pierce County, Wisconsin (former Krchnavy property) - Hager City

a.	Sheriff’s Deed, recorded December 9, 2008 as Instrument No. 507379, from Pierce County Sheriff to Wisconsin Industrial Sand Company, LLC, Parcel Identification No. 030-1012-800

4.	Pierce County, Wisconsin

a.	Warranty Deed, recorded May 14, 2010, from Gary C. Peterson and Jennifer L. Peterson to Wisconsin Industrial Sand Company, L.L.C. as Instrument No. 519538; Parcel Identification No. 151-01029-0200

5.	W3601 Lakeview Ave., Maiden Rock, Pierce County, Wisconsin

a.

Warranty Deed, recorded in Pierce County, November 19, 2010 from Thomas P. Bamford, Philip W. Bamford and Anastasia Bamford to Wisconsin Industrial Sand Company, L.L.C. as Instrument No. 524308 Parcel Identification No(s);

58

151-01003-0100; 151-01002-0200; 151-01001-0800; 151-01001-0700; 151-01001-0600; 151-01004-0100; 151-01003-0200; 151-01001-0200; 151-01011-0200; 151-01010-0600; 151-01002-1000

6.	Maiden Rock, Pierce County, Wisconsin (No mailing address, 400 +/- raw mining land only)

a.

Special Warranty Deed from Lost Creek Farms, Inc. to Wisconsin Industrial Sand Company, L.L.C. recorded December 14, 2010 as Instrument No. 524931; Parcel Identification No(s): 016-01087-05000; 016-01087-0600; 016-01089-0300; 151-01001-0400; 016-01087-0900; 016-01090-0800; 016-01090-0700; 016-0100900; 016-01091-0100 and 016-01091-0700; 151-01001-0500; and 151-01001-0900

7.	970 County Road S, Maiden Rock, Pierce County, Wisconsin

a.	Warranty Deed from Timothy W. Smith to Wisconsin Industrial Sand Company, L.L.C. recorded February 3, 2012 as Instrument No. 533541

Parcel Identification No.: 016-01091-0610

8.	N460 State Road 35, Maiden Rock, Pierce County, Wisconsin

a.

Warranty Deed from Arnold L. Johnson and Evelyn H. Johnson to Wisconsin Industrial Sand Company, L.L.C. recorded December 4, 2012 as Instrument No. 540806; Parcel Identification No(s): 151-01003-1000 and 016-01102-0200

NOTE: The house and 3 garages are being leased back to the Johnsons until they either vacate or the 1st anniversary of the date of which neither Seller is living

9.	Part of Government Lot 3, Section 15, Township 24 North, Range 16 West, Village of Maiden Rock, Pierce County, Wisconsin

a.	Quit Claim Deed from David J. Kaasa and Rayna Kaasa to Wisconsin Industrial Sand Company, L.L.C. recorded December 28, 2012 as Instrument No. 541426; Parcel Identification No: 151-01010-0200

10.	300th Street, Maiden Rock, Pierce County, Wisconsin

a.

Warranty Deed from Jill C. Greenhalgh and Rolf Dittman (husband & wife) to Wisconsin Industrial Sand Company, L.L.C. recorded October 2, 2013 as Instrument No. 547713 with Tax Parcel No. 016-01099-0700, located in Maiden Rock Township, Pierce County, Wisconsin approximately thirty-nine (39) acres

Surface Rights transferred to Dean Holden and Mary Holden by Limited Warranty Deed recorded January 24, 2014, as Instrument No. 549653 Wisconsin Industrial Sand Company, L.L.C. owns all mineral rights to property

11.	100th Ave., Maiden Rock Township, Pierce County, Wisconsin

59

a.

Warranty Deed from Jerry J. O’Brien and Karen G. O’Brien to Wisconsin Industrial Sand Company, L.L.C. recorded October 4, 2013 as Instrument No. 547772; Tax Parcel No(s). 016-01069-0410; 016-01069-0400 and 016-0169-0500, located in Pierce County, Wisconsin approximately eighty (80) acres

12.	W7659 State Road 35, Hager City, Pierce County, Wisconsin

a.

Warranty Deed from Shelley M. Endres to Wisconsin Industrial Sand Company, L.L.C. recorded September 9, 2013 as Instrument No. 547091; Parcel No. 030-01005-0410 for approximately (10) acres (property adjacent to the Hager City Plant)

13.	W3146 110th Avenue, Maiden Rock, Wisconsin

a.

Warranty Deed from The John & Marjorie Kralewski Family Limited Partnership, by John Kralewski General Partner, to Wisconsin Industrial Sand Company, L.L.C. recorded September 25, 2013 as Instrument No. 547541; Parcel No(s). 016-01090-0600, 016-01090-03001, 016-01090-0500, 016-01090-0400, 016-01087-0700 and 016-01089-0400 for approximately two hundred thirty-seven (237) acres

14.	XXX State Rd. 35, Hager City, Pierce County Wisconsin - 2 Parcels

a.

Warranty Deed from William E. Schroeder to Wisconsin Industrial Sand Company, L.L.C. recorded January 23, 2014 as Instrument No. 549634, located in Pierce County, Parcel A; Tax Parcel No. 030-01005-0310. This parcel was included in Purchase Agreement with William E. Schroeder and Patricia A. Schroeder. See below (b) for acres.

b.

Warranty Deed from William E. Schroeder and Patricia A. Schroeder to Wisconsin Industrial Sand Company, L.L.C. recorded January 23, 2014 as Instrument No. 549631, located in Pierce County, Parcel B; Tax Parcel No(s). Part of 030-01008-0800; Part of 030-01006-1000; Part of 030-10005-0400 and part of 030-01008-0810. Combined with Parcel A listed above for approximately thirty (30) acres (property adjacent to the Hager City Plant)

15.	XXXX State Rd 35, Town of Maiden Rock, Pierce County, Wisconsin

a.

Limited Warranty Deed from Dean A. Holden and Mary L. Holden to Wisconsin Industrial Sand Company L.L.C. recorded January 24, 2014 as Instrument No. 549653; located in Pierce County; Tax Parcel No. 016-01102-0100 Approximately 3 acres

16.	N1482 770th Street, Hager City, (Town of Trenton) Pierce County, Wisconsin

a.

Warranty Deed recorded March 31, 2014 from Lisa Flynn f/k/a Lisa Staats-Johnson and Michael Flynn to Wisconsin Industrial Sand Company L.L.C., recorded as Instrument No. 550523; located in Town of Trenton, Pierce County; Lot 1 of Certified Survey Map recorded in Vol. 6 of C.S.M., pg. 168, as Doc. No. 379768, being a parcel of land located in the NW  1⁄4 of the SW  1⁄4 of Section 1, Township 24 North, Range 18 West of the 4th Principal Meridian located in and

60

forming a part of the Town of Trenton, Pierce County, Wisconsin. Parcel No. 030-01005-0300 (which will receive new parcel number after the split) (property adjacent to Hager City Plant)

Portion of above property sold to William Schroeder from lot split given with new parcel number 030-01005-0410

17.	Pierce County, Wisconsin, Mineral Rights Only

a.

Warranty Deed from Holst Farms, Inc. and MOAP, LLC and Troll King, LLC to Wisconsin Industrial Sand Company, L.L.C. recorded January 24, 2014 as Instrument No. 549653 located in Pierce County; Tax Parcel No(s). 012-01088-0400; 012-01088-0500; 012-01088-0600; 012-01088-0800; 012-01088-1000; 012-01089-0100; 012-01089-0200 and 012-01089-0310. Approximately 321.9 acres, mineral rights only

18.	N3588 1005th. Street, Town of Diamond Bluff, Pierce County, Wisconsin

a.

Warranty Deed from Steven D. Burmood and Janet K. Burmood, (husband and wife) recorded May 16, 2014 as Instrument No. 551297 identified as Lot 1 of Certified Survey Map recorded in Vol 13 of C.S. M., page 142, as Doc. No. 550456, being located in the SE  1⁄4 of the NW  1⁄4 of Section 12, Township 25 North, Range 19 West, Town of Diamond Bluff, Pierce County, Wisconsin. Approximately 10 acres of a 30 acre parcel; Tax Parcel No.: 004010470300

19.	W6170 State Rd. 35, Isabella, Wisconsin

a.

Warranty Deed from Jerry T. Enevold recorded December 12, 2014 as Instrument No. 555123 located in the Town of Isabella, Pierce County, to Wisconsin Industrial Sand Company, L.L.C. approximately 18.1 acres Tax Parcel No(s): 014-01010-0600 and 014-01011-0500.

20.	W2820 70th Avenue, Maiden Rock, Pierce County, Wisconsin, Mineral Rights Only

a.

General Warranty Deed from James R. Pinke (no information) located Maiden Rock, Pierce County, to Wisconsin Industrial Sand Company, L.L.C. approximately 1.76 acre portion of the 5.11 acres of real property currently owned by Pinke. Tax Identification No. 016-01095-0310

E.	Wexford Sand Co.

1.	Cleon Township, Manistee County, Michigan (No mailing address, raw mining land only)

a.

Warranty Deed, recorded in Liber 396, Page 130, Sargent Minerals, Co. to Wexford Sand Co. (title policy parcel no. 3.) (The S  1⁄2 of the NW  1⁄4 and the N  1⁄2 of the SW  1⁄4 lying North and East of Railroad, Section 24, T 24 N, R 13 W. The following portion of the above-referenced property were sold in 2005: Part of the West  1⁄2 of Section 24, T24N, R13W, Cleon Township, Manistee County,

61

Michigan, being more particularly described as: Commencing at the West  1⁄4 corner of said Section; thence North 00° 47’ 23” East along the West Section line, 1005.38 feet to the Point of Beginning; thence continuing North 00° 47’ 23” East along said line, 330.12 feet to the North 1/8 line; thence South 88° 48’ 49” East along said line, 1318.74 feet to the West 1/8 line; thence South 00° 47’ 34” West along said line, 2,515.30 feet to the North right-of-way line of the AA Railroad; thence along said line on a curve to the right 462.97 feet, said curve having a radius of 1614.16 feet, a chord distance and bearing of (461.39 feet, North 40° 37’ 12” West) along said right-of-way; thence North 32° 25’ 00” West along said line, 1850.45 feet to the point of beginning, together with and subject to Easement A: a 6.00 foot wide Easement for ingress/egress and the installation and maintenance of public utilities, located in the Township of Cleon, County of Manistee, State of Michigan, and described as follows, to wit: Part of the West  1⁄2 of Section 24, T24N, R13W, being 33 feet each side of and adjacent to a centerline being more particularly described as commencing at the West  1⁄4 corner of said Section; thence North 00° 47’ 23” East along the West Section line, 1005.38 feet to the North right of way line of the AA Railroad; thence South 32° 25’ 00’ East along said right of way line, 60.18 feet; thence North 00° 47’ 23” East parallel with the West Section line, 60.23 feet to the point of beginning; thence South 32° 25’ 00” East, 952.87 feet; thence South 53° 10’ 03” East, 149.78 feet; thence South 33° 20’ 44” East, 391.15 feet; thence South 47° 23’ 07” East, 146.31 feet; thence South 71° 30’ 27” East, 472.33 feet; thence North 79° 11’ 29” East, 308.32 feet; thence North 61° 22’ 31” East, 524.09 feet; thence North 25° 46’ 17” East, 113.24 feet to the South line of aforementioned Parcel A and being the Point of Ending. Parcel No. 51-04-024-250-01

2.	8770 West 28 Mile Road, Wexford Township, Wexford County, Michigan, 49638

a.

Warranty Deed, recorded April 20, 1998, (Liber 360, Page 637) Sargent Minerals Co. to Wexford Sand Co. THE SE  1⁄4 OF SECTION 30, T24N, R12W, Parcel No. 2412-30-3101 Note: The following portions of the above referenced property were sold in 2003: (1) the SW  1⁄4 of the SE  1⁄4, Section 30, T24N, R12W, together with an easement, per warranty deed recorded in Liber 530, Page 405, and except (2) the NW  1⁄4 of SE  1⁄4, Section 30, T24N, R12W, together with an easement, per warranty deed recorded in Liber 518, Page 801, and except (3) the E  1⁄2 of the SE  1⁄4, Section 30, T42N, R12W, described as commencing at the E  1⁄4 corner of said section; thence S01°28’25”W, 1326.82 feet along the east line to the S 1/16th line of said section; thence S89°52’26”W 1331.33 feet along the S 1/16th line to the E 1/16th line of said section; thence N01°42’53” E 1331.24 feet along the E 1/16th line to the E-W  1⁄4 line of said section; thence S89°56’33”E 1325.62 feet along the E-W  1⁄4 line of said section to the E  1⁄4 corner and the point of beginning, together with an easement, per warranty deed recorded in Liber 537, Page 210, and except (4) the E  1⁄2 of the SE  1⁄4, Section 30, T24N, R12W, described as commencing at the E  1⁄4 corner of said section; thence S01°28’25”W, 1326.82 feet along the E line to the S 1/16th line of said section and the point of beginning; thence S01°28’25”W 1326.82 feet along the E line to the S line of said section; thence S89°41’31”W 1337.06 feet along the S line to the E 1/16th line of said section; thence N01°42’53”E 1331.24 feet along the E 1/16th line to the S 1/16th line of said section; thence N89°52’26”E 1331.33 feet to the E line of said section and the point of beginning, together with an easement, per warranty deed recorded in Liber 537, Page 210

62

3.	Slagle Township, Wexford County, Michigan (No mailing address, raw mining property only)

a.

Warranty Deed, recorded April 20, 1998, (Liber 360, Page 650) Sargent Minerals Co. to Wexford Sand Co. That Part of the NW  1⁄4 of the NW  1⁄4 of Section 3 T3N, R12W Lying East of the Ann Arbor Railroad Right-Of-Way, Parcel No. 2212-03-2201

b.

Warranty Deed, recorded April 20, 1998 (Liber 360, Page 644), Sargent Minerals Co. to Wexford Sand Co. The NE  1⁄4 of the NW  1⁄4 of Section 3, T22N, R12W, excepting there from a Rectangular Parcel of Land Commencing at The Intersection of the Centerlines Of 26 Mile Road and 7  1⁄2 Mile Road and running 600 feet along 26 Mile Road and 300 feet along 7 1/2 Mile Road, Parcel No. 2212-03-2101

c.	Warranty Deed, recorded April 20, 1998 (Liber 360, Page 647), Franek, Inc. to Wexford Sand Co. The S 3⁄4 of the NE 1⁄4 Of Section 3, T22N, R12W, Parcel No. 2212-03-1102

d.

Warranty Deed, recorded April 20, 1998 (Liber 360, Page 640), Franek, Inc. to Wexford Sand Co. part of the SE  1⁄4 of the SW  1⁄4 of Section 3, T22N, R12W lying east of the Ann Arbor Railroad, Parcel No. 2212-03-4402

e.

Warranty Deed, recorded April 20, 1998 (Liber 360, Page 653), Michigan Mining and Exploration, Inc. to Wexford Sand Co. The East 42 acres of the SE  1⁄4 of the SW  1⁄4 Of Section 3, T22N, R12W, Except part of the SE  1⁄4 of the SW  1⁄4 of Section 3, T22N, R12W lying East of the Ann Arbor Railroad, Parcel No. 2212-03-4401

f.

Warranty Deed, recorded in Liber 280, Page 246, Sargent Sand Co., to Wexford Sand Co. (title policy parcel no. 8.) that portion of the South  1⁄2 of the fractional NW  1⁄4 lying East of the Ann Arbor Railroad Right-of-Way, section 3, T22N, R12W

g.

Warranty Deed, recorded August 20, 1980 (Liber 280, Page 246), Sargent Sand Co. to Wexford Sand Co. the SE  1⁄4 of the NW  1⁄4 and the East 10 acres of the SW  1⁄4 of the NW  1⁄4, containing 50.0 acres, more or less, all in Section 3 of said Township, conveying the same rights as conveyed to Sargent Sand Co. by the United States of America in that certain Exchange Deed, recorded on March 18, 1976 (Liber 262, Page 909)

F.	Standard Sand Corporation, a wholly owned subsidiary of Cheyenne Sand Corp., a Michigan Corporation

1.	14201 Lakeshore, Grand Haven, Michigan, 49417

a.	Warranty Deed, dated November 30, 1976, from Southern Silica Corporation to Standard Sand Corporation; “Rosy Mound Property”) in Grand Haven, Ottawa County, Michigan

63

G.	Fairmount Minerals, Ltd. (Fairmount Santrol Inc.)

1.	5245 East Marginal Way South, Seattle, Washington

a.	Bill of Sale dated as of September 30, 2003 between United Western Supply Company and Fairmount Minerals, Ltd.

H.	Wisconsin Specialty Sands, Inc. - Bay City

1.	Pierce County, Wisconsin

a.	N 1464 770th Street, Quit Claim Deed recorded January 25, 2006 Document No. 481107 from Thomas & Betts Corporation to Wisconsin Specialty Sand, Inc. Parcel No. 030-01019-0900

b.	Affidavit of Correction recorded October 9, 2007 Document No. 498063 conveyed to Wisconsin Specialty Sands, Inc.

c.

Quit Claim Deed recorded April 7, 2006 Document No. 482980 from Hugh Schilling, Trustee of the Hugh Schilling Trust, and Charles M. Brown and Lynn S. Brown, husband and wife to Wisconsin Industrial Sand, Inc. Part of the property was deeded to Hugh K. Schilling Revocable Trust U/A dated February 21, 1995 by Quit Claim Deed recorded June 29, 2006 as Document Number 482251. Parcel Nos. 014-01010-0800, 014-01010-0700

d.	Affidavit of Correction recorded October 16, 2007 Document No. 498271 conveyed to Wisconsin Specialty Sands, Inc.

e.	Warranty Deed recorded June 21, 2006 Document No. 485014 from Lloyd R. Anderson and Nellie M. Anderson, husband and wife, to Wisconsin Specialty Sand. Parcel Nos. 014-01008-0210

f.	Affidavit of Correction recorded October 16, 2007 Document No. 498272 conveyed to Wisconsin Specialty Sands, Inc.

g.	Warranty Deed recorded August 23, 2005 Document No. 476052 from Lloyd R. Anderson and Nellie M. Anderson, husband and wife, to Wisconsin Specialty Sand, Inc. Parcel No. 014-01008-0210

h.	Affidavit of Correction recorded October 16, 2007 Document No. 498270 conveyed to Wisconsin Specialty Sands, Inc.

i.

Trustee’s Deed recorded June 29, 2006 Document No. 485253 from Hugh K. Schilling, Trustee of the Hugh K. Schilling Revocable Trust U/A dated February 21, 1995 to Wisconsin Specialty Sand, Inc., Parcel No. 014-01006-0400

j.	Affidavit of Correction recorded October 16, 2007 Document No. 498273 conveyed to Wisconsin Specialty Sands, Inc.

64

k.	Warranty Deed recorded December 7, 2007 Document No. 499469 from Charles M. Brown and Lynn S. Brown, husband and wife, to Wisconsin Specialty Sands, Inc., Parcel No. 014-01006-0500

l.	Warranty Deed recorded November 13, 2007 Document No. 498908 from Melissa R. Hutter-Duncan to Wisconsin Specialty Sands, Inc., Parcel No. 014-01006-0500

m.	Quit Claim Deed (mineral rights only) recorded September 27, 2007 Document No. 497806 from Eldon L. Duncan to Wisconsin Specialty Sands, Inc.

n.	Affidavit of Correction recorded October 16, 2007 Document No. 498064 conveyed to Wisconsin Specialty Sands, Inc.

I.	Santrol de Mexico, S. de R.L. de C.V.

1.	Autopista Monterrey Reynosa Km. 32 S/N Cadereyta Jim., N.L. C.P. 67450

J.	Santrol (Yixing) Proppant Company, Ltd.

1.	Tongli Road Dingshu Town YiXing Wuxi City Jiangsu Province, P.R. China 214200

K.	Alpha Resins, LLC

1.	17350 Ryan Road, Detroit, Michigan (parcel 1)

a.	Warranty Deed from Mark-Lucas Properties, Inc. to Alpha Resins, LLC recorded June 9, 2011, Liber 49224, Pages 66-67, Tax Identification No. 13020478-9

2.	4211/4225 Nancy Ave. and 17308 Sunset Ave, Detroit, Michigan (parcel 3)

a.	Warranty Deed from Leonard Fountain Investments, LLC to Alpha Resins, LLC recorded June 9, 2011, Liber 49224, Pages 68-69 Tax Identification Nos. 13019963-8 and 13019517-22

3.	17305, 17311 and 17319 Dean Ave., Detroit, Michigan (parcel 4)

a.	Warranty Deed from Sunset Rental, Inc. to Alpha Resins, LLC recorded June 9, 2011 (Liber 49224, Pages 70-71), Tax Identification No(s). 13020367; 13020366; and 13020365

4.	17332 Shields Ave., Detroit, Michigan (parcel 5)

a.	Warranty Deed from Embrooke Properties, Inc. to Alpha Resins, LLC recorded June 9, 2011 (Liber 49224, Pages 75-76), Tax Identification No. 13020480

5.	17331 Dean Avenue, Detroit, Michigan (parcel 9)

a.	Warranty Deed from Sunset Rental, Inc. to Alpha Resins, LLC recorded June 9, 2011 (Liber 49224, Pages 72-74), Tax Identification No. 13020363-4

65

L.	Black Lab LLC (fka FML BL Acquisition LLC)

1.	3624 E. 2351st Road, Serena, Illinois 60549

a.	Special Warranty Deed from Yellow Lab, LLC to FML BL Acquisition LLC recorded July 12, 2011 as Instrument No. 2011-14964, Permanent Real Estate Index No(s): 14-03-202-000; 09-34-408-000; 09-34-407-000

2.	11730 Ravenna Road, Chardon, Ohio 44024

a.	Limited Warranty Deed from Yellow Lab, LLC to FML BL Acquisition LLC recorded July 7, 2011 as Instrument No. 201100827088, Book 1904, Page 2017, Permanent Parcel No: 21-177026

3.	11766 Ravenna Road, Chardon, Ohio 44024

a.

Limited Warranty Deed from Trouble Properties, LLC fka Deming IV, LLC to FML BL Acquisition LLC recorded July 7, 2011 as Instrument No. 201100827087, Book 1904, Page 2012, Permanent Parcel No: 21-11100

M.	Shakopee Sand LLC fka Great Plains Sand, LLC

1.	15870 Johnson Memorial Dr. Jordan, MN Shakopee, Scott County, Minnesota

a.

Warranty Deed recorded August 7, 2013 in Scott County as Document No. A942921, from Todd D. Becker & Scott K. Tennessen and Krischelle Tennessen to Great Plains Sand, LLC, acquiring 2 parcels, approximately 50 acres in the city of Shakopee. *Use as a construction and use of a unit train loading facility. Permanent Index No(s). 07-933-0110 and 07-933-010-0

b.	Quit Claim Deed recorded July 13, 2012 in Scott County as Document No. A910278, from the County of Scott to Great Plains Sand, LLC, Permanent Index No. 07-260010

c.	Warranty Deed recorded December 14, 2012 in Scott County as Document No. A923546, from Scott Land Company, LLC to Great Plains Sand, LLC, Permanent Index No. 07-0290010

d.

Agreement (mining) recorded July 12, 2013 in Scott County as Document No. A910138, from the County of Scott to Great Plains Sand, LLC, Permanent Index No(s). 79330041; 79330042; 90130010 (Tract A) and 90250030 (Tract C)

e.	First Amendment to Agreement (mining) recorded September 24, 2013 in Scott County as Document No. A945990 between the County of Scott and Great Plains Sand, LLC

N.	FML Sand, LLC

1.	Voca, Mason and McCulloch County, Texas (8 Parcels)

66

a.	Special Warranty Deed recorded September 6, 2013 as Document No. 41779, filed in Vol. 419 pg. 835 from FTS International Services, LLC to FML Sand, LLC

Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, Document No. 130856 between FML SAND, LLC and Rebecca Conrad, as trustee for the benefit of Barclays Bank PLC dated November 18, 2013 as follows: All tracts are fee simple except the 24.45 acre tract-Mason & McCulloch County, Tracts 1 & 2 (Fee Simple) Tract 3 (Easement). 8 parcels located in Mason & McCulloch County, (1) 314.73 Acre Tract in Mason & McCulloch County described as three tracts; (2) 24.45 Acre Tract in Mason & McCulloch County, three tracts, all tracts are fee simple except the 24.45 acre tract-Mason & McCulloch County. Tracts 1 & 2 (Fee Simple) Tract 3 (Easement); (3) 476.78 Acre Tract in Mason County; (4) 422.477 Acre Tract in Mason & McCulloch County described in two tracts; (5) 101.832 Acre Tract in Mason County; (6) 308.789 Acre Tract in McCulloch County ; (7) 213.048 Acre Tract in McCulloch County; (8) 100.154 Acre Tract in McCulloch County

2.

McCulloch County, Texas (two tracts) Tract One being an area of 7.891 acres out of M. C. Dutton Survey 180, Abstract No. 1483 in Brady, McCulloch County Texas; Tract Two: being an area of 9.092 acres out of M. C. Dutton Survey 180, Abstract No. 1483 in Brady, McCulloch County Texas

a.	Special Warranty Deed recorded September 6, 2013 as Document No. 41778, filed in Vol. 419 pg. 827 between Frac Tech Services, Ltd to FML Sand, LLC

3.

Mason and McCulloch County, Texas (1) 314.733 acres of land, more or less described in Three Tracts; (2) 24.45 acres more or less described in Two Tracts; (3) 476.78 acre tract in Mason County; (4) 422.477 acres in Mason & McCulloch County, (5) 101.84 acres in Mason County; (6) 308.53 acres in McCulloch County; (7) 213.09 acres in McCulloch County, (9) 100.145 acres in McCulloch County;

a.	Special Warranty Deed recorded September 9, 2013 as Document No. 130664 filed in Vol. 269 pg 381 between FTS International Service, LLC to FML Sand, LLC

4.	Katemcy, Mason County, Texas (6 Parcels)

a.	Specialty Warranty Deed Recorded September 13, 2013 as Document No. 130663 in Vol. 269 pg 355

b.

Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, Document No. 130855 FML SAND, LLC and Rebecca Conrad, as trustee for the benefit of Barclays Bank PLC dated November 18, 2013 as (1) 89.844 Acre Tract in Mason County; (2) 164.793 Acre Tract in Mason County described as three tracts; (3) 61.182 Acre Tract in Mason County; (4) 102.70 Acre Tract in Mason County; (5) 356.8 Acre Tract in Mason County (6) 70.187 Acre Tract in Mason County

5.	Part of J.D. Hurley Survey No. 54, Mason County, Texas

67

Warranty Deed between W. Gary Evans and Karol Evans and FML Sand, LLC, dated May 30, 2014 and recorded in Mason County Texas under document no. 140338, 13.107 acres; being all of that certain 6.550-acre tract described in Vol. 264, Pg. 84 of the Real Property Records of Mason County, all of that certain 6.557 acres in Vol. 50, Pg. 374 of the Probate Records of Mason County, Texas.

No other parcel information given.

6.	6399 North Highway 61, Perryville, Missouri 63775 (Perry County)

a.

Warranty Deed between Casey L. Doll and Ashley R. Doll (Blyzes), husband and wife and FML Sand, LLC, recorded with the Perry County, Recorder’s Office, February 5, 2015 as Document No. 2015-R00284 parcel identification number 04-8.0-028-000-000-019.01000. 1.1 acres located next to mine

7.	Two (2) Tracts in Perryville, Missouri (Perry County)

a.	Owner’s Policy No L20131729A Fee Simple Owner: Proppant Specialists, LLC, Insured: FML Sand, LLC

8.	Situated on E 9215 Mill Road, Town of Caledonia, County of Waupaca, Wisconsin - Readfield Plant

a.

Special Warranty Deed from FTS International Services, LLC, a Texas limited liability company, successor by merger with FTS International Proppants, LLC, a Delaware limited liability company, f/k/a Proppant Specialists, LLC, a Delaware limited liability company, recorded in the Register’s Office, Waupaca County, Wisconsin on September 10, 2013 as Document No. 816803.    The subject property shall include the real property and any improvements, included the Permitted Exceptions located on the tract of real property: (1) Parcel 1: Lot 1 of Certified Survey Map No. 2251, recorded in the Office of the Register of Deeds of Waupaca County, on August 7, 1986 in Volume 7 of Certified Survey Maps on page 226 as Document No. 440415, being part of the Southeast  1⁄4 of the Southeast  1⁄4 of Section 14, Town 21 North, Range 14 East, in the Town of Caledonia, County of Waupaca, Wisconsin (a) also all of the Southeast  1⁄4 of the Southeast  1⁄4 of Section 14, Town 21, Range 14 East in the Town of Caledonia, County of Waupaca, Wisconsin, lying South of the Soo Line Railroad right-of-way, and (b) except Lot 1 of Certified Survey Map No. 2251, recorded in the office of the Register of Deeds for Waupaca County, Wisconsin on August 7, 1986, in Volume 7 on Page 226, as Document No. 440415; and (2) Parcel 2: All of Block 3, Plat of North Readfield, according to the recorded plat thereof, Town of Caledonia, County of Waupaca, Wisconsin. Tax Key Nos. 02-14-44-4 and 02-14-71-12.

O.	FML TERMINAL LOGISTICS, LLC

1.	Situated in Ward County, Texas Metes and Bounds description of 55.18 acres out of Section 97, Block A

68

a.

Special Warranty Deed recorded September 10, 2013 as document number 13-3920, Vol. 980 pg 484 between FTS International Services, LLC to FML Sand, LLC - To record correct Grantee, FML Terminal Logistics, LLC

69

LEASED REAL PROPERTY

See attached.

PURCHASE & LEASE OPTIONS

See attached.

Schedule 4.16-2

Leased Real Property

A.	Best Sand Corporation

1.	Ohio

a.

Lease and Memorandum of Lease, dated October 4, 1994, between The Mead Corporation, Mead Paper Chillicothe Division, as Lessor, and Best Sand Corporation, as Lessee, Jackson Township, Pike County, Ohio

Memorandum of Lease recorded November 14, 1994 Volume 36, Page 376

Assignment and Assumption of Lease, dated October 4, 1994, between Melvin Schrader, assignor, and Best Sand Corporation, as assignee

Amendment to Lease dated July 19, 1996

Lease dated August 16, 1999, between The Mead Corporation and Best Sand Corporation

Second Amendment to Lease dated October 1, 2009

Memorandum of Lease documenting extension of lease term and providing more accurate legal description recorded December 3, 2010

b.

Lease Agreement dated August 3, 2015 between Best Sand Corporation (Landlord) and Alfred T. Wozniak (Tenant), for approximately 3 acres located at 12209 Ravenna Road, Chardon, Ohio. Terminates upon the death of the Tenant parcel no. 21-158500

B.	Wedron Silica Company

1.	Texas

a.

Jefferson Terminal (No address for terminal - property is part of a track), Industry Track Agreement, dated May 1, 1993, between The Kansas City Southern Railway Company and TechniSand/Wedron Silica (Lease for 1503 feet of SLIC Track No. 016 near Jefferson Station, Marion County, Texas)

b.

Longview Terminal, 1305 E. Cotton, Midland, TX. Track Lease Agreement dated June 20, 1997 between the Burlington Northern and Santa Fe Railway Company as Lessor and Wedron Silica Company as Lessee (Lease for 600 feet of track)

c.

Tatum Terminal (no address for terminal-property is part of a track)- Track Lease Agreement dated June, 2002 between K.R. Smith Wood Transfer, Inc. as Lessor and Fairmount Minerals - Wedron Division as Lessee (lease for 1500 feet of track)

2.	Colorado

70

a.

Walker Terminal, 803 50th Ave., Walker, Co, 80634    Track Lease Agreement, dated March 15, 1994, between Great Western Railway of Colorado, Inca and Wedron Silica Company (Lease for 800 feet of Track near County Road 13, Walker, Colorado)

3.	Illinois

a.	Industrial Track Agreement, dated July 7, 1977, between Burlington Northern, Inc., as Railroad, and Wedron Silica Division, Pebble Beach Corporation, as Industry

Assignment of Industrial Track Agreement, dated May 19, 1980, between Burlington Northern Inc., as Railroad, Wedron Silica Company (successor in interest to Wedron Silica Division, Pebble Beach Corporation), as Assignor, and Industrial Sand Div., Martin Marietta Aggregates, Martin Marietta Corporation, as Assignee

b.	Lease Agreement, dated July 1, 1982, between Burlington Northern Railroad Company, as Lessor, and Martin Marietta Aggregates, as Lessee (lease of certain tracks at Wedron, Illinois)

c.	Troy Grove Terminal, Vermillion Street, Troy Grove, IL 61372

Fixed Track Lease Agreement - Permanent (Non Hazardous Commodities Only), dated January 31, 1995, between Chicago and North Western Railway Company, as Lessor, and Wedron Silica Company, as Lessee (400 feet of track situated at or near Troy Grove, Illinois)

d.	Track Lease dated July 16, 1998, between Illinois Rail Net, Inc. as Lessor and Wedron Silica as Lessee (Lease for 1,000 feet of railway track)

e.

Industry Track Contract Articles of Agreement, entered into as of June 21, 2000 between Union Pacific Railroad Company and Wedron Silica Company for the continued use of 1-25 feet of Track No ICC 67 at M.P. 64.25, Troy Grove Branch, Troy Grove, LaSalle County, Illinois, continuing unless terminated with 30 days written notice.

Related Bill of Sale, dated June 21, 2000, from Union Pacific to Wedron Silica for 975 Feet of Track No. ICC 67, but not the underlying real property

f.	Wire Line Crossing Agreement (No. 246,300) dated February 16, 1984 between Burlington Northern Railroad Company and Martin Marietta as permittee

g.	Permit (No. 244,287) dated June 1, 1983, between Burlington Northern Railroad Company and Martin Marietta Corporation Industrial Sands Division

h.	Industrial Track Agreement (no date) between Burlington Northern Inc. and Wedron Silica Division, Del Monte Properties Company

i.	Agreement, dated January 7, 1963, between Chicago, Burlington & Quincy Railroad Company, as first party, and Wedron Silica Company, as second party

71

j.	Lease, dated March 1, 1948, between Chicago, Burlington & Quincy Railroad Company, as Railroad Company, and Wedron Silica Company, as Lessee

k.	Lease, dated September 15, 1941, between Chicago, Burlington & Quincy Railroad Company, as Railroad Company, and Wedron Silica Company, as Lessee

l.

Storage Lease (Lease No. 247,553), dated December 1, 1984, between Burlington Northern Railroad Company, as Lessor, and Wedron Silica Company, as Lessee (lease of premises situated at or near the station of Wedron, Illinois)

Storage Lease (Lease No. 247,554), dated December 1, 1984, between Burlington Northern Railroad Company, as Lessor, and Wedron Silica Company, as Lessee (lease of premises situated at or near the station of Wedron, Illinois)

m.

Land Lease, dated as of September 1, 1998, between CSX Transportation, Inc. (CSX-033673 S. P. No. 17099-0019) and Wedron Silica Company for approximately 8 acres located in Ottawa, LaSalle County, Illinois

n.	Lease of Property, dated April 18, 2000, between Union Pacific Railroad Company as Lessor and Wedron Silica Company as Lessee, for 1.4 acres located at Troy Grove, Illinois

o.

Agreement, dated March 26, 1985, between Burlington Northern Railroad Company and Wedron Silica Company for permit for overhead pipeline bridge with sand slurry and water pipeline at Wedron Station, County of LaSalle, Illinois

p.	Private Road Grade Crossing Agreement, dated as of December 23, 1998, between Illinois RailNet, Inc. and Wedron Silica Company

q.

Lease Agreement dated December 31, 2012 between Wedron Silica Company (as “Landlord”) and David Hite (as “Tenant”) for lease of approximately 2 acres, including the dwelling house, out buildings and machine shed. Term expires when Tenant vacates the premises, or the Tenant is no longer living

r.

Farm Lease Agreement dated May 6, 2016 between Jeff Kueteman (Lessee) and Wedron Silica Company (Lessor) for 11.5 acres located at 3450th Road, Section 10, Rutland Township, between the Ameren substation and the Lessee’s property. Expires on December 31, 2017

s.	Farm Lease Agreement dated November 13, 2015 between Twait Farm (Lessee) and Wedron Silica Company (Lessor) for Farm No. 3574 consisting of 190 acres in Ottawa Illinois. Expires on December 31, 2017

t.	Farm Lease Agreement dated November 13, 2015 between Mike Stone (Lessee) and Wedron Silica Company (Lessor) for Farm No. 6499 consisting of 82.8 acres in Ottawa Illinois. Expires on December 31, 2017

72

u.

Farm Lease Agreement dated November 13, 2015 between Brad Temple (Lessee) and Wedron Silica Company (Lessor) for Farm No. 11840 consisting of 77.93 acres in Ottawa Illinois. Expires on December 31, 2017

v.

Farm Lease Agreement dated November 13, 2015 between Mark Boe (Lessee) and Wedron Silica Company (Lessor) for Farm Nos. 10126 & 11859 consisting of 95.3 acres in Ottawa Illinois. Expires on December 31, 2017

w.

Farm Lease Agreement dated November 13, 2015 between Gerald Walsh (Lessee) and Wedron Silica Company (Lessor) for Farm Nos. 4240 & 4242 consisting of 107 acres in Ottawa Illinois. Expires on December 31, 2017

x.	212 Acres in LaSalle County, IL. Lease

4.	Texas

a.

Indefinite Term Land Lease dated November 1, 1997, between The Burlington and Santa Fe Railway Company as Lessor and Wedron Silica Company as Lessee for property located at 1305 E Cotton, Longview, Texas

b.	Lease Agreement for Industrial Site, dated November 1, 1992

c.

Lease Agreement dated February 1, 2013 between Edwards & Rose Cottonseed, LP, d/b/a Cape & Son (Lessor) and Technisand, Inc.(Lessee) in Sweetwater, a non-exclusive portion of the rail siding and the land with all rights necessary for vehicle access to premises, including driveway/roadways across Lessor’s adjacent real property.

5.	Colorado

a.	Lease of Property at Walker, dated March 15, 1994 between Great Western Railway of Colorado, Inc. as Lessor and Wedron Silica Company as Lessee for property located in Walker, Weld County, Colorado

b.

Related Transportation Agreement, dated March 15, 1994 between Great Western Railway of Colorado and Wedron Silica Company for switching by Great Western of railcars out of or into Wedron’s re-load facility located at Walker, Colorado

c.

Land Rail Agreement No. 406674 - Land Lease dated August 1, 2011 between Great Western Railway of Colorado, L.L.C. and Wedron Silica Company for approximately 150 feet. by 1,686 feet, containing 252,975 sq. feet, or 5.81 acres, more or less near Mile Post No. 12.5. Sole purpose for transloading industrial sand bearing Standard Transportation Commodity Code (“STCC”) No. 14-413-10 and no other purpose.

Agreement No. 406674 - Land Lease dated August 1, 2011 between Great Western Railway of Colorado, L.L.C. and Wedron Silica Company for approximately 150 feet. by 1,686 feet, containing 252,975 sq. feet, or 5.81 acres, more or less near Mile Post No. 12.5. Sole purpose for transloading industrial

73

sand bearing Standard Transportation Commodity Code (“STCC”) No. 14-413-10 and no other purpose.

6.	Virginia

a.	Land Lease, dated December 12, 1986, effective August 1, 1986 between Norfolk and Western Railway Company as Lessor and Wedron Silica Company as Lessee for lease of .2 acres at St. Paul, Virginia

7.	Canada

a.	License Agreement dated April 6, 2006, between Canadian Pacific Railway Company and Wedron Silica Company

C.	FML Sand LLC

1.	Texas

.a.

Memorandum of Lease recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22142 between Estate of Larry Leonard Fernandes, William Douglas Fernandes, Jr., Karen Lee Fernandes Stone, Hallie Fernandes and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

D.	TechniSand, Inc.

1.	Texas

a.

Alice Terminal (Kempe & Goliad Streets) Agreement, Alice Lease No. 33, dated as of January 1, 1995 and executed on March 22, 1995, between Texas Mexican Railway Company, as Lessor, and TechniSand, Inc., as Lessee (Lease for 820 Track feet of Lessor’s Track TM 24, Alice, Texas)

b.

Jefferson Terminal (No address for this) Industry Track Agreement, dated May 1, 1993, between The Kansas City Southern Railway Company and TechniSand/Wedron Silica (Lease for 1503 feet of SLIC Track No. 016 near Jefferson Station, Marion County, Texas)

c.

Transloading Resin Coated: Tyler Terminal, Highway 69 North, Tyler, TX 75706 Track Lease dated April 25, 2002, commencing on May 1, 2002, between Union Pacific Railroad Company as Lessor and TechniSand/Fairmount Minerals as Lessee (lease for 500 feet of Track No. 760 near Tyler, TX)

d.

New Lease entered into October 1, 2008 by and between Union Pacific Railroad Company as Lessor and Fairmount Minerals, Ltd, as Lessee, for 4,204 feet of the railroad Track No. 760 and 500 feet of Track No. 761, at or near Tyler, Smith County, TX (Agreement Audit No. 251099)

Supplemental Agreement entered in 2010 by and between Union Pacific Railroad Company and Fairmount Minerals, Ltd. By instrument dated October 1, 2008,

74

identified as Agreement Audit Number 251099, the parties agree to modify, Agreement Audit No. 251099 to provide for Industry’s construction, maintenance and operation of a 1,335-foot Track A (new construction)

e.	Commercial Lease dated December 9, 2008, between TechniSand, Inc. and Simron Properties, LLP for premises known as 50 Sugar Creek Center Blvd., Suite 300, Sugar Land, Texas (approximately 6,112 SF)

Sublease Agreement dated February 2016 between Technisand, Inc. as sublessor and Invictus Energy Services, LLC, as subleasee for 6,112 sq. ft. of space located in 50 Sugar Creek Center Blvd., Suite 300, Sugarland, TX

Sublease between Technisand, Inc., as sublessor and Nexus Engineering Group, LLC as subleasee for 3,226 sq. ft. of space located at 50 Sugar Creek Center Blvd., Suite 300, Sugarland, TX (10/7/2016?)

f.	Commercial Lease dated 2011, between TechniSand, Inc. and Eldridge Point Office Condos, LLC for premises known as 142 Eldridge Rd., Building 11, Sugar Land, Texas

Commercial Lease Amendment dated December 6, 2011, changing the address of the leased premises from 142 Eldridge Rd., Building 11 to 146 Eldridge Rd., Building 10

g.

Option to Lease dated November 3, 2011 between TechniSand, Inc. and Eldridge Point Office Condominiums, LLC for the option to lease the premises known as 142 Eldridge Rd., Building 10, Sugar Land, Texas

h.	Commercial Lease No. 11555 dated January 1, 2013 between TechniSand,

Inc. and The University of Texas System Board of Regents for 163.857 acres of land in Sections 07, 08, 11 & 18, Block 11 University Land, Reagan County, Texas

i.

Sublease dated April 15, 2013 by and between South Texas Proppants & Supply L.L.C. (Sublandlord) and Technisand, Inc. (Subtenant). Sublandlord is tenant and Texas Pacific Transportation Ltd. is landlord (Master Landlord) of Lease Agreement dated February 23, 2013 (Master Lease) in which Sublandlord leases to Subtenant, the right to the use of certain land and track of approximately 18.8 acres situated at MP 791 of the TXPF line/San Angelo Subdivision of the Texas Pacifico Railroad in Reagan County, Texas.

j.

Terminal Contract effective March 1, 2013 by and between Technisand, Inc and South Texas Proppants & Supply, L.L.C. (Operator). Big Lake Texas Terminal approximately 18 acres. This contract runs concurrent with Commercial Lease No. 11555 dated January 1, 2013 between TechniSand, Inc. and The University of Texas System Board of Regents

k.

Sublease Agreement entered into November 1, 2014 by and between Vulcan Construction Materials, LP and Technisand, Inc., in Somerville, for the sole purpose of unloading frac sand from railcars into customers trucks. This

75

Agreement runs for a term of five (5) year and may be renewed on additional five (5) years thereafter year to year.

l.

Lease Agreement dated May 10, 2013 between Southton Rail Yard, LLC and Technisand, Inc. approximately 1.08 acres of real property designated as 11850 Center Rd., San Antonio, TX. Initial term is 10 years with option to renew for two (2) additional five (5) year periods with 90 day advance written notice.

m.	Commercial Lease No. 14486 between The University of Texas System Board of Regents and Technisand Inc. Leasing 67.80 acres of land lying in the SW/4 of Section 07, Block 28, in the NW/4 of Section 33, and in the SE/4 of Section 34, Block 27, University Lands in Pecos County, Texas. Effective date April 17, 2017 continuing through 2/28/2027 Ten (10) years thereafter. Renewal 180 days prior to expiration of Lease.

n.	Three Sugar Creek Center, Sugar Land Texas was sold to Radler Enterprises Inc. effective July 8, 2014. No new lease agreement found.

Lease Agreement dated November 25, 2013 between American National Insurance Company and Technisand, Inc. approximately 18,872 square feet of rentable area on the 5th floor, known as Suite 550 in the office building located at Three Sugar Creek Center, Sugar Land, Texas. Lease term is 132 months after commencement date anticipated to be February 1, 2014. Expires depending on what date executed in February 2025

2.	Wyoming

a.

Rock Springs Terminal-Lease of Industrial Property at Rock Springs, Wyoming, dated September 16, 1993, between Union Pacific Railroad Company as Lessor and TechniSand, Inc. as Lessee for property located at 381 N. Blair, Rock Springs, Sweetwater County, Wyoming, 82901, commencing on August 26, 1993

Letter regarding increase of rent payments, dated July 2, 1999

Supplemental Track Agreement, dated as of October 28, 2005, between Union Pacific Railroad Company and TechniSand, Inc.

b.	Industry Track Contract Articles of Agreement dated September 1, 1997, between Union Pacific Railroad Company and Technisand

c.	Industry Track Contract Articles of Agreement dated March 11, 2009, between Union Pacific Railroad Company and Fairmount Minerals

d.

Lease of Industrial Property at Rock Springs, Wyoming, dated September 16, 1993, between Union Pacific Railroad Company as Lessor and TechniSand, Inc. Lessee for property located at Rock Springs, Sweetwater County, Wyoming, commencing on August 26, 1993

Supplemental Track Agreement, dated as of August 26, 1997, between Union Pacific Railroad Company and TechniSand, Inc. for Track 501

76

e.	Memorandum of Understanding and Rate Agreement dated July, 2013 by and between Technisand Inc. and Bighorn Divide & Wyoming Railroad Inc. for providing switching and billing services including receiving loaded railcars or Frac Sand in interchange from the BNSF Railway Co. and Bishop, WY, spotting railcars on Technisand leased track in the Casper Logistics Hub Rail Yard, Bishop WY for unloading Frac Sand by Technisand employees or representatives into Technisand third party trucks (referred to as Transloading) and releasing the unloaded railcars back to the BNSF Railway Co. with appropriate billing paperwork to ship cars to destination, this Agreement is limited to Frac Sand.

3.	Colorado

a.

Parachute Terminal Lease - Indefinite Term Lease of Land for Property at Parachute, Garfield County, Colorado dated May 19, 2004 between The Burlington Northern and Santa Fe Railway Company as Lessor and Fairmount Minerals/TechniSand, Inc. as Lessee for property located at milepost 403, Parachute, Colorado. BF30369

4.	Illinois

a.

Lease dated July 31, 1991, between Ralph Eggleston and Myrtle Eggleston, Trustee, as Landlord, and TechniSand, Inc., as Tenant for certain real property located at Vermillion Street, the Township of Troy Grove, Illinois, 61372; approximately 155 acres

Assignment of Lessor’s Interest in Lease dated April 8, 2004, written by Gerald L. Eggleston Contingent Successor Trustee of the Ralph G. Eggleston and Myrtle I. Eggleston Revocable Living Trust dated September 27, 1990, to Gerald L. Eggleston, Trustee of the Gerald L. Eggleston Revocable Living Trust dated May 19, 2000, Judith A. Frey, Curtis L. Eggleston, Sr., and Connie L. Fouke

Memorandum of Lease, dated June 21, 1994, and recorded December 9, 1994 in Volume 94-19614, Page 1 of the LaSalle County Recorder’s Office

First Amendment to Lease dated February 2, 2011

b.

Ground Lease dated August 5, 2010 between Wedron Silica Company, as Lessor, and Technisand, Inc., as Lessee, for a portion of the land located at 3448 E. 2153rd Road, Wedron, Illinois, 61350. Initial lease term expires 12/31/2035

5.	Michigan

a.

Land Lease, dated October 1, 1995, between CSX Transportation, Inc., as Lessor, and TechniSand, Inc., as Lessee (Vacant and/or Unimproved Land located at Bridgman, Berrien County, Michigan). This lease terminates and supersedes the agreement dated March 4, 1960

b.	Track Lease from 1997 between CSX Transportation, Inc. and TechniSand Inc.

6.	Ohio

77

a.

Lease Agreement dated June 18, 2012 between Gregory and Michelle Nemeth (husband & wife) (together “Landlords”) and TechniSand, Inc. (“Tenant”). Tenant will lease the surface and so much of the subsurface as necessary for footings, foundations, lateral supports and utilities of real property containing approximately ten (10) acres on Walden Avenue, Tiltonsville, Ohio. Basic term terminates 2022

7.	Pennsylvania

a.

Sublease, dated May 31, 2012 between Modern Material Services, LLC as Sublandlord and TechniSand, Inc. as Subtenant. TechniSand will sublease approximately 150 acres of real property located in Pine Creek Township, Clinton County, Pennsylvania. This sublease terminates September 1, 2017

b.	Reinstatement of and First Amendment to Sublease, effective September 1, 2012 between Modern Material Services, LLC and TechniSand Inc.

8.	Oklahoma

a.	Commercial Lease and Deposit Receipt, dated August 1, 1995, between TechniSand, Inc. and RSE Enterprises, Inc. (Ada, Oklahoma), expires February 28, 2007

b.	Lease Agreement between Sovereign Properties Holdco, LLC and Technisand, Inc. expires February 28, 2020

c.

Lease Agreement between Jay Burrows and Technisand, Inc. effective June 15, 2017. Building located at 535 West Hinckley, Roff, OK 74865; containing approximately 1,800 sq. feet of floor area together with all parking areas and loading and unloading areas, sidewalks and driveways. Lease expires June 15, 2019, automatic renewal for successive periods of two year each.

E.	Fairmount Custom Products, Inc. (f/k/a Fairmount Abrasives, Inc., f/k/a Serena Properties, Inc.)

1.	Serena Terminal, LaSalle County Highway 2, Serena, Illinois, 60549

a.

Combined, Amended and Restated Lease Agreement, dated October 1, 1987, between Stanley E. Hoxsey and Eliza K. Hoxsey, as Lessors, and Serena Properties, Inc., as Lessee (lease for approximately 132.9 acres of land and mineral rights located in the Township of Serena, County of LaSalle and State of Illinois), expires on September 30, 2012

Sublease dated July 26, 2002, between Fairmount Custom Products, Inc., as Sublessor, and Black Lab Corporation, as Sublessee for certain portions of the property

F.	Wisconsin Industrial Sand Company, L.L.C. (successor by merger to Wisconsin Frac Sand, Inc.)

1.	Wisconsin

78

a.

Lease Agreement, dated May 22, 1991, recorded June 28, 1991 (Vol. 248 pg. 020) as Document No. 332782 between Michael W. Julian, as (Lessor), and Wisconsin Frac Sand, Inc., as (Lessee), Parcel Identification No(s) 016-01094-0900, 016-01095-0200, 016-01099-0100, 016-01097-0200

Assignment of Lease dated August 25, 1998, recorded August 26, 1998 as Document No. 387674 to transfer leasehold interest of Michael W. Julian (Lessor) to Dean A. Holden and Mary L. Holden (Assignees)

First Amendment to Lease, dated January 1, 2009

Assignment of this Lease to the restated Declaration of Trust, dated September 15, 2015, now known as the “Dean A. and Mary L. Holden Revocable Trusted restated September 15, 2015

b.

Lease Agreement, commencing on June 7, 2001, recorded June 11, 2003 as Document No. 445371 between David and Rayna Kaasa (Lessors) and Wisconsin Industrial Sand Company, LLC (Lessee) Parcel Identification No(s) 151-01027-0300, 151-01027-0700, 151-01002-0400, 151-01003-0300, 151-01003-0600, 151-01003-0800, 151-01010-0200

First Amendment to Lease Agreement dated November 23, 2010

c.

Lease Agreement dated May 22, 1991, recorded June 28, 1991 (Vol. 248 pg. 010) between William E. Steele and Jo Ann J. Steele (Lessors), and Wisconsin Frac Sand, Inc. (Lessee) Parcel Identification No. 016-01098-0600, 016-01099-0500

d.	Lease Agreement dated June 6, 1991, recorded June 28, 1991 (Vol 248 pg. 015) between Steven Groh, as (Lessor), and Wisconsin Frac Sand, Inc., as (Lessee) Parcel Identification No.

Assignment of Lease recorded August 4, 1994, (Vol. 302 pg. 628) to transfer leasehold interest of Steven Groh (Lessor) to Dean A. Holden and Mary L. Holden (Assignees)

Amendment to Lease, dated July 31, 1996

Amendment to Lease, dated July 31, 1996

Third Amendment to Lease, dated January 1, 2009

Assignment of this Lease to the restated Declaration of Trust, dated September 15, 2015, now known as the “Dean A. and Mary L. Holden Revocable Trusted restated September 15, 2015

e.

Lease Agreement dated April 24, 1991, recorded June 28, 1991 (Vol. 248 pg. 025) Document No. 332782 between Dean A. Holden and Mary L. Holden (Lessors), and Wisconsin Frac Sand, Inc. (Lessee), Parcel Identification No(s)

79

016-01098-0500, 016-01098-0800, 016-01098-0900, 016-01098-0700, 016-01098-0300, 016-01097-0110, 016-01097-0900, 016-01098-0910

Addendum to Lease, dated May 14, 1991

Amendment to Lease, dated July 31, 1996

Amendment to Lease, dated July 31, 1996

Third Amendment to Lease, dated January 1, 2009

Assignment of this Lease to the restated Declaration of Trust, dated September 15, 2015, now known as the “Dean A. and Mary L. Holden Revocable Trusted restated September 15, 2015

f.	FG Minerals LLC (Sublessor)/ Roy D. and Delores Christenson (Owner) - Memo of Sublease Agreement FG Minerals LLC and WISC, LLC; Mineral Lease and Rights Agreement - Menomonie

g.

FG Minerals LLC (Sublessor)/ Timothy A. And Debra Christenson, Cynthia L. and Frank Best, David L. and Pamela Christenson (Owners) - Memo of Mineral Lease and Rights Agreement recorded September 27, 2007 (Document No. 547523, Sublease 547527) - Menomonie

h.

FG Minerals LLC (Sublessor)/ Marshall and Josephine Quilling (Owner) - Mineral Lease; Memo of Mineral Lease and Rights Agreement; Memo of Sublease FG Minerals LLC and WISC, LLC (Document No. 547522)                Menomonie

i.	FG Minerals LLC (Sublessor)/ DeWayne and Joan Behling (Owner) - Mineral Lease; Memorandum of Sublease Agreement recorded September 27, 2007 (Document No. 547525) - Menomonie

j.	Sublease Agreement, recorded September 27, 2007, as (Document No. 547525), between FG Minerals LLC and Wisconsin Industrial Sand, LLC Menomonie

k.	Sublease Agreement, recorded September 27, 2007, as Document No. 547526 between FG Minerals LLC and Wisconsin Industrial Sand, LLC-Menomonie

l.	Sublease Agreement, recorded September 27, 2007, as Document No. 547527 between FG Minerals LLC and Wisconsin Industrial Sand, LLC- Menomonie

m.	Sublease Agreement, dated May 21, 2007, between FG Minerals LLC and Wisconsin Industrial Sand, LLC- Menomonie

n.

Lease Agreement, dated May 7, 2008, Jeffery L. Von Holtum and Kelly Von Holtum (Lessors), and Wisconsin Industrial Sand Company, LLC (Lessee); Parcel Nos. 016-01095-0100, 016-01096-0600, 016-01096-0800

80

o.	Lease Agreement, dated June 9, 2009, between Edmund and Dawn Daleiden, (Lessors), and Wisconsin Industrial Sand Company, LLC (Lessee), Parcel Nos. 016-01091-0600, 016-01091-0400, 016-01091-0200

p.	Lease of Land for Construction/Rehabilitation of Track dated April 1, 2008 between BNSF Railway Company and Wisconsin Industrial Sand Company

q.	Industry Track Agreement dated April 1, 1998, between BNSF Railway Company and Wisconsin Industrial Sand Company

r.	Agreement and Consent to Joint Use of Track dated July 1, 2008, between Union Pacific Railroad Company, Cardinal, FG Company and Wisconsin Industrial Sand

s.

Mineral Lease and Rights Agreement dated October 3, 2011, between MOAP, LLC and Troll King, LLC as Lessor, and Wisconsin Industrial Sand Company, L.L.C., as Lessee for approximately 817.8 acres in Diamond Bluff, Pierce County, Wisconsin

t.

Mineral Lease and Rights Agreement dated April 10, 2012, between William McCusker, as owner and Wisconsin Industrial Sand Company, L.L.C. for approximately 78.9 acres in Diamond Bluff, Pierce County Wisconsin

First Amendment to Lease to add William McCusker’s spouse, Angela Matthews to the Lease

u.

Mineral Lease and Rights Agreement dated April 16, 2012, between William F. Holst III and Wisconsin Industrial Sand Company, L.L.C. for approximately 845.836 acres in Diamond Bluff, Pierce County, Wisconsin

v.

Mineral Lease and Rights Agreement dated April 16, 2012 between W T W Properties and Wisconsin Industrial Sand Company, L.L.C. for approximately 154.17 acres located in Diamond Bluff, Pierce County, Wisconsin

w.

Mineral Lease and Rights Agreement dated April 16, 2012 between Helen V. Holst and Wisconsin Industrial Sand Company, L.L.C. for approximately 5.89 acres located in Diamond Bluff, Pierce County, Wisconsin

x.

Mineral Lease and Rights Agreement dated April 16, 2012 between William F. Holst, IV and Wisconsin Industrial Sand Company, L.L.C. for approximately 11.037 acres located in Diamond Bluff, Pierce County, Wisconsin

y.	Mineral Lease and Rights Agreement dated April 16, 2012 between Big Acres, Inc. and Wisconsin Industrial Sand Company, L.L.C. for approximately 273 acres located in Oak Grove, Pierce County, Wisconsin

z.	Mineral Lease and Rights Agreement dated April 16, 2012 between Nancy J. Beeler and Wisconsin Industrial Sand Company, L.L.C. for approximately 86 acres located in Oak Grove, Pierce County, Wisconsin

81

aa.

Mineral Lease and Rights Agreement dated September 18, 2012 between Cynthia J. Hanson, her heirs and assigns and Wisconsin Industrial Sand Company, L.L.C. approximately 80 acres located in Pierce County, Wisconsin

bb.

Mineral Lease and Rights Agreement dated November 19, 2012 between Gordon and Kathleen Thayer and John J. and Lisa M. Thayer and Wisconsin Industrial Sand Company, L.L.C. for approximately 80 acres located Hartland Township, Pierce County, Wisconsin

cc.

Access License Agreement dated August 18, 2016 between Coulee Forest Management and Wisconsin Industrial Sand Company, L.L.C. vehicle ingress and egress access to and from the adjoining property owned by Carl Nelson in Maiden Rock, Pierce County, Wisconsin

G.	Construction Aggregates Corporation of Michigan, Inc.

1.	Michigan

a.

Oral Agreement between Leroy and Jackie Frye as Lessees and CACM as Lessor for lot and house located at 11662 North Cedar Drive, Robinson Township, Ottawa County, Michigan (confirmed by letter dated May 30, 2000 from CACM to Leroy Frye)

H.	Wexford Sand Co.

1.	Michigan

a.

Property Lease Agreement dated February 5, 2007 between Roy J. Hughes and Bonnie Jean Hughes (“Lessors”) and Wexford Sand Co. (“Lessees”) for property located at 8770 West 28 Mile Road, Wexford County, Michigan, 49638. Lease Expires April 14, 2018

I.	FML Sand, LLC

1.	Texas

a.

Sand Mining Lease dated July 1, 2007 between Marion F. Deans and Betty Deans (“Landowners”) and Proppant Specialists, LLC (“Lessee”) to lease approximately 74.31 acres of land in McCulloch County, Voca Texas

b.

Memorandum of Sand Mining Lease dated September 4, 2013, between Randy R. Deans (“Lessor”) and FML Sand, LLC (“Lessee”) for property described in part in Sand Mining Lease dated July 1, 2007 in McCulloch County, Voca, Texas

c.

Lease and Rental Contract dated August 30, 2006 between Proppant Specialists, LLC (“Lessor”) Marion F. Deans and Betty Deans (“Lessee”) to lease and let unto Lessee the Trap and the North Klein Grass Field in McCulloch County, Voca Texas

82

d.	Lease Agreement dated July 7, 2016 between FML Sand, LLC (Landlord) and Wilma Ridley (Tenant) to lease approximately 2.02 acres located at 11283 N US Highway 87, Camp Air, Texas on a month to month basis

e.	Sand Lease and Rights Agreement dated July 18, 2017 between Estate of Larry Leonard Fernandes, William Douglas Fernandes, Jr., Karen Lee Fernandes Stone, Hallie Fernandes and FML Sand LLC. All the surface mineral sand rights and all rights associated natural aggregates, including surface of land consisting of approximately 3,250 acres known as Section 11, East 400 acres of Section 12, 20, 21, and 30 in Winkler County, Texas. Term 40 years from effective date above.

Surface Right Agreement recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22145 between Estate of Larry Leonard Fernandes and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

Surface Right Agreement recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22143 between William Douglas Fernandes, Jr. and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

Surface Right Agreement recorded July 25, 2017 with the Winkler County Texas County Clerk as Document No. C22144 between Edward Street Fernandes and FML Sand LLC, expires 40 years after commencement date of July 18, 2017

J.	Shakopee Sand LLC fka Great Plains Sand, LLC

a.

Agreement (Royalty) recorded July 12, 2013 in Scott County as Document No. A910138, from the County of Scott to Great Plains Sand, LLC, Permanent Index No(s). 79330041; 79330042; 90130010 (Tract A) and 90250030 (Tract C)

First Amendment to Agreement (Royalty) recorded September 24, 2013 in Scott County as Document No. A945990 between the County of Scott and Great Plains Sand, LLC

b.	Royalty Lease Agreement, dated April 2, 2009, between Q Prime, Inc. and Progressive Rail Incorporated, as amended by First Amendment to Lease, dated December 7, 2012, between Q Prime, Inc. and Progressive Rail Incorporated, as assigned to Great Plains Sand, LLC, by that certain Assignment and Assumption of Royalty Lease Agreement, dated December 7, 2012, by Progressive Rail Incorporated, as modified by Agreement Regarding Royalty Lease, dated June 10, 2013, between Q Prime, Inc. and Great Plains Sand, LLC

Amended and Restated Royalty Agreement dated June 6, 2013 between Great Plains Sand, LLC and Q Prime, Inc., Mary and Gary Flood, Michele M. Wolf, Jeff Flood and Amy Mullen

c.	Royalty Agreement Deed dated April 1, 1983 to J. L. Shiely Company for Tract A and C, Registered Land Survey Number 86 Scott County, Minnesota, as document No. 26138. Agreement set to expire December 31, 2028.

83

First Amendment to Royalty Agreement dated June 6, 2013 between Frances Bennett and Q Prime, Inc. (as predecessor-in-interest to Q Prime), Amending and Restating in the Royalty Agreement replacing paragraph 1 in its entirety regarding royalty payments.

K.	Fairmount Minerals, Ltd. (prior name Fairmount Minerals, Ltd.)

Land Leases

1.	Montana

a.

Indefinite Term Lease Land Agreement dated June 7, 2013 between BNSF Railway Company and Technisand, Inc., real property located in Culbertson, Montana along Line Segment 0035, Mile Post 173.65 and shown upon Print No. 1-57312, dated 3/28/13. In conjunction with Industrial Track Agreement dated June 7, 2013

1.	Michigan

a.	Lease Agreement, dated February 5, 2007 between Tower Crossing Associates, LLC and Fairmount Minerals, Ltd. for the right to lease premises at 400 Riverview Drive, Suite 302, Benton Harbor, Michigan

First Amendment to Lease dated April 17, 2008 to rent an additional 3,150 square feet on the third floor of 400 Riverview Drive, Benton Harbor, Michigan

2.	Wisconsin

a.	Property Lease Agreement, dated April 21, 2008, between Wisconsin Central Ltd. and Fairmont Minerals [sic] for approximately 2 acres of land on West Railroad Avenue in Wheeler, Wisconsin

3.	Louisiana

a.

Lease of Property dated December 3, 2010 between Union Pacific Railroad Company and Fairmont Minerals [sic] for land located at Hollywood Junction, Louisiana for a one year term commencing on December 3, 2010 which will be automatically extended from year to year

4.	North Dakota

a.

6500 67th. Avenue: Indefinite Term Lease for Land dated September 20, 2010 between BNSF Railway Company and Fairmount Minerals, Ltd. for transloading industrial sand and construction, installation, operation, maintenance, repair, replacement and removal of Lessee’s improvements in Blaisdell, North Dakota for an indefinite term commencing on September 20, 2010 unless terminated by either party by providing thirty (30) days advance written notice

6.	Texas

84

a.	Residential Lease dated January 1, 2016 between Fairmount Santrol Inc (Landlord) and Wayne Bieser (Tenant) for property located at 628 East Ranch Road, Mason, Texas. Month to month renewal

L.	Technisand Canadian Sales, Ltd.

1.	Canada

a.	Terminal Facilities Lease Agreement dated June 20, 2013 between Rycroft Reload Ltd. and Technisand Canadian Sales, Ltd.

First Amendment to Terminal Facilities Lease Agreement dated October 28, 2013

Second Amendment to Terminal Facilities Lease Agreement dated October 1, 2014

Track	Leases

1. Colorado

a.

Track Lease Agreement dated May 19, 2004, between The Burlington Northern and Santa Fe Railway Company, and Fairmount Minerals, 948 feet of track located in Parachute, County of Garfield , Colorado. The track shall be used for loading/unloading of industrial sand and for no other purpose (No. BF30370)

b.

Track Lease Agreement dated June 7, 2013 between BNSF Railway Company (Railroad) and Technisand, Inc. (Industry), (United Grain Corporation (Third Party Track Owner)) owns or controls certain rail, ties, ballast, and appurtenances thereto shown as dashed on Drawing No. 3-57311A-C dated 3/28/2013, which collectively is the 3rd party track. The Railroad and Third Party Track Owner are parties to Track Agreement dated 12/19/2011. In addition, Railroad and Industry have entered into a Lease of Land dated June 7, 2013

c.

Track Lease Agreement & Articles of Agreement dated January 1, 2005 between Union Pacific Railroad Company and Fairmount Minerals, 681 feet of RR Track No. ICC#43 (Circ7: KP847, Yard 03, Track 146 located near Dos, Colorado. Track shall be used for storage and handling of cars containing industrial sand

2. Wisconsin

a.	Track Lease for Loading and Unloading of Cars (No. WC 2858), dated April 21, 2008, between Wisconsin Central Ltd. and Fairmount Minerals in Wheeler, Wisconsin

BF61763 - Lease for Land and Track (Existing Track Only - No Construction of Track or Improvements) dated January 19, 2011 between BNSF Railway Company and Fairmount Minerals. Lease includes maintain and operate over 2,584 feet of rail, ties, ballast, and appurtenances located at and for the transloading of railcars in Pampa, Texas for an indefinite term commencing on

85

January 19, 2011 unless terminated by either party by providing thirty (30) days advance written notice

3. North Dakota

a.

BF60784 - Lease of Land Including New Track Construction dated September 20, 2010, (the “original Lease”) as amended by the certain Amendment to Lease Agreement dated April 1, 2012 (collectively with the Original Lease the “Lease”) between BNSF Railway Company and Fairmount Minerals, Ltd. for the removal of railroad tracks and construction of new railroad tracks in Blaisdell, North Dakota. Entered into certain land lease dated 9/20/2010, Construction Lease dated 9/20/2010 and Track Agreement dated 9/20/2010. Term automatically continues unless 30 days termination notice is given by either party.

b.

BF60783 - Lease of Land Including New Track Construction dated September 20, 2010, between BNSF Railway Company and Fairmount Minerals, Ltd. for system of rail tracks and various real properties associated with or situated at or near the railway station of Blaisdell County of Mountrail, State of North Dakota. Entered into certain land lease dated 9/20/2010, Construction Lease dated 9/20/2010 and Track Agreement dated 9/20/2010. Term automatically continues unless 30 days termination notice is given by either party.

c.

BF59286 - Lease for Land and Track dated May 6, 2010 (the “original Lease”) as amended by the certain Amendment to Lease Agreement dated July 7, 2010 as amended by a second amendment (collectively with the Original Lease the “Lease”) by and between BNSF Railway Company and Fairmount Minerals, LLC leases from Railroad certain land and track situated in the City of Stanley, County of Mountrail, State of North Dakota

4.	Illinois

a.

Track Lease Agreement (Landrail Agreement No. 406673) dated August 1, 2011 by Great Western Railway of Colorado, L.L.C. and Wedron Silica Company. 1,400 feet of Side Track and the land there under beginning at the switch located at Mile Post No. 12.34 plus 150 feet (“Clearance Point”) and ending at the switch at Mile Post No. 12.63 less 150 feet (“Clearance Point”)

b.

Railroad Easement Agreement dated August 7, 2012 between Illinois Railway, L.L.C. and Fairmount Minerals, LLC, non-exclusive easement over portion of real property to enable railroad tracks to be constructed

First Amendment to Railroad Easement Agreement dated March 29, 2013 to amend real property in which railroad tracks may be constructed

c.

Railroad Easement Agreement dated August 7, 2013 between Illinois Railway, L.L.C. and Fairmount Minerals, LLC. A non-exclusive easement on property located in LaSalle County, Illinois for the intent of constructing railroad tracks and related facilities

Building Leases

86

1. Ohio

a.	Lease dated June 14, 2012, between ICI-OH, LLC (Landlord) and Fairmount Minerals, Ltd., approximately 6,000 sq. ft. of office space known as Suite A located at 8834 Mayfield Road, Chesterland, Ohio

2. Illinois

a.	Commercial Lease Agreement, dated February 2, 2009, between Halterman-Reynolds, LLC (Landlord) and Fairmount Minerals, Ltd. (Tenant) for premises located at 4115 Progress Dr., Ottawa, Illinois

M.	Mineral Visions, Inc.

300 East Fremont, Ottawa IL 61350

a.

Commercial Lease with Option to Purchase, dated June 8, 2007 between Property Plus One, LLC (Illinois LLC) and Mineral Visions, Inc. (Ohio corporation), for the premises in Ottawa, Illinois. Initial Lease Term Exp. June, 2010

First Amendment to Lease dated October 1, 2007

Second Amendment to Lease dated June 10, 2010 increases the purchase price for the premises to $471,900

Third Amendment to Lease dated June 6, 2013, extending term of Lease to June 8, 2016

N.	Wisconsin Specialty Sands, Inc. - Mineral Leases

Pierce County, Wisconsin

a.	Mineral Lease Agreement dated July 20, 2006, between Dennis Potts, (Lessor), and Wisconsin Specialty Sands, Inc., Parcel No. 014-01006- 0100

b.	Declaration of Mineral Lease recorded July 20, 2006 as Document Number 485802

c.

Lease Agreement dated July 12, 2006, between Hugh Schilling Revocable Trust, as Lessor (subsequently assigned to My Course, LLC), and Wisconsin Specialty Sands, Inc., (Lessee), Parcel Nos. 014-01005-1000, 014-01006-0300, 014-01006-0400

First Amendment to Lease, dated December 28, 2007, between My Course, LLC and Wisconsin Specialty Sands, Inc., to transfer the mineral rights of Lessor to My Course, LLC

d.

Mineral Lease Agreement dated July 3, 2005, between Lloyd and Nellie Anderson, Richard Anderson and Gregory Anderson, as Lessors, and Wisconsin Specialty Sands, Inc., as Lessee; Parcel Nos. 014-01024-0700, 014-01005-0100,

87

014-01008-0400, 014-01008-0100, 014-01008-0200, 014-01008-0300 and 014-01024-0800

Amendment to Lease Agreement, dated June 21, 2006

Declaration of Mineral Lease recorded July 20, 2006, as Document No. 485804

Supplement to Declaration of Mineral Lease recorded March 17, 2015 with the Pierce County Register of Deeds, as Document No. 556489. This Supplement is being recorded by Lessee, to provide notice on the record of more detailed information about the Lease and the rights of the Lessee

e.

Lease Agreement dated June 28, 2006, between Brown Seed Farms, Inc., as Lessor (subsequently assigned to Charles M. Brown and Lynn S. Brown), and Wisconsin Specialty Sands, Inc., as Lessee, Parcel No. 012-01086-0900

First Amendment to Lease, dated February 8, 2008, between Charles M. Brown and Lynn S. Brown and Wisconsin Specialty Sands, Inc., to transfer the mineral rights of Lessor to Charles M. Brown and Lynn S. Brown

f.	Declaration of Mineral Lease recorded October 27, 2006 as Document Number 488626

g.	Affidavit of Correction recorded October 17, 2007 as Document No. 498304

O.	Alpha Resins, LLC

Michigan

a.	17352 Ryan Road, Detroit, Michigan (parcels 7 and 8)

Sublease Agreement dated June 1, 2011 between Alpha Resins, Inc. successor in interest to Delta Resins & Refractories, Inc, as Sublessor, and Alpha Resins, LLC, as Sublessee for the premises at 17352 Ryan Rd., Detroit, Michigan; month-to-month tenancy until terminated by Sublessee

P.	FML Terminal Logistics, LLC

Louisiana

a.

Caddo-Bossier Parishes Port Commission (Lessor) and FML Terminal Logistics, LLC (Lessee) (as assignee to Southern Precision Sands, LLC the original lessee under the Lease), are parties to Lease Agreement dated June 1, 2009, as amended by certain letters dated March 24, 2001 and April 24, 2011, respectively, for the purpose of leasing portions of the Lessor’s Port and Industrial Park, consisting of approximately 10.3719 acres, more or less to be utilized as an intermodal freight handling facility

Amendment to Lease Agreement dated June 1, 2015. Lease shall automatically renew for successive one (1) year renewal terms upon the expiration of the prior

88

applicable term, unless Lessee provides Lessor with sixty (60) days written notice of its desire to terminate Lease

Second Amendment to Lease Agreement dated June 1, 2016. Extending terms and condition of lease expiring May 31, 2017

b.	Lease No. 201634 Land and Track Agreement dated August 10, 2016 between Grainbelt Corporation and FML Terminal Logistics, LLC. To Lease a parcel adjacent to the railroad right of way in Okeene, OK, a total of 6.77 acres and 2,000 feet of existing railroad track and railroad track right-of-way, for the purpose of shipping freight. Term expires December 31, 2017

Ohio

a.	Warehouse Lease dated February (9) 12, 2016 between Hannibal Development, LLC and FML Terminal Logistics, LLC, approximately 31,012 sq. feet warehouse and office space located at 43840 St. Rt. 7 Hannibal, Ohio

First Amendment to Lease Agreement for property at 43840 St. Rt. & Hannibal, Ohio, to add approximately an additional 150 square feet of office space located

    Other Terminals

Q.	TechniSand, Inc.

1.	Oklahoma

a.	Ada Terminal, 300 East Arlington, Ada, Oklahoma 74820. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

b.	Clinton Terminal -1101 Smith Industrial S.W., Clinton, Oklahoma 73601. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

2.	Quebec, Canada

a.	Mineral Mart, 102 McCarthy, St. Joseph De Sore, Quebec, Canada T63 1E9. No written lease for this terminal

3.	Alberta, Canada

a.	Seven Persons Terminal, 44117 West of 4th, Alberta, Canada. No written lease for this terminal

4.	Texas

89

a.	Terminal, 3215 W. Murphy, Odessa, Ector County, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

b.	Terminal, 208 W. Main, Alice, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

c.	Terminal, 502 Haywood, Jefferson, Texas. Terminal Contract dated January 1, 2008 between Santrol, a division of Technisand, Inc. and Francis Drilling Fluids

5.	Illinois

a.	Ottawa Terminal, 2162 North 3450th Road, Ottawa, Illinois. No written lease for this terminal

6.	Georgia

a.	Atlanta Terminal, 1000 Chattahoche Ave. Atlanta, Georgia. No written lease for this terminal

7.	Pennsylvania

a.	Terminal, 3900 Nolt Road, Landisville, Pennsylvania. No written lease for this terminal

90

PURCHASE & LEASE OPTIONS

A.	Wisconsin Industrial Sand Company, L.L.C. - Wisconsin

1.	W3409 110th Avenue, Maiden Rock, Pierce County Wisconsin

a.

Memorandum of Option and Purchase Agreement dated August 16, 2017 between Michelle M. Daleiden and Wisconsin Industrial Sand Company, L.L.C. and recorded as Document No. 574427 with the Pierce County Register of Deeds on September 13, 2017. Term to Expire on August 17, 2018

2.	W3411 110th Avenue, Maiden Rock, Pierce County Wisconsin

a.

Memorandum of Option and Purchase Agreement dated August 16, 2017 between Richard P. and Thereme M. Daleiden and Wisconsin Industrial Sand Company, L.L.C. and recorded as Document No. 574426 with the Pierce County Register of Deeds on September 13, 2017. Term to Expire on August 17, 2018

B.	Best Sand Corporation - Ohio

1.	Spencer-Lotusdale Farm, L.L.C. in Geauga County, Ohio

a.

Option to Lease Agreement dtd February 19, 2015 between Spencer-Lotusdale Farm, L.L.C. (the owners) and Best Sand Corporation for approximately 62 acres located in Geauga County, Ohio. (Provided Best Sand exercises the Option, the parties shall enter into the Mineral Lease and Rights Agreement)

Memorandum of Option to Lease recorded February 25, 2015 as Instrument No. 201500886990 or Book 1985 Pg. 3266

First Amendment to Option to Lease Agreement dated January 26, 2017. New terms to Option extends lease to January 27, 2020

C.	Wedron Silica Company – Illinois

1.	Joanne Roth, Dorothy Keele and Joanne Elliot, 3464 E 18th Road, Ottawa, LaSalle County, IL

Option and Purchase Agreement dated November 10, 2014 between Roth, Keele, Elliott and Wedron Silica Company for approximately 211.09 acres. Option term is 2 years from effective date. Option Agreement Amended to Extend the Lease for one year, to expires November 11, 2017

Memorandum of Option and Purchase Agreement recorded November 24, 2014 with the LaSalle County Recorder as Document No. 2014-22921

2.	Dorothy Keele 3434 E 18th Road, Ottawa, LaSalle County, Illinois

Option and Purchase Agreement dated November 10, 2014 between Dorothy Keele and Wedron Silica Company for approximately 5.63. Option expires 2 years from effective date. Option expires November 11, 2017

91

Memorandum of Option and Purchase Agreement recorded November 24, 2014 with the LaSalle County Recorder as Document No. 2014-22922

3.	Joanne Roth property located in Dayton Township, LaSalle County, IL

Option and Purchase Agreement dated November 10, 2014 between Joanne Roth and Wedron Silica Company for approximately 38.6 acres. Option term is 2 years from effective date. Option expires November 11, 2017

Memorandum of Option and Purchase Agreement recorded November 24, 2014 with the LaSalle County Recorder as Document No. 2014-22923

4.	Douglas and Dayle Stafford property located in Wedron, IL (Post Office Property)

Option and Purchase Agreement dated April 6, 2015 between Douglas and Dayle Stafford and Wedron Silica Company, property identified by parcel no(s). 14-09-209-013 & 14-09-209-014. Option expires January 31, 2018

Memorandum of Option and Purchase Agreement recorded April 13, 2015 with the LaSalle County Recorder as Document No. 2015-06897

5.

George C. Hupp, Successor Trustee of the Nada G. Hupp Trust dated 9/1/95; George C. Hupp, Trustee of the George C. Hupp Trust dated 9/1/95; George C. Hupp III, Trustee of the Jan Carol Sortore Trusted dated 2/14/00 and George C. Hupp III

Option and Purchase Agreement dated April 17, 2017 between George C. Hupp, Successor Trustee of the Nada G. Hupp Trust dated 9/1/95; George C. Hupp, Trustee of the George C. Hupp Trust dated 9/1/95; George C. Hupp III, Trustee of the Jan Carol Sortore Trusted dated 2/14/00 and George C. Hupp III and Wedron Silica Company for property located in LaSalle County, Illinois. Option expires April 28, 2018

Memorandum of Option and Purchase Agreement recorded May 4, 2017 with the LaSalle County Recorder as Document 2017-06128

6.

Option and Purchase Agreement dated March 2, 2017 between The First National Bank of Ottawa, Illinois as Trustee under Trust Agreement dated October 24, 1995, and know as Trust No. 2133 (Sibigtroh – Seller) and Wedron Silica Company for property located in Dayton Township, LaSalle County, Illinois. Option expires March 2, 2019

Memorandum of Option and Purchase Agreement recorded March 8, 2017 with the LaSalle County Recorder as Document 2017-03257

D.	Mineral Visions Inc. - Illinois

1.

Commercial Lease with Option to Purchase between Property Plus One, LLC (Landlord) and Mineral Visions Inc. (Tenant) dated June 8, 2007. Premises located at 300 East Fremont, consisting of Two parcels in Ottawa, Illinois. Term expires June 2010.

First Amendment to Lease dated October 1, 2007. To include an additional parcel of land consisting of approximately 2.5 acres and approximate 2,500 square footage of

92

storage building located on additional property. Changes include Rental Increase, Option to Purchase Term section.

Second Amendment to Lease dated June 10, 2010. Extend the term of the Lease to June 8, 2013; increase the amount of rent payable to Landlord and to revise certain terms of Tenant’s Option to Purchase the premises.

Third Amendment to Lease dated June 6, 2013.

Fourth Amendment to Lease dated May 26, 2016 to extend lease term to June 8, 2017

93

Additional Owned or Leased Property

Grantor	Address/City/State/Zip Code
Shakopee Sand LLC

Scott County, Minnesota

1.        Quitclaim Deed dated July 11, 2012, from the County of Scott to Great Plains Sand, LLC, recorded as Document No. A 910278

2.        Warranty Deed dated December 7, 2012, from Scott Land Company, LLC to Great Plains Sand, LLC, recorded as Document No. A 923546

3.        Royalty Lease Agreement, dated April 2, 2009, between Q Prime, Inc. and Progressive Rail Incorporated, as amended by First Amendment to Lease, dated December 7, 2012, between Q Prime, Inc. and Progressive Rail Incorporated, as assigned to Great Plains Sand, LLC, by that certain Assignment and Assumption of Royalty Lease Agreement, dated December 7, 2012, by Progressive Rail Incorporated, as modified by Agreement Regarding Royalty Lease, dated June 10, 2013, between Q Prime, Inc. and Great Plains Sand, LLC

4.        Assignment of Interests, dated June 12, 2013, between GPS Holding, LLC and Fairmount Minerals Ltd.

FML Terminal Logistics, LLC	Transload 8320 Hwy 52N Ward County Seller: Gravel Products	Burlington, ND
	Transload 215 Reading Lycoming County Seller: Emery-Casale	Williamsport, PA
	Transload 2780 Mosser Ave Lycoming County Seller: Trenco Holdings	Williamsport, PA
	Transload 3740 Weatherford Hwy Johnson County Sellers: Crocker -Blankeship	Cleburne TX
	Transload 3847 State Hwy 18 Ward County Seller: Winters	Monahans, TX
Burlington, North Dakota Transload Facility Track Lease – 8320 Hwy. 52N at or near Burlington, ND
Glenwood, Pennsylvania Track Lease – 7,000 linear feet of track at Glenwood Yard, City of Pittsburgh, Allegheny County, PA

94

Eighty-Four, Pennsylvania Yard Sidetrack Lease – 5,159 ft. of industrial sidetrack and siding connecting with W&P Subdivision main track of AVR at MP 25.58
Rook Yard, Pennsylvania Track Lease – 3,000 linear feet of track located in Rook Yard, Pittsburgh Sub-Division, Allegheny County, PA
Longview, Texas Track Lease – 187 ft of track (Zone TP 090, Yard 01, Track 787) located at or near MP 88, Palestine Subdivision, Longview, TX and realty thereunder
Pleasanton, Texas Sidetrack Lease – 9,882 ft. of industrial sidetrack at or near MP 36.74, Corpus Christi Subdivision, Pleasanton, Atascosa County, TX
Wyalusing, Pennsylvania Track Lease – track at Rail Estate, LLC’s (“Rail Estate”) rail storage yards at North Towanda, Wyalusing, Pennsylvania
Shreveport, Louisiana Transload Facility Ground Lease – 10.3719 acres of land in Caddo Parish, Louisiana (2701 Intermodal Drive, Shreveport, LA 71118)
FML Sand, LLC	Transload 1291 East 6th Street McCulloch County Seller: Roddie Wool Scouring Company	Brady, TX
	Voca Plant Mason & McCulloch County Seller: Holley	Katemcy, TX
	Voca Plant 133 Kettner William Rd Mason County Seller: Kettner	Mason, TX
	Voca Plant McCulloch & Mason County Seller: Dobbs	Voca, TX
	Voca Plant 14282 Fred Dobbs Rd Mason County Seller: J Durst	Mason, TX
	Voca Plant 14490 Voca Rd Mason County Seller: S Durst	Voca, TX
	Voca Plant McCullouch County Seller: Vickery (1)	Voca, TX
	Voca Plant McCullouch County Seller: Vickery (2)	Voca, TX
	Voca Plant	Voca, TX

95

300 PR 685 McCullouch County Seller: Deans
Katemcy Project 11283 U S Hwy 87 N Mason County Seller: G Evans	Camp Air, TX
Katemcy Project 12580 Ranch Rd 2618 Mason County Seller: Kidd-Durst	Fredonia, TX
Katemcy Projct 478 E RR 1222 Mason County Seller: Horton	Mason, TX
Katemcy Project 628 E Ranch Rd 1222 Mason County Seller: Kruse	Mason, TX
Katemcy Project Mason County Seller: Taff	Mason, TX
Katemcy Project FM Hwy No 1222 Mason County Seller: Davenport	Mason County, TX
Katemcy Project Mason County Seller: Tallent - Conner	Voca, TX
Raw Land McCulloch County Seller: R. Evans, Jr	McCulloch County, TX
Raw Land McCulloch County Seller: R. Evans, Sr	McCulloch County, TX
Readfield Plant E9215 Mill Rd Town of Cledonia Waupaca County Seller: Gelhar Real Estate Investments	Readfield, WI
Oakdale Plant 12451 Franklin Road & 14251 Franklin Road Monroe County Seller: C & B Investments	Tomah, WI
Arcadia Project	Arcadia, WI

96

St Hwy 95 Trempealeau County Seller: Dunn
Arcadia Project St Hwy 95 Trempealeau County Seller: Gandyra	Arcadia, WI
Arcadia Project St Hwy 95 Trempealeau County Seller: Sobotta	Arcadia, WI
Arcadia Project St Hwy 95 Trempealeau County Seller: Sonsalla	Arcadia, WI
Arcadia Project St Hwy 95 Trempealeau County Seller: Wagner	Arcadia, WI
W 1038 County Rd U LaCrosse County Seller: Apex Hardwoods, LLC	Bangor, WI
Brady, Texas Office Lease – 2005 Nine Road, Brady, TX 76825
Readfield, Wisconsin Track Lease – 1,391 ft2 of land and 3,323 ft of track located in the Southeast 1⁄4 of Section 14, Township 21N Range 14E, County of Waupaca, Readfield, WI, located on Wisconsin Central’s (“WC”) Neenah Subdivision (MP 203.9)
Tomah, Wisconsin Sidetrack Lease – 3,414 ft of industrial side track (3 lines), Gantry Track, that connects with CP’s railway line near MP 240 of the Tomah subdivision, WI
Waupaca, Wisconsin Truck Maintenance Facility Lease – 1937 Spindt Drive, Waupaca, WI 54981
Cutler, Illinois Ground Lease – 23.341 acres of land in Perry County, Illinois (facility located at 1439 Cutler Trico Road, Cutler, IL 62238)
Voca, Texas Buffer Property/Potential Reserves Lease – 74.31 acres of land in McCulloch County, Texas
Residential Lease, dated June 30, 2011, between Proppant Specialists and George Karnes (Mason, TX)
Residential Lease, dated November 23, 2010, between SML and James & Jo Ann Durst (Mason and McCulloch Counties, TX)
Residential Lease, dated November 23, 2010, between SML and Scott & Jill Durst (Mason and McCulloch Counties, TX)
Residential Lease, dated December 3, 2010, between SML and Fred & Joan Kettner (Mason County, TX)
Residential Lease, dated December 17, 2010, between SML and George & Marianne Taff, as amended by letter dated January 10, 2011 from

97

SML (Mason County, TX)
Agricultural and Grazing Lease, dated July 23, 2012, between FTSI Proppants and Durst & Durst, LLC (Mason and McCulloch Counties, TX)
Real Estate Purchase and Sale Agreement, dated September 1, 2011, between Proppant Specialists and Jeramy R. Dunn & Nichole C. Dunn (harvesting of timber) (Trempealeau County, WI)
Form of Agricultural and Hunting Lease, dated December 28, 2011, between Proppant Specialists and Jeramy & Nichole Dunn (Trempealeau County, WI)
Form of Residential Lease, dated December 28, 2011, between Proppant Specialists and Jeramy & Nichole Dunn (Trempealeau County, WI)
Agricultural and Grazing Lease, dated June 27, 2012, between FTSI Proppants and Del Roy Reichenau & Walt Reichenau (Mason County, TX)
Grazing Lease, dated April 1, 2011, between SML and Robert Evans (McCulloch County, TX)
Lease Agreement, dated December 29, 2011, between Proppant Specialists and Leroy J. Sobotta (Trempealeau County, WI)
Real Estate Purchase and Sale Agreement, dated February 28, 2012, between FTSI Proppants and Kevin & Shari Wagner (farming, hunting, and timber cutting and removal activities) (Trempealeau County, WI)
Residential Lease, dated December 22, 2010, between SML and Anna Grace Durst (Mason County, TX)
Residential Lease, dated December 10, 2010, between SML and Jerry & Elaine Kruse (Mason County, TX)

98

SCHEDULE 4.16

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Material Contracts

1.	Master Purchase Agreement for Products, dated July 29, 2016, between Technisand, Inc. and Halliburton Energy Services, Inc.

2.

Supply Agreement, dated September 1, 2013 between Technisand, Inc., through its Santrol division, and Pioneer Natural Resources Pumping Services LLC, as amended by Amendment No. 1 to Supply Agreement, dated January 1, 2016 and Amendment No. 2 to Supply Agreement, dated August 8, 2016.

3.

Supply Agreement, dated September 5, 2013, among FTS International Services, LLC, Technisand, Inc., through its Santrol division and Fairmount Santrol Inc., as amended by First Amendment to Supply Agreement, dated March 27, 2014, Second Amendment to Supply Agreement, dated May 1, 2015, Third Amendment to Supply Agreement, dated January 1, 2016, Fourth Amendment to Supply Agreement, dated July 29, 2016, Fifth Amendment to Supply Agreement, dated October 1, 2016, and Sixth Amendment to Supply Agreement, dated April 1, 2017.

4.

Supply Agreement, dated November 27, 2012, between Technisand, Inc. through its Santrol division and Pioneer Natural Resources Pumping Services LLC, as amended pursuant to Amendment No. 1 to Supply Agreement, dated January 1, 2016 and Amendment No. 2 to Supply Agreement, dated January 1, 2017.

Schedule 4.16 - 3

SCHEDULE 5.18

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Post-Closing Date Obligations

1.

No later than five (5) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall receive the Intercompany Note, dated as of the Closing Date, by and among the Loan Parties and their Subsidiaries, and the related Endorsement.

2.

The Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent, within sixty (60) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), Lien Waiver Agreements with respect to all leased locations of (i) material books and records (including electronic books and records) or (ii) Equipment or Inventory in excess of $2,000,000.

3.

No later than sixty (60) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent a deposit account control agreement in form and substance reasonably satisfactory to Administrative Agent that is sufficient to give Collateral Agent “control” (for purposes of Article 9 of the Uniform Commercial Code) over all deposit accounts (other than Excluded Accounts) maintained with financial institutions other than PNC Bank, National Association, if any.

4.

No later than ninety (90) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall deliver or cause to be delivered to the Administrative Agent, (x) with respect to each Material Real Estate Asset improved with buildings and structures, evidence as to whether or not each such real property is located in a Special Flood Hazard Zone, and (ii) with respect to each Material Real Estate Asset located in a Special Flood Hazard Zone evidence that all flood insurance required to be maintained under this Agreement on all buildings and the contents thereof located on each such Material Real Estate Asset is in full force and effect.

5.

No later than ninety (90) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall execute and deliver to the Administrative Agent, in respect of each Material Real Estate Asset securing the Obligations, Mortgages (each such Mortgage to be in form and substance and on terms and conditions reasonably acceptable to the Administrative Agent (provided that, in no event shall the Administrative Agent execute or accept any such Mortgage with respect to any Material Real Estate Asset prior to the date the provisions of paragraph 3 of this Schedule 5.18 have been fully satisfied with respect to such property)), documents, instruments, agreements, opinions and certificates similar to those described in Section 5.11(b) of the Credit Agreement to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such Material Real Estate Assets. The list of Material Real Estate Assets as of the Closing Date shall be as set forth below:

WEDRON SILICA COMPANY, an Ohio corporation
1.	3450 E. 2056th Road, Wedron, LaSalle County, IL (Owned)
2.	209.64 acres located in LaSalle County, IL (Owned)
TECHNISAND, INC., a Delaware corporation
1.	300 Vermillion Street, Troy Grove, LaSalle County, IL (Leasehold)
2.	3488 E. 2153rd Road, Ottawa, LaSalle County, IL (Owned)
3.	Roff, Pontotoc County, OK (Owned)
4.	2727 SM 521 Freeway, Fresno, Fort Bend County, TX (Owned)
WEXFORD SAND CO., a Michigan corporation
1.	8770 West 28 Mile Road, Harrietta, Wexford County, MI (Owned)
BEST SAND CORPORATION, an Ohio corporation
1.	1183 Walker Ridge Road, Beaver, Pike County, OH (combine with West Jackson fee) (Owned)
2.	West Jackson Township (Fee)(combine with Walker Ridge) and Leasehold, Pike County, OH (Leasehold)
3.	Jefferson, Ross County, OH (Owned)
4.	Chardon, Geauga County, OH (Owned) (38.8 acre lot split parcel released and sold)
FAIRMOUNT MINERALS, LTD., a Delaware corporation
1.	Chardon, Geauga County, Ohio (Owned)
FML SAND, LLC, an Ohio limited liability company
1.	Mason and McCulloch Counties, TX (Voca Plant) (Owned)
2.	Mason County, TX (Katemcy Plant) (Owned)
3.	PCR 826 Highway NN, 312 Highway M, 5751 North Highway 61 and 6447 North Highway 61, Perryville, Perry County, MO (Brewer Plant)(Owned)
4.	3,250 Acres located in Winkler County, TX (Leasehold)
WISCONSIN INDUSTRIAL SAND COMPANY, a Delaware limited liability company
1.	E5610 US Highway 12, Menomonie, Dunn County, WI (Leasehold)
2.	5 Parcels in Pierce County, WI (Leasehold)
3.	Hager City, Pierce County, WI (Fee -1- Hager) (Owned)
4.	Maiden Rock, Pierce County, WI (Fee -2- Maiden Rock) (Owned)
WISCONSIN SPECIALTY SANDS, INC., a Texas corporation
1.	7 Parcels in Pierce County, WI (Leasehold)
2.	N1467 770th Street, Trenton, Pierce County, WI (Owned)
SHAKOPEE SAND LLC, a Minnesota limited liability company
1.	Scott County, MN (Owned)
FML RESIN, LLC, an Ohio limited liability company
1.	Cutler, Perry County, IL (Ground Leasehold)
ALPHA RESINS, LLC, an Ohio limited liability company

1.	Detroit, Wayne County, MI (Owned)

SCHEDULE 6.01

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Certain Indebtedness

1.

Loan Agreement, dated as of September 1, 2007, between Town of Red Cedar, Wisconsin (the “Issuer”) and Wisconsin Industrial Sand Company, L.L.C. relating to the Issuer’s Variable Rate Demand Industrial Development Revenue Bonds (Fairmount Santrol Inc. Project), Series 2007, in the aggregate principal amount of $10,000,000.

2.

Stock Purchase Agreement, dated as of March 20, 2001, among Fairmount Santrol Inc., Jack Goldfarb and David Sensibar, pursuant to which there is a deferred purchase price to be paid in 20 annual installments, together with a contingent purchase amount to be paid in 20 annual installments based on the tonnage of industrial sand mined and sold. The current outstanding amount of the deferred purchase price is $72,445.

3.

Acceptance Certificate and Financing Lease Schedule No. 090 to Master Lease Agreement No. 1184, dated January 13, 2015, by and between The Huntington National Bank, as lessor, and FML Sand, LLC, as lessee, for the lease of a CAT 988K Wheel Loader in the original amount of $468,235.

4.

Acceptance Certificate and Financing Lease Schedule No. 092 to Master Lease Agreement No. 1184, dated as of January 21, 2015, by and between The Huntington National Bank, as lessor, and FML Sand, LLC, as lessee, for the lease of a CAT 349F HT Hydraulic Excavator in the original amount of $469,261.

5.

Acceptance Certificate and Financing Lease Schedule No. 091 to Master Lease Agreement No. 1184, dated as of January 21, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a CAT D9T Tractor in the original amount of $1,031,110.

6.

Acceptance Certificate and Financing Lease Schedule No. 093 to Master Lease Agreement No. 1184, dated as of February 24, 2015, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a UV11 Anfo Loader in the original amount of $512,319.05.

7.

Acceptance Certificate and Financing Lease Schedule No. 094 to Master Lease Agreement No. 1184, dated as of April 6, 2015, by and between The Huntington National Bank, as lessor, and FML Sand, LLC, as lessee, for the lease of a CAT 772G Off Highway Truck in the original amount of $672,048.75.

8.

Acceptance Certificate and Financing Lease Schedule No. 095 to Master Lease Agreement No. 1184, dated as of April 14, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a John Deere 444K Loader in the original amount of $160,200.

Schedule 6.01 - 1

9.

Acceptance Certificate and Financing Lease Schedule No. 096 to Master Lease Agreement No. 1184, dated as of May 8, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a Titan Trackmobile in the original amount of $405,788.

10.

Acceptance Certificate and Financing Lease Schedule No. 097 to Master Lease Agreement No. 1184, dated as of May 8, 2015, by and between The Huntington National Bank, as lessor, and Wedron Silica Company, as lessee, for the lease of a Titan Trackmobile in the original amount of $405,788.

11.

Acceptance Certificate and Financing Lease Schedule No. 098 to Master Lease Agreement No. 1184, dated as of November 30, 2015, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a DPI I HD Jumbo Drill in the original amount of $427,182.

12.

Equipment Lease Agreement 777-0089619-000, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a PC490LC-11 Excavator/Serial No. A41388 in the original amount of $384,685.

13.

Equipment Lease Agreement 777-0089619-001, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96255 in the original amount of $393,855.

14.

Equipment Lease Agreement 777-0089619-002, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96256 in the original amount of $406,707.

15.

Equipment Lease Agreement 777-0089619-003, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96257 in the original amount of $406,707.

16.

Equipment Lease Agreement 777-0089619-004, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3356 in the original amount of $314,200.

17.

Equipment Lease Agreement 777-0089619-005, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3357 in the original amount of $318,565.

18.	Equipment Lease Agreement 777-0089619-006, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as

Schedule 6.01 - 2

lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3360 in the original amount of $332,533.

19.

Equipment Lease Agreement 777-0081709-000, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a HM300-5 Articulated Truck/Serial No. 10453 in the original amount of $407,626.

20.

Equipment Lease Agreement 777-0089619-007, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3222 in the original amount of $275,400.

21.

Equipment Lease Agreement 777-0089619-008, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3221 in the original amount of $265,700.

22.

Equipment Lease Agreement 777-0089619-009, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM300-5 Articulated Truck/Serial No. 10140 in the original amount of $340,450.

23.

Equipment Lease Agreement 777-0089619-010, dated March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM300-3 Water Wagon / Serial No. 3167 in the original amount of $328,750.

24.

Finance Lease Transaction Number 3044401, dated April 17, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and FML Sand, LLC, as lessee, for the lease of a D8T Dozer / Serial No. FMC00456 in the original amount of $621,210.

25.

Finance Lease Transaction Number 3063974, dated April 20, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Best Sand Corporation, as lessee, for the lease of a 980M Wheel Loader/Serial No. KRS01703 in the original amount of $344,400.

26.

Finance Lease Transaction Number 3074360, dated May 18, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Wedron Silica Company, as lessee, for the lease of a D9T Dozer/Serial No. REX00502 in the original amount of $756,003.

27.

Finance Lease Transaction Number 3045563, dated April 17, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of two 982M Wheel Loaders, one TL 1055C Telehandler, and one 226D Skid Steer in the original total amount of $1,100,701.

Schedule 6.01 - 3

28.

Rental Agreement (with Purchase Option) Number 9907576001, dated March 14, 2017, by and between Wells Fargo Vendor Financial Services, as lessor, and Fairmount Santrol Inc, as lessee, for the lease of a Tennant Sentinel Diesel Sweeper in the original amount of $187,156.

29.

Master Lease Agreement (MLA) and Schedule No. 1 to the MLA, dated May 12, 2017, by and between Varilease Finance Inc., as lessor, and Fairmount Santrol Inc, Wisconsin Industrial Sand Company, L.L.C., and FML Sand, LLC, as co-lessees, for the lease of a Genie SX-135 Boom Lift, JD 672G Motor Grader, JD 232E Skid Steer, two JD XUV 825I Gators, Cornell Diesel Pump, JD 200/DLC Excavator, and JD 316GR Skid Steer in the original total amount of $1,114,296.

30.

Promissory Note No. 002, dated October 27, 2014, issued pursuant to Master Locomotive Loan and Security Agreement No. 1184-A, by and between The Huntington National Bank, as lender, and Technisand, Inc. , as borrower for the purchase of a LEAF Locomotive with Remote Control System (Railcar No. RSSX 575) in the original amount of $1,010,812.

31.

Lease Agreement Number 301-9706165-001, dated March 27, 2013, by and between Wells Fargo Bank, as lessor, and Great Plains Sand LLC (now “Shakopee Sand LLC”), as lessee, for the lease of a Shuttlewagon SWX315 Rail Car Mover in the original amount of $242,873.

32.

Acceptance Certificate and Financing Lease Schedule No. 089 to Master Lease Agreement No. 1184, dated as of December 12, 2014, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a J251-LS Jumbo Drill in the original amount of $448,190.

Schedule 6.01 - 4

SCHEDULE 6.02

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

Certain Liens

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number
Best Sand Corporation	The Huntington National Bank	Caterpillar 980K Wheel Loader	OH	Secretary of State	12/05/11 #OH00154594193
Best Sand Corporation	The Huntington National Bank	Caterpillar 988HQ Loader	OH	Secretary of State	03/28/13 #OH00165842062
Best Sand Corporation	Caterpillar Financial Services Corporation	Caterpillar 980M Wheel Loader	OH	Secretary of State	05/09/17 #OH00211017797

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All rights, title and interest in and to railcars under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	OH	Secretary of State	02/24/15 #OH00183265050

Schedule 6.02 - 1

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC SMBC Rail Services LLC First Merit Equipment Finance, Inc. Midwest Railcar Corporation *Multiple Partial Assignments	All rights, title and interest in and to that certain Equipment Sublease Agreement, dated as of February 20, 2015,	OH	Secretary of State	02/27/15 #OH00183352792

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	OH	Secretary of State	03/23/15 #OH00183875356

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	OH	Secretary of State	04/29/15 #OH00185100165

Schedule 6.02 - 2

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	OH	Secretary of State	04/29/15 #OH00185100276

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 005	OH	Secretary of State	06/01/15 #OH00186104770

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	OH	Secretary of State	06/18/15 #OH00186676933

Schedule 6.02 - 3

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	OH	Secretary of State	06/22/15 #OH00186791139

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	OH	Secretary of State	6/30/15 #OH00187064391

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	OH	Secretary of State	08/03/15 #OH00187939295

Schedule 6.02 - 4

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC The Huntington National Bank * Partial Assignment	All rights, title and interest in and to that certain Equipment Sublease Agreement, dated as of June 4, 2015	OH	Secretary of State	08/21/15 #OH00187939295

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	OH	Secretary of State	08/21/15 #OH00188493149

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	OH	Secretary of State	08/21/15 #OH00188493250

Schedule 6.02 - 5

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	OH	Secretary of State	08/21/15 #OH00188493472

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	OH	Secretary of State	09/24/15 #OH00189332958

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	OH	Secretary of State	10/08/15 #OH00189794643

Schedule 6.02 - 6

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	OH	Secretary of State	10/27/15 #OH00190336464

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC SMBC Rail Services LLC Midwest Railcar Corporation * Partial Assignments	All rights, title and interest in and to that certain Equipment Sublease Agreement, dated as of October 30, 2015	OH	Secretary of State	11/02/15 #OH00190513096

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 01, dated as of November 6, 2015	OH	Secretary of State	11/06/15 #OH00190680049

Schedule 6.02 - 7

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	OH	Secretary of State	11/24/15 #OH00191131289

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC, Technisand, Inc.; Wedron Silica Company; FML Sand, LLC, Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	OH	Secretary of State	12/08/15 #OH00191484307

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Tehcnisand, Inc.; Wedron Silica Company, FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sand Company, Inc.; Shakopee

Sand LLC; FML Resin, LLC

	Bank of America Leasing & Capital, LLC The Huntington National Bank *Partial Assignment	All assets under the Equipment Sublease Agreement, dated as of June 4, 2015	OH	Secretary of State	08/21/15 #OH00188492359
FML Sand, LLC	The Huntington National Bank	Specific equipment	OH	Secretary of State	10/24/14 #OH00180497654
FML Sand, LLC	The Huntington National Bank	Caterpillar 980K Wheel Loader, Seriel No.: W7K01918	OH	Secretary of State	10/31/14 #OH00180632773

Schedule 6.02 - 8

FML Sand, LLC	The Huntington National Bank	Caterpillar 740B Articulated Truck, Serial No.: T4R02762	OH	Secretary of State	10/31/14 #OH00180633129
FML Sand, LLC	The Huntington National Bank	Caterpillar 740 Articulated Truck, Serial No.: T4R02758	OH	Secretary of State	10/31/14 #OH001080633230
FML Sand, LLC	The Huntington National Bank	Caterpillar 740 B Articulated Truck, Serial No.: T4R02665	OH	Secretary of State	10/31/14 #OH00190633341
FML Sand, LLC	The Huntington National Bank	Caterpillar Wheel Loader Model 988K	OH	Secretary of State	01/14/15 #OH00182429956
FML Sand, LLC	The Huntington National Bank	Caterpillar Hydraulic Excavator Model 349F HT, Serial No.: B2200213	OH	Secretary of State	01/22/15 #OH00182574630
FML Sand, LLC	The Huntington National Bank	Warren CAT Caterpillar Off Highway Truck Model 772G Serial No.: KEX00168	OH	Secretary of State	04/07/15 #OH00184297674
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck Serial No.: 3357	OH	Secretary of State	03/14/17 #OH00208944414
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU WA500-6 Wheel Loader Serial No.: A96256	OH	Secretary of State	03/14/17 #OH00208944525
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU WA500-8 Wheel Loader SN: A96257	OH	Secretary of State	03/14/17 #OH00208944636
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU WA500-8 Wheel Loader SN: A96255	OH	Secretary of State	03/14/17 #OH00208944747
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3360	OH	Secretary of State	03/14/17 #OH00208945082
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3356	OH	Secretary of State	03/14/17 #OH00208945193

Schedule 6.02 - 9

FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3222	OH	Secretary of State	03/14/17 #OH00208945204
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM300-5 Articulated Truck SN: 10140	OH	Secretary of State	03/14/17 #OH00208945315
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3167	OH	Secretary of State	03/14/17 #OH00208945426
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU HM400-3 Articulated Truck SN: 3221	OH	Secretary of State	03/14/17 #OH00208945537
FML Sand, LLC	Komatsu Financial Limited Partnership	KOMATSU PC490lC-11 Hydraulic Excavator SN: A41388	OH	Secretary of State	03/14/17 #OH00208945648
FML Sand, LLC	Caterpillar Financial Services Corporation	Caterpillar D8T Track Type Tractor SN: FMC00456	OH	Secretary of State	03/31/17 #OH00209581051
FML Sand, LLC	VFI KR SPE I LLC	All of the equipment, software and personal property pursuant to a lease between Lessor and Lessee	OH	Secretary of State	05/12/2017 #OH00211159101
FML Sand, LLC	VFI KR SPE I LLC	All of the equipment, software and personal property pursuant to a lease between Lessor and Lessee	OH	Secretary of State	09/05/17 #OH00214718695
FML Terminal Logistics, LLC Additional Debtor: Fairmount Minerals, LTD.	PNC Equipment Finance, LLC	One hundred twenty-five railcars FTIX 2225-2349, inclusive	OH	Secretary of State	05/08/14 #OH00176092387
Fairmount Minerals Ltd. Additional Debtor: FML Terminal Logistics, LLC	PNC Equipment Finance, LLC	One hundred twenty-five railcars FTIX 2225-2349, inclusive	DE	Secretary of State	05/07/2014 #2014 1801687
Fairmount Minerals Ltd. Additional Debtor: Black Lab LLC	Union Bank & Trust Company	2014 Markline Industries 36 x 60 Custom Modular Building	DE	Secretary of State	12/01/14 # 2014 4811550

Schedule 6.02 - 10

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	DE	Secretary of State	02/23/15 #2015 0754530

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC Firstmerit Equipment Finance Inc. *Partial assignments	All assets under the Equipment Sublease Agreement	DE	Secretary of State	02/27/15 #2015 0827245

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	DE	Secretary of State	03/23/15 #2015 1198190

Schedule 6.02 - 11

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	DE	Secretary of State	04/28/15 #2015 1818821

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	DE	Secretary of State	04/28/15 #2015 1819126

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 05	DE	Secretary of State	05/29/15 #2015 2290871

Schedule 6.02 - 12

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	DE	Secretary of State	06/18/15 #2015 2619889

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	DE	Secretary of State	06/19/15 #2015 2645256

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	DE	Secretary of State	06/29/15 #2015 2792736

Schedule 6.02 - 13

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	DE	Secretary of State	08/03/15 #2015 3343463

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Equipment Sublease Agreement	DE	Secretary of State	08/20/15 #2015 3649513

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	DE	Secretary of State	08/21/15 #2015 3660577

Schedule 6.02 - 14

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	DE	Secretary of State	08/21/15 #2015 3661054

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	DE	Secretary of State	08/21/15 #2015 3661153

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	DE	Secretary of State	09/24/15 #2015 4273040

Schedule 6.02 - 15

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	DE	Secretary of State	10/08/15 #2015 4581830

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	DE	Secretary of State	10/27/15 #2015 4949276

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing and Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC *Partial assignments	All assets under the Equipment Subease Agreement, dated as of October 30, 2015	DE	Secretary of State	11/02/15 #2015 5073712

Schedule 6.02 - 16

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 016	DE	Secretary of State	11/06/15 #2015 5198550

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	DE	Secretary of State	11/24/15 #2015 5592968

Fairmount Santrol Inc.

Additional debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	DE	Secretary of State	12/07/15 #2015 5846760
Fairmount Santrol Inc.	Citibank, N.A., its Branches, Subsidiaries, and Affiliates	All accounts and other forms of obligations owed by Owens Corning and Owens Corning Sales LLC	DE	Secretary of State	06/21/16 #2016 3732391

Schedule 6.02 - 17

Fairmount Santrol Inc.	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	Bizhub C258, 227, C485, C308, C358	DE	Secretary of State	01/20/17 #2017 0430881
Fairmount Santrol Inc.	Wells Fargo Vendor Financial Services, LLC	All equipment leased to or financed for the Debtor under the FlexClean Rental Agreement (with Purchase Option) No. 9907576-001; 1 Tennant Sentinel Diesel Sweeper	DE	Secretary of State	03/15/17 #2017 1712469
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu PC490LC-11 Hydraulic Excavator	DE	Secretary of State	03/31/17 #2017 2106786
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu WA500-8 Wheel Loader	DE	Secretary of State	03/31/17 #2017 2107073
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu WA500-8 Wheel Loader	DE	Secretary of State	03/31/17 #2017 2107081
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu WA500-8 Wheel Loader	DE	Secretary of State	03/31/17 #2017 2107206
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107263
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107362
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107370
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107388
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM300-5 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107503

Schedule 6.02 - 18

Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107511
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM400-3 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107529
Fairmount Santrol Inc.	Komatsu Financial Limited Partnership	Komatsu HM300-5 Articulated Truck	DE	Secretary of State	03/31/17 #2017 2107636
Fairmount Santrol Inc. Additional Debtors: Wisconsin Industrial Sand Company, L.L.C.	VFI KR SPE I LLC	All assets pursuant to lease between Lessor and Lessee	DE	Secretary of State	04/13/17 #2017 2416300
Fairmount Santrol Inc.	U.S. Bank Equipment Finance	Canned Software	DE	Secretary of State	05/02/17 #2017 2899463
Fairmount Santrol Inc.	VF KR SPE I LLC	All assets pursuant to a lease between Lessor and Lessee	DE	Secretary of State	09/05/17 #2017 5880866
Great Plains Sand, LLC	Wells Fargo Bank, N.A.	Shuttlewagon Mobile Railcar SWX315	MN	Secretary of State	05/05/13 #201332216204
Great Plains Sand, LLC	Quincunx Mining, LLC

All right, title, and interest in and to the Silica Sand described in that certain Agreement Regarding Royalty Lease dated as of June 10, 2013 and in that certain Royalty Lease Agreement dated April 2, 2009.

			MN	Secretary of State	06/10/13 #201332679247

Schedule 6.02 - 19

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	MN	Secretary of State	02/24/15 #813548900031

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC Firstmerit Equipment Finance Inc. *Partial assignments	All assets under the Equipment Sublease Agreement	MN	Secretary of State	02/27/15 #814486100049

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	MN	Secretary of State	03/23/15 #818753700033

Schedule 6.02 - 20

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	MN	Secretary of State	04/29/15 #824590300036

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	MN	Secretary of State	04/29/15 #824590300048

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 005	MN	Secretary of State	06/01/15 #828411000055

Schedule 6.02 - 21

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	MN	Secretary of State	06/19/15 #830623000039

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	MN	Secretary of State	06/22/15 #830793400040

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	MN	Secretary of State	06/30/15 #831842300038

Schedule 6.02 - 22

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	MN	Secretary of State	08/03/15 #835327000033

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	MN	Secretary of State	08/21/15 #83813800044

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	MN	Secretary of State	08/21/15 #838131800056

Schedule 6.02 - 23

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	MN	Secretary of State	08/21/15 #838131800068

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC The Huntington National Bank *Partial assignment	All assets under the Equipment Sublease Agreement	MN	Secretary of State	08/21/15 #838131800070

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	MN	Secretary of State	09/24/15 #843792100033

Schedule 6.02 - 24

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	MN	Secretary of State	10/08/15 #845603900031

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	MN	Secretary of State	10/28/15 #850851500054

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing and Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC *Partial assignments	All assets under the Equipment Sublease Agreement	MN	Secretary of State	11/02/15 #851832000037

Schedule 6.02 - 25

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 016	MN	Secretary of State	11/09/15 #853258500034

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	MN	Secretary of State	11/24/15 #856175100033

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	MN	Secretary of State	12/07/15 #858249500066
Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525 Rail Car Mover	DE	Secretary of State	01/10/13 #2013 0150269
Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525 Rail Car Mover	DE	Secretary of State	07/23/13 #2013 2841907

Schedule 6.02 - 26

Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525 Rail Car Mover	DE	Secretary of State	07/30/13 #2013 2958446
Technisand, Inc.	The Huntington National Bank	Shuttlewagon SWX525	DE	Secretary of State	12/30/13 #2013 5159166
Technisand, Inc.	The Huntington National Bank	LEAF Locomotive RSSX 575 with Remote Control System	DE	Secretary of State	08/01/14 #2014 3082989
Wedron Silica Company	The Huntington National Bank	Wiese USA Tital Block Heater	OH	Secretary of State	10/02/13 #OH00170791494
Wedron Silica Company	The Huntington National Bank	Wiese USA Tital Block Heater	OH	Secretary of State	12/30/13 #OH00172873864
Wedron Silica Company	The Huntington National Bank	Wiese USA Tital Block Heater	OH	Secretary of State	06/11/14 #OH00176997870
Wedron Silica Company	The Huntington National Bank	Patten CAT Caterpillar Tractor Model D97	OH	Secretary of State	01/22/15 #OH00182559002
Wedron Silica Company	The Huntington National Bank	Martin Equipment 2014 John Deere 444K Loader	OH	Secretary of State	04/15/15 #OH00184548445
Wedron Silica Company	The Huntington National Bank	Titan Trackmobile	OH	Secretary of State	05/12/15 #OH00185488822
Wedron Silica Company	The Huntington National Bank	Titan Trackmobile	OH	Secretary of State	05/12/15 #OH00185488933
Wedron Silica Company	Caterpillar Financial Services Corporation	Caterpillar D9T Track Type Tractor; Caterpillar PL641E Product Link	OH	Secretary of State	06/07/17 #OH00211997874
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Railserve Leaf Locomotive	DE	Secretary of State	12/12/11 #2011 4752492

Schedule 6.02 - 27

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/12 #2012 2108548
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Gradall XL5320 Wheel Mounted Hydraulic Excavator	DE	Secretary of State	06/01/2012 #2012 2108951
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/2012 #2012 2109058
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/2012 #2012 2109199
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg UV-6 Anfo Truck	DE	Secretary of State	09/21/12 #2012 3650092
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Caterpillar 980K Wheel Loader	DE	Secretary of State	02/28/13 #2013 0785726
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	DPI HD Jumbo Drill	DE	Secretary of State	02/28/13 #2013 0785916
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Grandall Mine Scaler	DE	Secretary of State	03/28/13 #2013 1197673
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	06/01/2012 #2012 2109058
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg Model DPI-1-HD-RB3-I Resin Roofbolter Machine	DE	Secretary of State	04/30/13 #2013 1645945
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Komatsu Wheel Loader WA500-7	DE	Secretary of State	05/16/13 #2013 1870543
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	New Caterpillar 980K Wheel Loader	DE	Secretary of State	08/22/13 #2013 3290906

Schedule 6.02 - 28

Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Caterpillar 980K Wheel Loader	DE	Secretary of State	0/22/13 #2013 3290963
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Two Caterpillar 2014 980K Wheel Loaders	DE	Secretary of State	06/11/14 #2014 2278927
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Jumbo Drill	DE	Secretary of State	07/01/2014 #2014 2584670
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg Group Incorporated UV11 Anfo Loader	DE	Secretary of State	08/18/14 #2014 3308509
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	J251-LS Jumbo Drill	DE	Secretary of State	12/16/14 #2014 5108501
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	Oldenburg Group Incorporated UV11 Anfo Loader	DE	Secretary of State	20/25/15 #2015 0784529
Wisconsin Industrial Sand Company, L.L.C.	The Huntington National Bank	All present and future goods leased by Lessor to Lessee pursuant to the Master Lease Agreement # 1184 dated May 31, 2004	DE	Secretary of State	04/15/15 #2015 1614113
Wisconsin Industrial Sand Company, L.L.C.	VFI KR SPE I LLC	All of the equipment pursuant to a lease between Lessor and Lessee.	DE	Secretary of State	04/13/17 #2017 2416300
Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation

Two Caterpillar 982M Wheel Loaders and 142” GP Buckets; Caterpillar TL1055C Telehandler and 50” Side Tilt Carriage, 48” Fork Pallet; Caterpillar 226D Skid Steer Loader and Electric Quick Coupler, 72” GP Bucket

			DE	Secretary of State	04/14/17 #2017 2458070

Schedule 6.02 - 29

Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar TL1055C Telehandler; Caterpillar 50” Side Tilt Carriage; Caterpillar 48” Pallet Forks	DE	Secretary of State	05/03/17 #2017 2922992
Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar 982M Wheel Loader; Caterpillar 142” General Purpose Bucket	DE	Secretary of State	05/03/17 #2017 2923008
Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar TL1055C Telehandler; Caterpillar 50” Side Tilt Carriage; Caterpillar 48” Pallet Forks	DE	Secretary of State	05/03/17 #2017 2922992
Wisconsin Industrial Sand Company, L.L.C.	Caterpillar Financial Services Corporation	Caterpillar 226D Skid Steer Loader, Electric Quick Coupler, 72” General Purpose Bucket	DE	Secretary of State	05/03/17 #2017 2923016

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

	Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 001	TX	Secretary of State	02/26/15 #15-0005858719

Schedule 6.02 - 30

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC Firstmerit Equipment Finance Inc. *Partial assignments	All assets under the Equipment Sublease Agreement	TX	Secretary of State	02/27/15 #15-0006245720

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 002	TX	Secretary of State	03/23/15 #15-0008628434

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 003	TX	Secretary of State	04/28/15 #15-0013060006

Schedule 6.02 - 31

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 004	TX	Secretary of State	04/28/15 #15-0013060127

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 005	TX	Secretary of State	05/29/15 #15-0016938710

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 006	TX	Secretary of State	06/18/15 #15-0019287558

Schedule 6.02 - 32

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 007	TX	Secretary of State	06/19/15 #15-0019469176

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 008	TX	Secretary of State	06/29/15 #15-0020524706

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 009	TX	Secretary of State	07/31/15 #15-0024569719

Schedule 6.02 - 33

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Equipment Sublease Agreement	TX	Secretary of State	08/20/15 #15-0026992044

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 010	TX	Secretary of State	08/21/15 #15-0027088011

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 011	TX	Secretary of State	08/21/15 #15-0027088374

Schedule 6.02 - 34

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

The Huntington National Bank	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 012	TX	Secretary of State	08/21/15 #15-0027088879

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 013	TX	Secretary of State	09/24/15 #15-0030746430

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing & Capital, LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 014	TX	Secretary of State	10/08/15 #15-0032582511

Schedule 6.02 - 35

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 015	TX	Secretary of State	10/27/15 #15-0034524559

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Banc of America Leasing and Capital, LLC Midwest Railcar Corporation SMBC Rail Services LLC *Partial assignments	All assets under the Equipment Sublease Agreement	TX	Secretary of State	11/02/15 #15-0035182530

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

Midwest Railcar Corporation	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 016	TX	Secretary of State	11/06/15 #15-0035779421

Schedule 6.02 - 36

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 017	TX	Secretary of State	11/24/15 #15-0037383747

Fairmount Santrol Inc.

Additional Debtors: FML Terminal Logistics, LLC; Technisand, Inc.; Wedron Silica Company; FML Sand, LLC; Wisconsin Industrial Sand Company, L.L.C.; Wisconsin Specialty Sands, Inc.; Shakopee Sand LLC; FML Resin, LLC

SMBC Rail Services LLC	All assets under the Rail Equipment Net Leasing Agreement Number 27706-90000, dated as of February 20, 2015, and that certain Schedule Number 018	TX	Secretary of State	12/07/15 #15-0038619578

Additional Liens:

1.	First lien mortgage with respect to certain real property located at 14201 Lakeshore, Grand Haven, Michigan, 49417, pursuant to the Mortgage, dated as of March 20, 2001, by and between Standard Sand Corporation and David Sensibar and Jack Goldfarb, securing the indebtedness set forth as item 5 on Schedule 6.01.

2.	First Lien mortgage with respect to certain real property located in Robinson Township, Ottawa County, Michigan pursuant to the Mortgage, dated as of March 20, 2001, by and between Construction Aggregates and the Sellers, as affected by that certain Partial Release of Mortgage recorded July 3, 2013 (releasing Clark Farm B Property), securing the indebtedness set forth as item 5 on Schedule 6.01.

3.

First lien security interest in all of Wisconsin Industrial Sand Company, L.L.C.’s (“Pledgor”), right, title and interest in and to the Drawing Bonds (as such term is defined in that certain Bond Pledge Agreement, dated as of September 1, 2007, by and among

Schedule 6.02 - 37

Pledgor, National City Bank (“Bank”) and U.S. Bank National Association) and all income therefrom and proceeds thereof granted in favor of Bank to secure Pledgor’s obligations under the Reimbursement Agreement (defined therein).

4.	Real Estate Purchase Agreement (Clark Farm Property), dated as of March 21, 2001, by and between Construction Aggregates and Tacoma Industries LLC, pursuant to which Tacoma Industries LLC has the right and obligation to purchase the related real property located in Robinson Township, Ottawa County, Michigan from Construction Aggregate, as modified by that certain Partial Termination of Agreement recorded July 3, 2013 (terminated rights to Clark Farm B Property).

5.	Real Estate Purchase Agreement (Rosy Mound Property), dated as of March 21, 2001, by and between Standard Sand Corporation and Tacoma Industries LLC, pursuant to which Tacoma Industries LLC has the right and obligation to purchase real property located at 1at 14201 Lakeshore, Grand Haven, Michigan, 49417 from Standard Sand Corporation.

Schedule 6.02 - 38

SCHEDULE 6.06

TO CREDIT AND GUARANTY AGREEMENT

Certain Investments

1.	An Investment-Rabbi Trust-SERP maintained at Huntington Bank in the name of Fairmount Santrol Inc.

Schedule 6.06 - 1

Execution Version

EXHIBIT A-1 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

BORROWING NOTICE

Reference is made to that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FAIRMOUNT SANTROL INC. (the “Borrower”), FMSA Inc., (“Holdings”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent.

Pursuant to Section 2.01 of the Credit Agreement, the Borrower desires that Lenders make the following Term Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

Term Loans

☐ Base Rate Loans:	$[___,___,___]

☐ Eurodollar Rate Loans, with an initial Interest Period of [one] [two] [three] [six][1] month(s):	$[___,___,___]

The Loans requested above shall be funded to the following account:

Bank:

ABA #:

Account #:

Account Name:

Reference:

The Borrower hereby certifies that:

(i)         as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; and

(ii)         as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	FAIRMOUNT SANTROL INC.

By: ___________________________________
Name:
Title:

1 If available to all of the Lenders, twelve months.

EXHIBIT A-2 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FAIRMOUNT SANTROL INC. (the “Borrower”), FMSA Inc., (“Holdings”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent.

Pursuant to Section 2.09 of the Credit Agreement, the Borrower desires to convert or to continue the following Loan, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

1. Term Loans:

$[___,___,___]	Eurodollar Rate Loans to be continued with Interest Period of [one] [two] [three] [six ][1] month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [one] [two] [three] [six ][1] month(s)

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans

The Borrower hereby certifies that as of the date hereof, no Event of Default or Default has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby.

Date: [mm/dd/yy]	FAIRMOUNT SANTROL INC.,
as Borrower

By: __________________________
Name:
Title:

1 If available to all Lenders, twelve months.

EXHIBIT A-2-1

EXHIBIT B TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

TERM LOAN NOTE

$[1][___,___,___]
[___] [__], 201[_]	New York, New York

FOR VALUE RECEIVED, FAIRMOUNT SANTROL INC., a Delaware corporation (the “Borrower”), promises to pay [NAME OF LENDER] (together with its permitted registered assigns, “Payee”) the principal amount of [1][DOLLARS] ($[___,___,___]1) in the installments referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FAIRMOUNT SANTROL INC., (the “Borrower”), FMSA Inc., (“Holdings”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent.

The Borrower shall make scheduled principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Term Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Term Loan Register, the Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

1 Lender’s Term Loan Commitment

EXHIBIT B-1

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement and subject to the limitations therein, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive, to the extent permitted by applicable law, diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

FAIRMOUNT SANTROL INC.

By: ______________________________
Name:
Title:

EXHIBIT B-3

TRANSACTIONS ON

TERM LOAN NOTE

Date	Principal Amount of Loan Made	Amount of Principal/Interest Paid	Outstanding Principal Balance	Notation Made By

EXHIBIT B-4

EXHIBIT C TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF (ON BEHALF OF THE BORROWER (AS DEFINED BELOW) AND NOT IN AN INDIVIDUAL CAPACITY) AS FOLLOWS:

1.    I am the [_____]1 of FAIRMOUNT SANTROL INC. (the “Borrower”).

2.    I have reviewed the terms of that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FAIRMOUNT SANTROL INC., (the “Borrower”), FMSA Inc., (“Holdings”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and PNC Capital Markets LLC as Syndication Agent and Documentation Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Annex A.

3.    To the best of my knowledge no Default or Event of Default has occurred and is continuing on the date of this Certificate, except as set forth on Annex C attached hereto, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower and/or the applicable Loan Party has taken, is taking, or proposes to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex B attached hereto and the financial statements attached hereto as Annex A, are made and delivered on [mm/dd/yy] pursuant to Section 5.01(c) of the Credit Agreement.

FAIRMOUNT SANTROL INC.

By: ______________________________
Name:
Title:

1 To be signed by an “Authorized Officer” of the Borrower.

EXHIBIT C-1

ANNEX A TO

COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

EXHIBIT C-2

ANNEX B TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated Adjusted EBITDA: (i) - (ii) - (iii) – (iv) =			$[___,___,___]

(i)	for such period:

	(a)	Consolidated Net Income:	$[___,___,___]

plus,

	(b)	consolidated interest expense:	$[___,___,___]

	(c)	provisions for taxes based on income, profits or capital:	$[___,___,___]

	(d)	total depreciation and depletion expense:	$[___,___,___]

	(e)	total amortization expense:	$[___,___,___]

	(f)	fees and reimbursement of out-of-pocket expenses paid to (i) directors of FML Holdings and its Subsidiaries and (ii) the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries:	$[___,___,___]

	(g)	costs, fees and expenses incurred in connection with the Transactions and any related transactions[1]:	$[___,___,___]

	(h)	other non-recurring expenses or losses reducing Consolidated Net Income:	$[___,___,___]

	(i)	transaction costs, fees, losses and expenses (including rationalization, legal, tax and structuring fees, costs and expenses) incurred in connection with the incurrence of indebtedness, disposition of assets, the making of Permitted Acquisitions or other Investments permitted hereunder (in each case whether or not consummated)[2]:	$[___,___,___]

	(j)	transaction costs, fees and expenses in connection with equity issuances by FML Holdings:	$[___,___,___]

1 In an aggregate amount not to exceed $50,000,000.

2 Including any equity offering, Restricted Junior Payment, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties or similar transactions) or any amendment or other modification of the Loans and the ABL Loans, including (x) such fees, expenses or charges (including rating agency fees and costs) related to the Loans, the ABL Loans and the transactions contemplated hereby and thereby, (y) letter of credit fees and (z) commissions, discounts, yield and other fees and charges.

EXHIBIT C-3

	(k)	other non-Cash charges reducing Consolidated Net Income[1]:	$[___,___,___]

	(l)	Public Company Costs:	$[___,___,___]

	(m)	charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any casualty or similar event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated Adjusted EBITDA pursuant to this clause (and if not so reimbursed within one year, such amount shall be deducted from Consolidated Adjusted EBITDA during the next measurement period): $[___,___,___]

	(n)	any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature:	$[___,___,___]

	(o)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Adjusted EBITDA or net income[2]:	$[___,___,___]

	(p)	stock option and other equity-based compensation expenses, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income:	$[___,___,___]

(ii)	other non-Cash gains increasing Consolidated Net Income[3]:		$[___,___,___]

(iii)	amounts distributed to Holdings pursuant to Section 6.04(c)(i):		$[___,___,___]

1 Including (i) any write offs or write downs, (ii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iii) all losses from investments recorded using the equity method (other than to the extent funded with cash) and (iv) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge, loss or expense in the current period or (B) to the extent the Borrower does decide to add back such non-cash charge, loss, or expense, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period)

2 To the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clauses (ii) through (iv) below for any previous period and not added back.

3 Excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period.

EXHIBIT C-4

(iv)	all non-recurring gains increasing Consolidated Net Income:	$[___,___,___]

2. Consolidated Current Assets:

total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents:	$[___,___,___]

3. Consolidated Current Liabilities:

total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt:

$[___,___,___]

4. Consolidated Excess Cash Flow[1]: (i) - (ii) =	$[___,___,___]

(i)	(a)	Consolidated Net Income:	$[___,___,___]

(b)

to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-Cash charges reducing Consolidated Net Income, including for depreciation and amortization and depletion (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period):

$[___,___,___]

(c)	Consolidated Working Capital Adjustment:	$[___,___,___]

(ii)	less: (a) + (b) =

(a)

to the extent not already reducing Consolidated Net Income, the amounts for such period paid in cash from operating cash flow of (1) scheduled repayments of Indebtedness for borrowed money (excluding repayments of ABL Loans except to the extent the ABL Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Capital Expenditures, (3) fees and out-of-pocket expenses paid to directors of FML Holdings and its Subsidiaries, (4) fees and out-of-pocket expenses paid to the Sponsor in its capacity as consultants to FML Holdings and/or its Subsidiaries and (5) without duplication, the amount of any Restricted Junior Payments actually made to FML Holdings pursuant to Section 6.04(c)(i) and (ii) of the Credit Agreement:

$[___,___,___]

(b)

other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period):

$[___,___,___]

1 Calculation of Consolidated Excess Cash Flow (and calculation of related definitions, including Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Working Capital and Consolidated Working Capital Adjustment) to be delivered pursuant to Section 2.14(e) of the Credit Agreement, commencing with Fiscal Year ending December 31, 2017.

EXHIBIT C-5

5. Consolidated Net Income: (i) - (ii) =			$[___,___,___]

(i)	the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:		$[___,___,___]

(ii)	(a)	the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period:	$[___,___,___]

	(b)	the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries:	$[___,___,___]

	(c)	the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:	$[___,___,___]

	(d)	any after-tax non-Cash gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$[___,___,___]

	(e)	to the extent not included in clauses (ii)(a) through (d) above, any net extraordinary gains or net extraordinary losses:	$[___,___,___]

6. Consolidated Total Debt:

	the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)) determined on a consolidated basis in accordance with GAAP:		$[___,___,___]

EXHIBIT C-6

7. Consolidated Working Capital: (i) - (ii) =		$[___,___,___]

(i)	Consolidated Current Assets:	$[___,___,___]

(ii)	Consolidated Current Liabilities:	$[___,___,___]

8. Consolidated Working Capital Adjustment1: (i) - (ii) =		$[___,___,___]

(i)	Consolidated Working Capital as of the beginning of such period:	$[___,___,___]

(ii)	Consolidated Working Capital as of the end of such period:	$[___,___,___]

9. Leverage Ratio[2]: (i)/(ii) =

(i)	Consolidated Total Debt (net of Unrestricted Cash):

(ii)	Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended:	$[___,___,___]

	Actual:	_.__:1.00

1 In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

2 Required in connection with calculation of Excess Cash Flow and a Permitted Acquisition. For the avoidance of doubt, for the purposes of determining the Leverage Ratio, “Consolidated Total Debt” shall not include Earn Out Indebtedness unless not paid when due.

EXHIBIT C-7

ANNEX C TO

COMPLIANCE CERTIFICATE

EXHIBIT C-8

EXHIBIT D TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

[RESERVED]

EXHIBIT D-1

EXHIBIT E TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit and Guaranty Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:	______________________

2.	Assignee:	______________________ [and is an Affiliate/Approved Fund1]

3.	Borrower:	FAIRMOUNT SANTROL INC.

4.	Administrative Agent:	Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

Term Loan Credit and Guaranty Agreement dated as of November 1, 2017 among FAIRMOUNT SANTROL INC., as Borrower, FMSA Inc., as Holdings, certain subsidiaries of FAIRMOUNT SANTROL INC., as guarantors, the Lenders parties thereto from time to time, Barclays Bank PLC, as Administrative Agent and the other agents parties thereto.

1 Select as applicable

EXHIBIT E-1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

Term Loan	$______________	$______________	____________%

Effective Date: ______________, 20__ 3

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

Wire Instructions:

[NAME OF ASSIGNEE]

Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

Wire Instructions:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE TERM LOAN REGISTER.

EXHIBIT E-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:_______________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:_______________________
Title:

[Consented to and][4] Accepted:

BARCLAYS BANK PLC, as
Administrative Agent

By:_______________________
Title:

[Consented to:][5]
FAIRMOUNT SANTROL INC., as
Borrower

By:_______________________
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

EXHIBIT E-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements and conditions specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, and upon becoming a Lender as of the Effective Date, it is not a Defaulting Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vii) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) this Assignment constitutes a legal, valid and binding obligation of the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

EXHIBIT E-4

2.	Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

With respect to Assigned Interests for Loans, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment and the rights and obligations of the parties under this Assignment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to principles of conflicts of laws that would result in the application of any law other than the law of the State of New York.

[Remainder of page intentionally left blank]

EXHIBIT E-5

EXHIBIT F-1 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FAIRMOUNT SANTROL INC. a Delaware corporation (the “Borrower”), FMSA Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT F-2 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FAIRMOUNT SANTROL INC., a Delaware corporation (the “Borrower”), FMSA Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT F-3 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FAIRMOUNT SANTROL INC., a Delaware corporation (the “Borrower”), FMSA Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20(c) and Section 10.06(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT F-4 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FAIRMOUNT SANTROL INC., a Delaware corporation (the “Borrower”), FMSA Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto, and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20(c) and Section 10.06(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT G-1 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF AS FOLLOWS:

1. I am the [ ____________] of FAIRMOUNT SANTROL INC. (the “Borrower”).

2. We have reviewed the terms of Section 3 of the Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FAIRMOUNT SANTROL INC., (the “Borrower”), FMSA Inc., (“Holdings”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3. Based upon our review and examination described in paragraph 2 above, we certify, on behalf of the Borrower, that as of the date hereof:

(i)         each of the conditions precedent described in Section 3.01 of the Credit Agreement have been satisfied (or waived in accordance with the Credit Agreement), except that no opinion is expressed as to the Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter;

(ii)         the Administrative Agent has received a fully executed Borrowing Notice;

(iii)         each of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty is true and correct in all respects;

(iv)         no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

The foregoing certifications are made and delivered, in the undersigned’s capacity as [ ________] of the Borrower and not in his/her individual capacity, as of November 1, 2017.

EXHIBIT G-1

FAIRMOUNT SANTROL INC.

_____________________
Name:
Title:

EXHIBIT G-2

EXHIBIT G-2 TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the [          ] of FAIRMOUNT SANTROL INC., a Delaware corporation (the “Borrower”).

2. Reference is made to that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FAIRMOUNT SANTROL INC., (the “Borrower”), FMSA Inc., (as “Holdings”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC as Administrative Agent and Collateral Agent, and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent.

3. I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the consummation of the Transactions and any rights of contribution, Holdings and its Subsidiaries, on a consolidated basis is Solvent.

The foregoing certifications are made and delivered by the undersigned, in his/her capacity as [chief financial officer] of the Borrower and not in his/her individual capacity, as of November 1, 2017.

_________________________
Name:
Title: [Chief Financial Officer]

EXHIBIT H TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among FAIRMOUNT SANTROL INC. (the “Borrower”), FMSA Inc., (“Holdings”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC as Administrative Agent and Collateral Agent, and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent.

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties applicable to the undersigned set forth in the Credit Agreement and each other Loan Document is true and correct in all material respects (without duplication of any materiality qualifier contained in such representation and warranty) on and as of the date hereof, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing as of the date hereof, or would result from the transactions contemplated hereby on the date hereof;

(d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations of the Borrower when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement; and

(e) the undersigned hereby (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, subject to the terms of Section 2 of the Pledge and Security Agreement, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except

EXHIBIT H-1

by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

EXHIBIT H-2

    IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:______________________
Name:
Title:

Address for Notices:

_______________
_______________
_______________
Attention:
Telecopier

with a copy to:

_______________
_______________
_______________
Attention:
Telecopier
ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:_____________________
Name:
Title:

EXHIBIT H-3

EXHIBIT I TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

[See attached]

Exhibit I-1

Execution Version

PLEDGE AND SECURITY AGREEMENT

dated as of November 1, 2017

between

EACH OF THE GRANTORS PARTY HERETO

and

BARCLAYS BANK PLC,

as Collateral Agent

i

SECTION 9. REMEDIES	27
9.1 Generally	27
9.2 Application of Proceeds	29
9.3 Sales on Credit	29
9.4 Investment Related Property	29
9.5 Grant of Intellectual Property License	30
9.6 Intellectual Property	30
9.7 Cash Proceeds; Deposit Accounts	31

SECTION 10. COLLATERAL AGENT	32

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	32

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	32

SECTION 13. MISCELLANEOUS	33

SECTION 14. ABL INTERCREDITOR AGREEMENT	34

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — TRADEMARK SECURITY AGREEMENT

EXHIBIT C — PATENT SECURITY AGREEMENT

EXHIBIT D — COPYRIGHT SECURITY AGREEMENT

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of November 1, 2017 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between FMSA Inc. (“Holdings”), Fairmount Santrol Inc. (the “Borrower”) and each of the subsidiaries of Holdings or the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and Barclays Bank PLC as co7llateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Term Loan Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used but not defined herein shall be as defined therein), by and among Holdings, the Borrower, certain subsidiaries of the Borrower, as guarantors, the lenders party thereto from time to time (the “Lenders”), Barclays Bank PLC as Administrative Agent and Collateral Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement, each Grantor has agreed to secure such Grantor’s obligations under the Credit Agreement as set forth herein;

WHEREAS, the ABL Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the “Secured Parties” under the ABL Loan Agreement in respect of the Fixed Asset Priority Collateral (as defined in the ABL Intercreditor Agreement) and the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement, the “ABL Priority Collateral”) (and with respect to certain other matters as described therein); and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

SECTION 1.     DEFINITIONS; GRANT OF SECURITY.

1.1         General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.3.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean, with respect to any Grantor, all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement.

“Blocked Account Bank” shall have the meaning assigned in Section 4.1(a).

“Blocked Accounts” shall have the meaning assigned in Section 4.1(a).

“Borrower” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commodities Account Control Agreement” shall mean a control agreement in respect of Commodities Accounts granting Control thereof to the Collateral Agent and otherwise in form and substance reasonably acceptable to the Collateral Agent.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap Contract that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Control” shall mean: (i) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

2

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Copyright Licenses” shall mean, with respect to any Grantor, any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Account Control Agreement” shall mean a control agreement in respect of Deposit Accounts granting Control thereof to the Collateral Agent and otherwise in form and substance reasonably acceptable to the Collateral Agent.

“Excluded Asset” shall mean any asset of any Grantor excluded from the Collateral and from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof or security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Grantors” shall have the meaning set forth in the preamble.

3

“Hedge Obligations” shall mean obligations in respect of a Hedge Agreement with a Lender Counterparty.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit E, Exhibit F and Exhibit G, as applicable.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Swap Contract (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Swap Contract, ceases to be an Agent or a Lender).

“Lenders” shall have the meaning set forth in the recitals.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor.

“Patent Licenses” shall mean, with respect to any Grantor, all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean, with respect to any Grantor, all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part,

4

extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean, with respect to any Grantor, all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests, in each case to the extent not constituting an Excluded Asset.

“Pledged LLC Interests” shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, with respect to any Grantor, all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of

5

any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Receivables” shall mean, with respect to any Grantor, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of such Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean, with respect to any Grantor, (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Secured Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Secured Obligations have not been Paid in Full.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account Control Agreement” shall mean a control agreement in respect of Securities Accounts granting Control thereof to the Collateral Agent and otherwise in form and substance reasonably acceptable to the Collateral Agent.

“Trademark Licenses” shall mean, with respect to any Grantor, any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement dilution or other violation of

6

any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean, with respect to any Grantor, any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2	Definitions; Interpretation.

(a)       In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral,

7

Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)       All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.     GRANT OF SECURITY.

2.1         Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which, subject to the limitations set forth in Section 2.2, being hereinafter collectively referred to as the “Collateral”):

(a)	Accounts;

(b)	Chattel Paper;

(c)	Documents;

(d)	General Intangibles;

(e)	Goods (including, without limitation, Inventory and Equipment);

(f)	Instruments;

(g)	Insurance;

8

(h)	Intellectual Property;

(i)	Investment Related Property (including, without limitation, Deposit Accounts);

(j)	Letter of Credit Rights;

(k)	Money;

(l)	Receivables and Receivable Records;

(m)	As-Extracted Collateral;

(n)	Commercial Tort Claims now or hereafter described on Schedule 5.2;

(o)	Any Material Real Estate Asset;

(p)       to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(q)       to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2       Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract or agreement, including any agreement governing a security, to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement, including any agreement governing a security, not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement; (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein

9

would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (d) any Equipment financed by a Grantor with purchase money Indebtedness or Indebtedness with respect to Capital Leases permitted under the Credit Agreement (provided that such exclusion shall only apply to the extent such Grantor is prohibited from granting a security interest under the terms of such Indebtedness and only so long as such Indebtedness remains outstanding or if the granting of a lien on such assets would trigger the termination (or a right of termination) of, or violate the terms of, any such purchase money or capital lease agreement pursuant to any “change of control” or similar provision or the ability for any third party to amend any rights, benefits and/or obligations of the applicable Loan Party in respect of those assets or which require any Loan Party or any subsidiary of any Loan Party to take any action adverse to the interests of that subsidiary or any Loan Party); (e) so long as the IRB Loan Agreement remains in effect, any Deposit Account, Securities Account, or Commodities Account owned by Wisconsin Industrial Sand Company, L.L.C.; (f) all leasehold interests (other than any Leasehold Properties that constitute Material Real Estate Assets); (g) all motor vehicles and other assets subject to certificates of title; (h) except to the extent perfected by the filing of a UCC financing statement, letter of credit rights in excess of amounts set forth in Section 5.2; (i) except to the extent perfected by the filing of a UCC financing statement, commercial tort claims in excess of amounts set forth in Section 5.2; (j) all fee-owned real property located outside the United States; (k) in the case of fee-owned real property located in the United States, that has a value less than $10,000,000 (with all required mortgages (if any) being delivered after the Closing Date); (l) any assets to the extent the grant of a security interest therein is prohibited or restricted by applicable law, rule or regulation (including restrictions in respect of margin stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or that would require the consent of any governmental authority or third party to such pledge or security interest, unless such consent has been obtained, in each case except to the extent such prohibition or restriction is ineffective under the applicable Uniform Commercial Code; (m) all leases (other than any Leasehold Properties that constitute Material Real Estate Assets), contracts, agreements, licenses, franchises and permits (and any assets that are the subject thereof) to the extent the grant of a security interest therein is prohibited or is restricted by applicable law or by the terms thereof or that would require the consent of any governmental authority or third party to such pledge or security interest, unless such consent has been obtained, in each case except to the extent such prohibition or restriction is ineffective under the applicable Uniform Commercial Code (other than proceeds thereof, the assignment of which is expressly deemed effective under the applicable Uniform Commercial Code notwithstanding such prohibition); (n) [reserved]; (o) equity interests in partnerships, joint ventures and any non-wholly owned subsidiary to the extent that the organizational documents or other agreements with other equity holders do not permit or restrict the pledge of such equity interests or would require the consent of any third party to such pledge or security interest, unless such consent has been obtained; (p) margin stock; and (q) Excluded Accounts and the funds or other property held in or maintained in any Excluded Accounts.

SECTION 3.    SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1       Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations and Hedge Obligations (but excluding any Excluded Swap Obligations) (collectively, the “Secured Obligations”).

10

3.2       Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.    CERTAIN PERFECTION REQUIREMENTS

4.1	Delivery Requirements.

(a)       With respect to any Certificated Securities included in the Collateral, each Grantor shall use commercially reasonable efforts to deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective endorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b)       With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $500,000 individually or $1,000,000 in the aggregate.

4.2	Control Requirements.

(a)       Subject to Section 5.18 of the Credit Agreement, all proceeds of Collateral shall be deposited by Grantors into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to the Collateral Agent, (ii) Depository Accounts established at the Collateral Agent (or the ABL Agent) for the deposit of such proceeds or (iii) the Excluded Accounts. Each applicable Grantor, the Collateral Agent and each Blocked Account Bank (except, for the avoidance of doubt, with respect to Excluded Accounts) shall enter into a deposit account control agreement in form and substance reasonably satisfactory to the Collateral Agent that is sufficient to give the Collateral Agent Control over such account and which directs such Blocked Account Bank to transfer such funds so deposited at certain times acceptable to the Collateral Agent to the Collateral Agent, either to any account maintained by the Grantors at said Blocked Account Bank or by wire transfer to appropriate account(s) at the Collateral Agent (or

11

the ABL Agent). All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of the Collateral Agent for its own benefit and the ratable benefit of the Secured Parties, and Grantors shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither the Collateral Agent nor any Secured Party assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder.

(b)       All Deposit Accounts (including all Blocked Accounts), Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral are set forth on Schedule 5.2. No Grantor shall open any new Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts or Commodity Contracts (other than Excluded Accounts) unless (i) such Grantor shall have given at least ten (10) days prior written notice to the Collateral Agent and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Collateral Agent, such bank, depository institution or securities intermediary, each applicable Grantor and Collateral Agent shall use commercially reasonable efforts to enter into, with respect to Deposit Accounts, a Deposit Account Control Agreement, with respect to Securities Accounts or Securities Entitlements, a Securities Account Control Agreement and, with respect to any Commodity Accounts or Commodity Contracts, an arrangement sufficient to cause Control in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent; provided, however, that no Control requirement shall apply to any Deposit Accounts or Securities Accounts that are Excluded Accounts.

(c)       With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), the applicable Grantor shall use commercially reasonable efforts to cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(d)       With respect to any Letter of Credit Rights in excess of $500,000 individually or $1,000,000 in the aggregate included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), the applicable Grantor shall use commercially reasonable efforts to ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(e)       With respect to any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall use commercially reasonable efforts to ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $500,000 individually or $1,000,000 in the aggregate.

(f)       The Collateral Agent agrees with each Grantor that, in the case of a Deposit Account subject to the Collateral Agent’s Control, the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account

12

or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account or, in the case of a Securities Account or Commodity Account subject to the Collateral Agent’s Control, the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless, in each case, an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, would occur and any such exercise shall be subject to the terms of the ABL Intercreditor Agreement. The Collateral Agent further agrees with each Grantor that in the case of any Uncertificated Security subject to the Collateral Agent’s Control, the Collateral Agent shall not give any instructions with respect to such Uncertificated Security to the issuer thereof unless an Event of Default has occurred and is continuing and any such instructions shall be subject to the terms of the ABL Intercreditor Agreement.

4.3	Intellectual Property Recording Requirements.

(a)       In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent hereunder.

(b)       In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent hereunder.

(c)       In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee, each applicable Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent hereunder.

4.4	Other Actions.

(a)       If any issuer of any Pledged Equity Interest is organized under a jurisdiction outside of the United States, at the reasonable written request of the Collateral Agent, each applicable Grantor shall take such additional actions, including, without limitation, using commercially reasonable efforts to cause the issuer of such Pledged Equity Interest to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent therein.

(b)       With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, the Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership

13

interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default and during the continuance thereof, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent of its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5       Timing and Notice. With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such requirements as promptly as possible, but in any event, within thirty (30) days of such Grantor acquiring rights therein. Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any U.S. Patents, U.S. Copyrights or U.S. Trademarks).

SECTION 5.     REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

5.1	Grantor Information & Status.

(a)       Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where its chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b)       except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the five (5) years prior to the Closing Date;

(c)       such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(d)       no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2	Collateral Identification, Special Collateral.

14

(a)       as of the Closing Date and as of each date specified in the last sentence of this clause (a), Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts other than any Securities Accounts holding assets with a market value of less than $500,000 individually or $1,000,000 in the aggregate, (4) Deposit Accounts other than any Deposit Accounts holding less than $500,000 individually or $1,000,000 in the aggregate, (5) Commodity Contracts and Commodity Accounts, (6) United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (7) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (8) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $500,000 individually or $1,000,000 in the aggregate, (9) Letter of Credit Rights for letters of credit other than any Letters of Credit Rights worth less than $500,000 individually or $1,000,000 in the aggregate, (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property other than any Inventory, Equipment or other tangible person property having a value less than $1,000,000 individually or $5,000,000 in the aggregate, (11) As-Extracted Collateral, other than any As-Extracted Collateral having a value of less than $500,000 individually or $1,000,000 in the aggregate and (12) Material Contracts. Each Grantor shall supplement such schedules from time to time in accordance with Sections 5.01(j) and 5.12 of the Credit Agreement and at the time any Additional Grantor becomes a party hereto in accordance with Section 5.10 of the Credit Agreement;

(b)       none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) Manufactured Homes, (3) Health-Care-Insurance Receivables; (4) timber to be cut, or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock and no material portion of the Collateral consists of motor vehicles or other Goods subject to a certificate of title statute of any jurisdiction; and

(c)       all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.3	Ownership of Collateral and Absence of Other Liens.

(a)       it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Credit Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens; and

(b)       other than any financing statements and Intellectual Property Security Agreements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements or intellectual property security agreements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements or intellectual property security agreements filed in connection with Permitted Liens. Other than the Collateral Agent, the ABL Collateral Agent (as defined in the ABL Intercreditor Agreement, the “ABL

15

Collateral Agent”) and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, and except with respect to any Excluded Account, no Person is in Control of any Collateral.

5.4	Status of Security Interest.

(a)       upon (i) the filing of such UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral with the appropriate filing offices of each jurisdiction set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time) and (ii) the taking of possession or Control by the Collateral Agent of the Collateral, the Collateral Agent, for the ratable benefit of the Secured Parties, will have a perfected first priority security interest in respect of all Collateral, to the extent such security interest can be perfected under the UCC by such filings, possession or Control, subject, in the case of ABL Priority Collateral, to the ABL Intercreditor Agreement. Such security interests are and shall be prior to any other Lien on any of the Collateral, subject to Permitted Liens;

(b)       with respect to all Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights registered in the name of any Grantor as of the date hereof, fully executed Intellectual Property Security Agreements, containing a description of all Collateral consisting of Intellectual Property with respect to United States registered Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for registration with the United States Patent and Trademark Office or for recordation with the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261 or 17 U.S.C. § 205 and the regulations thereunder, as applicable. To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon the recordation of such security agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of proper UCC financing statements with the appropriate filing offices of each jurisdiction set forth opposite the applicable Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the Collateral Agent, for the ratable benefit of the Secured Parties, will have perfected first priority security interests in respect of all Collateral consisting of Patents, Trademarks and Copyrights registered in the name of any Grantors as of the date hereof, subject in the case of priority only, to Permitted Liens; and

(c)       no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings, recordings and agreements contemplated by clauses (a) and (b) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity Interests of Foreign Subsidiaries and relating to foreign Patents, Trademarks and Copyrights; and

(d)       each Grantor is in compliance with its obligations under Section 4 hereof.

16

5.5	Goods & Receivables.

(a)       each Receivable (i) arises out of (A) a bona fide sale of goods sold and delivered by the applicable Grantor (or is in the process of being delivered) or (B) services therefore actually rendered or to be rendered by the applicable Grantor to the Account Debtor named therein and (ii) is and will be in material compliance with all applicable laws, whether federal, state, local or foreign;

(b)       as of the Closing Date, none of the Account Debtors in respect of any Receivable in excess of $500,000 individually or $1,000,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign; and

(c)       no Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in violation of the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder.

5.6	Pledged Equity Interests, Investment Related Property.

(a)       it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests other than (x) Liens created by this Agreement, (y) Liens created by the ABL Collateral Documents (as defined in the ABL Intercreditor Agreement) and (z) inchoate tax liens;

(b)       no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained; and

(c)       the Pledged LLC Interests and Pledged Partnership Interests on which liens are granted hereunder do not represent interests (i) that by their terms provide that they are securities governed by Article 8 of the UCC of an applicable jurisdiction, (ii) that are dealt in or traded on securities exchanges or markets or (iii) in issuers that are registered as investment companies.

5.7	Intellectual Property.

(a)       such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance in all material respects with industry standards;

(b)       to the best of such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Material Intellectual Property owned, licensed or used by such Grantor, or any of its respective licensees; and

(c)       no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor

17

in a manner that could materially adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property.

SECTION 6.     COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1	Grantor Information & Status.

(a)       Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least ten (10) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2	Collateral Identification; Special Collateral.

(a)       in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at the Grantors’ expense as the Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens; and

(b)       in the event that it hereafter acquires or has any Commercial Tort Claim in excess of $1,000,000 individually or $5,000,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3	Ownership of Collateral and Absence of Other Liens.

(a)       except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein (other than Permitted Liens);

(b)       upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of any

18

Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

(c)       it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement.

6.4	[Intentionally Omitted].

6.5	Goods & Receivables.

(a)       it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

(b)       if any Equipment or Inventory in excess of $2,000,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and using commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the Collateral Agent so elects; and with respect to any Goods in excess of $1,000,000 individually or $2,000,000 in the aggregate, subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods, subject, in the case of ABL Priority Collateral, to the ABL Intercreditor Agreement.

(c)       other than in the ordinary course of business (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; (ii) following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(d)       each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Grantor, or work, labor or services theretofore rendered by a Grantor as of the date each Receivable is created.

(e)       each customer, to the best of each Grantor’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the customer is obligated in full when due. With respect to such customers of any Grantor who are

19

not solvent, such Grantor has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables;

(f)       the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to receive, endorse, assign and/or deliver in the name of the Collateral Agent or any Grantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Grantor hereby constitutes the Collateral Agent or the Collateral Agent’s designee as such Grantor’s attorney with power (i) at any time at any time following the occurrence and during the continuance of an Event of Default: (A) to endorse such Grantor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Grantor’s name on any invoice or bill of lading relating to any of the Receivables, drafts against customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any customer; (D) to sign such Grantor’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Collateral Agent to preserve, protect, or perfect the Collateral Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Grantor at any post office box/lockbox maintained by the Collateral Agent for the Grantors or at any other business premises of the Collateral Agent; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any customer; (G) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Grantor to such address as the Collateral Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement and the other Loan Documents. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid;

(g)       until written notice is given to Collateral Agent by such Grantor of any other office at which such Grantor keeps its records pertaining to Receivables, all such records shall be kept at such Grantor’s chief executive office;

(h)       Grantors shall instruct their customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as the Collateral Agent (or the ABL Agent) shall designate from time to time as contemplated by Section 4.2(a) or as otherwise agreed to from time to time by the Collateral Agent (or the ABL Agent). Notwithstanding the foregoing, to the extent any Grantor directly receives any remittances upon Receivables, such Grantor shall, at such Grantor’s sole cost and expense, but on the Collateral Agent’s behalf and for the Collateral Agent’s account, collect as the Collateral Agent’s property and in trust for the Collateral Agent all amounts received on Receivables, and shall not commingle such collections

20

with any Grantor’s funds or use the same except to pay the Secured Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each Grantor shall deposit in the Blocked Account and/or Depository Account or, upon request by the Collateral Agent, deliver to the Collateral Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received on Receivables;

(i)       At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to send notice of the assignment of, and the Collateral Agent’s security interest in and Lien on, the Receivables to any and all customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, the Collateral Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both until such Event of Default has been cured or otherwise waived and such cure or waiver has been acknowledged in writing by the Administrative Agent in which case such rights and such possession shall revert to the Grantors. The Collateral Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Borrowers’ Account (as defined in the Credit Agreement) and added to the Secured Obligations; and

(j)       Neither the Collateral Agent nor any Secured Party shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except for those caused by their own gross negligence or willful misconduct.

6.6	Pledged Equity Interests, Investment Related Property.

(a)       except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, Control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer of any Pledged Equity Interest or other Investment Related Property and consistent with the past practice of such issuer and all scheduled payments of interest;

(b)

21

(i)       so long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if it would violate or result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement or any other Loan Document, or, which would have the effect of materially compromising the value of such Investment Related Property or the Collateral or any material part thereof or the position or interests of the Collateral Agent or any other Secured Party therein in any material respect; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.6(b)(i); and

(ii)       upon the occurrence and during the continuation of an Event of Default:

(1)

all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)

in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

(c)       except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s Control thereof;

(d)       except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity

22

Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2 and (iii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof; and

(e)       the Collateral Agent agrees to notify each applicable Grantor promptly after the exercise of its rights pursuant to clause (b)(ii) above; provided that failure to give such notice shall not affect the validity of any such actions.

6.7	Intellectual Property.

(a)       it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b)       it shall not, with respect to any Trademarks constituting Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(c)       it shall, within thirty (30) days of the creation or acquisition or exclusive license of any copyrightable work constituting Material Intellectual Property, apply to register such Copyright in the United States Copyright Office or, where appropriate, any foreign counterpart and, in the case of an exclusive Copyright License in respect of a registered Copyright, record such license, in the United States Copyright Office or, where appropriate, any foreign counterpart;

(d)       it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Material Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights;

(e)       it shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to any Grantor and constituting Material Intellectual Property, including, but not limited

23

to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(f)       it shall use commercially reasonable efforts so as not to permit the inclusion in any contract with respect to which such Grantor hereafter becomes a party and pursuant to which such Grantor is acquiring any property that constitutes Material Intellectual Property to include any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definition of Material Intellectual Property acquired under such contracts;

(g)       in the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall, promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Material Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(h)       it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(i)       it shall use proper statutory notice in connection with its use of any of the Material Intellectual Property except when the failure to do so would not have a Material Adverse Effect; and

(j)       it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Material Intellectual Property or any portion thereof. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 7.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1       Access; Right of Inspection. Subject to the provisions and limitations set forth in Section 5.06 of the Credit Agreement, the Collateral Agent shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at the Collateral Agent’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

24

7.2	Further Assurances.

(a)       Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)       file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)       take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)       at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral; and

(iv)       furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b)       Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)       Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to

25

include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.3       Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8.     COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1       Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time as an Event of Default has occurred and is continuing in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, in each case in accordance with applicable law, including, without limitation, the following:

(a)       to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b)       to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)       to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)       to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)       to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor;

(f)       to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such

26

payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(g)       generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

8.2       No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3       Appointment Pursuant to Credit Agreement. The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.

SECTION 9.     REMEDIES.

9.1	Generally.

(a)       If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)       require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)       enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

27

(iii)       prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)       without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)       The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c)       The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any

28

warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)       The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2       Application of Proceeds. Except as expressly provided elsewhere in this Agreement, and subject to the ABL Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and the Administrative Agent and their respective agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent and the Administrative Agent in connection therewith, and all amounts for which the Collateral Agent and the Administrative Agent are entitled to indemnification hereunder (in their respective capacities as Collateral Agent and Administrative Agent and not as a Lender) and all advances made by the Collateral Agent and the Administrative Agent for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent and the Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3       Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale.

9.4       Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such

29

information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5        Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof and shall terminate upon Payment in Full of the Obligations.

9.6	Intellectual Property.

(a)       Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)       the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)       upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)      each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the

30

Collateral Agent (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv)      within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)      the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

(b)       If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

9.7       Cash Proceeds; Deposit Accounts. Subject to the ABL Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the

31

Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b)       If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

SECTION 10.   COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section.

SECTION 11.   CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Payment in Full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the Payment in Full of all Secured Obligations, the security interest granted hereby shall automatically terminate hereunder without delivery of any instrument or performance of any act by any party and all rights to the Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments to evidence such termination and shall deliver to the applicable Grantor any Collateral of such Grantor held by the Collateral Agent hereunder. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release and shall deliver to the applicable Grantor any Collateral of such Grantor held by the Collateral Agent hereunder, to the extent applicable.

SECTION 12.   STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for

32

the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and in compliance with applicable laws. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein after the applicable cure period with respect thereto, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.02 of the Credit Agreement.

SECTION 13.  MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.01 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and permitted assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT

33

OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

SECTION 14.  ABL INTERCREDITOR AGREEMENT.

(a)       Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Security Document are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement or any other Security Document, the terms of the ABL Intercreditor Agreement shall govern and control.

(b)       In accordance with the terms of the ABL Intercreditor Agreement, all ABL Priority Collateral delivered to the ABL Collateral Agent shall be held by the ABL Collateral Agent as gratuitous bailee for the Secured Parties solely for the purpose of perfecting the security interest granted under this Agreement. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), to the extent any Grantor is required hereunder to deliver ABL Priority Collateral to the Collateral Agent and is unable to do so as a result of having previously delivered such ABL Priority Collateral to the ABL Collateral Agent in accordance with the terms of the ABL Loan Documents (as defined in the ABL Intercreditor Agreement), such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the ABL Collateral Agent, acting as gratuitous bailee of the Collateral Agent.

(c)       Furthermore, at all times prior to the Discharge of ABL Obligations, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Collateral Agent as required by the ABL Intercreditor Agreement.

(d)       Notwithstanding anything to the contrary herein but subject to the ABL Intercreditor Agreement, in the event the ABL Loan Documents provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the ABL Loan Documents and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.

[Remainder of page intentionally left blank]

34

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FMSA INC., as Grantor

By:
Name:
Title:

FAIRMOUNT SANTROL INC., as Grantor

By:
Name:
Title:

ALPHA RESINS, LLC, as Grantor

By:
Name:
Title:

BEST SAND CORPORATION, as Grantor

By:
Name:
Title:

BEST SAND OF PENNSYLVANIA, INC., as Grantor

By:
Name:
Title:

35

BLACK LAB LLC, as Grantor

By:
Name:
Title:

CHEYENNE SAND CORP., as Grantor

By:
Name:
Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC., as Grantor

By:
Name:
Title:

FAIRMOUNT LOGISTICS LLC, as Grantor

By:
Name:
Title:

FAIRMOUNT MINERALS, LLC, as Grantor

By:
Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC, as Grantor

36

By:
Name:
Title:

FML ALABAMA RESIN, INC., as Grantor

By:
Name:
Title:

FML RESIN, LLC, as Grantor

By:
Name:
Title:

FML SAND, LLC, as Grantor

By:
Name:
Title:

FML TERMINAL LOGISTICS, LLC, as Grantor

By:
Name:
Title:

MINERAL VISIONS INC., as Grantor

By:
Name:
Title:

37

SELF-SUSPENDING PROPPANT LLC, as Grantor

By:
Name:
Title:

SHAKOPEE SAND LLC, as Grantor

By:
Name:
Title:

SPECIALTY SANDS, INC., as Grantor

By:
Name:
Title:

STANDARD SAND CORPORATION, as Grantor

By:
Name:
Title:

TECHNIMAT LLC, as Grantor

By:
Name:
Title:

TECHNISAND, INC., as Grantor
By:
Name:
Title:

38

WEDRON SILICA COMPANY, as Grantor

By:
Name:
Title:

WEXFORD SAND CO., as Grantor

By:
Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C., as Grantor

By:
Name:
Title:

WISCONSIN SPECIALTY SANDS, INC., as Grantor

By:
Name:
Title:

39

BARCLAYS BANK PLC,
as Collateral Agent

By:
Title:

40

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)

Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)

Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

SCHEDULE 5.1-1

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

SCHEDULE 5.2-1

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodity Accounts:

Grantor	Name of Commodity Intermediary	Account Number	Account Name

II. INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)	Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

SCHEDULE 5.2-2

(D)	Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)	Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

SCHEDULE 5.2-3

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI. MATERIAL CONTRACTS

Grantor	Description of Material Contract

SCHEDULE 5.2-4

SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)

SCHEDULE 5.4-1

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as November 1, 2017 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Fairmount Santrol Inc., the other Grantors named therein, and Barclays Bank PLC, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in, to and under all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED PURSUANT TO THE SECURITY AGREEMENT).

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)

Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)

Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor	Description of Agreement

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

EXHIBIT A-3

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

(B)

Grantor	Date of Acquisition	Description of Acquisition

II. INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)	Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

EXHIBIT A-4

(D)	Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)	Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

EXHIBIT A-5

V. WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

VI. MATERIAL CONTRACTS

Grantor	Description of Material Contract

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT A-7

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to the Pledge and Security Agreement dated as of November 1, 2017 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.     Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.     Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Trademark Collateral”): the trademarks, trade dress, service marks, certification marks, and collective marks listed in Schedule A attached hereto, and with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under this Section attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the

EXHIBIT B-1

validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3.     Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.     Termination

Upon the Payment in Full of the Secured Obligations in accordance with Section 9.08(d) of the Credit Agreement and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors a written instrument in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 5.     Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6.     Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT B-3

Accepted and Agreed:

BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT B-4

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT B-5

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to the Pledge and Security Agreement dated as of November 1, 2017 (the “Pledge and Security Agreement”) between the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION. 1.     Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.     Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Patent Collateral”): (i) each patent and patent application listed in Schedule A attached hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 3.     Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

EXHIBIT C-1

SECTION 4.     Termination

Upon the Payment in Full of the Secured Obligations in accordance with Section 9.08(d) of the Credit Agreement and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors a written instrument in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patent Collateral under this Agreement.

SECTION 5.     Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT C-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT C-3

Accepted and Agreed:

BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT C-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT C-5

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 20[__] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to a Pledge and Security Agreement dated as of November 1, 2017 (the “Pledge and Security Agreement”) between the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.     Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.     Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Copyright Collateral”):

(a)         the copyrights and Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act) listed in Schedule A attached hereto, as well as all moral rights, reversionary interests, and termination rights therein, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world; and

(b)         any and all agreements, licenses and covenants providing for the granting of any exclusive right to such Grantor in or to any registered copyright including, without limitation, each agreement listed in Schedule A attached hereto, and the right to sue or otherwise recover for past, present and future infringement or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

EXHIBIT D-1

SECTION 3.     Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.     Termination

Upon the Payment in Full of the Secured Obligations in accordance with Section 9.08(d) of the Credit Agreement and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors a written instrument in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 5.     Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6.     Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT D-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT D-3

Accepted and Agreed:

BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT D-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT D-5

EXHIBIT J TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

[See attached]

EXHIBIT J-1

RECORDING REQUESTED BY:

Latham & Watkins LLP

AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022-4802

Attn: Thomas V. Ficchi, Esq.

Re: [NAME OF MORTGAGOR]

Location: [PROPERTY]

Municipality:

County:

State:

Space above this line for recorder’s use only

[LEASEHOLD]1 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of                  (as it may be amended, supplemented or otherwise modified from time to time, this “Mortgage”), by and from [NAME OF MORTGAGOR], a [                        ], with an address at [                                        ] (“Mortgagor”) to BARCLAYS BANK PLC, with an address at 745 Seventh Avenue, New York, New York 10019, as Administrative Agent and Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, amended and restated, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”), entered into by and among FAIRMOUNT SANTROL, INC., a Delaware corporation (“Borrower”), FMSA INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors, the Lenders party thereto from time to time, BARCLAYS BANK PLC (“Barclays Bank”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”) and the other parties thereto from time to time;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Mortgagor may enter into one or more Hedge Agreements with Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as provided for in the Credit Agreement (each a “Lender Counterparty”);

WHEREAS, either (a) Mortgagor is Borrower or (b) Mortgagor is a direct or indirect subsidiary of Borrower, as a result of any of which Mortgagor is a direct or indirect beneficiary of the Loans and other accommodations of the Lenders and Lender Counterparties as set forth in the Credit Agreement, whether or not Mortgagor is a party to the Credit Agreement;

1	Note to Draft – the parties agree to make further modifications throughout the document for leasehold mortgages.

            1

WHEREAS, in consideration of the making of the Loans and other accommodations of the Lenders and Lender Counterparties as set forth in the Credit Agreement and Hedge Agreements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof, each other Loan Document and each of the Hedge Agreements, to secure Mortgagor’s obligations under the Loan Documents, including the Hedge Agreements, as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1.         DEFINITIONS

1.1    Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Intercreditor Agreement” shall have the meaning ascribed to it in Section 12.7 herein.

“Mortgaged Property” means all of Mortgagor’s interest in (i) the real property described in Exhibit A, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”); (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”); (viii) to the extent mortgageable or assignable all other agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); (ix) to the extent mortgageable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Mortgagor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and (xiii) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

Notwithstanding the foregoing, the Mortgaged Property does not include any movable personal property or movable contents owned by the Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

            2

“Secured Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Loan Documents or any of the Hedge Agreements, provided that Secured Obligations shall not include any Excluded Swap Obligations.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2    Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2.        GRANT

To secure the Payment In Full, and the full performance of, the Secured Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS WITH POWER OF SALE (if available under applicable state law), to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee for so long as any of the Secured Obligations remain outstanding, upon the trust, terms and conditions contained herein.

SECTION 3.        WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1 Due Execution, Delivery and Enforceability. Mortgagor represents and warrants to Mortgagee that this Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms.

3.2 Title. Mortgagor represents and warrants to Mortgagee that except for the Permitted Liens, (a) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

3.3    First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents to the extent related to the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

3.4 Payment and Performance. Mortgagor shall pay the Secured Obligations when due under the Loan Documents and perform the Secured Obligations in full when they are required to be performed as required under the Loan Documents.

3.5 Replacement of Fixtures and Personalty. Except as otherwise permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

            3

3.6 Inspection. Mortgagor shall permit Mortgagee, and Mortgagee’s agents, representatives and employees to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as set forth in the Credit Agreement.

3.7 Covenants Running with the Land. All Secured Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Loan Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

3.8 Condemnation Awards and Insurance Proceeds. Except as otherwise stated in the Credit Agreement: (i) Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement; (ii) Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement; and (iii) Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

3.9 Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes so as to affect this Mortgage, the Secured Obligations or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Secured Obligations, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

3.10 Mortgage Tax. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Loan Documents, subject, however, to Mortgagor’s right to contest the amount or validity thereof in accordance with the Credit Agreement, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

3.11 Reduction Of Secured Amount. In the event that the amount secured by the Mortgage is less than the Secured Obligations, then the amount secured shall be reduced only by the last and final sums that the Borrowers repay (or are repaid on behalf of the Borrowers) with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations unless arising from the Mortgaged Property. So long as the balance of the Secured Obligations exceeds the amount secured, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

3.12 Prohibited Transfers. Except as expressly permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease or convey all or any part of the Mortgaged Property.

SECTION 4.    DEFAULT AND FORECLOSURE

            4

4.1 Remedies. If an Event of Default has occurred and is continuing, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever except as provided in the Credit Agreement, whereupon the same shall become immediately due and payable; and (b) subject to the terms of the Intercreditor Agreement, exercise all rights and remedies provided in the Loan Documents or at law or in equity.

4.2 Entry and Foreclosure. If Mortgagor remains in possession of the Mortgaged Property after the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may (a) invoke any legal remedies to dispossess Mortgagor; (b) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; (c) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Secured Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (d) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (e) exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

4.3 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of the occurrence and continuance of an Event of Default shall not be exhausted by any one or more sales.

4.4 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.5 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first priority lien and security interest in and to the Mortgaged Property. For payment of the Secured Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

            5

4.6 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents except as provided in the Credit Agreement; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. The Borrowers waive the statutory right of redemption and equity of redemption.

4.7 Discontinuance of Proceedings. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Secured Obligations, the Secured Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such continuing Event of Default.

4.8 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with the terms of the Intercreditor Agreement.

4.9 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.10 Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Secured Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

4.11 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee or the Lenders under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 5.        ASSIGNMENT OF RENTS AND LEASES

5.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security

            6

only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Secured Obligations and to use the Rents in a manner not prohibited by the Credit Agreement. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6.         SECURITY AGREEMENT

6.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and As-Extracted Collateral (as such term is defined in the Pledge and Security Agreement). To this end, Mortgagor grants to Mortgagee a first priority security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Secured Obligations and performance of the Secured Obligations subject to the Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2 Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s chief executive office is at the address set forth in the Credit Agreement.

6.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

SECTION 7.         ATTORNEY-IN-FACT

            7

Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) business days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) upon the occurrence and during the continuance of an Event of Default, to perform any obligation of Mortgagor hereunder, including, without limitation, the obligation to pay Taxes and maintain insurance; each as further provided in Article V of the Credit Agreement; provided, that (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Obligations and shall bear interest at the rate or rates at which interest is then computed on the Secured Obligations provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8.         MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Lenders. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement. Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage as set forth in the Credit Agreement, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing as set forth in the Credit Agreement.

SECTION 9.         TERMINATION AND RELEASE.

Upon the Payment In Full of the Secured Obligations, or otherwise in accordance with the terms and provisions of the Credit Agreement, Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor within thirty (30) days from the payment in full of the Secured Obligations.

SECTION 10.         LOCAL LAW PROVISIONS

[to be provided, if any, by local counsel or title company]

SECTION 11.         MULTI-SITE REAL ESTATE TRANSACTIONS.

Mortgagor acknowledges that this Mortgage is one of a number of Mortgages and other security documents (“Other Mortgages”) that secure the Secured Obligations. Mortgagor agrees that, subject to the terms of Section 9 hereof, the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Mortgagee of any security for or guarantees of the

            8

Secured Obligations, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Secured Obligation or any collateral security therefor including the Other Mortgages. Subject to the terms of Section 9 hereof, the lien of this Mortgage shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations or of any of the collateral security therefor, including the Other Mortgages or any guarantee thereof, and, to the fullest extent permitted by applicable law, Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages shall not in any manner impair the Secured Obligations hereby secured or the lien of this Mortgage and any exercise of the rights and remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages or any of Mortgagee’s rights and remedies thereunder. To the fullest extent permitted by applicable law, Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages separately or concurrently and in any order that it may deem appropriate and waives any right of subrogation.

SECTION 12. MISCELLANEOUS

12.1 Notices. Any notice and other communication required or permitted to be given under this Mortgage shall be given in accordance with the notice provisions of the Credit Agreement to the address set forth therein.

12.2 Severability. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.3 Governing Law. THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND FURTHER, WITH RESPECT TO ANY PERSONAL PROPERTY INCLUDED IN THE MORTGAGED PROPERTY, THE CREATION OF THE SECURITY INTEREST SHALL BE GOVERNED BY THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEW YORK (THE “NY UCC”) AND THE PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION AND PRIORITY OF THE SECURITY INTEREST WILL BE GOVERNED IN ACCORDANCE WITH THE MANDATORY CHOICE OF LAW RULES SET FORTH IN THE NY UCC.

12.4 Credit Agreement. In the event of any conflict or inconsistency with the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control.

12.5 Time of Essence. Time is of the essence of this Mortgage.

12.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER

            9

RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.6 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.7 Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, the lien and security interest granted to Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by Mortgagee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of October 31, 2017 (the “Intercreditor Agreement”) by and among Holdings, Mortgagee, as Initial Fixed Asset Collateral Agent (as defined therein), and PNC Bank, National Association, as Initial ABL Collateral Agent (as defined therein), and such other parties as may be added thereto from time to time in accordance with the provisions thereof. In the event of any conflict between the subject matter provisions of the Intercreditor Agreement and this Mortgage, such provisions set forth in the Intercreditor Agreement shall govern.

(b) No amendment or waiver of any provision of this Mortgage shall be effective unless such amendment or waiver is made in compliance with the Intercreditor Agreement, to the extent provided for therein. The lien and security interests granted to Mortgagee are subject to the provisions of the Intercreditor Agreement, as therein provided

12.8 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

12.9 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

12.10 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

12.11 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

            10

12.12 Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank]

            11

IN WITNESS WHEREOF, Mortgagor has on the date first above written caused this Mortgage to be duly executed and delivered by its duly authorized representative.

[FAIRMOUNT ENTITY]

By:
Name:
Title:

            12

[APPROPRIATE NOTARY BLOCK]

            13

EXHIBIT A TO

MORTGAGE

Legal Description of Premises

EXHIBIT K TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

LANDLORD WAIVER AND CONSENT AGREEMENT

This LANDLORD WAIVER AND CONSENT AGREEMENT (this “Agreement”) is dated as of [mm/dd/yy] and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of (i) PNC BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the below defined ABL Lenders and certain other creditors (in such capacity, and together with its successors and assigns in such capacity, “ABL Agent”), pursuant to that certain Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as amended, modified, amended and restated, supplemented, refinanced or replaced from time to time, the “ABL Credit Agreement”), by and among FAIRMOUNT SANTROL, INC. (“Fairmount”), its affiliates from time to time party thereto, the financial institutions which are now or which hereafter become a party thereto (collectively, the “ABL Lenders”) and ABL Agent and (ii) Barclays Bank PLC, in its capacity as collateral agent for the below defined Term Lenders (in such capacity, and together with its successors and assigns in such capacity, “Term Agent”), pursuant to that certain Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as amended, modified, amended and restated, supplemented, refinanced or replaced from time to time, the “Term Loan Agreement”; together with the ABL Credit Agreement, collectively, the “Credit Agreements” and each a “Credit Agreement”), by and among Fairmount, its affiliates from time to time party thereto, the financial institutions which are now or which hereafter become a party thereto (collectively, the “Term Lenders”; the ABL Lenders and the Term Lenders are collectively referred to herein as the “Lenders”) and Term Agent.

RECITALS:

WHEREAS, [NAME OF GRANTOR], a [Type of Person] (“Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, Tenant’s repayment of the extensions of credit made by the Lenders under the applicable Credit Agreement will be secured, in part, by substantially all of Tenant’s now owned or hereafter acquired personal property, including among other things, all of Tenant’s accounts, general intangibles, deposit accounts, inventory, equipment and other goods, in each case now owned or hereafter arising or acquired, and all cash and non-cash proceeds and products thereof, and all additions and accessions thereto, substitutions therefor, replacements thereof and the books and records related thereto (the “Collateral”);

WHEREAS, the ABL Agent and the Term Agent (collectively, the “Agents” and each an “Agent”) are parties to that certain Intercreditor Agreement, dated as of November 1, 2017 (as amended, modified, amended and restated, supplemented, refinanced or replaced from time to time, the “Intercreditor Agreement”) pursuant to which, among other things, the Agents have agreed to certain matters concerning the priority of their respective liens on the Collateral and the exercise of their respective remedies with respect thereto; and

EXHIBIT K-1

WHEREAS, each Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the applicable Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, each Agent as follows:

1. Landlord hereby (a) waives and releases unto each Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of each Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to each Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to each Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, each Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by such Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by such Agent in severing and/or removing the Collateral therefrom.

4. Landlord agrees that it will not prevent any Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to each Agent to that effect. Within the 45 day period after such Agent receives the Landlord’s Notice, such Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Landlord will not remove the Collateral from the Premises nor interfere with such Agent’s actions in removing the Collateral from the Premises or such Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, neither Agent shall at any time have any obligation to remove the Collateral from the Premises.

5. Landlord shall send to each Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to each Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

EXHIBIT K-2

6. All notices to Agents under this Agreement shall be in writing and sent to Agents at their respective addresses set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

7. The provisions of this Agreement shall continue in effect until Landlord shall have received each Agent’s written certification that all amounts advanced under the Credit Agreements have been paid in full.

8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of page intentionally left blank]

EXHIBIT K-3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By:
Name:
Title:

Attention:
Telecopier:

By its acceptance hereof, as of the day and year first set forth above, Term Agent agrees to be bound by the provisions hereof.

BARCLAYS BANK PLC, as Term Agent

By:
Name:
Title:

Attention:
Telecopier:

By its acceptance hereof, as of the day and year first set forth above, ABL Agent agrees to be bound by the provisions hereof.

PNC BANK, NATIONAL ASSOCIATION, as ABL Agent

By:
Name:
Title:

Attention:
Telecopier:

[APPROPRIATE NOTARY BLOCKS]

EXHIBIT K-4

EXHIBIT A TO

LANDLORD WAIVER AND CONSENT

Legal Description of Premises:

EXHIBIT K-A-1

EXHIBIT B TO

LANDLORD WAIVER AND CONSENT

Description of Lease:

EXHIBIT K-B-1

EXHIBIT L TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

INTERCOMPANY NOTE

Note Number: 1	Dated: [ ], 20[ ]

FOR VALUE RECEIVED, FAIRMOUNT SANTROL INC. (“Fairmount”) and certain Subsidiaries of Fairmount (collectively, the “Group Members” and each, a “Group Member”) which are party to this intercompany note (the “Promissory Note”) each promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the (i) Term Loan Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “Term Loan Agreement”), by and among Fairmount (the “Term Loan Borrower”), FMSA Inc. (“Holdings”), certain Subsidiaries of the Term Loan Borrower, as guarantors (the “Term Loan Guarantors”), the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent thereunder (in such capacities, “Term Agent”), and PNC Capital Markets LLC, as Syndication Agent and Documentation Agent or (ii) the Revolving Credit and Guaranty Agreement, dated as of November 1, 2017 (as it may be amended, supplemented or otherwise modified, the “ABL Credit Agreement”; the Term Loan Agreement and the ABL Credit Agreement and collectively referred to herein as the “Credit Agreement”), by and among Holdings, as a guarantor (the “ABL Guarantor” and together with the Term Loan Guarantor, the “Guarantors” and each individually a “Guarantor”), Fairmount and certain Subsidiaries of Fairmount, as borrowers (the “ABL Borrowers” and together with the Term Loan Borrower, the “Borrowers” and each individually a “Borrower”), the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent and Collateral Agent thereunder (in such capacities “ABL Agent” and together with the Term Agent, collectively, “Agent”), as applicable.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable as may be agreed upon in writing from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee that is a Borrower or a Guarantor to (i) the Collateral Agent (as defined in the Term Loan Agreement), for the benefit of the Secured Parties (as defined in the Term Loan Agreement), as security for such Payee’s Obligations (as defined in the Term Loan Agreement, the “Term Obligations”), if any, under the Term Loan Agreement, the Pledge and Security Agreement (as defined in the Term Loan Agreement, the “Term Security Agreement”) and the other Loan Documents (as defined in the Term Loan Agreement, the “Term Loan Documents”) to which such Payee is a party and subject to the terms of the Term Security Agreement and (ii) the Collateral Agent (as defined in the ABL Credit Agreement), for the benefit of the Secured Parties (as defined in the ABL Credit Agreement), as security for such Payee’s Obligations (as defined in the ABL Credit Agreement, the “ABL Obligations”), if any, under the ABL Credit Agreement, the Pledge and Security Agreement (as defined in the ABL Credit Agreement, the “ABL Security Agreement”) and the other Loan

EXHIBIT L-1

Documents (as defined in the ABL Credit Agreement, the “ABL Documents” and together with the Term Loan Documents, collectively, the “Loan Documents”) to which such Payee is a party and subject to the terms of the ABL Security Agreement, in each case as further subject to the terms of the ABL Intercreditor Agreement (as defined in the Term Loan Agreement). Each Payor acknowledges and agrees that the applicable Agent may exercise all the rights of Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that (i) any and all claims of such Payee against any Payor or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Term Obligations of such Payor that is a Borrower or a Guarantor until all of the Term Loan Obligations have been performed and Paid in Full and (ii) any and all claims of such Payee against any Payor or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the ABL Obligations of such Payor that is a Borrower or a Guarantor until all of the ABL Obligations have been performed and Paid in Full. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, (i) all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Borrower or a Guarantor (whether constituting part of the security or collateral given to the Collateral Agent (as defined in the Term Loan Agreement) or any other Secured Party (as defined in the Term Loan Agreement) to secure payment of all or any part of the Term Obligations or otherwise) shall be and hereby are subordinated to the rights of the Collateral Agent (as defined in the Term Loan Agreement) or any Secured Party (as defined in the Term Loan Agreement) in such assets and (ii) all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Borrower or a Guarantor (whether constituting part of the security or collateral given to the Collateral Agent (as defined in the ABL Credit Agreement) or any other Secured Party (as defined in the ABL Credit Agreement) to secure payment of all or any part of the ABL Obligations or otherwise) shall be and hereby are subordinated to the rights of the Collateral Agent (as defined in the ABL Credit Agreement) or any Secured Party (as defined in the ABL Credit Agreement) in such assets. Except as expressly permitted by the Credit Agreement, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Term Obligations and ABL Obligations shall have been Paid in Full.

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member, including, without limitation, that certain Intercompany Note, dated as of August 5, 2010, delivered pursuant to the Existing Credit Agreement, and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

Each Payee is hereby authorized to record all loans and advances made by such Payee to any Payor (all of which shall be evidenced by this Promissory Note) and all repayments or prepayments thereof, on its books and

EXHIBIT L-2

records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

EXHIBIT L-3

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

FAIRMOUNT SANTROL INC.

By:
Name:
Title:

FMSA INC.

By:
Name:
Title:

LAKE SHORE SAND COMPANY (ONTARIO) LTD.

By:
Name:
Title:

ALPHA RESINS, LLC

By:
Name:
Title:

BEST SAND CORPORATION

By:
Name:
Title:

BEST SAND OF PENNSYLVANIA, INC.

By:
Name:
Title:

EXHIBIT L-4

BLACK LAB LLC

By:
Name:
Title:

CHEYENNE SAND CORP.

By:
Name:
Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.

By:
Name:
Title:

FAIRMOUNT LOGISTICS LLC

By:
Name:
Title:

FAIRMOUNT MINERALS, LLC

By:
Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC

By:
Name:
Title:

EXHIBIT L-5

FML ALABAMA RESIN, INC.

By:
Name:
Title:

FML RESIN, LLC

By:
Name:
Title:

FML SAND, LLC

By:
Name:
Title:

FML TERMINAL LOGISTICS, LLC

By:
Name:
Title:

FAIRMOUNT MINERALS SALES DE MEXICO, S. DE R.L. DE C.V.

By:
Name:
Title:

MINERAL VISIONS INC.

By:
Name:
Title:

EXHIBIT L-6

SANTROL EUROPE APS

By:
Name:
Title:

SANTROL DE MEXICO, S. DE R.L. DE C.V.

By:
Name:
Title:

SANTROL (YIXING) PROPPANT CO., LTD.,

By:
Name:
Title:

SELF-SUSPENDING PROPPANT LLC

By:
Name:
Title:

SHAKOPEE SAND LLC

By:
Name:
Title:

SPECIALTY SANDS, INC.

By:
Name:
Title:

EXHIBIT L-7

STANDARD SAND CORPORATION

By:
Name:
Title:

TECHNIMAT LLC

By:
Name:
Title:

TECHNISAND, INC.

By:
Name:
Title:

TECHNISAND CANADA SALES, LTD.

By:
Name:
Title:

WEDRON SILICA COMPANY

By:
Name:
Title:

WEXFORD SAND CO.

By:
Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.

EXHIBIT L-8

By:
Name:
Title:

WISCONSIN SPECIALTY SANDS, INC.

By:
Name:
Title:

EXHIBIT L-9

SCHEDULE A

TRANSACTIONS ON

INTERCOMPANY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance	Amount of Principal/ Interest Paid	Outstanding Principal Balance from Payor to Payee	Notation Made By

EXHIBIT L-A-1

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to [                                 ] all of its right, title and interest in and to the Intercompany Note, dated [                                 ], 20[    ] (as amended, supplemented, replaced or otherwise modified from time to time, the “Promissory Note”), made by FAIRMOUNT SANTROL INC. (the “Borrower”), and each other Subsidiary of the Borrower or any other Person that becomes a party thereto, and payable to the undersigned and hereby irrevocably constitutes and appoints to transfer the Promissory Note on the books kept for registration thereof with full power of substitution in the premises. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

Dated:

[Remainder of page intentionally left blank]

EXHIBIT L-A-2

FAIRMOUNT SANTROL INC.

By:
Name:
Title:

FMSA INC.

By:
Name:
Title:

ALPHA RESINS, LLC

By:
Name:
Title:

BEST SAND CORPORATION

By:
Name:
Title:

BEST SAND OF PENNSYLVANIA, INC.

By:
Name:
Title:

BLACK LAB LLC

By:
Name:

EXHIBIT L-A-1

Title:

CHEYENNE SAND CORP.

By:
Name:
Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.

By:
Name:
Title:

FAIRMOUNT LOGISTICS LLC

By:
Name:
Title:

FAIRMOUNT MINERALS, LLC

By:
Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC

By:
Name:
Title:

FML ALABAMA RESIN, INC.

By:

EXHIBIT L-A-2

Name:
Title:

FML RESIN, LLC

By:
Name:
Title:

FML SAND, LLC

By:
Name:
Title:

FML TERMINAL LOGISTICS, LLC

By:
Name:
Title:

MINERAL VISIONS INC.

By:
Name:
Title:

SELF-SUSPENDING PROPPANT LLC

By:
Name:
Title:

SHAKOPEE SAND LLC

EXHIBIT L-A-3

By:
Name:
Title:

SPECIALTY SANDS, INC.

By:
Name:
Title:

STANDARD SAND CORPORATION

By:
Name:
Title:

TECHNIMAT LLC

By:
Name:
Title:

TECHNISAND, INC.

By:
Name:
Title:

WEDRON SILICA COMPANY

By:
Name:
Title:

WEXFORD SAND CO.

EXHIBIT L-A-4

By:
Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.

By:
Name:
Title:

WISCONSIN SPECIALTY SANDS, INC.

By:
Name:
Title:

EXHIBIT L-A-5

EXHIBIT M TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

[RESERVED]

EXHIBIT M-1

EXHIBIT N TO

TERM LOAN CREDIT AND GUARANTY AGREEMENT

FORM OF ABL INTERCREDITOR AGREEMENT

[See attached]

EXHIBIT N

Execution Version

INTERCREDITOR AGREEMENT

Dated as of November 1, 2017

among

PNC BANK, NATIONAL ASSOCIATION,

as Initial ABL Collateral Agent

and

BARCLAYS BANK PLC,

as Initial Fixed Asset Collateral Agent

and acknowledged and agreed to by

FMSA INC.,

as Holdings

and the other Grantors referred to herein

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS		2

1.1	Defined Terms	2
1.2	Terms Generally	16

SECTION 2 LIEN PRIORITIES		17

2.1	Relative Priorities	17
2.2	Prohibition on Contesting Liens & Claims; No Marshaling	17
2.3	No New Liens	18
2.4	Similar Liens	19
2.5	Perfection of Liens	19
2.6	Appointment of Designated Agents, etc.	19

SECTION 3 ENFORCEMENT		19

3.1	Restrictions on Exercise of Remedies By Fixed Asset Collateral Agents and Fixed Asset Claimholders	20
3.2	Restrictions on Exercise of Remedies by ABL Collateral Agents and ABL Claimholders	23
3.3	Collateral Access Rights	26
3.4	Fixed Asset General Intangibles Rights/Access to Information	28
3.5	Set-Off and Tracing of and Priorities in Proceeds	29

SECTION 4 PAYMENTS		30

4.1	Application of Proceeds	30
4.2	Payments Over	31

SECTION 5 OTHER AGREEMENTS		31

5.1	Releases	31
5.2	Insurance	33
5.3	Amendments to ABL Loan Documents and Fixed Asset Loan Documents	34
5.4	Confirmation of Subordination in Subordinated Lien Collateral Documents	35
5.5	Gratuitous Bailee/Agent for Perfection	35
5.6	When Discharge of Obligations Deemed to Not Have Occurred	37

SECTION 6 INSOLVENCY OR LIQUIDATION PROCEEDINGS		38

6.1	Finance and Sale Issues	38
6.2	Relief from the Automatic Stay	39
6.3	Adequate Protection	39

6.4	Avoidance Issues	40
6.5	Reorganization Securities	40
6.6	Post-Petition Interest	40
6.7	Waiver	40
6.8	Separate Grants of Security and Separate Classification	41
6.9	Effectiveness in Insolvency or Liquidation Proceedings	41
6.10	Asset Dispositions	41

SECTION 7 RELIANCE; WAIVERS; ETC.		42

7.1	Reliance	42
7.2	No Warranties or Liability	43
7.3	No Waiver of Lien Priorities	43
7.4	Obligations Unconditional	45

SECTION 8 MISCELLANEOUS		46

8.1	Integration/Conflicts	46
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	46
8.3	Amendments; Waivers	47
8.4	Information Concerning Financial Condition of Holdings and its Subsidiaries	47
8.5	Subrogation	48
8.6	Submission to Jurisdiction; Certain Waivers	48
8.7	WAIVER OF JURY TRIAL	49
8.8	Notices	49
8.9	Further Assurances	50
8.10	APPLICABLE LAW	50
8.11	Binding on Successors and Assigns	50
8.12	Headings	50
8.13	Counterparts	50
8.14	Authorization	50
8.15	No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	51
8.16	No Indirect Actions	51
8.17	Additional Grantors	51
8.18	Additional Credit Agreements	51

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of November 1, 2017, and entered into by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for the holders of the ABL Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Initial ABL Collateral Agent”) and BARCLAYS BANK PLC (“Barclays”), as administrative agent for the holders of the Fixed Asset Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Initial Fixed Asset Collateral Agent”) and acknowledged and agreed to by FMSA INC., a Delaware corporation (“Holdings”) and the other Grantors (as defined below). Capitalized terms used in this Agreement have the meanings set forth in Section 1 below.

RECITALS

Holdings, the Borrowers and certain other subsidiaries of Holdings, PNC, as Administrative Agent, and the lenders and other agents party thereto have entered into that certain Revolving Credit And Guaranty Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial ABL Credit Agreement”);

Holdings, certain subsidiaries of Holdings, Barclays, as Administrative Agent, and the lenders and other agents party thereto have entered into that certain Term Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Fixed Asset Credit Agreement”);

The ABL Obligations are to be secured (i) by Liens on the ABL Priority Collateral that are senior to the Liens of the Fixed Asset Claimholders on the ABL Priority Collateral and (ii) by Liens on the Fixed Asset Priority Collateral that are junior in priority to the Liens of the Fixed Asset Claimholders on the Fixed Asset Priority Collateral;

The Fixed Asset Obligations are to be secured (i) by Liens on the Fixed Asset Priority Collateral that are senior to the Liens of the ABL Claimholders on the Fixed Asset Priority Collateral and (ii) by Liens on the ABL Priority Collateral that are junior in priority to the Liens of the ABL Claimholders on the ABL Priority Collateral;

The ABL Loan Documents and the Fixed Asset Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Fixed Asset Collateral Agents on behalf of the Fixed Asset Claimholders and the ABL Collateral Agents on behalf of the ABL Claimholders, intending to be legally bound, hereby agrees as follows:

AGREEMENT

SECTION 1

DEFINITIONS

1.1    Defined Terms. Each of Accounts, Account Debtor, Chattel Paper, Deposit Accounts, Commercial Tort Claims, Documents, Equipment, Fixtures, As-Extracted Collateral, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Proceeds, Securities and Securities Accounts shall have the meanings set forth in Articles 8 or 9 of the UCC. In addition, as used in this Agreement, the following terms shall have the meanings set forth below.

“ABL Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of Holdings or any other Grantor or their Subsidiaries, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with: (a) any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services to any Person who is a secured party in respect of such obligations under the ABL Loan Documents and (b) any other banking products or services as may be requested by any Grantor or any of their Subsidiaries; and (c) (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement; in each case, to any Person who is a secured party in respect of such obligations under the ABL Loan Documents, including all Obligations associated with Cash Management Products (as defined in the Initial ABL Credit Agreement as in effect on the date hereof, whether or not then in effect).

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the ABL Lenders, any ABL Hedge Provider, any provider of ABL Bank Products Obligations, issuing bank(s) of letters of credit issued pursuant to the ABL Credit Agreement and the agents under the ABL Loan Documents.

“ABL Collateral Agent” means each of (i) the Initial ABL Collateral Agent, (ii) any New ABL Collateral Agent identified by Holdings pursuant to Section 8.18 and (iii) any agent or trustee under any Additional ABL Credit Agreement, in each case, together with any successor thereto and “ABL Collateral Agents” shall mean, collectively, each ABL Collateral Agent.

“ABL Collateral Documents” means the “Collateral Documents” or “Security Documents” (as defined in the respective ABL Credit Agreements) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).

2

“ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) each Additional ABL Credit Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to each ABL Credit Agreement then in existence.

“ABL Credit Party” means “Loan Party” as defined in the ABL Credit Agreement.

“ABL Default” means an “Event of Default” as defined in an ABL Credit Agreement or any similar event or condition set forth in any other ABL Loan Document which causes, or permits holders of the applicable ABL Obligations outstanding thereunder to cause, the ABL Obligations outstanding thereunder to become immediately due and payable.

“ABL Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (including any such obligations or liabilities under any such master agreement) entered into with an ABL Hedge Provider as permitted under the ABL Loan Documents and the Fixed Asset Loan Documents, in each case to the extent secured, or purported to be secured, under the ABL Collateral Documents.

“ABL Hedge Provider” shall mean any ABL Lender or any of its Affiliates who has entered into an ABL Hedge Agreement with an ABL Credit Party or any of its Subsidiaries.

“ABL Hedging Obligation” means any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all ABL Hedge Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any ABL Hedge Agreement transaction of any ABL Credit Party (or its Subsidiary) under any ABL Hedge Agreement, including any “Swap Agreement Obligations” (as defined in the Initial ABL Credit Agreement as in effect on the date hereof, whether or not then in effect).

“ABL Lenders” means the “Lenders” under and as defined in each ABL Credit Agreement.

“ABL Loan Documents” means each ABL Credit Agreement and the “Credit Documents” or “Loan Documents” (as defined in the respective ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Mortgages” means all mortgages, deeds of trust and other documents under which a Lien on real property is granted to secure the ABL Obligations.

3

“ABL Obligations” means all Obligations under the ABL Credit Agreement, including without limitation, (i) all unpaid principal of and accrued and unpaid interest on all loans made (or deemed made) pursuant to any ABL Credit Agreement, all accrued and unpaid fees and all expenses, reimbursements (including reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any ABL Credit Agreement), indemnities and other obligations of the ABL Credit Parties to any ABL Lender, any arranger, agent, issuing bank or any indemnified party arising under the ABL Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the ABL Loan Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise; (ii) all ABL Hedging Obligations; (iii) all ABL Bank Product Obligations and (iv) all guarantee obligations, fees, expenses and all other Obligations under any ABL Credit Agreement and the other ABL Loan Documents, including any Post-Petition Interest with respect to the Obligations in clauses (i) – (iv), in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. For greater certainty, the term “ABL Obligations” includes, without limitation, all of the “Secured Obligations” (as defined in the ABL Loan Documents as in effect on the date hereof, whether or not then in effect).

“ABL Priority Collateral” means (i) all Receivables, including all Accounts, Chattel Paper and Payment Intangibles (in each case, other than to the extent constituting identifiable proceeds of Fixed Asset Priority Collateral); (ii) Deposit Accounts (and all balances, cash, checks and other negotiable instruments, funds and other evidences of payment held therein) and Securities Accounts (and all balances, cash, checks, securities, securities entitlements, financial assets and instruments (whether negotiable or otherwise), funds and other evidences of payment held therein), other than a Deposit Account or Securities Account containing exclusively identifiable proceeds of Fixed Asset Priority Collateral; (iii) all Inventory, including all As-Extracted Collateral; (iv) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles (including contract rights and intercompany indebtedness), Instruments, Investment Property (other than equity interests in Subsidiaries), Commercial Tort Claims, Letters of Credit, Letter of Credit rights and Supporting Obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Fixed Asset Priority Collateral only that portion that evidences, governs, secures or primarily relates to ABL Priority Collateral shall constitute ABL Priority Collateral; provided, further, that, subject to Section 3.4 below, the foregoing shall not include any Intellectual Property; (v) all books, records and documents related to the foregoing (including Receivables Records and databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (vi) all Proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties.

“ABL Standstill Period” has the meaning set forth in Section 3.1.

“Access Period” means for each Real Estate Asset that is a Mortgaged Premises and any other Fixed Asset Priority Collateral located thereon, the period, which begins on the day on which the Designated ABL Collateral Agent provides the Designated Fixed Asset Collateral Agent with notice of its exercise of its access rights in accordance with Section 3.3(a) following either (a) delivery by the Designated Fixed Asset Collateral Agent to the Designated ABL Collateral Agent of the notice required by Section 3.3(a) that any Fixed Asset Collateral Agent (or its agent) has either obtained possession or control of such Fixed Asset Priority Collateral or sold or otherwise disposed of such Fixed Asset Priority Collateral or (b) delivery of an Enforcement Notice by the Designated ABL Collateral Agent in accordance with Section 3.3(a), and ends on the earliest of (A) the 180th day after the Designated ABL Collateral Agent is first given access to such Mortgaged Premises and the Fixed Asset Priority Collateral

4

located thereon; provided, however, that such 180 day period shall be tolled during any period during which the Designated ABL Collateral Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral located on such Real Estate Asset; (B) the date on which all or substantially all of the ABL Priority Collateral located on such Real Estate Asset is sold, collected or liquidated; and (C) the Discharge of ABL Obligations.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among any Fixed Asset Collateral Agent and/or the any ABL Collateral Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all present and future “accounts” as defined in Article 9 of the UCC.

“Additional ABL Credit Agreement” means any credit agreement, debt facility, indenture and/or commercial paper facility, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that either (x) is secured by a Lien on the Collateral on an equal priority basis with the Initial ABL Credit Agreement (if outstanding) and each other outstanding ABL Credit Agreement or (y) if there are no other outstanding ABL Credit Agreements, is secured by a Lien on the Collateral and has been designated as an ABL Credit Agreement in accordance with Section 8.18 hereof; provided, however, that (i) the Indebtedness under such Additional ABL Credit Agreement is permitted to be incurred, secured and guaranteed on such basis by each ABL Loan Document and each Fixed Asset Loan Document, (ii) each ABL Collateral Agent under such Additional ABL Credit Agreement shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.18 hereof and (iii) each of the other requirements of Section 8.18 shall have been complied with. The requirements of clause (i) of the immediately preceding sentence shall be tested only as of (x) the date of execution of a joinder agreement in substantially the form of Exhibit C hereto by the applicable Additional ABL Credit Agreement if pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Additional Fixed Asset Credit Agreement” means any credit agreement, debt facility, indenture and/or commercial paper facility, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that either (x) is secured by a Lien on the Collateral on an equal priority basis with the Initial Fixed Asset Credit Agreement (if outstanding) and each other outstanding Fixed Asset Credit Agreement or (y) if there are no other outstanding Fixed Asset Credit Agreements, is secured by a Lien on Collateral and has been designated as a Fixed Asset Credit Agreement in accordance with Section 8.18 hereof; provided, however, that (i) the Indebtedness under such Additional Fixed Asset Credit Agreement is permitted to be incurred, secured and guaranteed on such basis by each ABL Loan Document and each Fixed Asset Loan Document, (ii) each Fixed Asset Collateral Agent under such Additional Fixed Asset Credit Agreement shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.18 hereof and (iii) each of the other requirements of Section 8.18 shall have been complied with. The requirements of clause (i) of the immediately preceding sentence shall be tested only as of (x) the date of execution of a joinder agreement in substantially the form of Exhibit C hereto by the applicable Additional Fixed Asset Credit Agreement if pursuant to a commitment entered into at the time

5

of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Affiliate” means, with respect to a specified Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or officer of the Person specified.

“Agent” means each of the ABL Collateral Agents and/or the Fixed Asset Collateral Agents, as the context may require.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” means Fairmount Santrol Inc., a Delaware corporation; Best Sand Corporation, an Ohio corporation; Best Sand of Pennsylvania, Inc., an Ohio corporation; Cheyenne Sand Corp., a Michigan corporation; Construction Aggregates Corporation of Michigan, Inc., a Michigan corporation; Fairmount Water Solutions, LLC, an Ohio limited liability company; Mineral Visions Inc., an Ohio corporation; Specialty Sands, Inc., a Michigan corporation; Standard Sand Corporation, a Michigan corporation; Technimat LLC, an Ohio limited liability company; TechniSand, Inc., a Delaware corporation; Wedron Silica Company, an Ohio corporation; Wexford Sand Co., a Michigan corporation; Wisconsin Industrial Sand Company, L.L.C., a Delaware limited liability company; Wisconsin Specialty Sands, Inc., a Texas corporation; Alpha Resins, LLC, an Ohio limited liability company; Black Lab LLC, an Ohio limited liability company; Fairmount Minerals, LLC, an Ohio limited liability company; FML Sand, LLC, an Ohio limited liability company; FML Resin, LLC, an Ohio limited liability company; FML Terminal Logistics, LLC, an Ohio limited liability company; FML Alabama Resin, Inc., an Ohio corporation; Self-Suspending Proppant LLC, a Delaware limited liability company; Shakopee Sand LLC, a Minnesota limited liability company; and Fairmount Logistics LLC, a Texas limited liability company.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Claimholders” means the ABL Claimholders and/or the Fixed Asset Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, in which the holders of any ABL Obligations and the holders of any Fixed Asset Obligations (or their respective Agents) hold, purport to hold or are required to hold, a security interest at such time (or are required pursuant to Section 2 to be granted a security interest), including any property subject to Liens granted pursuant to Section 6 to secure both any ABL Obligations and any Fixed Asset Obligations. If, at any time, any portion of the ABL Collateral does not constitute Fixed Asset Collateral for each tranche of Fixed Asset Obligations, then such portion of such ABL Collateral shall constitute Collateral only with respect to the tranche of Fixed Asset Obligations for which it constitutes Fixed Asset

6

Collateral and shall not constitute Collateral for any Fixed Asset Obligations which do not have a security interest in such Collateral at such time.

“Collateral Documents” means the ABL Collateral Documents and the Fixed Asset Collateral Documents.

“Comparable Subordinated Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any Prior Lien Collateral Document, the Subordinated Lien Collateral Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright or copyrights owned by a third party, including the grant of rights to reproduce, distribute, display, perform, create derivative works of and otherwise exploit material works protected by any Copyright.

“Copyrights” means each of the following that is owned by any Grantor: (i) all copyrights arising under the laws of the United States, any other country or group of countries or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office; and (ii) the right to obtain all renewals thereof.

“Declined Liens” has the meaning set forth in Section 2.3.

“Designated ABL Collateral Agent” means (i) if at any time there is only one ABL Collateral Agent party hereto, such ABL Collateral Agent and (ii) at any time when clause (i) does not apply, subject to Section 2.6 hereof, the ABL Collateral Agent designated as such pursuant to the ABL Intercreditor Agreement.

“Designated Fixed Asset Collateral Agent” means (i) if at any time there is only one Fixed Asset Collateral Agent party hereto, such Fixed Asset Collateral Agent and (ii) at any time when clause (i) does not apply, subject to Section 2.6 hereof, the Fixed Asset Collateral Agent designated as such pursuant to the Fixed Asset Intercreditor Agreement.

“Designated Prior Lien Collateral Agent” means (i) as it relates to the ABL Collateral Agents and the other ABL Claimholders with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Designated Fixed Asset Collateral Agent; and (ii) as it relates to the Fixed Asset Collateral Agents and the other Fixed Asset Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Designated ABL Collateral Agent.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

7

(a)        payment in full in cash of the principal of and interest (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the ABL Loan Documents and constituting ABL Obligations;

(b)        payment in full in cash of all ABL Hedging Obligations or the cash collateralization of all such ABL Hedging Obligations on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to each such counterparty shall have been made) and the expiration or termination of all outstanding transactions under ABL Hedge Agreements;

(c)        payment in full in cash of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d)        termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations; and

(e)        termination or cash collateralization, in an amount equal to 105% of the aggregate undrawn amount, and in a manner reasonably satisfactory to the ABL Collateral Agent, of all letters of credit issued under the ABL Loan Documents and constituting ABL Obligations.

“Discharge of Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a)        payment in full in cash of the principal of and interest (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Fixed Asset Loan Documents and constituting Fixed Asset Obligations;

(b)        payment in full in cash of all Fixed Asset Hedging Obligations or the cash collateralization of all such Fixed Asset Hedging Obligations on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to each such counterparty shall have been made) and the expiration or termination of all outstanding transactions under Fixed Asset Hedge Agreements;

(c)        payment in full in cash of all other Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(d)        termination or expiration of all commitments, if any, to extend credit that would constitute Fixed Asset Obligations.

“Discharge of Prior Lien Obligations” means (a) with respect to the ABL Priority Collateral as it relates to the Fixed Asset Claimholders, the Discharge of ABL Obligations; and (b) with respect to the Fixed Asset Priority Collateral as it relates to the ABL Claimholders, the Discharge of Fixed Asset Obligations.

“Disposition” has the meaning set forth in Section 5.1(b).

8

“Enforcement Action” means any action to:

(a)        foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfecting a Lien thereon), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or otherwise exercise or enforce remedial rights with respect to Collateral under the ABL Loan Documents or the Fixed Asset Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to Account Debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)        solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, auctioneers, or other third Persons for the purposes of marketing, promoting, and selling Collateral;

(c)        receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)        otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the ABL Loan Documents or Fixed Asset Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(e)        the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the ABL Loan Documents or the Fixed Asset Loan Documents with the consent of the Designated ABL Collateral Agent or Designated Fixed Asset Collateral Agent, as applicable;

provided, however, that notwithstanding the foregoing, none of the following shall constitute an Enforcement Action: (i) the establishment or modification of (x) borrowing base and/or availability reserves or other reserves against collateral, (y) eligibility criteria for Accounts, Credit Card Receivables or Inventory, or (z) other conditions for advances; (ii) the changing of advance rates or advance sub-limits; (iii) the imposition of a default rate or late fee; (iv) the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including the notification of Account Debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the Designated ABL Collateral Agent); (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default or the existence of an over-advance; (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding; (vii) unless an event of default under and as defined in the ABL Loan Documents or the Fixed Asset Loan Documents has occurred and is continuing, the consent by the Designated ABL Collateral Agent to disposition by any Grantor of any of the ABL Priority Collateral or the consent by the Designated Fixed Asset Collateral Agent to disposition by any Grantor of any of the Fixed Asset Priority Collateral; (viii) the acceleration of the Fixed Asset Obligations or the ABL Obligations; and (ix) the commencement or filing or joining with other Persons in the commencement or filing of a petition in an Insolvency or Liquidation Proceeding in the exercise of any remedies as an unsecured creditor.

9

“Enforcement Notice” means a written notice delivered by (i) any ABL Collateral Agent, at a time when an ABL Default has occurred and is continuing, to the Designated Fixed Asset Collateral Agent announcing that such ABL Collateral Agent intends to commence an Enforcement Action against the ABL Priority Collateral and specifying the relevant event of default; or (ii) any Fixed Asset Collateral Agent, at a time when a Fixed Asset Default has occurred and is continuing, to the Designated ABL Collateral Agent announcing that such Fixed Asset Collateral Agent intends to commence an Enforcement Action against the Fixed Asset Priority Collateral and specifying the relevant event of default.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Fixed Asset Claimholders” means, at any relevant time, the holders of Fixed Asset Obligations at that time, including the Fixed Asset Lenders and the agents under the Fixed Asset Loan Documents.

“Fixed Asset Collateral Agent” means each of (i) the Initial Fixed Asset Collateral Agent, (ii) any New Fixed Asset Collateral Agent identified by Holdings pursuant to Section 5.6(b) and (iii) any agent or trustee under any other Fixed Asset Credit Agreement, in each case, together with any successors thereto, and Fixed Asset Collateral Agents shall mean, collectively, each Fixed Asset Collateral Agent.

“Fixed Asset Collateral Documents” means the “Collateral Documents” or “Security Documents” (as defined in the respective Fixed Asset Credit Agreements) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Fixed Asset Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).

“Fixed Asset Credit Agreement” means collectively, (a) the Initial Fixed Asset Credit Agreement and (b) any Additional Fixed Asset Credit Agreement. Any reference to the Fixed Asset Credit Agreement hereunder shall be deemed a reference to each Fixed Asset Credit Agreement then in existence.

“Fixed Asset Credit Party” means “Loan Party” as defined in the Fixed Asset Credit Agreement

“Fixed Asset Default” means an “Event of Default” as defined in the Fixed Asset Credit Agreement or any similar event or condition set forth in any other Fixed Asset Loan Document which causes, or permits holders of the applicable Fixed Asset Obligations outstanding thereunder to cause, the Fixed Asset Obligations outstanding thereunder to become immediately due and payable.

“Fixed Asset General Intangibles” means all general intangibles (including Intellectual Property) which are not ABL Priority Collateral.

“Fixed Asset Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement,

10

and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (including any such obligations or liabilities under any such master agreement) entered into with an Fixed Asset Hedge Provider as permitted under the ABL Loan Documents and the Fixed Asset Loan Documents, in each case to the extent secured, or purported to be secured, under the Fixed Asset Collateral Documents.

“Fixed Asset Hedge Provider” shall mean any Fixed Asset Lender or any of its Affiliates who has entered into an Fixed Asset Hedge Agreement with an Fixed Asset Credit Party or any of its Subsidiaries.

“Fixed Asset Hedging Obligation” means any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Fixed Asset Hedge Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Fixed Asset Hedge Agreement transaction of any Fixed Asset Credit Party (or its Subsidiary) under any Fixed Asset Hedge Agreement, including any “Hedge Obligations” (as defined in the Fixed Asset Collateral Documents as in effect on the date hereof, whether or not then in effect).

“Fixed Asset Intercreditor Agreement” means any agreement or agreements (other than this Agreement) among Fixed Asset Collateral Agents that defines the relative rights and priorities as among Fixed Asset Collateral Agents and Fixed Asset Claimholders with respect to the Collateral.

“Fixed Asset Lenders” means the “Lenders” under and as defined in the Fixed Asset Credit Agreement.

“Fixed Asset Loan Documents” means each Fixed Asset Credit Agreement and the “Loan Documents” or “Credit Documents” (as defined in the respective Fixed Asset Credit Agreements) and each of the other agreements, documents and instruments providing for or evidencing any other Fixed Asset Obligation, and any other document or instrument executed or delivered at any time in connection with any Fixed Asset Obligations, including any intercreditor or joinder agreement among holders of Fixed Asset Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Fixed Asset Obligations or under which rights or remedies with respect to any such Liens are governed.

“Fixed Asset Obligations” means all Obligations outstanding under any Fixed Asset Credit Agreement and the other Fixed Asset Loan Documents and the Fixed Asset Hedging Obligations. “Fixed Asset Obligations” shall include all interest accrued or accruing, including Post-Petition Interest, in accordance with the rate specified in the relevant Fixed Asset Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Fixed Asset Priority Collateral” means (i) Equipment and Fixtures; (ii) Real Estate Assets; (iii) Intellectual Property; (iv) Equity Interests in all direct and indirect Subsidiaries of Holdings; (v) all other assets of any Grantor, whether real, personal or mixed not constituting ABL Priority Collateral; (vi) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles, Instruments, Commercial Tort Claims, Letters of Credit, Letter of Credit

11

Rights and Supporting Obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any ABL Priority Collateral only that portion that evidences, governs, secures or primarily relates to Fixed Asset Priority Collateral shall constitute Fixed Asset Priority Collateral; (vii) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (viii) all Proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties.

“Fixed Asset Standstill Period” has the meaning set forth in Section 3.2.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means Holdings, Borrowers, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver any ABL Collateral Document and/or Fixed Asset Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any ABL Obligations and/or Fixed Asset Obligations, as the context may require.

“Guarantor Subsidiaries” means each Subsidiary of Holdings that has or may from time to time hereafter execute and deliver any ABL Loan Document and/or Fixed Asset Loan Document as a “guarantor” (or the equivalent thereof).

“Holdings” has the meaning set forth in the Preamble to this Agreement.

“Indebtedness” means “Indebtedness” under and as defined in the Initial ABL Credit Agreement as in effect on the date hereof, whether or not then in effect.

“Initial ABL Collateral Agent” has the meaning set forth in the Preamble to this Agreement

“Initial ABL Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Initial Fixed Asset Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Fixed Asset Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)        any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)        any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

12

(c)        any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)        any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, the Computer Software and any registered internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, (contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Fixed Asset Mortgage and/or an ABL Mortgage.

“New ABL Collateral Agent” has the meaning set forth in Section 5.6(a).

“New Fixed Asset Collateral Agent” has the meaning set forth in Section 5.6(b).

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the ABL Claimholders, the Fixed Asset Claimholders or any of them or their respective Affiliates under the ABL Loan Documents, the Fixed Asset Loan Documents, the ABL Hedge Agreements, the Fixed Asset Hedge Agreements, the agreements evidencing ABL Bank Product Obligations, in each case, whether for principal, interest or payments for early termination of ABL Hedge Agreements, Fixed Asset Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue or are incurred after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent or patents owned by a third party.

“Patents” means each of the following that is owned by any Grantor: (i) all letters patent of the United States, any other country or group of countries or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

13

“Pledged Collateral” has the meaning set forth in Section 5.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the ABL Credit Agreement or the Fixed Asset Credit Agreement, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Prior Lien Claimholders” means (i) as it relates to the ABL Claimholders with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Fixed Asset Claimholders; and (ii) as it relates to the Fixed Asset Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Claimholders.

“Prior Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Prior Lien Claimholder” as provided in the definition thereof.

“Prior Lien Collateral Agent” means (i) as it relates to the ABL Collateral Agents and the other ABL Claimholders with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, each of the Fixed Asset Collateral Agents; and (ii) as it relates to the Fixed Asset Collateral Agents and the other Fixed Asset Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, each of the ABL Collateral Agents.

“Prior Lien Loan Documents” means (i) as it relates to the ABL Claimholders with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Fixed Asset Loan Documents; and (ii) as it relates to the Fixed Asset Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Loan Documents.

“Prior Lien Obligations” means (i) as it relates to the ABL Obligations with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the Fixed Asset Obligations; and (ii) as it relates to the Fixed Asset Obligations with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Obligations.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) of any Grantor in any real property, including Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

“Receivables” shall mean, with respect to any Grantor, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of such Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records; provided that “Receivables”, in and of themselves, shall not include any intercompany indebtedness.

“Receivables Records” shall mean, with respect to any Grantor, (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the

14

Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Subordinated Lien Claimholders” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Fixed Asset Claimholders; and (ii) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the ABL Claimholders.

“Subordinated Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Subordinated Lien Claimholder” as provided in the definition thereof.

“Subordinated Lien Collateral Agent” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Fixed Asset Collateral Agents; and (ii) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the ABL Collateral Agents.

“Subordinated Lien Loan Documents” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Fixed Asset Loan Documents; and (ii) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the ABL Loan Documents.

“Subordinated Lien Obligations” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Fixed Asset Priority Collateral) prior to the Discharge of ABL Obligations, the Fixed Asset Obligations; and (ii) with respect to all matters relating to the Fixed Asset Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Fixed Asset Obligations, the ABL Obligations.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a

15

contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Third Party Purchaser” has the meaning set forth in Section 3.3.

“Trade Secrets” means all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark or trademarks owned by a third party.

“Trademarks” means each of the following that is owned by any Grantor: (i) all trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or group of countries or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Use Period” means the period, with respect to any Fixed Asset Priority Collateral (but, in the case of Real Estate Assets, only if such Real Estate Assets are a Mortgaged Premises), which begins on the day on which the Designated ABL Collateral Agent provides the Designated Fixed Asset Collateral Agent with an Enforcement Notice and ends on the earliest of (A) the 180th day after the Designated ABL Collateral Agent is first given access to such Fixed Asset Priority Collateral; provided, however, that such 180 day period shall be tolled during any period during which the Designated ABL Collateral Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Fixed Asset Priority Collateral; (B) the date on which all or substantially all of the ABL Priority Collateral is sold, collected or liquidated; and (C) the Discharge of ABL Obligations.

1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)        any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)        any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns from time to time;

16

(c)        the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)        all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e)        the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(f)        any reference herein to an ABL Collateral Agent on behalf of the ABL Claimholders shall be understood to mean only on behalf of itself and the ABL Claimholders for which such ABL Collateral Agent is acting as agent under the related ABL Loan Documents or any ABL Collateral Documents; and

(g)        any reference herein to a Fixed Asset Collateral Agent on behalf of the Fixed Asset Claimholders shall be understood to mean only on behalf of itself and the Fixed Asset Claimholders for which such Fixed Asset Collateral Agent is acting as agent under the related Fixed Asset Loan Documents or any Fixed Asset Collateral Documents.

SECTION 2

LIEN PRIORITIES

2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations and/or the Fixed Asset Obligations on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the ABL Loan Documents or the Fixed Asset Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the ABL Obligations or the Fixed Asset Obligations, the subordination of such Liens to any Liens securing other obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, each ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, and each Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders represented by it, each hereby agree that:

(a)        any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of any ABL Collateral Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Fixed Asset Obligations; and

(b)        any Lien on the Fixed Asset Priority Collateral securing any Fixed Asset Obligations now or hereafter held by or on behalf of any Fixed Asset Collateral Agent, any Fixed Asset Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Fixed Asset Priority Collateral securing any ABL Obligations.

2.2    Prohibition on Contesting Liens & Claims; No Marshaling. Each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it and each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in

17

contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the ABL Claimholders in the Collateral or by or on behalf of any of the Fixed Asset Claimholders in the Collateral, as the case may be, or the amount, nature or extent of the ABL Obligations or Fixed Asset Obligations or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of (i) any ABL Collateral Agent or any ABL Claimholder or (ii) any Fixed Asset Collateral Agent or any Fixed Asset Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing (a) the ABL Obligations as provided in Sections 2.1(a) and 3.1 and (b) the Fixed Asset Obligations as provided in Sections 2.1(b) and 3.2. Until the Discharge of Prior Lien Obligations, neither (x) the Fixed Asset Collateral Agents nor any Fixed Asset Claimholder with respect to the ABL Priority Collateral or (y) the ABL Collateral Agents nor any ABL Claimholder with respect to the Fixed Asset Priority Collateral will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

2.3    No New Liens. So long as the Discharge of Prior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor (except that any Liens securing DIP Financing shall be governed by Section 6.1 hereof not this Section 2.3), the parties hereto agree that neither Holdings nor any other Grantor, shall:

(a)        grant or permit any additional Liens on any asset or property of a Grantor to secure any Fixed Asset Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the ABL Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any Lien securing any Fixed Asset Obligations if each ABL Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either Holdings or each such ABL Collateral Agent not receiving the Lien states in writing that the applicable ABL Loan Documents prohibit such ABL Collateral Agent from accepting a Lien on such asset or property, or such ABL Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens, an “ABL Declined Lien”); or

(b)        grant or permit any additional Liens on any asset or property of a Grantor to secure any ABL Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Fixed Asset Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any Lien securing any ABL Obligations if each Fixed Asset Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either Holdings or each Fixed Asset Collateral Agent not receiving the Lien states in writing that the applicable Fixed Asset Loan Documents prohibit such Fixed Asset Collateral Agent from accepting a Lien on such asset or property, or such Fixed Asset Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Fixed Asset Declined Lien” and, together with the ABL Declined Liens, the “Declined Liens”).

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to (i) the ABL Collateral Agents and/or the ABL Claimholders or (ii) the Fixed Asset Collateral Agents and/or the Fixed Asset Claimholders, each agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Notwithstanding anything in this Agreement to the contrary, cash and cash equivalents may be pledged to secure ABL Obligations in accordance with the ABL Credit Agreement without granting a Lien thereon to secure any other ABL Obligations or any other Fixed Asset Obligations.

18

2.4        Similar Liens. The parties hereto agree that, subject to Section 2.3, it is their intention that the Collateral that is subject to Liens supporting the ABL Obligations and the Fixed Asset Obligations be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement, upon request by any ABL Collateral Agent or any Fixed Asset Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Priority Collateral and the Fixed Asset Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Fixed Asset Loan Documents.

2.5        Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the ABL Collateral Agents or the ABL Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders, and none of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the ABL Collateral Agents or the ABL Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Claimholders on the one hand and the Fixed Asset Claimholders on the other hand and such provisions shall not impose on the ABL Collateral Agents, the ABL Claimholders, the Fixed Asset Collateral Agents, the Fixed Asset Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.6    Appointment of Designated Agents, etc.

(a)        Each Fixed Asset Collateral Agent hereby appoints and designates the Designated Fixed Asset Collateral Agent to act as Designated Fixed Asset Collateral Agent hereunder and the Designated Fixed Asset Collateral Agent hereby accepts such appointment. Each ABL Collateral Agent hereby appoints and designates the Designated ABL Collateral Agent to act as Designated ABL Collateral Agent hereunder and the Designated ABL Collateral Agent hereby accepts such appointment.

(b)        The ABL Collateral Agent may treat the Initial Fixed Asset Collateral Agent as the Designated Fixed Asset Collateral Agent hereunder until the Initial Fixed Asset Collateral Agent notifies the Designated ABL Collateral Agent in writing that another Fixed Asset Collateral Agent has become the Designated Fixed Asset Collateral Agent hereunder. The Initial Fixed Asset Collateral Agent hereby agrees to give prompt written notice of any such event. The Fixed Asset Collateral Agent may treat the Initial ABL Collateral Agent as the Designated ABL Collateral Agent hereunder until the Initial ABL Collateral Agent notifies the Designated Fixed Asset Collateral Agent in writing that another ABL Collateral Agent has become the Designated ABL Collateral Agent hereunder. The Initial ABL Collateral Agent hereby agrees to give prompt written notice of any such event.

(c)        Each of the Designated Fixed Asset Collateral Agent and the Designated ABL Collateral Agent shall exercise all rights and powers under this Agreement as are delegated to them by the terms hereof, together with such other rights and powers as are reasonably incidental thereto.

SECTION 3

ENFORCEMENT

19

3.1    Restrictions on Exercise of Remedies By Fixed Asset Collateral Agents and Fixed Asset Claimholders.

(a)        Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, each Fixed Asset Collateral Agent and the Fixed Asset Claimholders represented by it:

(i)        will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the ABL Priority Collateral; provided that any Fixed Asset Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies, in each case, with respect to ABL Priority Collateral, after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which such Fixed Asset Collateral Agent declared the existence of any Event of Default under any Fixed Asset Loan Documents for which it is the Fixed Asset Collateral Agent and demanded the repayment of all of the principal amount of the Fixed Asset Obligations thereunder; and (y) the date on which the Designated ABL Collateral Agent received notice from such Fixed Asset Collateral Agent of such declaration of an Event of Default and demand for repayment, (the “ABL Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any Fixed Asset Collateral Agent or any Fixed Asset Claimholder take any Enforcement Action with respect to the ABL Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, any ABL Collateral Agent or ABL Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the ABL Priority Collateral or seeking to lift or dissolve any stay or other injunction preventing them from exercising such rights (prompt notice of such exercise to be given to the Designated Fixed Asset Collateral Agent);

(ii)        will not contest, protest or object to any foreclosure proceeding or action brought by any ABL Collateral Agent or any ABL Claimholder with respect to ABL Priority Collateral or any other exercise by any ABL Collateral Agent or any ABL Claimholder of any rights and remedies relating to the ABL Priority Collateral under the ABL Loan Documents or otherwise (including any Enforcement Action initiated by or supported by any ABL Collateral Agent or any ABL Claimholder), in each case so long as any proceeds received by such ABL Collateral Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 hereof and applicable law, subject to the relative priorities described herein; and

(iii)        subject to their rights under clause (a)(i) above, will not object to the forbearance by any ABL Collateral Agent or the ABL Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies, in each case, relating to the ABL Priority Collateral.

(b)        Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, subject to Section 3.1(a)(i), the ABL Collateral Agents and the ABL Claimholders shall have the exclusive right: (i) to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt), in each case, with respect to ABL Priority Collateral; provided that the Designated Fixed Asset Collateral Agent shall have the credit bid rights set forth in Section 3.1(c)(vi)); and (ii) subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any

20

consultation with or the consent of any Fixed Asset Collateral Agent or any Fixed Asset Claimholder; provided, further, that any proceeds of ABL Priority Collateral received by any ABL Collateral Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 hereof and applicable law, subject to the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Collateral Agents and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Fixed Asset Collateral Agent or any Fixed Asset Claimholder and regardless of whether any such exercise is adverse to the interest of any Fixed Asset Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)        Notwithstanding the foregoing, any Fixed Asset Collateral Agent and any Fixed Asset Claimholder may:

(i)        file a claim or statement of interest with respect to the Fixed Asset Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor;

(ii)        take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of any ABL Collateral Agent or the ABL Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the ABL Priority Collateral;

(iii)        file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Fixed Asset Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)        vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder may be inconsistent with the provisions of this Agreement;

(v)        exercise any of its rights or remedies with respect to the ABL Priority Collateral after the termination of the ABL Standstill Period to the extent permitted by Section 3.1(a)(i); and

(vi)        bid for or purchase ABL Priority Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any ABL Collateral Agent or any ABL Claimholder, or any sale of ABL Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Fixed Asset

21

Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of ABL Obligations.

Each Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders represented by it, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any ABL Priority Collateral in its capacity as a creditor, unless and until the Discharge of ABL Obligations has occurred, except in connection with any foreclosure. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Fixed Asset Collateral Agents and the Fixed Asset Claimholders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the applicable Fixed Asset Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(d)        Subject to Sections 3.1(a) and 3.1(c) and Section 6.3(b):

(i)        each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it, agrees that such Fixed Asset Collateral Agent and the Fixed Asset Claimholders represented by it will not take any action with respect to ABL Priority Collateral that would hinder any exercise of remedies under the ABL Loan Documents with respect to ABL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise;

(ii)        each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it, hereby waives any and all rights it or the Fixed Asset Claimholders may have as a junior lien creditor or otherwise to object to the manner in which any ABL Collateral Agent or the ABL Claimholders seek to enforce the Liens on the ABL Priority Collateral securing the ABL Obligations undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any ABL Collateral Agent or ABL Claimholders is adverse to the interest of the Fixed Asset Claimholders; and

(iii)        each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Fixed Asset Collateral Documents or any other Fixed Asset Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any ABL Collateral Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents.

(e)        Except as specifically set forth in this Agreement, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may exercise rights and remedies as unsecured creditors against Holdings or any other Grantor that has guaranteed or granted Liens to secure the Fixed Asset Obligations in accordance with the terms of the Fixed Asset Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Fixed Asset Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor with respect to the Fixed Asset Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Fixed Asset Obligations are subject to this Agreement.

22

(f)        Except as specifically set forth in Sections 3.1(a) and 3.1(d), nothing in this Agreement shall prohibit the receipt by any Fixed Asset Collateral Agent or any Fixed Asset Claimholders of the required payments of interest, principal and other amounts owed in respect of any Fixed Asset Obligations so long as such receipt is not the direct or indirect result of the exercise by any Fixed Asset Collateral Agent or any other Fixed Asset Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien on ABL Priority Collateral held by any of them.

(g)        Each Fixed Asset Collateral Agent, on behalf of the Fixed Asset Claimholders represented by it, agrees to use commercially reasonable efforts to provide an Enforcement Notice to the Designated ABL Collateral Agent prior to taking any Enforcement Action (though the Fixed Asset Collateral Agent shall have no liability for failing to do so in good faith).

3.2    Restrictions on Exercise of Remedies by ABL Collateral Agents and ABL Claimholders.

(a)        Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, each ABL Collateral Agent and the ABL Claimholders represented by it:

(i)        will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Fixed Asset Priority Collateral; provided that any ABL Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies, in each case, with respect to Fixed Asset Priority Collateral, after the passage of a period of at least 180 days has elapsed since the later of: (x) the date on which such ABL Collateral Agent declared the existence of any Event of Default under any ABL Loan Documents for which it is the ABL Agent and demanded the repayment of all the principal amount of the ABL Obligations thereunder; and (y) the date on which the Designated Fixed Asset Collateral Agent received notice from any ABL Collateral Agent of such declaration of an Event of Default and demand for repayment, (the “Fixed Asset Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any ABL Collateral Agent or any ABL Claimholder take any Enforcement Action with respect to the Fixed Asset Priority Collateral if, notwithstanding the expiration of the Fixed Asset Standstill Period, any Fixed Asset Collateral Agent or Fixed Asset Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Fixed Asset Priority Collateral or seeking to lift or dissolve any stay or other injunction preventing them from exercising such rights (prompt notice of such exercise to be given to the ABL Collateral Agent);

(ii)        will not contest, protest or object to any foreclosure proceeding or action brought by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder with respect to Fixed Asset Priority Collateral or any other exercise by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder of any rights and remedies relating to the Fixed Asset Priority Collateral under the Fixed Asset Loan Documents or otherwise (including any Enforcement Action initiated by or supported by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder), in each case so long as any proceeds received by such Fixed Asset Collateral Agent in excess of those necessary to achieve a Discharge of Fixed Asset Obligations are distributed in accordance with the Section 4.1 and applicable law, subject to the relative priorities described herein; and

(iii)        subject to their rights under clause (a)(i) above, will not object to the forbearance by any Fixed Asset Collateral Agent or the Fixed Asset Claimholders from bringing

23

or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies, in each case, relating to the Fixed Asset Priority Collateral.

(b)        Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, subject to Sections 3.2(a)(i), 3.3 and 3.4, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders shall have the exclusive right: (i) to commence and maintain an Enforcement Action or otherwise enforce rights or exercise remedies (including set-off, recoupment and the right to credit bid their debt), in each case, with respect to Fixed Asset Priority Collateral; provided that the ABL Collateral Agents shall have the credit bid rights set forth in Section 3.2(c)(vi)), subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the Fixed Asset Priority Collateral without any consultation with or the consent of any ABL Collateral Agent or any ABL Claimholder; provided, further, that any proceeds received by any Fixed Asset Collateral Agent in excess of those necessary to achieve a Discharge of Fixed Asset Obligations are distributed in accordance with Section 4.1 and applicable law, subject to the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Fixed Asset Priority Collateral, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may, subject to Sections 3.3 and 3.4, enforce the provisions of the Fixed Asset Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any ABL Collateral Agent or any ABL Claimholder and regardless of whether any such exercise is adverse to the interest of any ABL Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Fixed Asset Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)        Notwithstanding the foregoing, any ABL Collateral Agent and any ABL Claimholder may:

(i)        file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor;

(ii)        take any action (not adverse to the priority status of the Liens on the Fixed Asset Priority Collateral securing the Fixed Asset Obligations, or the rights of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Fixed Asset Priority Collateral;

(iii)        file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Fixed Asset Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)        vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document,

24

agreement or proposal similar to the foregoing by any ABL Collateral Agent or any ABL Claimholder may be inconsistent with the provisions of this Agreement;

(v)        exercise any of its rights or remedies with respect to the Fixed Asset Priority Collateral after the termination of the Fixed Asset Standstill Period to the extent permitted by Sections 3.2(a)(i), 3.3 and 3.4;

(vi)        bid for or purchase Fixed Asset Priority Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder, or any sale of Fixed Asset Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any ABL Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Fixed Asset Obligations; and

(vii)        exercise any of its rights with respect to any to the Fixed Asset Priority Collateral set forth in Section 3.3 and/or 3.4.

Except as otherwise provided in Sections 3.3, 3.4, and 3.5, each ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, agrees that it will not take or receive any Fixed Asset Priority Collateral or any proceeds of Fixed Asset Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Fixed Asset Priority Collateral in its capacity as a creditor, unless and until the Discharge of Fixed Asset Obligations has occurred, except in connection with any foreclosure. Without limiting the generality of the foregoing, unless and until the Discharge of Fixed Asset Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 3.4, 3.5, 6.3(b) and this Section 3.2(c), the sole right of the ABL Collateral Agents and the ABL Claimholders with respect to the Fixed Asset Priority Collateral is to hold a Lien on the Fixed Asset Priority Collateral pursuant to the ABL Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Fixed Asset Obligations has occurred.

(d)        Subject to Sections 3.2(a), 3.2(c), 3.3, 3.4 and 6.3(b):

(i)        each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, agrees that such ABL Collateral Agent and ABL Claimholders will not take any action with respect to Fixed Asset Priority Collateral that would hinder any exercise of remedies under the Fixed Asset Loan Documents with respect to Fixed Asset Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Fixed Asset Priority Collateral, whether by foreclosure or otherwise;

(ii)        each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, hereby waives any and all rights it or the ABL Claimholders may have as a junior lien creditor or otherwise to object to the manner in which any Fixed Asset Collateral Agent or the Fixed Asset Claimholders seek to enforce the Liens on the Fixed Asset Priority Collateral securing the Fixed Asset Obligations granted in any of the Fixed Asset Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of such Fixed Asset Collateral Agent or Fixed Asset Claimholders is adverse to the interest of the ABL Claimholders; and

(iii)        each ABL Collateral Agent, for itself and on behalf of each other Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or

25

restriction contained in the ABL Collateral Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders with respect to the Fixed Asset Priority Collateral as set forth in this Agreement and the Fixed Asset Loan Documents.

(e)        Except as specifically set forth in this Agreement, the ABL Collateral Agents and the ABL Claimholders may exercise rights and remedies as unsecured creditors against Holdings or any other Grantor that has guaranteed or granted Liens to secure the ABL Obligations in accordance with the terms of the ABL Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any ABL Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Fixed Asset Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(f)        Except as specifically set forth in Sections 3.2(a) and 3.2(d), nothing in this Agreement shall prohibit the receipt by any ABL Collateral Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by any ABL Collateral Agent or any other ABL Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) with respect to the Fixed Asset Priority Collateral or enforcement in contravention of this Agreement of any Lien on Fixed Asset Priority Collateral held by any of them.

(g)        Each ABL Collateral Agent, on behalf of the ABL Claimholders, agrees to use commercially reasonable efforts to provide an Enforcement Notice to the Designated Fixed Asset Collateral Agent prior to taking any Enforcement Action (though the ABL Collateral Agent shall have no liability for failing to do so in good faith).

3.3    Collateral Access Rights.

(a)        If any Fixed Asset Collateral Agent, or any agent or representative of any Fixed Asset Collateral Agent, shall, after any Fixed Asset Default, obtain possession or physical control of any of the Fixed Asset Priority Collateral consisting of Real Estate Asset that is a Mortgaged Premises or any other Fixed Asset Priority Collateral located thereon or any Fixed Asset Collateral Agent shall sell or otherwise dispose of any Fixed Asset Priority Collateral consisting of Real Estate Asset that is a Mortgaged Premises or any other Fixed Asset Priority Collateral located thereon to any third party (each a “Third Party Purchaser”), such Fixed Asset Collateral Agent shall promptly notify the Designated ABL Collateral Agent in writing of that fact, and the Designated ABL Collateral Agent shall within ten (10) Business Days (or such longer period as may be agreed by such Fixed Asset Collateral Agent in its sole discretion) thereafter, notify such Fixed Asset Collateral Agent in writing as to whether the Designated ABL Collateral Agent desires to exercise access rights under this Section 3.3. In addition, if any ABL Collateral Agent, or any agent or representative of the ABL Collateral Agent, shall obtain possession or physical control of any of the Fixed Asset Priority Collateral, following the delivery to the Designated Fixed Asset Collateral Agent of an Enforcement Notice with respect to the Disposition of any ABL Priority Collateral, then such ABL Collateral Agent shall within ten (10) Business Days (or such longer period as may be agreed by such Fixed Asset Collateral Agent in its sole discretion) notify the Designated Fixed Asset Collateral Agent in writing that such ABL Collateral Agent is exercising its access rights under this Agreement and its rights under Section 3.4 in respect of such ABL Priority Collateral. Upon delivery of such notice of exercise of access rights by the applicable ABL Collateral Agent to the Designated Fixed Asset Collateral Agent, the parties shall confer in good faith to coordinate with respect

26

to the applicable ABL Collateral Agent’s exercise of such access rights. Consistent with the definition of “Access Period”, access rights may apply to differing portions of the Fixed Asset Priority Collateral at differing times, in which case, a differing Access Period will apply to each such portion.

(b)        Subject to Section 3.3(e), during any pertinent Access Period, each ABL Collateral Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a royalty-free, rent-free right to use, the Fixed Asset Priority Collateral consisting of any Real Estate Asset constituting a Mortgaged Premises or any other Fixed Asset Priority Collateral located thereon, for the purpose of (i) arranging for and effecting the sale or disposition of any ABL Priority Collateral, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition; (ii) selling the ABL Priority Collateral (by public auction, private sale, a “store closing”, “going out of business” sale or other sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business); (iii) storing or otherwise dealing with the ABL Priority Collateral; or (iv) taking any action necessary to complete the assembly, manufacture, processing, packaging, storage, sale or disposal (whether in bulk, in lots or to customers in the ordinary course of business or otherwise), transportation or shipping and/or removal of, in any lawful manner (A) work-in-process; (B) raw materials; (C) Inventory; or (D) any other item of ABL Priority Collateral. During any such Access Period, each ABL Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral; provided, however, that any ABL Collateral Agent that exercises such rights and the other ABL Claimholders represented by it shall be obligated to pay any utility, rental, lease or similar charges and payments owed to third parties that accrue during, or that arise as a result of, such use to the extent not paid for by the Grantors. Each ABL Collateral Agent shall take proper and reasonable care under the circumstances of any Fixed Asset Priority Collateral that is used by it during the Access Period and repair any physical damage (ordinary wear-and-tear excepted) caused by such ABL Collateral Agent or its agents, representatives or designees, and each ABL Collateral Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Fixed Asset Priority Collateral. Each ABL Collateral Agent and the other ABL Claimholders shall reimburse the Designated Collateral Agent for any damage to property (ordinary wear-and-tear excepted) directly caused by the acts or omissions of Persons under such ABL Collateral Agent’s control and shall indemnify and hold harmless each Fixed Asset Collateral Agent and the other Fixed Asset Claimholders represented by it for any injury or damage to Persons directly caused by the acts or omissions of Persons under such ABL Collateral Agent’s control; provided, however, that the ABL Collateral Agents and the other ABL Claimholders will not be liable for any diminution in the value of the Fixed Asset Priority Collateral caused by the absence of the ABL Priority Collateral therefrom and none of the ABL Claimholders have any duty or liability to maintain the Fixed Asset Priority Collateral in a condition or manner better than that in which it was maintained prior to the access or use thereof by any or all of the ABL Claimholders. In no event shall any ABL Collateral Agent or the other ABL Claimholders have any liability to any Fixed Asset Collateral Agent and/or the Fixed Asset Claimholders hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Fixed Asset Priority Collateral existing prior to the date of the exercise by any ABL Collateral Agent of its rights under this Agreement. The ABL Collateral Agents and the Fixed Asset Collateral Agents shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not unduly interfere with the activities of the other as described above, including the right of the Fixed Asset Collateral Agents to show the Fixed Asset Priority Collateral to prospective purchasers and to ready the Fixed Asset Priority Collateral for sale.

(c)        The Fixed Asset Collateral Agents shall not sell or dispose of any of the Fixed Asset Priority Collateral of a type subject to Section 3.3 or 3.4 hereof prior to the expiration of the Access

27

Period or Use Period, as applicable, unless the buyer agrees in writing with the Designated ABL Collateral Agent to acquire the Fixed Asset Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms thereof. Subject to Section 3.3(e), the rights of the ABL Collateral Agents and the other ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by any Fixed Asset Collateral Agent.

(d)        The ABL Collateral Agents and the other ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

(e)        The rights of the ABL Collateral Agents under this Section 3.3 shall automatically cease to apply to any Fixed Asset Priority Collateral from and after the date, if any, on which such Fixed Asset Priority Collateral is no longer physically located on any Mortgaged Premises of any Grantor; provided that, no Fixed Asset Priority Collateral may be removed from any Mortgaged Premises of any Grantor prior to the expiration of the applicable Access Period if such Fixed Asset Priority Collateral could reasonably be necessary or desirable to enable any ABL Collateral Agent to complete the assembly, manufacture, processing, packaging or other arrangement for sale or transportation of any item of ABL Priority Collateral.

(f)        The rights set forth in this Section 3.3 are solely among the Fixed Asset Collateral Agents and ABL Collateral Agents, and this Section 3.3 shall not be construed as an agreement by Holdings or any Grantor to provide access to the Collateral in addition to those rights otherwise set forth in the ABL Loan Documents or Fixed Asset Loan Documents, as applicable.

3.4    Fixed Asset General Intangibles Rights/Access to Information. Each Fixed Asset Collateral Agent hereby grants (to the full extent of its rights and interests, if any) to each ABL Collateral Agent and its agents, representatives and designees (a) an irrevocable royalty-free, rent-free nonexclusive license and lease (which will be binding on any successor or assignee of any Fixed Asset Priority Collateral) to use, all of the Fixed Asset Priority Collateral consisting of Fixed Asset General Intangibles (including, for the avoidance of doubt, Intellectual Property), and any computer or other data processing Equipment included in the Fixed Asset Priority Collateral necessary in connection therewith, to (i) collect all Accounts included in ABL Priority Collateral; (ii) copy, use, or preserve any and all information relating to any of the ABL Priority Collateral; and (iii) finish and sell any Goods or Inventory constituting ABL Priority Collateral and (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Fixed Asset General Intangibles) to use any and all Fixed Asset General Intangibles (including, for the avoidance of doubt, Intellectual Property) at any time in connection with any Enforcement Action by any ABL Collateral Agent or such agents, representatives and designees; provided, however, that such ABL Collateral Agent exercising such rights and the other ABL Claimholders represented by it shall be obligated to pay any utility, rental, lease or similar charges and payments owed to third parties that accrue during, or that arise as a result of, such use to the extent not paid for by the Grantors; provided, further, however, (A) the royalty-free, rent-free license and lease granted in clause (a) with respect to the applicable Fixed Asset Priority Collateral (exclusive of any Fixed Asset General Intangibles (including Intellectual Property)), shall be subject to Section 3.3(e) and shall only apply during, and immediately expire upon the end of, (1) the Access Period applicable to such Fixed Asset Priority Collateral located on any Real Estate Asset that is a Mortgaged Premises and (2) the Use Period with respect to any Fixed Asset Priority Collateral not located on any Real Estate Asset that is a Mortgaged Premises and (B) the royalty-free license granted in clause (b) with respect to any Fixed Asset General Intangibles shall only apply during, and immediately expire upon the end of, the Use

28

Period (provided that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law).

In the event that any ABL Collateral Agent shall, in the exercise of its rights under the ABL Loan Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to the Fixed Asset Priority Collateral, such ABL Collateral Agent shall promptly either make available to the Designated Fixed Asset Collateral Agent such books and records for inspection and duplication or provide to the Designated Fixed Asset Collateral Agent copies thereof. In the event that Fixed Asset Collateral Agent shall, in the exercise of its rights under the Fixed Asset Loan Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, such Fixed Asset Collateral Agent shall promptly either make available to the Designated ABL Collateral Agent such books and records for inspection and duplication or provide the Designated ABL Collateral Agent copies thereof.

The rights set forth in this Section 3.4 are solely among the Fixed Asset Collateral Agents and ABL Collateral Agents, and this Section 3.4 shall not be construed as an agreement by Holdings or any Grantor to provide access to or rights with respect to, the Collateral in addition to those rights otherwise set forth in the ABL Loan Documents or Fixed Asset Loan Documents, as applicable.

3.5    Set-Off and Tracing of and Priorities in Proceeds.

(a)        Each Fixed Asset Collateral Agent, on behalf of the Fixed Asset Claimholders represented by it, acknowledges and agrees that, to the extent such Fixed Asset Collateral Agent or any other Fixed Asset Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(a). Each ABL Collateral Agent, on behalf of the ABL Claimholders represented by it, acknowledges and agrees that, to the extent such ABL Collateral Agent or any other ABL Claimholder exercises its rights to set-off against any Fixed Asset Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(b).

(b)        Each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, and each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it, agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under Account Agreements, used by any Grantor to acquire property constituting Collateral shall not (solely as between the ABL Collateral Agents and the Fixed Asset Collateral Agents and as between the ABL Claimholders and the Fixed Asset Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities of the ABL Claimholders and the Fixed Asset Claimholders in the Collateral so acquired.

(c)        Each ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, and each Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders represented by it, agrees that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the ABL Priority Collateral and the Fixed Asset Priority Collateral, as the case may be (it being agreed that, unless any ABL Collateral Agent has actual knowledge to the contrary, all funds deposited under Account Agreements and then applied to the ABL Obligations shall be presumed to be ABL Priority Collateral (a presumption that can be rebutted by any Fixed Asset Collateral Agent); provided, however, that neither any ABL Claimholder nor any Fixed Asset Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the ABL Priority Collateral or Fixed Asset Priority Collateral, as the case may be (it being understood and

29

agreed that (A) the only obligation of any ABL Claimholder is to pay over to the Designated Fixed Asset Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such ABL Claimholder received after the issuance of an Enforcement Notice that have been identified as proceeds of the Fixed Asset Priority Collateral and (B) the only obligation of any Fixed Asset Claimholder is to pay over to the Designated ABL Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Fixed Asset Claimholder received after the issuance of an Enforcement Notice that have been identified as proceeds of the ABL Priority Collateral). Each of the ABL Collateral Agents and the Fixed Asset Collateral Agents may request from the other agents an accounting of the identification of the proceeds of Collateral (and the ABL Collateral Agents and the Fixed Asset Collateral Agents, as the case may be, upon which such request is made shall deliver such accounting reasonably promptly after such request is made).

SECTION 4

PAYMENTS

4.1    Application of Proceeds.

(a)        So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, any ABL Priority Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by any ABL Collateral Agent or ABL Claimholders shall be applied by such ABL Collateral Agent to the ABL Obligations in such order as specified in the relevant ABL Loan Documents and, if then in effect, the ABL Intercreditor Agreement; provided that any non-cash ABL Priority Collateral or non-cash proceeds may be held by the ABL Collateral Agent as ABL Priority Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of ABL Obligations, each ABL Collateral Agent shall deliver any remaining ABL Priority Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without any representation or warranty) to the Designated Fixed Asset Collateral Agent, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct, to be applied by such Fixed Asset Collateral Agent to the Fixed Asset Obligations in such order as specified in the applicable Fixed Asset Loan Documents and, if then in effect, the Fixed Asset Intercreditor Agreement.

(b)        So long as the Discharge of Fixed Asset Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, any Fixed Asset Priority Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by any Fixed Asset Collateral Agent or Fixed Asset Claimholders shall be applied by such Fixed Asset Collateral Agent to the Fixed Asset Obligations in such order as specified in the relevant Fixed Asset Loan Documents and, if then in effect, the Fixed Asset Intercreditor Agreement; provided that any non-cash Fixed Asset Priority Collateral or non-cash proceeds may be held by such Fixed Asset Collateral Agent as Fixed Asset Priority Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Fixed Asset Obligations, each Fixed Asset Collateral Agent shall deliver any remaining Fixed Asset Priority Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without any representation or warranty) to the Designated ABL Asset Collateral Agent, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct, to be applied by such ABL Collateral Agent to the ABL Obligations in such order as specified in the ABL Loan Documents and, if then in effect, the ABL Intercreditor Agreement.

30

(c)        In the event that prior to the Discharge of ABL Obligations an Event of Default has occurred and is continuing and proceeds of the Collateral are received in connection with a Disposition, loss, condemnation or other disposition (whether voluntary or involuntary) of Collateral that involves both ABL Priority Collateral and Fixed Asset Priority Collateral, for the purposes of this Agreement with respect to such Disposition, loss, condemnation or other disposition, (i) the ABL Priority Collateral consisting of Accounts shall be deemed to have a valuation equal to the book value of each such Account, (ii) the ABL Priority Collateral consisting of Inventory shall be deemed to have a value equal to the greater of (A) the net orderly liquidation value (as referred to in the Initial ABL Credit Agreement as in effect on the date hereof, whether or not then in effect) of such Inventory based on and consistent with the then-current appraisal of such Inventory received by each applicable ABL Collateral Agent with respect thereto and (B) the book value thereof, and (iii) the ABL Priority Collateral consisting of any other monetary claims of value arising out of Inventory or Receivables shall have a value as determined in good faith by the ABL Collateral Agent and the Fixed Asset Collateral Agent.

4.2    Payments Over.

(a)        Subject to Section 3.5, so long as the Discharge of Prior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings or any other Grantor, any Subordinated Lien Collateral or any proceeds thereof (including any Subordinated Lien Collateral or proceeds subject to Liens that have been avoided or otherwise invalidated) received by any Subordinated Lien Collateral Agent or any Subordinated Lien Claimholders in connection with any Enforcement Action or other exercise of any right or remedy relating to the Subordinated Lien Collateral (less any reasonable out of pockets costs and expenses incurred in connection with any such enforcement Action) in all cases shall be segregated and held in trust and forthwith paid over to the Prior Lien Collateral Agent for the benefit of the Prior Lien Claimholders (and, if there is more than one Prior Lien Collateral Agent, the Prior Lien Collateral Agent that is the Designated ABL Collateral Agent or Designated Fixed Asset Collateral Agent, as applicable) in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. Each Prior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Subordinated Lien Collateral Agent or Subordinated Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

(b)        So long as the Discharge of Prior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholders shall receive any distribution of money or other property in respect of the Prior Lien Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property shall be segregated and held in trust and forthwith paid over to the Prior Lien Collateral Agent for the benefit of the Prior Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Subordinated Lien Collateral Agent or any Subordinated Lien Claimholders in respect of any of the Subordinated Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

SECTION 5

OTHER AGREEMENTS

5.1    Releases.

31

(a)        (i) If in connection with any Enforcement Action by any ABL Collateral Agent or any other exercise of any ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral, in each case prior to the Discharge of ABL Obligations, each ABL Collateral Agent, for itself or on behalf of any of the ABL Claimholders represented by it, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of each Fixed Asset Collateral Agent, for itself or for the benefit of the Fixed Asset Claimholders represented by it, on such ABL Priority Collateral shall be automatically, unconditionally and simultaneously released. Each Fixed Asset Collateral Agent, for itself or on behalf of the Fixed Asset Claimholders represented by it, promptly shall execute and deliver to such enforcing ABL Collateral Agent or Grantor such termination statements, releases and other documents as the ABL Collateral Agent or Grantor may request to effectively confirm the foregoing releases.

(ii)        If in connection with any Enforcement Action by any Fixed Asset Collateral Agent or any other exercise of any Fixed Asset Collateral Agent’s remedies in respect of the Fixed Asset Priority Collateral, in each case prior to the Discharge of Fixed Asset Obligations, each Fixed Asset Collateral Agent, for itself or on behalf of the Fixed Asset Claimholders represented by it, releases any of its Liens on any part of the Fixed Asset Priority Collateral, then the Liens, if any, of each ABL Collateral Agent, for itself or for the benefit of the ABL Claimholders represented by it, on such Fixed Asset Priority Collateral, shall be automatically, unconditionally and simultaneously released. Each ABL Collateral Agent, for itself and on behalf of the ABL Claimholders represented by it, promptly shall execute and deliver to the Designated Fixed Asset Collateral Agent or Grantor such termination statements, releases and other documents as the Designated Fixed Asset Collateral Agent or Grantor may request to effectively confirm the foregoing releases.

(b)        If, in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of both the Prior Lien Loan Documents and the Subordinated Lien Loan Documents (other than in connection with an Enforcement Action or other exercise of the Prior Lien Collateral Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a) above), each of the Prior Lien Collateral Agents, for itself and on behalf of any of the Prior Lien Claimholders represented by it, releases its Liens on any part of the Prior Lien Collateral, in each case other than (A) in connection with, or following, the Discharge of Prior Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under the Subordinated Lien Loan Documents, then the Liens, if any, of the Subordinated Lien Collateral Agent, for itself or for the benefit of the Subordinated Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The Subordinated Lien Collateral Agent, for itself or on behalf of any such Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Collateral Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the Prior Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(c)        Until the Discharge of Prior Lien Obligations occurs, the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby irrevocably constitutes and appoints each Prior Lien Collateral Agent and any officer or agent of the Prior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Lien Collateral Agent or such holder or in such Prior Lien Collateral Agent’s own name, from time to time in the Prior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

32

(d)        Until the Discharge of Prior Lien Obligations occurs, to the extent that any Prior Lien Collateral Agent and the Prior Lien Claimholders represented by it (i) have released any Lien on Collateral or any Guarantor Subsidiary from its obligation under its guaranty, in each case, subject to this Agreement and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, shall be granted a Lien on any such Collateral (except to the extent such lien represents a Declined Lien with respect to the Indebtedness represented by the Subordinated Lien Collateral Agent), subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

5.2    Insurance. (a)    Unless and until the Discharge of ABL Obligations has occurred, the Designated ABL Collateral Agent and the ABL Claimholders represented by it shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral. Unless and until the Discharge of ABL Obligations has occurred, and subject in all cases to the rights of the Grantors under the ABL Loan Documents (including the rights of the Grantors to adjust for settlement and receive proceeds), all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the ABL Priority Collateral shall be paid first to the Designated ABL Collateral Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including for purposes of cash collateralization of letters of credit, and, if then in effect, the ABL Intercreditor Agreement), second, upon a Discharge of ABL Obligations, and subject in all cases to the rights of the Grantors under the Fixed Asset Loan Documents (including the rights of the Grantors to adjust for settlement and receive proceeds), to the Designated Fixed Asset Collateral Agent for the benefit of the Fixed Asset Claimholders to the extent required under the Fixed Asset Loan Documents and, if then in effect, the Fixed Asset Intercreditor Agreement, and third, upon a Discharge of Fixed Asset Obligations, to the owner of the subject property, such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of ABL Obligations has occurred, if any Fixed Asset Collateral Agent or any Fixed Asset Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Designated ABL Collateral Agent in accordance with the terms of Section 4.2.

(b)        Unless and until the Discharge of Fixed Asset Obligations has occurred, the Designated Fixed Asset Collateral Agent and the Fixed Asset Claimholders represented by it shall have the sole and exclusive right, subject to the rights of the Grantors under the Fixed Asset Loan Documents, to adjust settlement for any insurance policy covering the Fixed Asset Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Fixed Asset Priority Collateral. Unless and until the Discharge of Fixed Asset Obligations has occurred, and subject in all cases to the rights of the Grantors under the Fixed Asset Loan Documents (including the rights of the Grantors to adjust for settlement and receive proceeds), all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Fixed Asset Priority Collateral shall be paid first to the Designated Fixed Asset Collateral Agent for the benefit of the Fixed Asset Claimholders pursuant to the terms of the Fixed Asset Loan Documents and, if then in effect, the Fixed Asset Intercreditor Agreement, second, upon a Discharge of Fixed Asset Obligations, and subject in all cases to the rights of the Grantors under the ABL Loan Documents (including the rights of the Grantors to adjust for settlement and receive proceeds), to the Designated ABL Collateral Agent for the benefit of the ABL Claimholders to the extent required under the ABL Collateral Documents (including for purposes of cash collateralization of letters

33

of credit) and, if then in effect, the ABL Intercreditor Agreement, and third, upon a Discharge of ABL Obligations, to the owner of the subject property, such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Fixed Asset Obligations has occurred, if the ABL Collateral Agent or any ABL Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Designated Fixed Asset Collateral Agent in accordance with the terms of Section 4.2.

(c)        To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, each ABL Collateral Agent and each Fixed Asset Collateral Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee, as their interests may appear, with respect to policies which insure the ABL Priority Collateral and the Fixed Asset Priority Collateral.

(d)        To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Fixed Asset Priority Collateral, then the Designated ABL Collateral Agent and the Designated Fixed Asset Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the relevant grantors under the ABL Loan Documents and the Fixed Asset Loan Documents) under the relevant insurance policy, with the proceeds thereof being applied in accordance with the provisions of Section 4.1 of this Agreement.

5.3    Amendments to ABL Loan Documents and Fixed Asset Loan Documents.

(a)        The ABL Loan Documents may be amended, restated, amended and restated, supplemented or Refinanced otherwise modified from time in accordance with their terms and the ABL Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that (x) any such amendment, restatement, supplement, modification or Refinancing shall not, without the express written consent of the Designated Fixed Asset Collateral Agent violate or be inconsistent with the express terms of this Agreement and (y) the holders of such Refinancing debt bind themselves in a writing addressed to the Designated Fixed Asset Collateral Agent and the Fixed Asset Claimholders to the terms of this Agreement.

(b)        The Fixed Asset Loan Documents may be amended, restated, amended and restated, supplemented or Refinanced or otherwise modified from time in accordance with their terms and the Fixed Asset Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the ABL Collateral Agents or the ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that (x) any such amendment, restatement, supplement, modification or Refinancing shall not, without the express written consent of the Designated ABL Collateral Agent violate or be inconsistent with the express terms of this Agreement and (y) the holders of such Refinancing debt bind themselves in a writing addressed to the Designated ABL Collateral Agent and the ABL Claimholders to the terms of this Agreement.

(c)        In the event any Prior Lien Collateral Agent or the Prior Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Prior Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Prior Lien Collateral Document as it relates to Prior Lien Collateral or changing in any manner the rights of the Prior Lien Collateral Agent as it relates to Prior Lien Collateral, such Prior Lien Claimholders, Holdings or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Subordinated Lien Collateral Document as it relates to Subordinated Lien Collateral without the consent

34

of the Subordinated Lien Collateral Agent or the Subordinated Lien Claimholders and without any action by the Subordinated Lien Collateral Agent, the Company or any other Grantor, provided that:

(i)        no such amendment, waiver or consent shall have the effect of:

(A)        removing assets subject to the Lien of the Subordinated Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of the Liens securing the Prior Lien Obligations;

(B)        imposing duties on the Subordinated Lien Collateral Agent without its consent;

(C)        permitting other Liens on the Prior Lien Collateral not permitted under the terms of the Subordinated Lien Loan Documents or Section 6; or

(D)        being prejudicial to the interests of the Subordinated Lien Claimholders to a greater extent than the Prior Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(ii)        notice of such amendment, waiver or consent shall have been given to the Subordinated Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(d)        Each ABL Collateral Agent and each Fixed Asset Collateral Agent shall each use good faith efforts to notify the other Agents of any written amendment or modification to the ABL Loan Documents and the Fixed Asset Loan Documents, respectively, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Person.

5.4    Confirmation of Subordination in Subordinated Lien Collateral Documents. Prior to the Discharge of the Prior Lien Obligations, the Subordinated Lien Claimholders, Holdings and the other Grantors agree that each Subordinated Lien Collateral Document shall include the following language (or language to similar effect approved by the Designated Prior Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [ABL/Fixed Asset Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the [ABL/Fixed Asset Collateral Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among FMSA Inc. and the other Grantors, PNC Bank, National Association, as ABL Collateral Agent and Barclays Bank PLC, as Fixed Asset Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.5    Gratuitous Bailee/Agent for Perfection.

35

(a)        Each ABL Collateral Agent and each Fixed Asset Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as (i) in the case of each ABL Collateral Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents for which such ABL Collateral Agent is acting as agent or, in the case of each Fixed Asset Collateral Agent, the collateral agent for the Fixed Asset Claimholders under the Fixed Asset Loan Documents for which such Fixed Asset Collateral Agent is acting as agent and (ii) non-fiduciary, gratuitous bailee for the benefit of each other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Fixed Asset Loan Documents, respectively, subject to the terms and conditions of this Section 5.5. Each Agent hereby appoints each other Agent as their non-fiduciary gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which such other Agent has a perfected security interest under the UCC. Solely with respect to any Deposit Accounts under the control of any ABL Collateral Agents, such ABL Collateral Agent agrees to also hold such control as gratuitous agent for the Fixed Asset Collateral Agents subject to the terms and conditions of this Section 5.5. Each ABL Collateral Agent and each Fixed Asset Collateral Agent hereby accepts such appointments pursuant to this Section 5.5(a) and acknowledges and agrees that it shall hold the Pledged Collateral for the benefit of the other Claimholders with respect to any Pledged Collateral and that any proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV.

(b)        Each Agent shall have no obligation whatsoever to any Claimholders or other Agents to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interest of any other Agent or any other Claimholder or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of each Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (except that the duties or responsibilities of each ABL Collateral Agent solely with respect to any Deposit Accounts shall also be as agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of ABL Obligations as provided in Section 5.5 (d) below or upon a Discharge of Fixed Asset Obligations as provided in Section 5.5 (e) below.

(c)        None of the Agents shall have by reason of the Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the any other Agent or Claimholder represented by such other Agent. Each Agent and the respective Claimholders represented by it hereby waives and releases each other Agent and the respective Claimholders represented by it from all claims and liabilities arising pursuant to such Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the ABL Collateral Agents and the ABL Claimholders, on the one hand, and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders on the other hand, may differ and each of the ABL Collateral Agents and Fixed Asset Collateral Agents and each of the ABL Claimholders and Fixed Asset Claimholders shall be fully entitled to act in their own interest without taking into account the interests of any other Agents or Claimholders represented by such other Agent.

(d)        Upon the Discharge of ABL Obligations, such ABL Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representations or warranties) in the following order: first, if a Discharge of Fixed Asset Obligations has not already occurred, to the Designated Fixed Asset Collateral Agent until a Discharge of Fixed Asset Obligations has occurred and second, to the extent both a Discharge of ABL Obligations and Discharge of Fixed Asset Obligations has

36

occurred, to Holdings or as a court of competent jurisdiction may otherwise direct.    Upon such Discharge, each ABL Collateral Agent further agrees to take all other action reasonably requested by the Designated Fixed Asset Collateral Agent at the expense of the Designated Fixed Asset Collateral Agent or Holdings in connection with the Designated Fixed Asset Collateral Agent obtaining a first-priority interest in the ABL Priority Collateral.

(e)        Upon the Discharge of Fixed Asset Obligations, such Fixed Asset Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty) in the following order: first, if a Discharge of ABL Obligations has not already occurred, to the Designated ABL Collateral Agent until a Discharge of ABL Obligations has occurred, and second, to the extent both a Discharge of Fixed Asset Obligations and Discharge of ABL Obligations has occurred, to Holdings or as a court of competent jurisdiction may otherwise direct. Upon such Discharge, each Fixed Asset Collateral Agent further agrees to take all other action reasonably requested by the Designated ABL Collateral Agent at the expense of the Designated ABL Collateral Agent or Holdings in connection with the Designated ABL Collateral Agent obtaining a first-priority interest in the Fixed Asset Priority Collateral.

(f)        Notwithstanding anything to the contrary contained in this Agreement, any obligation of either Agent, to make any delivery to the other Agent under Section 5.5(d), Section 5.5(e) or Section 5.6 is subject to (i) the order of any court of competent jurisdiction or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding

5.6    When Discharge of Obligations Deemed to Not Have Occurred.

(a)        If, at any time after the Discharge of ABL Obligations has occurred or contemporaneously therewith, Holdings enters into any Additional ABL Credit Agreement which Additional ABL Credit Agreement is permitted by the Fixed Asset Loan Documents, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations), and, from and after the date on which the ABL Collateral Agent under such Additional ABL Credit Agreement becomes a party to this Agreement in accordance with Section 8.18 hereof, the obligations under such Additional ABL Credit Agreement automatically shall be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Collateral Agent under such Additional ABL Credit Agreement (the “New ABL Collateral Agent”) shall be the ABL Collateral Agent for all purposes of this Agreement and this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a designation from Holdings in accordance with Section 8.18 hereof, each Fixed Asset Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as Holdings or such New ABL Collateral Agent shall reasonably request in order to provide to the New ABL Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New ABL Collateral Agent any Pledged Collateral constituting ABL Priority Collateral held by it together with any necessary endorsements (or otherwise allow the New ABL Collateral Agent to obtain control of such Pledged Collateral). As provided in Section 8.18 hereof, the New ABL Collateral Agent shall agree in a writing addressed to the Designated Fixed Asset Collateral Agent and the Fixed Asset Claimholders to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Fixed Asset Obligations, then the Fixed Asset Obligations shall be secured at such time by

37

a second-priority Lien on such assets to the same extent provided in the Fixed Asset Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Declined Lien.

(b)        If, at any time after the Discharge of Fixed Asset Obligations has occurred or contemporaneously therewith, Holdings enters into any Additional Fixed Asset Credit Agreement which Additional Fixed Asset Credit Agreement is permitted by the ABL Loan Documents, then such Discharge of Fixed Asset Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Fixed Asset Obligations), and, from and after the date on which the Fixed Asset Collateral Agent under such Additional Fixed Asset Credit Agreement becomes a party to this Agreement in accordance with Section 8.18 hereof, the obligations under such Additional Fixed Asset Credit Agreement automatically shall be treated as Fixed Asset Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Fixed Asset Collateral Agent under such Additional Fixed Asset Credit Agreement (the “New Fixed Asset Collateral Agent”) shall be the Fixed Asset Collateral Agent for all purposes of this Agreement and this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a designation from Holdings in accordance with Section 8.18 hereof, each ABL Asset Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as Holdings or such New Fixed Asset Collateral Agent shall reasonably request in order to provide to the New Fixed Asset Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Fixed Asset Collateral Agent any Pledged Collateral constituting Fixed Asset Priority Collateral held by it together with any necessary endorsements (or otherwise allow the New Fixed Asset Collateral Agent to obtain control of such Pledged Collateral). As provided in Section 8.18 hereof, the New Fixed Asset Collateral Agent shall agree in a writing addressed to the Designated ABL Collateral Agent and the ABL Claimholders to be bound by the terms of this Agreement. If the New Fixed Asset Obligations under the New Fixed Asset Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a second-priority Lien on such assets to the same extent provided in the ABL Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Declined Lien.

SECTION 6

INSOLVENCY OR LIQUIDATION PROCEEDINGS

6.1    Finance and Sale Issues.

(a)        Until the Discharge of ABL Obligations has occurred, if Holdings or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or proceeds thereof or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders represented by it, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as any Lien on the Fixed Asset Priority Collateral to secure such DIP Financing is subordinate to the Lien of the Fixed Asset Collateral Agents with respect thereto; provided that the foregoing provisions of this Section 6.1(a) shall not prevent the Fixed Asset Claimholders from objecting to any provision in any DIP Financing or any ancillary agreements relating

38

to any content of a plan of reorganization under any Insolvency or Liquidation Proceeding. To the extent the Liens securing the ABL Obligations are subordinated to or equal in right of priority with such DIP Financing meeting the requirements set forth in the prior sentence, each Fixed Asset Collateral Agent will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 6.3).

(b)        Until the Discharge of Fixed Asset Obligations has occurred, if Holdings or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Fixed Asset Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Fixed Asset Priority Collateral or proceeds thereof or to permit any Grantor to obtain DIP Financing, then each ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as any Lien on the ABL Priority Collateral to secure such DIP Financing is subordinate to the Lien of the ABL Collateral Agents with respect thereto; provided that the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Claimholders from objecting to any provision in any DIP Financing or any ancillary agreements relating to any content of a plan of reorganization under any Insolvency or Liquidation Proceeding. To the extent the Liens securing the Fixed Asset Obligations are subordinated to or equal in right of priority with such DIP Financing meeting the requirements set forth in the prior sentence, each ABL Collateral Agent will subordinate its Liens in the Fixed Asset Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Designated Fixed Asset Collateral Agent or to the extent permitted by Section 6.3).

6.2    Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations has occurred, each Subordinated Lien Collateral Agent, on behalf of itself and the Subordinated Lien Claimholders represented by it, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Subordinated Lien Collateral, without the prior written consent of the Prior Lien Collateral Agent or (ii) oppose (or support any other Person in opposing) any request by any Prior Lien Collateral Agent for relief from such stay with respect to Prior Lien Collateral.

6.3    Adequate Protection.

(a)        Until the Discharge of Prior Lien Obligations has occurred, each Subordinated Lien Collateral Agent, on behalf of itself and the Subordinated Lien Claimholders represented by it, agrees that none of them shall contest (or support any other Person contesting):

(i)        any request by any Prior Lien Collateral Agent or any Prior Lien Claimholders for adequate protection under any Bankruptcy Law with respect to Prior Lien Collateral; or

(ii)        any objection by any Prior Lien Collateral Agent or any Prior Lien Claimholders to any motion, relief, action or proceeding based on such Prior Lien Collateral Agent or such Prior Lien Claimholders claiming a lack of adequate protection with respect to Prior Lien Collateral.

(b)        Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, if the Prior Lien Claimholders (or any subset thereof) are granted adequate

39

protection with respect to Prior Lien Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then each Subordinated Lien Collateral Agent, on behalf of itself or any of the Subordinated Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Prior Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to the Prior Lien Obligations under this Agreement; and

(c)        Each Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder represented by it, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to such Subordinated Lien Collateral Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to such Subordinated Lien Collateral Agent at least fifteen (15) days in advance of such hearing.

6.4    Avoidance Issues.    If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Holdings or any other Grantor any amount paid in respect of Prior Lien Obligations (a “Recovery”), then such Prior Lien Claimholders shall be entitled to a reinstatement of Prior Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Prior Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.4 shall survive termination of this Agreement.

6.5    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6    Post-Petition Interest. Neither the Subordinated Lien Collateral Agents nor any Subordinated Lien Claimholder shall oppose or seek to challenge any claim by the Prior Lien Collateral Agent or any Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of Post-Petition Interest to the extent of the value of any Prior Lien Claimholder’s Lien on Prior Lien Collateral, without regard to the existence of the Lien of the Subordinated Lien Collateral Agent on behalf of the Subordinated Lien Claimholders on such Collateral.

6.7    Waiver. Each Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder represented by it, waives any claim it may hereafter have against any Prior Lien Claimholder arising out of the election of any Prior Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Prior Lien Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

40

6.8    Separate Grants of Security and Separate Classification. Each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it, and each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, acknowledges and agrees that:

(a)        the grants of Liens pursuant to the ABL Collateral Documents and the Fixed Asset Collateral Documents constitute separate and distinct grants of Liens; and

(b)        because of, among other things, their differing rights in the Collateral, the Fixed Asset Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Fixed Asset Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Prior Lien Loan Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Subordinated Lien Claimholders with respect to the Prior Lien Collateral, with each Subordinated Lien Collateral Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby acknowledging and agreeing to turn over to the Designated Prior Lien Collateral Agent, for itself and on behalf of each other Prior Lien Claimholder, Collateral or proceeds of Prior Lien Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Lien Claimholders). Nothing in this Section shall limit the rights of Holdings or its Subsidiaries as debtors in any Insolvency or Liquidation Proceeding.

6.9    Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

6.10    Asset Dispositions.

(a)        Until the Discharge of ABL Obligations has occurred, each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Fixed Asset Claimholders will not seek consultation rights in connection with, and will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any ABL Priority Collateral free and clear of the Liens of Fixed Asset Collateral Agents and the Fixed Asset Claimholders or other claims under Sections 363, 365, 1129 or 1141 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the

41

subject of such motion), and shall be deemed to have consented to any such Disposition of any ABL Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by any ABL Collateral Agent; provided that the proceeds of such Disposition of any Collateral to be applied to the ABL Obligations or the Fixed Asset Obligations are applied in accordance with Sections 4.1 and 4.2.

(b)        Until the Discharge of Fixed Asset Obligations has occurred, each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, agrees that, in the event of any Insolvency or Liquidation Proceeding, the ABL Claimholders will not seek consultation rights in connection with, and will not object or oppose (or support any Person in objecting or opposing), a motion with respect to any Disposition of any Fixed Asset Priority Collateral free and clear of the Liens of ABL Collateral Agent and the ABL Claimholders or other claims under Sections 363, 365, 1129 or 1141 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any Fixed Asset Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by any Fixed Asset Collateral Agent; provided that the proceeds of such Disposition of any Collateral to be applied to the ABL Obligations or the Fixed Asset Obligations are applied in accordance with Sections 4.1 and 4.2.

(c)        The Fixed Asset Claimholders agree that the ABL Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of the ABL Priority Collateral and the ABL Claimholders agree that the Fixed Asset Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of the Fixed Asset Priority Collateral; provided that, except as set forth in the proviso of Section 3.1(c)(vi) or 3.2(c)(vi), the Claimholders shall not be deemed to have agreed to any credit bid by other Claimholders in connection with the Disposition of Collateral consisting of both Fixed Asset Priority Collateral and ABL Priority Collateral. Each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it, agrees that, so long as the Discharge of ABL Obligations has not occurred, no Fixed Asset Claimholder shall, without the prior written consent of the Designated ABL Collateral Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the ABL Priority Collateral. Each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it, agrees that, so long as the Discharge of Fixed Asset Obligations has not occurred, no ABL Claimholder shall, without the prior written consent of the Designated Fixed Asset Collateral Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Fixed Asset Priority Collateral.

SECTION 7

RELIANCE; WAIVERS; ETC.

7.1    Reliance. Other than any reliance on the terms of this Agreement, each ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, acknowledges that it and such ABL Claimholders have, independently and without reliance on any Fixed Asset Collateral Agent or any Fixed Asset Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the applicable ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the applicable ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, each Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders represented by it, acknowledges that it and such Fixed Asset Claimholders have, independently and without reliance on any ABL Collateral Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and

42

decision to enter into each of the applicable Fixed Asset Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the applicable Fixed Asset Loan Documents or this Agreement.

7.2    No Warranties or Liability. Each ABL Collateral Agent, on behalf of itself and the ABL Claimholders represented by it, acknowledges and agrees that each of the Fixed Asset Collateral Agents and the Fixed Asset Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Fixed Asset Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Fixed Asset Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the applicable Fixed Asset Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders represented by it, acknowledges and agrees that each of the ABL Collateral Agents and the ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the applicable ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Fixed Asset Collateral Agent and the Fixed Asset Claimholders represented by it shall have no duty to any ABL Collateral Agent or any of the ABL Claimholders, and each ABL Collateral Agent and the ABL Claimholders represented by it shall have no duty to any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings or any other Grantor (including the ABL Loan Documents and the Fixed Asset Loan Documents), regardless of any knowledge thereof with which they may have or be otherwise charged with.

7.3    No Waiver of Lien Priorities.

(a)        No right of the ABL Claimholders, any ABL Collateral Agent or any of them to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or any other Grantor or by any act or failure to act by any ABL Claimholder or any ABL Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Fixed Asset Loan Documents, regardless of any knowledge thereof which the ABL Collateral Agent or the ABL Claimholders, or any of them, may have or be otherwise charged with. No right of the Fixed Asset Claimholders, any Fixed Asset Collateral Agent or any of them to enforce any provision of this Agreement or any Fixed Asset Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or any other Grantor or by any act or failure to act by any Fixed Asset Claimholder or any Fixed Asset Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Fixed Asset Loan Documents, regardless of any knowledge thereof which any Fixed Asset Collateral Agent or the Fixed Asset Claimholders, or any of them, may have or be otherwise charged with.

(b)        Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Holdings and the other Grantors under the ABL Loan Documents), the ABL Claimholders, each ABL Collateral Agent and any of them may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, the

43

Designated Fixed Asset Collateral Agent or any Fixed Asset Claimholders, without incurring any liabilities to any Fixed Asset Collateral Agent or any Fixed Asset Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Fixed Asset Collateral Agent or any Fixed Asset Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)        change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the ABL Obligations or any Lien on any ABL Priority Collateral or guaranty thereof or any liability of Holdings or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any ABL Collateral Agent or any of the ABL Claimholders, the ABL Obligations or any of the ABL Loan Documents;

(ii)        sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the ABL Priority Collateral or any liability of Holdings or any other Grantor to the ABL Claimholders or any ABL Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)        settle or compromise any ABL Obligation or any other liability of Holdings or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order; and

(iv)        exercise or delay in or refrain from exercising any right or remedy against Holdings or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Holdings, any other Grantor or any ABL Priority Collateral and any guarantor or any liability of Holdings or any other Grantor to the ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)        Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Holdings and the other Grantors under the Fixed Asset Loan Documents), the Fixed Asset Claimholders, each Fixed Asset Collateral Agent and any of them may, at any time and from time to time in accordance with the Fixed Asset Loan Documents and/or applicable law, without the consent of, or notice to, the Designated ABL Collateral Agent or any ABL Claimholders, without incurring any liabilities to any ABL Collateral Agent or any ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any ABL Collateral Agent or any ABL Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i)        change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Fixed Asset Obligations or any Lien on any Fixed Asset Priority Collateral or guaranty thereof or any liability of Holdings or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Fixed Asset Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders, the Fixed Asset Obligations or any of the Fixed Asset Loan Documents;

44

(ii)        sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Fixed Asset Priority Collateral or any liability of Holdings or any other Grantor to the Fixed Asset Claimholders or any Fixed Asset Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)        settle or compromise any Fixed Asset Obligation or any other liability of Holdings or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Fixed Asset Obligations) in any manner or order; and

(iv)        exercise or delay in or refrain from exercising any right or remedy against Holdings or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Holdings, any other Grantor or any Fixed Asset Priority Collateral and any guarantor or any liability of Holdings or any other Grantor to the Fixed Asset Claimholders or any liability incurred directly or indirectly in respect thereof.

(d)        The rights set forth in this Section 7.3 are solely among the Fixed Asset Collateral Agents and ABL Collateral Agents on behalf of themselves and the applicable ABL Claimholders and Fixed Asset Claimholders, and this Section 7.3 shall not be construed as an agreement by Holdings or any Grantor in addition to the agreements of Holdings or such Grantor forth in the ABL Loan Documents or Fixed Asset Loan Documents, as applicable.

7.4    Obligations Unconditional. All rights, interests, agreements and obligations of each ABL Collateral Agent and the ABL Claimholders represented by it and each Fixed Asset Collateral Agent and the Fixed Asset Claimholders represented by it, respectively, hereunder shall remain in full force and effect irrespective of:

(a)        any lack of validity or enforceability of any ABL Loan Documents or any Fixed Asset Loan Documents;

(b)        except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Fixed Asset Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Fixed Asset Loan Document;

(c)        except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Fixed Asset Obligations or any guaranty thereof;

(d)        the commencement of any Insolvency or Liquidation Proceeding in respect of Holdings or any other Grantor; or

(e)        any other circumstances which otherwise might constitute a defense available to, or a discharge of, Holdings or any other Grantor in respect of any ABL Collateral Agent, the ABL Obligations, any ABL Claimholder, any Fixed Asset Collateral Agent, the Fixed Asset Obligations or any Fixed Asset Claimholder in respect of this Agreement.

(f)        This Section 7.4 is solely among the Fixed Asset Collateral Agents and ABL Collateral Agents, on behalf of themselves and the applicable ABL Claimholders and Fixed Asset

45

Claimholders, and this Section 7.4 shall not be construed as an agreement by Holdings or any Grantor in addition to the agreements of Holdings or such Grantor set forth in the ABL Loan Documents or Fixed Asset Loan Documents, as applicable.

SECTION 8

MISCELLANEOUS

8.1    Integration/Conflicts. This Agreement, the ABL Loan Documents and the Fixed Asset Loan Documents represent the entire agreement of the Grantors, the ABL Claimholders and the Fixed Asset Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the ABL Claimholders or the Fixed Asset Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. As between the ABL Claimholders on the one hand and the Fixed Asset Claimholders on the other, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Loan Documents or the Fixed Asset Loan Documents, the provisions of this Agreement shall govern and control. Solely as among the Fixed Asset Claimholders, in the event of any conflict between this Agreement and the Fixed Asset Intercreditor Agreement, the Fixed Asset Intercreditor Agreement shall govern and control. Solely as among the ABL Claimholders, in the event of any conflict between this Agreement and the ABL Intercreditor Agreement, the ABL Intercreditor Agreement shall govern and control.

8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Claimholders and the Fixed Asset Claimholders may continue, at any time and without notice to any other Agent or any other Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of Holdings or any Grantor in reliance hereof. Each ABL Collateral Agent and Fixed Asset Collateral Agent, on behalf of itself and the ABL Claimholders and the Fixed Asset Claimholders represented by it, respectively, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All references to Holdings or any other Grantor shall include Holdings or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar person for Holdings or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)        with respect to each ABL Collateral Agent, the ABL Claimholders and the ABL Obligations, on the date on which the ABL Obligations are no longer secured by, and no longer required to be secured by, any of the Collateral, subject to the rights of such ABL Claimholders under Sections 5.6 and 6.4; and

(b)        with respect to each Fixed Asset Collateral Agent, the Fixed Asset Claimholders and the Fixed Asset Obligations, on the date on which the Fixed Asset Obligations are no longer secured

46

by, and no longer required to be secured by, any of the Collateral, subject to the rights of such Fixed Asset Claimholders under Sections 5.6 and 6.4.

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Fixed Asset Collateral Agent or any ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, none of Holdings nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, obligations, interests or privileges are directly and adversely affected or any additional duties or obligations are imposed on it; provided, however, that Holdings shall be given notice of any amendment, restatement, amendment and restatement, supplement or other modification of this Agreement to which it is not a party promptly after the execution and effectiveness thereof.

8.4    Information Concerning Financial Condition of Holdings and its Subsidiaries.

(a)        The ABL Collateral Agents and the ABL Claimholders, on the one hand, and the Fixed Asset Claimholders and the Fixed Asset Collateral Agents, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Fixed Asset Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Fixed Asset Obligations. The ABL Collateral Agents and the ABL Claimholders shall have no duty to advise the Fixed Asset Collateral Agents or any Fixed Asset Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. The Fixed Asset Collateral Agents and the Fixed Asset Claimholders shall have no duty to advise the ABL Collateral Agents or any ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.

(b)        In the event any ABL Collateral Agent or any of the ABL Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Fixed Asset Collateral Agent or any Fixed Asset Claimholder, it or they shall be under no obligation:

(i)        to make, and the ABL Collateral Agents and the ABL Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii)        to provide any additional information or to provide any such information on any subsequent occasion;

(iii)        to undertake any investigation; or

(iv)        to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

47

(c)        In the event any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any ABL Collateral Agent or any ABL Claimholder, it or they shall be under no obligation:

(i)        to make, and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii)        to provide any additional information or to provide any such information on any subsequent occasion;

(iii)        to undertake any investigation; or

(iv)        to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders or the Subordinated Lien Collateral Agent pays over to the Prior Lien Collateral Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders and the Subordinated Lien Collateral Agents shall be subrogated to the rights of the Prior Lien Collateral Agents and the Prior Lien Claimholders; provided that each Subordinated Lien Collateral Agent, on behalf of itself and the Subordinated Lien Claimholders represented by it, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. Holdings and the other Grantors acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by any Subordinated Lien Collateral Agent or the Subordinated Lien Claimholders that are paid over to the Designated Prior Lien Collateral Agent or the Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations.

8.6    Submission to Jurisdiction; Certain Waivers.    Each party hereto hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise), or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)        agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)        agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other ABL Loan Document or Fixed Asset Loan Document shall affect any right that any ABL Claimholder or Fixed Asset Claimholder may otherwise have to bring

48

any action or proceeding relating to this Agreement or any other ABL Loan Document or Fixed Asset Loan Document against any Grantor or any of its assets in the courts of any jurisdiction;

(d)        waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)        consents to service of process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.8 (and agrees that nothing in this Agreement or any other ABL Loan Document or Fixed Asset Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)        agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g)        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.7    WAIVER OF JURY TRIAL.    EACH PARTY HERETO, HOLDINGS AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND HOLDINGS AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND HOLDINGS AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.8    Notices.    All notices to the Fixed Asset Claimholders and the ABL Claimholders permitted or required under this Agreement shall also be sent to the Designated Fixed Asset Collateral Agent and the Designated ABL Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below on Schedule 1 attached hereto or in the Joinder Agreement pursuant to which it becomes a

49

party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9    Further Assurances.    Each ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder represented by it under the applicable ABL Loan Documents, and each Fixed Asset Collateral Agent, for itself and on behalf of each other Fixed Asset Claimholder represented by it under the applicable Fixed Asset Loan Documents, and Holdings and the other Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Designated ABL Collateral Agent or the Designated Fixed Asset Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10    APPLICABLE LAW.    THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

8.11    Binding on Successors and Assigns.    This Agreement shall be binding upon the ABL Collateral Agents, the ABL Claimholders, the Fixed Asset Collateral Agents, the Fixed Asset Claimholders, Holdings and the other Grantors and their respective successors and assigns from time to time. If any of the ABL Collateral Agents or the Fixed Asset Collateral Agents resigns or is replaced pursuant to the ABL Credit Agreement or the Fixed Asset Credit Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.12    Headings.    The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.13    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.14    Authorization.    By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

50

8.15    No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights.    This Agreement and the rights and benefits hereof shall inure to the benefit of each of the ABL Claimholders and the Fixed Asset Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Collateral Agents and the ABL Claimholders on the one hand and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the ABL Claimholders or as among the Fixed Asset Claimholders. Other than as expressly set forth herein, none of Holdings, any other Grantor nor any other creditor thereof shall have any rights hereunder and neither Holdings nor any Grantor may rely on the terms hereof. Other than as expressly set forth herein, none of Holdings nor any other Grantor shall have any obligations hereunder except to the extent such obligations are otherwise set forth in the ABL Loan Documents or Fixed Asset Loan Documents, as applicable and, for the avoidance of doubt, nothing in this Agreement is intended to require Holdings or any other Grantor to provide a lien on any Collateral which is otherwise expressly excluded from the grant of Liens pursuant to the terms of the ABL Loan Documents or the Fixed Asset Loan Documents, as applicable. Nothing in this Agreement is intended to or shall impair the obligations of Holdings or any other Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Fixed Asset Obligations as and when the same shall become due and payable in accordance with their terms.

8.16    No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

8.17    Additional Grantors. Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any ABL Loan Document or Fixed Asset Loan Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a joinder agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such ABL Loan Document or such Fixed Asset Loan Document.

8.18    Additional Credit Agreements.    To the extent, but only to the extent, permitted by the provisions of the ABL Loan Documents and the Fixed Asset Loan Documents, Holdings and/or any of the other Grantors may incur or issue and sell one or more series or classes of Indebtedness under credit agreements, debt facilities, indentures and/or commercial paper facilities that Holdings designates as an Additional ABL Credit Agreement or Additional Fixed Asset Credit Agreement as applicable. In order to so designate any credit agreements, debt facilities, indentures and/or commercial paper facilities as an Additional ABL Credit Agreement or an Additional Fixed Asset Credit Agreement as applicable, such credit agreements, debt facilities, indentures and/or commercial paper facilities must satisfy the requirements of the definition of Additional ABL Credit Agreement or Additional Fixed Asset Credit Agreement as applicable and Holdings must deliver to each Agent a designation in substantially the form of Exhibit B hereto. Additionally the Agent under such Additional ABL Credit Agreement or Additional Fixed Asset Credit Agreement shall have executed and delivered to each other Agent a joinder agreement in substantially the form of Exhibit C hereto whereby such new Agent agrees to be bound by the terms of this Agreement and represents and warrants that the Additional ABL Credit Agreement or Additional Fixed Asset Credit Agreement, as applicable, provides that the Claimholders thereunder will be subject to and bound by the provisions of this Agreement.

51

[Signature Pages Follow]

52

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Initial ABL Collateral Agent:

PNC BANK, NATIONAL ASSOCIATION, as Initial ABL Collateral Agent,

By:
Name:
Title:

Initial Fixed Asset Collateral Agent:

BARCLAYS BANK PLC, as Initial Fixed Asset Collateral Agent

By:
Name:
Title:

Signature Page to Intercreditor Agreement

Acknowledged and agreed to in accordance with Section 8.15 by:

FAIRMOUNT SANTROL INC., as a Grantor

By:
Name:
Title:

FMSA INC., as a Grantor

By:
Name:
Title:

BEST SAND CORPORATION, as a Grantor

By:
Name:
Title:

BEST SAND OF PENNSYLVANIA, INC., as a Grantor

By:
Name:
Title:

CHEYENNE SAND CORP., as a Grantor

By:
Name:
Title:

Signature Page to Intercreditor Agreement

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC., as a Grantor

By:
Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC, as a Grantor

By:
Name:
Title:

MINERAL VISIONS INC., as a Grantor

By:
Name:
Title:

SPECIALTY SANDS, INC. as a Grantor

By:
Name:
Title:

STANDARD SAND CORPORATION, as a Grantor

By:
Name:
Title:

TECHNIMAT LLC, as a Grantor

By:
Name:
Title:

3

TECHNISAND, INC., as a Grantor

By:
Name:
Title:

WEDRON SILICA COMPANY, as a Grantor

By:
Name:
Title:

WEXFORD SAND CO., as a Grantor

By:
Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C., as a Grantor

By:
Name:
Title:

WISCONSIN SPECIALTY SANDS, INC., as a Grantor

By:
Name:
Title:

ALPHA RESINS, LLC, as a Grantor

By:
Name:
Title:

4

BLACK LAB LLC, as a Grantor

By:
Name:
Title:

FAIRMOUNT MINERALS, LLC, as a Grantor

By:
Name:
Title:

FML SAND, LLC, as a Grantor

By:
Name:
Title:

FML RESIN, LLC, as a Grantor

By:
Name:
Title:

FML TERMINAL LOGISTICS, LLC, as a Grantor

By:
Name:
Title:

FML ALABAMA RESIN, INC., as a Grantor

By:
Name:
Title:

SELF-SUSPENDING PROPPANT LLC, as a Grantor

By:
Name:
Title:

5

SHAKOPEE SAND LLC, as a Grantor

By:
Name:
Title:

FAIRMOUNT LOGISTICS LLC, as a Grantor

By:
Name:
Title:

6

Schedule 1

Notice Information

Holdings, the Borrower or any other Grantor:

Fairmount Santrol Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

Attn: David Crandall

Facsimile: (440) 279-0202

Initial Fixed Asset Collateral Agent:

Barclays Bank PLC

745 Seventh Ave

New York, NY 10019

Attention: Amy Ehlen

Email: amy.ehlen@barclays.com / ltmny@barclays.com

Initial ABL Collateral Agent:

PNC Bank, National Association

1900 East Ninth Street, 9th Floor

Mail Stop B7-YB13-09-5

Cleveland, OH 44114

Attention: Todd Milenius

Email: todd.milenius@pnc.com

Exhibit A

to Intercreditor Agreement

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [        ] dated as of [                    ], 20[    ] to the INTERCREDITOR AGREEMENT dated as of November 1, 2017 (the “Intercreditor Agreement”), among PNC Bank, National Association, as Initial ABL Collateral Agent, Barclays Bank PLC, as Initial Fixed Asset Collateral Agent, and the additional Agents from time to time party thereto, and acknowledged and agreed to by FMSA Inc., a Delaware corporation (the “Holdings”) and certain subsidiaries of Holdings (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Intercreditor Agreement.

The undersigned, [                ], a [                ], (the “New Grantor”) wishes to acknowledge and agree to the Intercreditor Agreement in accordance with Section 8.17 thereof and become a party thereto to the limited extent contemplated by Section 8.15 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.

Accordingly, the New Grantor agrees as follows for the benefit of the Agents and the Claimholders:

Section 1.        Accession to the Intercreditor Agreement.    The New Grantor (a) acknowledges and agrees to in accordance with, and becomes a party to the Intercreditor Agreement as a Grantor to the limited extent contemplated by, Section 8.15 thereof, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement. This Grantor Joinder Agreement supplements the Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 8.17 of the Intercreditor Agreement.

Section 2.        Representations, Warranties and Acknowledgement of the New Grantor.    The New Grantor represents and warrants to each Representative, each Collateral Agent and to the Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.

Section 3.        Counterparts.    This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.

Section 4.        Section Headings.    Section heading used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

Section 5.        Benefit of Agreement.    The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement subject to any limitations set forth in the Intercreditor Agreement with respect to the Grantors.

Exhibit A – Page 1

Section 6.        Governing Law.    THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.        Severability.    In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.        Notices.    All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 8.8 of the Intercreditor Agreement.

Section 9.        Miscellaneous.    The provisions of Article 8 of the Intercreditor Agreement will apply, mutatis mutandis, to this Grantor Joinder Agreement.

IN WITNESS WHEREOF, the New Grantor has duly executed this designation as of the day and year first above written.

[ ]

By
Name:
Title:

Exhibit A – Page 2

Exhibit B

[Form of] Credit Agreement Designation

[FORM OF] CREDIT AGREEMENT DESIGNATION NO. [        ] (this “Designation”) dated as of [                    ], 20[        ] with respect to the INTERCREDITOR AGREEMENT dated as of November 1, 2017 (the “Intercreditor Agreement”), among PNC Bank, National Association, as Initial ABL Collateral Agent, Barclays Bank PLC, as Initial Fixed Asset Collateral Agent, and the additional Agents from time to time a party thereto, and acknowledged and agreed to by FMSA Inc., a Delaware corporation (the “Holdings”) and certain subsidiaries of Holdings (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Designation is being executed and delivered in order to designate the below described credit agreement, debt facility, indenture and/or commercial paper facility as an [Additional ABL Credit Agreement]/[Additional Fixed Asset Credit Agreement] entitled to the benefit of and subject to the terms of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title of responsible officer] of Holdings, hereby certifies on behalf of Holdings that:

Section 1.        [Insert name of Holdings or other Grantor] intends to enter into [describe new debt facility] (the “New Debt Facility”) which New Debt Facility satisfies all requirements of the Intercreditor Agreement to be an [Additional ABL Credit Agreement]/[Additional Fixed Asset Credit Agreement] and is hereby designated as such.

Section 2.        The incurrence of the Indebtedness under the New Debt Facility is permitted by each applicable ABL Loan Document and Fixed Asset Loan Document.

Section 3.        The name and address of the Agent for such New Debt Facility is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email

[Remainder of this page intentionally left blank]

Exhibit B – Page 1

IN WITNESS WHEREOF, Holdings has duly executed this designation as of the day and year first above written.

[ ]

By
Name:
Title:

Exhibit B – Page 2

Exhibit C

to Intercreditor Agreement

JOINDER AGREEMENT NO. with respect to the INTERCREDITOR AGREEMENT dated as of November 1, 2017 (the “Intercreditor Agreement”), among PNC Bank, National Association, as Initial ABL Collateral Agent, Barclays Bank PLC, as Initial Fixed Asset Collateral Agent, and the additional Agents from time to time a party thereto, and acknowledged and agreed to by FMSA Inc., a Delaware corporation (the “Holdings”) and certain subsidiaries of Holdings (each a “Grantor”).

A.        Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.        The undersigned (the “New Agent”) is the [administrative agent/collateral agent] under the [described facility] which has been designated by Holdings as an [Additional ABL Credit Agreement]/[Additional Fixed Asset Credit Agreement] entitled to the benefit of and subject to the terms of the Intercreditor Agreement.

C.        The New Agent wishes to become a party to the Intercreditor Agreement as an [ABL Collateral Agent][Fixed Asset Collateral Agent] in accordance with the provisions of the Intercreditor Agreement.

Accordingly, the New Agent, and the Grantors agrees as follows, for the benefit of each other party to the Intercreditor Agreement:

Section 1.        Accession to the Intercreditor Agreement.    The New Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an [ABL Collateral Agent][Fixed Asset First Lien Collateral Agent], (b) agrees, for itself and on behalf of the holders of the [ABL Obligations] [Fixed Asset Obligations] represented by it, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Agent under the Intercreditor Agreement.

Section 2.        Representations, Warranties and Acknowledgement of the New Agent.    The New Agent represents and warrants to each other Agent and to the Claimholders that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as an [ABL Collateral Agent]/[Fixed Asset Collateral Agent] with respect to the [ABL Obligations]/[Fixed Asset Obligations] represented by it, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement and (c) the [ABL Loan Documents]/[Fixed Asset Documents] relating to such [ABL Obligations]/[Fixed Asset Obligations] provide that, upon the New Agent’s entry into this Joinder Agreement, the Claimholders in respect of such [ABL Obligations]/[Fixed Asset Obligations] will be subject to and bound by the provisions of the Intercreditor Agreement.

Section 3.    Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Joinder Agreement or such other document or instrument, as applicable

Section 4.    Section Headings. Section heading used in this Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

Exhibit C – Page 1

Section 5.    Benefit of Agreement.    The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement subject to any limitations set forth in the Intercreditor Agreement with respect to the Grantors.

Section 6. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.    Severability.    In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.    Notices.    All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement. All communications and notices hereunder to the New Agent shall be given to it at the address set forth under its signature hereto, which information supplements Section 8.8 of the Intercreditor Agreement.

Exhibit C – Page 2

IN WITNESS WHEREOF, the New Agent has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT], as [ABL Collateral Agent]/[Fixed Asset Collateral Agent]
By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit C – Page 3